 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 27, 1998

                                                REGISTRATION NO. 333-62989
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                          CDRJ INVESTMENTS (LUX) S.A.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       LUXEMBOURG                     2844                    98-0185444
    (STATE OR OTHER            (PRIMARY STANDARD           (I.R.S. EMPLOYER
    JURISDICTION OF                INDUSTRIAL           IDENTIFICATION NUMBER)
    INCORPORATION OR          CLASSIFICATION CODE
     ORGANIZATION)                  NUMBER)
                                ---------------
                             10, RUE ANTOINE JANS
                               L-1820 LUXEMBOURG
                                  LUXEMBOURG
                                (352) 476-867-1
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                      JAFRA COSMETICS INTERNATIONAL, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                      2844                    13-3998453
    (STATE OR OTHER            (PRIMARY STANDARD           (I.R.S. EMPLOYER
    JURISDICTION OF                INDUSTRIAL           IDENTIFICATION NUMBER)
    INCORPORATION OR          CLASSIFICATION CODE
     ORGANIZATION)                  NUMBER)
                                ---------------
                              2451 TOWNSGATE ROAD
                      WESTLAKE VILLAGE, CALIFORNIA 91361
                                (805) 449-3000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ---------------

                  JAFRA COSMETICS INTERNATIONAL, S.A. DE C.V.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
 UNITED MEXICAN STATES                2844                    98-0185480
    (STATE OR OTHER            (PRIMARY STANDARD           (I.R.S. EMPLOYER
      JURISDICTION                 INDUSTRIAL           IDENTIFICATION NUMBER)
   OF INCORPORATION)          CLASSIFICATION CODE
                                    NUMBER)
                                ---------------

                        BLVD. ADOLFO LOPEZ MATEOS #515
                            COLONIA TLACOPAC, 01040
                                 MEXICO, D.F.
                                (525) 490-1800
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                                                      COPY TO:
                                                 PAUL S. BIRD, ESQ.
          RALPH S. MASON, III                   DEBEVOISE & PLIMPTON
  JAFRA COSMETICS INTERNATIONAL, INC.             875 THIRD AVENUE
          2451 TOWNSGATE ROAD                 NEW YORK, NEW YORK 10022
  WESTLAKE VILLAGE, CALIFORNIA 91361               (212) 909-6000
            (805) 449-3000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this form is filed to register additional securities of an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [_]

  The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
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

                               OTHER REGISTRANTS

                                                  PRIMARY                      ADDRESS, INCLUDING ZIP
                                                  STANDARD                      CODE, AND TELEPHONE
                            JURISDICTION OF      INDUSTRIAL   I.R.S. EMPLOYER  NUMBER, INCLUDING AREA
                             INCORPORATION     CLASSIFICATION IDENTIFICATION     CODE, OF PRINCIPAL
  NAME OF CORPORATION        OR FORMATION       CODE NUMBER       NUMBER          EXECUTIVE OFFICE
  -------------------    --------------------- -------------- --------------- ------------------------
Consultoria Jafra, S.A.  United Mexican States      2844           None       Blvd. Adolfo Mateos #515
 de C.V.                                                                      Colonia Tlacopac, 01040
                                                                              Mexico, D.F.
                                                                              (525) 490-1800
Dirsamex, S.A. de C.V.   United Mexican States      2844           None       Blvd. Adolfo Mateos #515
                                                                              Colonia Tlacopac, 01040
                                                                              Mexico, D.F.
                                                                              (525) 490-1800
Distribuidora Venus,     United Mexican States      2844           None       Blvd. Adolfo Mateos #515
 S.A. de C.V.                                                                 Colonia Tlacopac, 01040
                                                                              Mexico, D.F.
                                                                              (525) 490-1800
Jafra Cosmetics S. de    United Mexican States      2844           None       Blvd. Adolfo Mateos #515
 R.L. de C.V.                                                                 Colonia Tlacopac, 01040
                                                                              Mexico, D.F.
                                                                              (525) 490-1800
Qualifax, S.A. de C.V.   United Mexican States      2844           None       Blvd. Adolfo Mateos #515
                                                                              Colonia Tlacopac, 01040
                                                                              Mexico, D.F.
                                                                              (525) 490-1800
Reday, S.A. de C.V.      United Mexican States      2844           None       Blvd. Adolfo Mateos #515
                                                                              Colonia Tlacopac, 01040
                                                                              Mexico, D.F.
                                                                              (525) 490-1800

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION, DATED          , 1998

P R O S P E C T U S

                         JAFRA COSMETICS INTERNATIONAL

                               Offer To Exchange
                  11 3/4% Senior Subordinated Notes Due 2008,

             For Any And All Existing Notes (As Defined Below)

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON     , 1998,
UNLESS EXTENDED.

                                  -----------

  Jafra Cosmetics International, Inc., a Delaware corporation ("U.S. Issuer"), and Jafra Cosmetics International, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States ("Jafra S.A." and, together with the U.S. Issuer, the "Issuers"), hereby offer (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus (this "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal") to exchange up to $100,000,000 aggregate principal amount of the 11 3/4% Senior Subordinated Notes due 2008 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for a like principal amount of the issued and outstanding 11 3/4% Senior Subordinated Notes due 2008 of the Issuers (the "Existing Notes"). The New Notes and the Existing Notes, as the case may be, are referred to herein as the "Notes." The Existing Notes were originally issued and sold in a transaction that was exempt from registration under the Securities Act (the "Offering") and resold to certain qualified institutional buyers in reliance on, and subject to the restrictions imposed pursuant to, Rule 144A under the Securities Act ("Rule 144A"). The terms of the New Notes are identical in all material respects to the terms of the Existing Notes for which they may be exchanged pursuant to the Exchange Offer, except that (i) the New Notes will have been registered under the Securities Act, and thus will not bear restrictive legends restricting their transfer pursuant to the Securities Act and will not contain certain provisions providing for an increase in the interest rate on the Existing Notes under certain circumstances described in the Registration Rights Agreement (as defined), which provisions will terminate upon the consummation of the Exchange Offer, and (ii) holders of New Notes will not be entitled to certain registration rights that holders of Existing Notes have under the Registration Rights Agreement, except under limited circumstances.

  Interest on each New Note issued pursuant to the Exchange Offer will accrue from the last interest payment date on which interest was paid on the Existing Notes surrendered in exchange therefor or, if no interest has been paid, from the original date of issuance of the Existing Notes.

  The Exchange Offer is not conditioned upon any minimum number of Existing Notes being tendered for exchange. The Exchange Offer will expire at 5:00 p.m.,
New York City time, on    , 1998, unless extended by the Issuers (such date as
it may be so extended, the "Expiration Date"). The date of acceptance for exchange of the Existing Notes (the "Exchange Date") will be the first business day following the Expiration Date, upon surrender of the Existing Notes. Existing Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date; otherwise such tenders are irrevocable. New Notes to be issued in exchange for properly tendered Existing Notes will be delivered through the facilities of The Depository Trust Company by the Exchange Agent (as defined) promptly after the acceptance thereof.
                                                        (continued on next page)

  SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NOTES.

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY  REPRESENTATION  TO  THE
   CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this Prospectus is     , 1998.

(Continued from front cover)

  Each Note will represent the several obligations of the Issuers. The U.S. Issuer will be severally liable with respect to the payment of $600 of each $1,000 principal amount of the Notes, together with interest on such amount (the "U.S. Issuer's Obligations"), and Jafra S.A. will be severally liable with respect to the payment of $400 of each $1,000 principal amount of the Notes, together with interest on such amount ("Jafra S.A.'s Obligations" and, together with the U.S. Issuer's Obligations, the "Obligations"). Each Issuer is an indirect, wholly owned subsidiary of CDRJ Investments (Lux) S.A., a Luxembourg societe anonyme ("Parent"), which will fully and unconditionally guarantee the Notes on a senior subordinated basis on the terms provided in the Indenture (as defined) governing the Notes (the "Parent Guarantee").

  Each Issuer's Obligations will also be guaranteed by the other Issuer on a senior subordinated basis on the terms provided in the Indenture, including a 30-day standstill period prior to enforcement of such guarantee (such guarantee by Jafra S.A., the "Jafra S.A. Cross Guarantee," and such guarantee by the U.S. Issuer, the "U.S. Issuer Cross Guarantee;" such guarantees collectively, the "Cross Guarantees"). The U.S. Issuer's Obligations, including the U.S. Issuer Cross Guarantee, will also be fully and unconditionally guaranteed by each subsequently acquired or organized U.S. subsidiary of the U.S. Issuer (together with the Parent Guarantee and the Jafra S.A. Cross Guarantee, the "U.S. Guarantees"), subject to certain exceptions. Jafra S.A.'s Obligations, including the Jafra S.A. Cross Guarantee, will also be fully and unconditionally guaranteed by each existing and subsequently acquired or organized subsidiary of Jafra S.A. (the "Jafra S.A. Subsidiary Guarantees" and, together with the Parent Guarantee and the U.S. Issuer Cross Guarantee, the "Jafra S.A. Guarantees," and together with the U.S. Guarantees, the "Guarantees;" each guarantor thereunder being a "Note Guarantor"). The U.S. Issuer is an operating company in the United States that conducts its non-U.S. operations through non-U.S. subsidiaries and that, at present, has no U.S. subsidiaries. Accordingly, at present, there are no subsidiary guarantors of the U.S. Issuer's Obligations. Each of Parent and Jafra S.A. is a holding company that conducts all of its operations through subsidiaries. At present, Jafra S.A. has six operating subsidiaries, Consultoria Jafra, S.A. de C.V., Dirsamex, S.A. de C.V., Distribuidora Venus, S.A. de C.V., Jafra Cosmetics S. de R.L. de C.V., Qualifax, S.A. de C.V. and Reday, S.A. de C.V., each of which is organized under the laws of the United Mexican States. Jafra S.A.'s six operating subsidiaries are jointly and severally liable under the Jafra S.A. Subsidiary Guarantee. Because the Jafra S.A. Subsidiary Guarantee constitutes a full and unconditional guarantee of Jafra S.A.'s Obligations, including the Jafra S.A. Cross Guarantee of the U.S. Issuer's Obligations, Jafra S.A.'s subsidiaries indirectly support the U.S. Issuer's Obligations, subject to the 30-day standstill period prior to enforcement of the Jafra S.A. Cross Guarantee.

  Except as described below, the Notes will not be redeemable at the option of the Issuers prior to May 1, 2003. On or after such date, the Issuers may concurrently redeem the Notes in whole or in part on a pro rata basis (based on the relative proportions of the JCI Portion (as defined) and the Jafra S.A. Portion (as defined)) at any time at the redemption prices set forth herein plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time on or prior to May 1, 2001, the Issuers may concurrently redeem the Notes on a pro rata basis (based on the relative proportions of the JCI Portion and the Jafra S.A. Portion) in an aggregate principal amount equal to up to 35% of the original principal amount of the Notes with the proceeds of one or more Equity Offerings (as defined), at a redemption price set forth herein, provided that an aggregate principal amount of Notes equal to at least 65% of the original aggregate principal amount of the Notes remains outstanding immediately after each such redemption. The Notes will not be subject to any sinking fund requirement. Upon the occurrence of a Change of Control (as defined), if the Issuers do not redeem the Notes, the holders of the Notes will have the right, subject to certain exceptions, to require the Issuers to make an offer to repurchase the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that, in the event of a Change of Control, the Issuers will have available sufficient funds to repurchase the Notes. See "Risk Factors-- Risk of Insufficient Funds Upon Change of Control." The Jafra S.A. Portion may be redeemed, at the option of Jafra S.A., at any time at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for redemption, if any, if, as a result of any change in, or amendment to applicable treaties or laws of Mexico, Jafra S.A., any successor of Jafra S.A. or any Note Guarantor of such

Jafra S.A. Portion would be obligated to pay Additional Amounts (as defined) in excess of the Additional Amounts that Jafra S.A., any successor to Jafra S.A. or such Note Guarantor would be required to pay if payments by Jafra S.A., any successor to Jafra S.A. or such Note Guarantor were subject to a 15% Mexican withholding tax. See "Description of Notes."

  The Notes and the Guarantees will be unsecured Senior Subordinated Indebtedness (as defined) of the Issuers or the relevant Note Guarantor. The Notes and the Guarantees will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Issuers or the relevant Note Guarantor including such Person's (as defined) obligations under the Senior Credit Agreement (as defined). The Notes will rank pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of the Issuers or the relevant Note Guarantor, and will be senior in right of payment to all existing and future Subordinated Obligations (as defined) of the Issuers or the relevant Note Guarantor. The Notes and the Guarantees will also be effectively subordinated to any Secured Indebtedness (as defined) of the Issuers or the relevant Note Guarantor to the extent of the value of the assets securing such Indebtedness. The Indenture permits the Company to incur additional indebtedness, including Senior Indebtedness, subject to certain limitations. As of September 30, 1998, the Issuers had approximately $45.7 million in Senior Indebtedness, all of which was guaranteed by, and constitutes Senior Indebtedness of, the Note Guarantors, which in each case is senior in right of payment to the Notes. As of September 30, 1998, the Issuers and the Note Guarantors had $100 million in Senior Subordinated Indebtedness. As of September 30, 1998, none of the Issuers and the Note Guarantors had incurred any Subordinated Indebtedness, and, as such, none has any Indebtedness that ranks subordinate in right of payment to the Notes. See "Description of Notes--Ranking."

  The Existing Notes were originally issued and sold in a transaction not registered under the Securities Act (the "Offering") in reliance upon an exemption from the registration requirements thereof. In general, the Existing Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act. The New Notes are being offered hereby in order to satisfy certain obligations of the Issuers contained in the Registration Rights Agreement. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") as set forth in no-action letters issued to third parties, the Issuers believe that New Notes issued pursuant to the Exchange Offer in exchange for the Existing Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder that is a broker-dealer or an "affiliate" of the Issuers within the meaning of Rule 405 of the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder represents to the Company that (i) any New Notes received by such holder will be acquired in the ordinary course of business,
(ii) such holder will have no arrangements or understanding with any person to participate in the distribution of the Existing Notes or the New Notes within the meaning of the Securities Act, (iii) such holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Issuers or if it is an affiliate, such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in the distribution of the New Notes, (v) if such holder is a broker-dealer, that it will receive New Notes for its own account in exchange for Existing Notes that were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes, and (vi) that it is not acting on behalf of any person who could not truthfully make the foregoing representations. If a holder of Existing Notes is unable to make the foregoing representations, such holder may not rely on the applicable interpretation of the staff of the Commission as set forth in such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Broker-dealers that acquired the Existing Notes directly from the Issuers may not rely on such interpretations of the staff of the Commission, must comply with the registration and prospectus delivery requirements of the Securities Act (including being named as selling security holders) in order to resell the Existing Notes and may not participate in the Exchange Offer. In addition, since the Issuers have not sought, and do not intend to seek, a no-action letter, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer.

  Notwithstanding the foregoing, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act and that it has not entered into any arrangement or understanding with the Issuers or an affiliate of the Issuers to distribute the New Notes in connection with any resale of such New Notes. A broker-dealer that acquired Existing Notes in a transaction other than as part of its market-making activities or other trading activities will not be able to participate in the Exchange Offer. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuers and the Note Guarantors have agreed that, for a period of 90 days after the Expiration Date (as defined herein), they will make this Prospectus available to any broker-dealer for use in connection with any such resale. Any holder that cannot rely upon such interpretations by the staff of the Commission as set forth in such no-action letters must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. See "The Exchange Offer" and "Plan of Distribution."

  The New Notes will be represented by one or more Global Securities (as defined) registered in the name of a nominee of The Depository Trust Company, as Depositary. Beneficial interest in the Global Securities will be shown on, and transfers will be effected only through, records maintained by the Depositary and its participants. See "Description of New Notes--Book-Entry, Delivery and Form."

  There has not previously been any public market for the New Notes. The Issuers do not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the New Notes will develop. Moreover, to the extent that Existing Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, and tendered but unaccepted, Existing Notes could be adversely affected. See "Risk Factors-- Lack of Established Market for the Existing Notes."

  The Issuers will not receive any proceeds from the Exchange Offer. The Issuers have agreed to pay the expenses of the Exchange Offer. No dealer manager is being utilized in connection with the Exchange Offer.

  THE EXCHANGE OFFER IS NOT BEING MADE, NOR WILL THE ISSUERS ACCEPT SURRENDER FOR EXCHANGE FROM HOLDERS OF EXISTING NOTES, IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES AND BLUE SKY LAWS OF SUCH JURISDICTION.

                               ----------------

                             AVAILABLE INFORMATION

  The Issuers and the Note Guarantors have filed with the Commission a Registration Statement (which term includes any amendments thereto, the "Registration Statement") on Form S-4 under the Securities Act, with respect to the New Notes offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein or therein and filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to the Issuers and the Note Guarantors and the New Notes, reference is hereby made to the Registration Statement and the exhibits and schedules thereto.

  The Issuers and the Note Guarantors are not currently subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Pursuant to the Indenture, the Issuers and the Note Guarantors have agreed to file with the Commission and provide to the holders of the Notes annual reports and the information, documents and other reports that are specified in Sections 13 and 15 (d) of the Exchange Act. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Suite 1400, Northwestern Atrium Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 and such material is contained on the World Wide Web site maintained by the Commission at http://www.sec.gov.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto appearing elsewhere in this Prospectus. Unless the context otherwise requires, prior to the consummation of the Acquisition (as defined), the terms "Jafra" and the "Company" refer to the various subsidiaries and divisions of The Gillette Company ("Gillette") conducting the worldwide Jafra cosmetics business (the "Jafra Business"), and, following the consummation of the acquisition of the Jafra Business from Gillette (the "Acquisition"), to Parent and its subsidiaries. The market share and competitive position data contained in this Prospectus are approximations derived from industry sources, which the Company has not independently verified, or from Company estimates which the Company believes to be reasonable. Adorisse, Advanced Time Protector, Always Color, Aromascape, Daily Essentials, Eau D'Aromes, Fm Force Magnetique, Jafra, JF9, Legend for Men, Le Moire, Optimascara, Optimeyes, Precious Protein, Rediscover, Royal Almond, Royal Jelly Body Complex, Royal Jelly Milk Balm Moisture Lotion, Skin Firming Complex Time Corrector and Time Protector are trademarks or registered trademarks of the Company.

                                  THE COMPANY

  Jafra is a direct seller of premium skin and body care products, color cosmetics, fragrances, nutritional supplements and other personal care products. Jafra currently operates in ten countries directly and in a number of additional countries through distributors, although approximately 86% of the Company's sales in 1997 were in the United States, Mexico and Germany. Jafra markets its products through a direct selling, multi-level distribution system comprised of approximately 235,100 self-employed salespersons (known as "sales representatives"). The Company seeks to provide its sales representatives attractive and flexible career opportunities selling quality products at affordable prices. Jafra's sales representatives have the opportunity to earn significant income and to receive non-financial awards designed to motivate and recognize individual achievement.


  The Parent's principal executive offices are located at 10, rue Antione Jans, L-1820 Luxembourg, Luxembourg and its telephone number is (352) 476-867-1. The U.S. Issuer's principal executive offices are located at 2451 Townsgate Road, Westlake Village, California, U.S.A. and its telephone number is (805) 449-3000. Jafra S.A.'s principal executive offices are located at Blvd. Adolfo Lopez Mateos #515, Colonia Tlacopac, 01040, Mexico, D.F. and its telephone number is (525) 490-1800.

                              OPERATING STRENGTHS

  Jafra believes that, as a result of the strong infrastructure created to date, it is well-positioned to increase sales and profitability under the Company's new, focused ownership and management. The Company's operating strengths include the following:

  Motivated and Loyal Sales Representative Base. Jafra has built a motivated, well-trained and loyal direct sales force of approximately 235,100 self-employed independent sales representatives. The average Jafra sales representative has been affiliated with the Company for approximately four years, which the Company believes is among the highest average tenure in the direct selling industry. The Company offers its sales representatives attractive opportunities for career development and significant potential for financial rewards. Jafra sales representatives earn income on their own sales and can also earn commissions on sales made by the sales representatives they recruit. The Company's worldwide sales representative base grew 5.9% to approximately 220,800 at the end of 1997 from approximately 208,500 at the end of 1996. As of June 30, 1998, the Company's worldwide sales representative base had increased to 235,100, an increase of 6.5% over December 31, 1997.

  Prestige Quality Product Offerings. The Company offers diverse, prestige quality product lines that it believes appeal to a wide customer base, build brand equity and product loyalty, and lead to repeat purchases. The Company positions its products to appeal to middle income, value oriented consumers, generally pricing below the prestige level.

  Significant Investment in Operating Infrastructure. Over the last three years, Jafra has invested approximately $30 million in new infrastructure, including a customer service and office facility in Mexico, new machinery and equipment, and upgraded data processing capabilities. The Company's manufacturing facilities in Westlake Village, California, which produces skin care products, and in Naucalpan, Mexico, which produces color cosmetics, are equipped with some of the latest manufacturing technologies.

  Geographic Diversification. The Company currently operates in ten countries directly and through distributors in a number of additional countries. The Company's most important markets to date have been the United States, Mexico and Germany, which represented approximately 31%, 43% and 13%, respectively, of total 1997 sales and 31%, 46% and 10%, respectively, of 1998 sales as of June 30, 1998. With significant revenue coming from each of the United States, Latin America and Europe, the Company believes that it is less vulnerable to adverse economic developments in any particular market. The Company expects that future growth in the United States and in new markets will lead to greater diversification of the sources of revenue.

                                    STRATEGY

  The Company's new owners and management intend to build on Jafra's strong existing infrastructure and to increase the Company's sales and profitability by pursuing the following strategy:

  Deploy New Senior Management Team with Significant Direct Selling
Experience. In connection with the Acquisition, Ronald B. Clark joined the Company as its Chairman and Chief Executive Officer, Gonzalo R. Rubio joined as its President and Chief Operating Officer, Michael DiGregorio joined as its President of United States Operations, Eugenio Lopez Barrios joined as its President of Mexican Operations, Jose Luis Peco joined as its President of European Operations, Jaime Lopez Guirao joined as its President of Global Operations and Alan Fearnley joined as its Senior Vice President of Global Marketing. Management has an average of over 20 years of direct selling industry experience, including various senior management positions with Jafra competitors Avon and Mary Kay. Jafra believes that this new team will provide the dynamic leadership required to attract new sales representatives and management talent, inspire new and existing sales representatives to greater productivity and execute the Company's new market development strategy. See "Management."

  Grow Sales Representative Base in Existing Markets. Jafra plans to expand its sales representative base in existing markets by (i) targeting U.S. expansion into new geographic areas and demographic groups, (ii) streamlining the commission structure to provide more rewards to those sales representatives who actively recruit other sales representatives, (iii) providing more training in business skills and recruiting techniques to sales representative managers, and
(iv) initiating programs to reactivate former or inactive sales representatives.

  Increase Sales Representative Productivity. The Company plans to focus on increasing the productivity, as measured by sales per sales representative, of its existing sales representatives by (i) expanding the Company's product lines, (ii) initiating better-targeted marketing activities and (iii) decreasing lead time on new product introductions.

  Develop New Markets. The Company expects that it will be able to implement its new market development strategy with limited additional capital expenditures and without diverting focus from the Company's core markets due to its existing distribution and manufacturing capabilities. The Company's new senior management team has extensive experience and a proven track record in developing new markets in Latin

America and Central and Eastern Europe. The Company intends to focus its expansion efforts on markets that the Company believes (i) do not require high start-up costs, such as markets contiguous to the Company's existing markets,
(ii) have proven receptive to direct selling techniques, (iii) demonstrate promising economic demographics, including population size, growth of gross domestic product and an expanding middle class, and (iv) evidence demand for quality cosmetic products.

  Improve Operating Efficiency. The Company's new management team believes that opportunities exist to improve operating efficiency through cost-cutting, better inventory management, and streamlining of marketing efforts and product lines.

THE SPONSOR

  Clayton, Dubilier & Rice, Inc. ("CD&R") is a private investment firm specializing in acquisitions that involve management participation. The firm currently manages a pool of equity capital of approximately $1.5 billion. Since its founding in 1978, CD&R has sponsored the acquisition of 29 businesses, primarily divisions of large corporations, with combined annual sales in excess of $17 billion. The firm has successfully worked with the management teams of acquired companies to substantially improve their operations and profitability. Like Jafra, several of these companies were owned by large corporations and did not represent core strategic businesses for their respective owners. Examples of such CD&R acquisitions include: Allison Engine Company Inc. (formerly owned by General Motors), Lexmark International, Inc. (formerly owned by IBM), WESCO Distribution, Inc. (formerly owned by Westinghouse Corp.) and Alliant Foodservice, Inc. (formerly owned by Kraft General Foods). CD&R has worked successfully with these companies to refocus core operations, which has led to significant gains in productivity and profitability, although there can be no assurance that CD&R will realize similar success with the Company.

THE TRANSACTIONS

  On April 30, 1998, Parent completed the Acquisition of the Jafra Business pursuant to an Acquisition Agreement, dated January 26, 1998, as amended (the "Acquisition Agreement") between Parent, an affiliate of Parent and Gillette. Parent was organized to effect the Acquisition. Parent and certain of its subsidiaries were formed by Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership ("CD&R Fund V") managed by CD&R. See "The Sponsor."

  Concurrently with and as part of the financing for the Acquisition, (i) CD&R Fund V and certain members of new management (Messrs. Clark, Rubio and Mason) made an equity investment in Parent of $78.9 million in cash, (ii) the Issuers issued the Existing Notes pursuant to the Offering and (iii) Parent and the Issuers entered into a credit agreement (the "Senior Credit Agreement") with certain lenders providing for senior secured credit facilities, including a $25.0 million term loan facility (the "Term Loan Facility") (all of which was drawn at the Closing) and a $65.0 million revolving credit facility (the "Revolving Credit Facility," and, together with the Term Loan Facility, the "Credit Facilities") (approximately $15.0 million of which has been drawn in connection with the Transactions). See "Description of the Senior Credit Agreement." The Offering and the initial borrowings under the Senior Credit Agreement are referred to collectively as the "Financings." The Acquisition, the Financings, the equity contribution by CD&R Fund V and certain members of new management and the payment of related transaction fees and expenses are referred to collectively as the "Transactions." See "Management" for a description of equity investments in Parent by members of management.

  The following chart depicts the organizational structure of Parent and its subsidiaries (omitting certain intermediate holding companies). At present, the U.S. Issuer has no U.S. subsidiaries.



USE OF PROCEEDS OF OFFERING

  The Company will not receive any proceeds from the Exchange Offer. As described under "The Transactions," the net proceeds of the Offering, together with other sources of financing, were used to fund the purchase price of the Acquisition and pay related transaction fees and expenses.

                               THE EXCHANGE OFFER

REGISTRATION AGREEMENT......  The Existing Notes were issued on April 30, 1998 to Credit Suisse First Boston and Chase
                              Securities Inc. (together, the "Initial
                              Purchasers"). The Initial Purchasers resold the Existing Notes to certain qualified institutional buyers in reliance on, and subject to the restrictions imposed pursuant to, Rule 144A of the Securities Act. In connection therewith, the Company and the Initial Purchasers entered into the Registration Rights Agreement, dated as of April 30, 1998 (the "Registration Rights Agreement"), providing, among other things, for the Exchange Offer. See "The Exchange Offer."

THE EXCHANGE OFFER..........  New Notes are being offered in exchange for an equal principal amount of Existing Notes. As of the date hereof, $100,000,000 aggregate principal amount of Existing Notes is outstanding. Existing Notes may be tendered only in integral multiples of $1,000.

RESALE OF NEW NOTES.........  Based on interpretations by the staff of the
                              Securities and Exchange Commission (the
                              "Commission") as set forth in no-action letters issued to third parties, the Issuers believe that New Notes issued pursuant to the Exchange Offer in exchange for the Existing Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is a broker-dealer or an "affiliate" of the Issuers within the meaning of Rule 405 of the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder represents to the Company that (i) any New Notes received by such holder will be acquired in the ordinary course of business, (ii) such holder will have no arrangements or understanding with any person to participate in the distribution of the Existing Notes or the New Notes within the meaning of the Securities Act, (iii) such holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Issuers or if it is an affiliate, such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,
                              (iv) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in the distribution of the New Notes, (v) if such holder is a broker-dealer, that it will receive New Notes for its own account in exchange for Existing Notes that were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes, and (vi) that it is not acting on behalf of any person who could not truthfully make the foregoing representations. If a holder of Existing Notes is unable to make the foregoing representations, such holder may not rely on the applicable interpretation of the staff of the Commission as set forth in such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Broker-dealers that acquired the Existing Notes directly from the Issuers may not rely on such interpretations of the staff of the Commission, must comply with the registration and prospectus delivery requirements of the Securities Act (including being named as selling security holders) in order to resell the Existing Notes and may not participate in the Exchange Offer. In addition, since the Issuers have not sought, and do not intend to seek, their own no-action letter, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer.

                              Notwithstanding the foregoing, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer in exchange for Existing Notes, where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act and that it has not entered into any arrangement or understanding with the Issuers or an affiliate of the Issuers to distribute the New Notes in connection with any resale of such New Notes. A broker- dealer that acquired Existing Notes in a transaction other than as part of its market-making activities or other trading activities will not be able to participate in the Exchange Offer. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuers and the Note Guarantors have agreed that, for a period of 90 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. Any holder that cannot rely upon such interpretations by the Staff of the Commission as set forth in such no-action letters must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. See "The Exchange Offer" and "Plan of Distribution."

CONSEQUENCES OF FAILURE TO
 EXCHANGE EXISTING NOTES....  Upon consummation of the Exchange Offer, subject to certain limited exceptions, holders of Existing Notes who do not exchange their Existing Notes for New Notes in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Existing Notes, unless such Existing Notes are subsequently registered under the Securities Act (which, subject to certain limited exceptions, the Issuers and the Note Guarantors will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange Offer--Terms of the Exchange Offer" and "--Consequences of Failure to Exchange."

EXPIRATION DATE.............
                              The Exchange Offer will expire at 5:00 p.m., New
                              York City time, on    , 1998 (   business days
                              following the commencement of the Exchange
                              Offer), unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

INTEREST ON THE NEW NOTES...  The New Notes will accrue interest at a rate of
                              11 3/4% per annum from April 30, 1998, the issue date of the Existing Notes. Interest on the New Notes is payable on May 1 and November 1 of each year, commencing on November 1, 1998. See "Registration Rights" and "Description of Notes-- Terms of the Notes."

CONDITIONS TO THE EXCHANGE
OFFER.......................  The Exchange Offer is not conditioned upon any minimum principal amount of Existing Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by the Issuers. See "The Exchange Offer--Conditions." Except for the requirements of applicable federal and state securities laws, there are no federal or state regulatory requirements to be complied with or obtained by the Issuers in connection with the Exchange Offer.

PROCEDURES FOR TENDERING
 EXISTING NOTES.............  Each holder of Existing Notes wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with any other required documentation to the Exchange Agent (as defined herein) at the address set forth herein and effect a tender of Existing Notes pursuant to the procedures for book entry transfer as provided for herein. See "The Exchange Offer Procedures for Tendering" and "--Book Entry Transfer."

GUARANTEED DELIVERY           Holders of Existing Notes who wish to tender
PROCEDURES..................  their Existing Notes and who cannot deliver their
                              Existing Notes and a properly completed Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date may tender their Existing Notes according to the guaranteed delivery procedures set forth in "The Exchange
                              Offer--Guaranteed Delivery Procedures."

WITHDRAWAL RIGHTS...........
                              Tenders of Existing Notes may be withdrawn to any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Existing Notes, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein under "The Exchange Offer-- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

ACCEPTANCE OF EXISTING
 NOTES AND DELIVERY OF NEW    Subject to certain conditions, any and all
 NOTES......................  Existing Notes that are properly tendered in the
                              Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange
                              Offer--Terms of the Exchange Offer."

TAX CONSEQUENCES.......       The exchange of Existing Notes for New Notes will
                              not constitute a taxable exchange for U.S.
                              federal income tax purposes. See "Taxation."

EXCHANGE AGENT/TRUSTEE......  The State Street Bank and Trust Company is
                              serving as exchange agent (the "Exchange Agent" and the "Trustee") in connection with the Exchange Offer.

FEES AND EXPENSES...........  All expenses incident to the Issuers'
                              consummation of the Exchange Offer and compliance with the Registration Agreement will be borne by the Issuers. See "The Exchange Offer--Fees and Expenses."

USE OF PROCEEDS.............  The Issuers will not receive any proceeds from the Exchange Offer. The net proceeds from the Offering, together with other sources of financing, were used to fund the purchase price of the Acquisition and pay transaction-related fees and expenses. See "The Transactions."

                         SUMMARY OF TERMS OF NEW NOTES

  The Exchange Offer relates to the exchange of up to $100,000,000 aggregate principal amount of Existing Notes for an equal aggregate principal amount of New Notes. New Notes will be entitled to the benefits of the same Indenture (as defined therein) that governs the Existing Notes and will govern the New Notes. The form and terms of the New Notes are identical in all material respects to the form and terms of the Existing Notes, except that (i) the New Notes will have been registered under the Securities Act, and thus will not bear restrictive legends restricting their transfer pursuant to the Securities Act and will not contain certain provisions providing for an increase in the interest rate on the Existing Notes under certain circumstances described in the Registration Rights Agreement (as defined), which provisions will terminate upon the consummation of the Exchange Offer and (ii) holders of New Notes will not be entitled to certain registration rights that holders of Existing Notes have under the Registration Rights Agreement, except under limited circumstances . See "Description of Notes."

ISSUERS.....................  The U.S. Issuer and Jafra S.A., on a several basis.

                              May 1, 2008.
MATURITY....................

INTEREST PAYMENT DATES......  May 1 and November 1 of each year, commencing
                              November 1, 1998.

U.S. ISSUER'S OBLIGATIONS
 UNDER THE NOTES............  The U.S. Issuer will be severally liable with respect to the payment of $600 of each $1,000 principal amount of the Notes, together with interest on such amount.

JAFRA S.A.'S OBLIGATIONS
 UNDER THE NOTES............  Jafra S.A. will be severally liable with respect to the payment of $400 of each $1,000 principal amount of the Notes, together with interest on such amount.

PARENT GUARANTEE............  The Notes will be fully and unconditionally guaranteed on a senior subordinated basis by Parent on the terms provided in the Indenture.

CROSS GUARANTEES............  Each Issuer will guarantee the other Issuer's payment obligations under the Notes on a senior subordinated basis on the terms provided in the Indenture, including a 30-day standstill period prior to enforcement of its Cross Guarantee.

SUBSIDIARY GUARANTEES.......  The U.S. Issuer's obligations under the Notes, including the U.S. Issuer Cross Guarantee, will be fully and unconditionally guaranteed on a senior subordinated basis by each subsequently acquired or organized U.S. subsidiary of the U.S. Issuer on the terms provided in the Indenture, subject to certain exceptions. At present, the U.S. Issuer does not have any U.S. subsidiaries. Jafra S.A.'s obligations under the Notes, including the Jafra S.A. Cross Guarantee, will be fully and unconditionally guaranteed by each existing and subsequently acquired or organized subsidiary of Jafra S.A. on the terms provided in the Indenture. See "Description of Notes--Note Guarantees."

OPTIONAL REDEMPTION.........  The Notes will be concurrently redeemable at the option of the Issuers (i) at any time and from time to time prior to May 1, 2001, on a pro rata basis (based on the relative proportions of the JCI Portion and the Jafra S.A. Portion) in an aggregate principal amount equal to up to 35% of the original principal amount of the Notes with the proceeds of one or more Equity Offerings, at a redemption price set forth herein, provided that an aggregate principal amount of Notes equal to at least 65% of the original aggregate principal amount of the Notes remains outstanding immediately after each such redemption, and (ii) in whole or in part at any time on or after May 1, 2003, at the redemption prices set forth herein, in each case plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant payment date). Any such partial redemption will be made by both Issuers concurrently on a pro rata basis (based on the relative proportions of the JCI Portion and the Jafra S.A. Portion). See "Description of Notes-- Optional Redemption."

REDEMPTION FOR TAX REASONS..  Jafra S.A.'s Obligations may be redeemed, at the option of Jafra S.A., at any time at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption, if any, if, as a result of any change in, or amendment to applicable treaties or laws of Mexico, Jafra S.A., any successor to Jafra S.A. or any Note Guarantor of the Jafra S.A. Portion would be obligated to pay Additional Amounts in excess of the Additional Amounts that Jafra S.A., any successor to Jafra S.A. or such Note Guarantor would be required to pay if payments by Jafra S.A., any successor to Jafra S.A. or such Note Guarantor were subject to a 15% Mexican withholding tax. See "Description of Notes-- Redemption for Changes in Withholding Taxes."

CHANGE OF CONTROL...........
                              In the event of a Change of Control, if the Issuers do not redeem the Notes, the holders of the Notes will have the right, subject to certain exceptions, to require the Issuers to repurchase such holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant payment date). There can be no assurance that, in the event of a Change of Control, the Issuers will have available sufficient funds to repurchase the Notes. See "Description of Notes--Change of Control" and "Risk Factors--Risk of Insufficient Funds Upon Change of Control."

RANKING.....................
                              The Notes will be unsecured Senior Subordinated Indebtedness of the Issuers or the relevant Note Guarantor. The Notes will be subordinated in right of payment to the payment when due of all existing and future Senior Indebtedness of the Issuers or the relevant Note Guarantor, including such Person's obligations under the Senior Credit Agreement. The Notes will rank pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of the Issuers, and will be senior in right of payment to all existing and future Subordinated Obligations of the Issuers or the relevant Note Guarantor. The Notes will also be effectively subordinated to any Secured Indebtedness of the Issuers or the relevant Note Guarantor, to the extent of the value of the assets securing such Indebtedness. As of September 30, 1998, the Issuers had approximately $45.7 million in Senior Indebtedness, all of which was guaranteed by, and constitutes Senior Indebtedness of, the Note Guarantors, which in each case is senior in right of payment to the Notes. As of September 30, 1998, the Issuers and the Note Guarantors had $100 million in Senior Subordinated Indebtedness. As of September 30, 1998, none of the Issuers and the Note Guarantors had incurred any Subordinated Indebtedness, and, as such, none has any Indebtedness that ranks subordinate in right of payment to the Notes. In addition, as of September 30, 1998 the Issuers had additional availability of $44.3 million for borrowings under the Senior Credit Agreement, all of which would have been Senior Indebtedness and none of which would have been Senior Subordinated Indebtedness (other than the indebtedness represented by the Notes). See "Description of Notes--Ranking."

RESTRICTIVE COVENANTS.......  The Indenture includes certain covenants that, among other things, will limit: (i) the
                              incurrence of additional indebtedness by Parent and its Restricted Subsidiaries (as defined);
                              (ii) the layering of indebtedness; (iii) the payment of dividends on, and redemption of, capital stock of Parent and its Restricted Subsidiaries and the redemption of certain subordinated obligations of Parent and its

                              Restricted Subsidiaries; (iv) investments; (v) creation of restrictions on distributions from Restricted Subsidiaries; (vi) sale of assets and subsidiary stock; (vii) certain transactions with affiliates; (viii) incurrence of liens and (ix) mergers and consolidations. See "Description of Notes--Certain Covenants" and "Description of Notes--Merger and Consolidation."

ADDITIONAL AMOUNTS..........

                              Subject to certain exceptions, if Mexican taxes are deducted or withheld from payments on the Notes or the Guarantees, the Payor (as defined) will pay Additional Amounts to the extent necessary so that, after such deduction or withholding, the holders of the Notes receive the amount such holders would have received if such taxes had not been deducted or withheld. See "Description of Notes--Additional Amounts" and "Taxation--Taxation of Interest and Principal."

                                  RISK FACTORS

  Prospective investors in the Notes should carefully consider the matters set forth in this Prospectus under "Risk Factors."

     SUMMARY HISTORICAL AND PRO FORMA COMBINED FINANCIAL AND OPERATING DATA

  The following table sets forth summary historical combined financial data with respect to the Company for the periods ended and as of the dates indicated. The summary historical combined statement of operations data for the years ended December 31, 1995, 1996 and 1997 and the historical combined balance sheet data as of December 31, 1996 and 1997 are derived from the audited combined financial statements of the Company and the historical combined statement of operations data for the six months ended June 30, 1997, four months ended April 30, 1998 and the two months ended June 30, 1998 and the historical combined balance sheet data as of June 30, 1997 and June 30, 1998 are derived from the unaudited combined financial statements of the Company included elsewhere in this Prospectus. The summary historical combined balance sheet data as of December 31, 1995 are derived from unaudited combined financial statements of the Company that are not included in this Prospectus. The unaudited financial statements include, in the opinion of management, all adjustments consisting of normal recurring adjustments necessary to present fairly the data for such periods. Prior to 1998, accounts of subsidiaries and operations outside the United States are included in the summary historical and pro forma combined financial data on the basis of fiscal years generally ending November 30.

  The following table also sets forth certain unaudited summary pro forma combined financial data of the Company for the periods indicated. The unaudited summary pro forma combined statement of operations data for the year ended December 31, 1997 gives effect to the Transactions as if they had occurred as of January 1, 1997. The unaudited summary pro forma statement of operations data for the six months ended June 30, 1998 gives effect to the Transactions as if they had occurred on January 1, 1997. See "The Transactions." The unaudited summary pro forma combined financial data do not purport to represent what the Company's results of operations would actually have been had the Transactions in fact occurred as of such dates or to project the Company's results of operations for any future period. The unaudited summary pro forma combined financial data should be read in conjunction with the Unaudited Pro Forma Combined Statements of Operations and the notes thereto appearing elsewhere in this Prospectus.

                                                           PREDECESSOR
                                 ------------------------------------------------------------------------
                                  YEAR ENDED DECEMBER 31,
                                 ------------------------------    PRO        SIX MONTHS    FOUR MONTHS    TWO MONTHS
                                                        ACTUAL   FORMA(A)        ENDED         ENDED          ENDED
                                   1995        1996      1997      1997      JUNE 30, 1997 APRIL 30, 1998 JUNE 30, 1998
                                 --------    --------  --------  --------    ------------- -------------- -------------
                                                       (IN MILLIONS, EXCEPT SALES REPRESENTATIVE DATA)
STATEMENT OF OPERATIONS DA-
 TA:
 Net sales..................     $  218.4    $  224.5  $  229.5  $  229.5       $ 110.1       $  77.3        $  41.0
 Cost of sales..............         54.3        58.2      59.1      59.1          28.1          20.3           11.8
 Gross profit...............        164.1       166.3     170.4     170.4          82.0          57.0           29.2
 Selling, general and
  administrative expenses (b).      154.0       155.8     149.4     154.4          73.6          51.6           25.6
 Income from operations.....         10.1        10.5      21.0      16.0           8.4           5.4            3.6
 Interest income (expense), net.      4.3         0.9       0.3     (17.1)          0.1           0.1           (2.7)
 Other income (expense),
  net.......................         24.5(c)     (1.4)     (1.0)     (1.0)          0.1           1.5           (1.1)
 Income (loss) before income
  taxes and extraordinary
  credit ...................         38.9        10.0      20.3      (2.1)          8.6           7.0           (0.2)
 Net income (loss)..........         32.8        10.0      15.5      (1.4)          6.5           4.1           (0.6)
BALANCE SHEET DATA (AT END OF
 PERIOD):
 Cash and cash equivalents..     $    7.5    $    8.7  $   10.2                 $  11.6       $   1.9        $  18.4
 Total working capital (d)..         49.4        24.4      31.1                    25.6          41.0           34.3
 Property, plant and
  equipment, net............         43.7        41.8      43.7                    44.0          39.6           56.2
 Total assets...............        203.1       164.5     175.2                   179.6         141.9          277.3
 Total debt.................          --          --        8.5                                                140.0
 Equity.....................        108.7        78.6      77.3                    81.0          90.1           78.2
OTHER DATA:
 EBITDA (e).................     $   37.4    $   15.9  $   24.3  $   22.1       $   9.9       $   8.3        $   3.8
 Net cash provided by (used
  in) operating activities..         27.5         5.4      26.7                     5.2          (8.0)           8.2
 Net cash provided by (used
  in) investing activities..        (13.9)       (4.5)     (5.8)                   (3.4)          2.6        (198.1)
 Net cash provided by (used
  in) financing activities..        (13.4)        2.4     (19.0)                    2.5          (8.8)         208.3
 Depreciation and amortization.       2.8         3.3       4.4       7.2           1.4           1.4            1.3
 Capital expenditures.......         20.3        10.3       8.9       8.9           3.7           3.2            0.5
 Sales representatives......      216,700     208,500   220,800   220,800       211,400       220,000        235,100
 Sales representative
  productivity (f)..........     $  1,008    $  1,056  $  1,070  $  1,070       $ 1,049       $ 1,052        $ 1,079
PRO FORMA DATA:
 Adjusted EBITDA (g)........                                     $   30.3
 Ratio of adjusted EBITDA to
  cash interest expense (h).                                          2.0x
 Ratio of total debt to
  adjusted EBITDA...........                                          4.5x
 Ratio of total debt to
  total capitalization......                                          0.6x
 Ratio of earnings to fixed
  charges (i)...............         22.6         5.8      12.9       -- (i)       18.2          18.5            -- (i)
                                 PRO FORMA (A)
                                 -------------
                                  SIX MONTHS
                                     ENDED
                                 JUNE 30, 1998
                                 -------------
STATEMENT OF OPERATIONS DA-
 TA:
 Net sales..................        $ 118.3
 Cost of sales..............           31.3
 Gross profit...............           87.0
 Selling, general and
  administrative expenses (b).         78.9
 Income from operations.....            8.1
 Interest income (expense), net.       (8.3)
 Other income (expense),
  net.......................            0.4
 Income (loss) before income
  taxes and extraordinary
  credit ...................            0.2
 Net income (loss)..........           (0.8)
BALANCE SHEET DATA (AT END OF
 PERIOD):
 Cash and cash equivalents..
 Total working capital (d)..
 Property, plant and
  equipment, net............
 Total assets...............
 Total debt.................
 Equity.....................
OTHER DATA:
 EBITDA (e).................        $  12.1
 Net cash provided by (used
  in) operating activities..
 Net cash provided by (used
  in) investing activities..
 Net cash provided by (used
  in) financing activities..
 Depreciation and amortization.         3.6
 Capital expenditures.......            4.3
 Sales representatives......        235,100
 Sales representative
  productivity (f)..........        $ 1,079
PRO FORMA DATA:
 Adjusted EBITDA (g)........        $  16.0
 Ratio of adjusted EBITDA to
  cash interest expense (h).            2.1x
 Ratio of total debt to
  adjusted EBITDA...........            --
 Ratio of total debt to
  total capitalization......            --
 Ratio of earnings to fixed
  charges (i)...............            1.0

--------
(a) For a discussion of the transactions reflected in the pro forma information set forth in the table, see "Unaudited Pro Forma Combined Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "The Transactions."
(b) Selling, general and administrative expenses include the following non-recurring items: for 1995, net reorganization charges of $9.6; for 1996, a $5.4 non-cash charge for the write-off of certain computer systems and related costs, and net reorganization charges of $0.7; and for 1997, net reorganization charges of $3.5 that were partially offset by a cash recovery of $2.3 relating to the $5.4 charge taken in 1996, resulting from the settlement of a legal action brought by the Company against a computer systems contractor, and a gain of $0.8 relating to the sale of a facility that had previously been written-off.
(c) Other income (expense), net for 1995 includes a $25.5 foreign exchange gain in Jafra S.A. resulting from having had U.S. dollar denominated intercompany receivables from affiliates at the time of the December 1994 peso devaluation.
(d) Total working capital is defined as current assets less current liabilities excluding short term debt with third parties.
(e) EBITDA is defined as net income before net interest expense, income tax expense, depreciation and amortization. EBITDA which was partially offset by $9.6 of non-recurring charges relating to the reorganization and restructuring of certain foreign operations. EBITDA for 1996 includes a non-recurring charge in Jafra S.A. of $5.4 relating to the write-off of certain computer systems and related costs, and net reorganization charges of $0.7. EBITDA for 1997 includes $3.5 of cash severance costs relating to realignment of certain foreign operations, which was partially offset by a cash gain of $2.3 relating to a recovery under a legal settlement and $0.8 cash gain relating to the sale of a facility that was previously written-off. EBITDA for the six months ended June 30, 1997 includes $1.2 of cash severance costs relating to realignment of certain foreign operations, which was more than offset by a cash gain of $2.1 relating to a recovery under a legal settlement. The Company believes that EBITDA provides useful information regarding the Company's ability to service debt but should not be considered in isolation or as a substitute for the combined statement of operations or cash flow data prepared in accordance with the generally accepted accounting principles and included elsewhere in this Prospectus or as a measure of the Company's operating performance, profitability or liquidity. While EBITDA is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences and methods of calculation.
(f) Sales representative productivity in any calendar year represents (i) sales for such calendar year divided by (ii) the average of the number of sales representatives at the commencement and the end of such calendar year.
(g)Pro forma adjusted EBITDA reflects (i) the elimination of certain non-recurring items that affected 1997 historical amounts and (ii) certain changes in the cost structure of the Company that are expected to occur following the consummation of the Transactions, as set forth below:

                                             YEAR ENDED       SIX MONTHS ENDED
                                         DECEMBER 31, 1997      JUNE 30, 1998
                                         -----------------    ----------------
Historical EBITDA:
  Predecessor...........................               $24.3               $8.3
  Successor.............................                                    3.8
Pro forma adjustments...................                (2.2)
Non-recurring items:
  Reorganization expenses(1)............      3.5                 --
  Gain from legal settlement(2).........     (2.3)                --
  Gain on sale of divested facility(3)..     (0.8)                --
                                         --------
  Total non-recurring items.............                 0.4                --
                                                   ---------          ---------
Cost savings:
  Adjustment of existing employee bene-
   fit plans(4).........................      1.4                 0.7
  Restructuring/rationalization(5)......      5.3                 2.7
  Elimination of expatriate benefits(6).      1.1                 0.5
                                         --------
  Total cost savings(7).................                 7.8                3.9
                                                   ---------          ---------
  Pro forma adjusted EBITDA.............           $    30.3          $    16.0
                                                   =========          =========

-------
  (1) In 1997, the Company incurred approximately $3.5 of cash severance costs relating to the realignment of certain foreign operations. The Company believes that such realignment has been completed and that such severance costs are non-recurring.

  (2) In 1997, the Company recorded a gain of approximately $2.3 relating to a cash recovery under a legal settlement brought by the Company against a software vendor.
  (3) In 1997, the Company recorded a cash gain of approximately $0.8 relating to the sale of a facility that had been previously written-off.
  (4) The Company has adjusted certain U.S. employee benefit plans which were provided to employees, including defined benefit pension, retirement savings, retiree medical and health and welfare plans, at an estimated annual savings of $1.4.
  (5) The Company plans to rationalize certain distribution, manufacturing and administrative functions which the Company believes will reduce annual expenses by $5.3. In addition, estimated non-recurring charges of approximately $4.0 corresponding to the restructuring/rationalization have not been reflected in the Unaudited Pro Forma Combined Statement of Operations.
  (6) The Company plans to convert to local status or replace certain individuals currently employed on an expatriate basis. The Company estimates that the annual cost savings compared to the existing expatriate policy will be approximately $1.1.
  (7) The anticipated cost savings included in pro forma adjusted EBITDA are based on estimates and assumptions made by the Company that are inherently uncertain, although considered reasonable by the Company, and are subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of the Company. As a result, there can be no assurance that such savings will be achieved.
(h) Cash interest expense represents interest expense less amortization of debt issuance costs.

(i) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes and extraordinary items, plus fixed charges. Fixed charges include interest expense on all indebtedness, amortization of deferred financing fees, and one-third of rental expense on operating leases representing that portion of rental expense deemed to be attributable to interest. On a pro forma basis, earnings before income taxes and fixed charges were insufficient to cover fixed charges by $2.1 for the year ended December 31, 1997. For the two months ended June 30, 1998, earnings before income taxes and fixed charges were insufficient to cover fixed charges by $0.2. The calculation of pro forma earnings to fixed charges includes non-cash depreciation and amortization expense of $7.4 and $3.8 and non-cash amortization expense of deferred financing costs of $1.6 and $0.8 for the year ended December 31, 1997 and the six months ended June 30, 1998, respectively.

                                 RISK FACTORS

  In addition to the other information in this Prospectus, before tendering their Existing Notes for New Notes, holders of Existing Notes should carefully consider the following factors, which are generally applicable to the Existing Notes and the New Notes.

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE INDEBTEDNESS

  As a result of the Transactions, the Company is highly leveraged. As of September 30, 1998, the Company had approximately $140 million of consolidated indebtedness, plus additional borrowing capacity under the Senior Credit Agreement of approximately $50 million. As of September 30, 1998, the Issuers had approximately $45.7 million in Senior Indebtedness, all of which was guaranteed by, and constititues Senior Indebtedness of, the Note Guarantors, which in each case is senior in right of payment to the Notes. As of September 30, 1998, the Issuers and the Note Guarantors had $100 million Senior Subordinated Indebtedness. As of September 30, 1998, none of the Issuers and the Note Guarantors had incurred any Subordinated Indebtedness, and, as such, none has any Indebtedness that ranks subordinate in right of payment to the Notes. The Senior Credit Agreement and the Indenture permit the Company to incur or guarantee certain additional indebtedness (subject to the limitations set forth therein). The Issuers are required to repay the $25 million in term loans under the Senior Credit Agreement over the six-year period following the Closing. All outstanding revolving credit borrowings under the Senior Credit Agreement will become due on the sixth anniversary of Closing. In addition, because the Issuers' obligations under the Senior Credit Agreement bear interest at floating rates, an increase in interest rates could adversely affect the Company's ability to meet its debt service obligations, although the Company may enter into certain interest rate protection arrangements following the Closing with respect to a portion of its indebtedness under the Senior Credit Agreement. See "Unaudited Pro Forma Combined Financial Statements," "Description of the Senior Credit Agreement" and "Description of Notes."

  The Company's high degree of leverage could have important consequences to holders of the Notes, including: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service and is not be available for other purposes; (ii) the Company's ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions may be limited; (iii) the Company's leveraged position and the covenants that are contained in the Indenture and the Senior Credit Agreement could limit the Company's ability to compete, as well as its ability to expand (including through acquisitions) and to make capital improvements, and (iv) the Company's ability to refinance the Notes in order to pay the principal of the Notes at maturity or upon a Change of Control may be adversely affected. See "Description of the Senior Credit Agreement" and "Description of Notes."

  The Company's ability to pay principal and interest on the Notes and to satisfy its other debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond its control. The Company anticipates that its operating cash flow, together with borrowings under the Senior Credit Agreement, will be sufficient to meet its operating expenses and to service its debt requirements as they become due. If the Company is unable to service its indebtedness, it will be forced to take actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing its indebtedness (which could include the Notes), or seeking additional equity capital. There is no assurance that any of these remedies can be effected on satisfactory terms, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources" and "Description of the Senior Credit Agreement."

SUBORDINATION OF THE NOTES AND THE GUARANTEES

  Each Issuer's Obligations under the Notes will be subordinated in right of payment to all existing and future Senior Indebtedness of such Issuer, including its obligations under the Senior Credit Agreement. Each Guarantee will be subordinated in right of payment to all existing and future Senior Indebtedness of the relevant Note Guarantor, including such Guarantor's obligations with respect to the Senior Credit Agreement.

  The Issuers and the Note Guarantors may not pay principal of, or premium or interest on, the Notes, make any payment in respect of a Guarantee, make any deposit pursuant to defeasance provisions, or repurchase, redeem or otherwise retire the Notes if any Senior Indebtedness is not paid when due or any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, and until such default has been cured or waived or has ceased to exist, any such acceleration has been rescinded or such Senior Indebtedness has been discharged or paid in full. In addition, if a default exists with respect to certain Senior Indebtedness and certain other conditions are satisfied, the Issuers and the Note Guarantors may not make any payments on the Notes or on the Guarantees until the earliest to occur of certain specified events or the passage of 179 days from the receipt of a notice blocking such payment. In the event of bankruptcy, liquidation, reorganization or any similar proceedings against either Issuer or a Note Guarantor, or any default in payment or acceleration of any debt thereof, the assets of such Issuer or Note Guarantor will be available to pay obligations under the Notes or the Guarantees, as the case may be, only after the Senior Indebtedness of such Issuer or Note Guarantor has been paid in full, and there may not be sufficient assets remaining to pay amounts due on all or any of Notes. See "Description of Notes-- Ranking."

SEVERAL (NOT JOINT) OBLIGATIONS OF THE ISSUERS UNDER THE NOTES

  Each Note will represent the several obligations of the Issuers. The U.S. Issuer will be severally liable with respect to the payment of $600 of each $1,000 principal amount of the Notes, together with interest on such amount, and Jafra S.A. will be severally liable with respect to the payment of $400 of each $1,000 principal amount of the Notes, together with interest on such amount. Accordingly, the holders of the Notes will have a direct claim against the U.S. Issuer only to the extent of the U.S. Issuer's Obligations and against Jafra S.A. only to the extent of Jafra S.A.'s Obligations. Each of the Obligations will be guaranteed by Parent and the other Issuer. However, each Cross Guarantee is subject to certain limitations, in particular a 30-day standstill period prior to its enforcement. See "Description of Notes--Note Guarantees."

HOLDING COMPANY STRUCTURE MAKES ISSUERS AND PARENT DEPENDENT ON SUBSIDIARIES

  The U.S. Issuer conducts the non-U.S. part of its operations, and Jafra S.A. and Parent conduct all of their operations, through various direct and indirect subsidiaries. The Issuers and Parent are therefore dependent on dividends or other distributions of funds from their respective subsidiaries to meet their respective obligations, including obligations under the Senior Credit Agreement, the Notes and the Guarantees. Such subsidiaries are separate and distinct legal entities and, except for the subsidiaries of Jafra S.A. and subsequently acquired or organized domestic subsidiaries of the U.S. Issuer (which have guaranteed or will in the future guarantee the obligations of Jafra S.A. or the U.S. Issuer, as the case may be), have no obligations under the Notes or the Guarantees. The rights of the U.S. Issuer, Parent and their respective creditors, including holders of the Notes, to participate in the distribution of the assets of any subsidiary (other than the Note Guarantors) upon such subsidiary's liquidation or reorganization will be subject to the prior claims of such subsidiary's creditors, including trade creditors, except to the extent that the U.S. Issuer or Parent itself may be a creditor with enforceable claims against such subsidiary.

UNSECURED STATUS OF NOTES; ENCUMBRANCES TO SECURE SENIOR CREDIT AGREEMENT

  In addition to being subordinated to all existing and future Senior Indebtedness of the Issuers and of the relevant Note Guarantors, the Notes and the Guarantees will not be secured by any of the Issuers' or the Guarantors' assets. The Issuers' obligations under the Senior Credit Agreement and the Guarantors' obligations under the related guarantees are secured as fully as is permitted by applicable law (with certain exceptions) by substantially all of the assets of Parent, the U.S. Issuer, Jafra S.A., each existing and subsequently acquired or organized subsidiary of Jafra S.A., and each subsequently acquired or organized U.S. subsidiary of the U.S. Issuer, including, but not limited to, (a) a pledge of all the capital stock of the Issuers, certain intermediate holding companies and each existing and each subsequently acquired or organized direct subsidiary of each of the Issuers (which pledge, in the case of any foreign subsidiary of the U.S. Issuer, shall be limited to 65% of the capital stock of such foreign subsidiary) and (b) security interests in, and mortgages on, substantially all tangible and intangible assets of the Issuers and each existing and each subsequently acquired or organized subsidiary of Jafra S.A. and each subsequently acquired or organized domestic subsidiary of the U.S. Issuer. If an Issuer or a Note Guarantor becomes insolvent or is liquidated, or if payment of the indebtedness under the Senior Credit Agreement is accelerated, the lenders thereof will be entitled to exercise the remedies available to a secured lender under applicable law and the instruments and agreements governing such indebtedness. Accordingly, such lenders will have a prior claim over claims of the holders of the Notes with respect to the assets securing such indebtedness. In any such event, because the Notes and the Guarantees will not be secured by such assets, it is possible that no assets would remain from which claims of holders of the Notes could be satisfied or that, if any such assets remained, such assets would be insufficient to satisfy such claims fully. See "Description of the Senior Credit Agreement" and "Description of Notes."

RESTRICTIVE FINANCING COVENANTS

  The Senior Credit Agreement contains a number of significant covenants that, among other things, restrict the ability of the Company to incur additional indebtedness, pay dividends and other distributions, prepay other indebtedness (including a specific restriction on prepayment of the Notes), create liens, make capital expenditures, dispose of assets, make certain investments or acquisitions, engage in certain transactions with affiliates and otherwise restrict corporate activities. In addition, under the Senior Credit Agreement the Company is required to satisfy specified financial covenants, including a minimum EBITDA to cash interest expense coverage ratio and a maximum debt to EBITDA ratio.

  The Company's ability to comply with the covenants and restrictions contained in the Senior Credit Agreement may be affected by events beyond its control, including prevailing economic, financial and industry conditions, and there can be no assurance that the Company will be able to comply with such covenants or restrictions in the future. The breach of any such covenants and restrictions as well as certain other events (including the occurrence of a "Change in Control," as defined in the Senior Credit Agreement), could result in an event of default under the Senior Credit Agreement which would permit the lenders thereunder to declare all amounts outstanding thereunder to be immediately due and payable, together with accrued and unpaid interest, and to terminate their commitments to make further extensions of credit under the Senior Credit Agreement. In addition, if the Issuers were unable to repay their indebtedness to the lenders under the Senior Credit Agreement, such lenders could proceed against the collateral securing such indebtedness, and the Company could be prohibited from making any payments on the Notes. See "Description of the Senior Credit Agreement." In addition, the Indenture contains a number of restrictive covenants relating to the Company. See "Description of Notes--Certain Covenants."

RISK OF INSUFFICIENT FUNDS UPON CHANGE OF CONTROL

  The Indenture provides that upon a Change of Control, subject to certain exceptions, each holder of the Notes may require the Company to repurchase all or any part of such holder's Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of repurchase. The Senior Credit Agreement provides that in the event of a Change of Control, the Issuers may not repurchase any Notes unless and until such time as all amounts outstanding under the Senior Credit Agreement are repaid in full. There can be no assurance that, in the event of a Change of Control, the Issuers will have available sufficient funds to repay all amounts outstanding under the Senior Credit Agreement or to repurchase the Notes. See "Description of the Senior Credit Agreement" and "Description of Notes--Change of Control."

HIGHLY COMPETITIVE MARKET

  The direct selling cosmetic and personal care products business is highly competitive. The Company competes with other direct sellers and other channels of distribution for such products based on numerous factors, including the quality and strength of the Company's marketing efforts, its geographic penetration, its sales representative incentive system, brand recognition, product quality, performance and price. The Company's sales representative incentive system and party plan sales method influence consumers' choices among competing products and brands and competing direct sellers. Promotion, merchandising and packaging, and the timing and frequency of new product introductions and line extensions, also influence buying decisions, and the structure and quality of the sales representative sales force affect product reception. A number of the Company's competitors, including Avon and Mary Kay, are significantly larger and have substantially greater resources and less leverage than the Company, which may provide them greater flexibility to respond to changing business and economic conditions than the Company. An increase in the amount of competition faced by the Company, or the inability of the Company to compete successfully, could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Competition."

DEPENDENCE ON CONSUMER SPENDING

  The sale of cosmetics and other personal care products correlates strongly to the level of consumer spending generally, and thus is significantly affected by the general state of the economy and the ability and willingness of consumers to spend on discretionary items. Reduced consumer confidence and spending generally may result in reduced demand for the Company's products and limitations on the ability of the Company to maintain or increase prices. A decline in economic conditions or general consumer spending in any of the Company's major markets could have a material adverse effect on the Company's business, financial condition and results of operations.

RISKS INHERENT IN INTERNATIONAL OPERATIONS

 General Risks

  The Company's ability to conduct and expand its business outside the United States and the amount of its revenues derived from foreign markets are subject to the risks inherent in international operations. The Company's international operations may be adversely affected by import duties or other legal restrictions on imports, currency exchange control regulations, transfer pricing regulations, the possibility of hyperinflationary conditions and potentially adverse tax consequences, among other things. In addition, the governments of many developing nations have exercised and continue to exercise significant influence over many aspects of their domestic economies. Given the balance of payment deficits and shortages in foreign exchange reserves that many such economies, including the Mexican economy, have suffered in recent years, there can be no assurance that the governments of nations in which the Company operates, or intends to expand, will not take actions that materially adversely affect the Company and its business.

  At present, foreign investment in Mexico is not restricted except in respect of certain industries, such as petroleum, air transportation and banking. The Jafra Business is not subject to such foreign investment controls. There can be no assurance that investment controls will not be instituted in the future. Similarly, at present, there are no foreign currency exchange controls in place in Mexico. Except for the period from September to December 1982, during a liquidity crisis, Banco de Mexico has consistently made foreign currency available to Mexican private sector entities (such as Jafra S.A.) to meet their foreign currency obligations (such as the Notes). Nevertheless, in the event of renewed shortages of foreign currency, there can be no assurance that foreign currency would continue to be available to private sector companies or that foreign currency needed by Jafra S.A. to service foreign currency obligations could be purchased in the open market without substantial additional cost.

  As a result of recent elections, for the first time in seven decades, the Partido Revolucionario Institucional (PRI) does not hold a majority of the seats in the Mexican Chamber of Deputies or the office of mayor of Mexico City. The Company cannot predict the impact these elections will have on Mexican economic, regulatory and social policy or the consequences thereof on the business, financial condition, results of operations and prospects of the Company. The Mexican economy, like other developing economies, has been adversely affected by turmoil in foreign economies and international financial markets. In addition, declining petroleum prices have increased pressure upon the Mexican economy and resulted in a reduction of public expenditures by the Mexican government. Despite such adverse developments, the Company has not experienced a material adverse effect on its business, financial condition and results of operations in Mexico or its other foreign markets for the first nine months of 1998. There can be no assurance, however, that future economic, political or diplomatic developments in or affecting the Company's overseas markets, over which the Company has no control, will not impair the Company's business, financial condition and results of operations or the ability of the Issuers or the Guarantors to meet their respective obligations under the Notes and the Guarantees.

  The Company believes that it operates in compliance with all applicable customs, currency exchange control and transfer pricing laws. However, there can be no assurance that the Company will continue to be found to be operating in compliance with such laws or that such laws will not be modified, the result of which may be to require changes in the Company's operating procedures. Also, the Company may experience difficulty entering new foreign markets due to regulatory barriers, the necessity of adapting to new regulatory systems and different cultural bases and political systems of such markets. As the Company continues to expand its non-U.S. operations, these and other risks associated with such operations are likely to increase.

 Exchange Rate Risks

  Approximately 69% of the Company's revenues in 1997 were generated in currencies other than the U.S. dollar. Substantially all of Jafra S.A.'s consolidated revenues, representing approximately 43% of the Company's revenues in 1997, are denominated in Mexican pesos. As such, the Company's results of operations are subject to fluctuations in foreign exchange rates. Substantially all of the Company's indebtedness (including substantially all the indebtedness of Jafra S.A.) is denominated in U.S. dollars. As a result, declines relative to the U.S. dollar in the value of the currencies in which the Company's revenues are generated (including the Mexican peso) may materially adversely affect the Company's business, financial condition and results of operations and the ability of the Issuers and the Note Guarantors to meet their respective obligations under the Notes and the Guarantees.

  The value of the Mexican peso in particular has been subject to significant fluctuations with respect to the U.S. dollar in the past and may be subject to significant fluctuations in the future. The value of the Mexican peso against the U.S. dollar declined by 60.8% from December 31, 1993 to December 31, 1994; by 54.8% from January 1, 1995 to December 31, 1995; by 1.8% from January 1, 1996 to December 31, 1996; by 2.4% from January 1, 1997 to December 31, 1997; and by approximately 24.5% from January 1, 1998 to October 23, 1998. The decline in the value of the Mexican peso in 1994 and 1995, and the associated economic weakness, had a material adverse effect on the Company's business, financial condition and results of operations. For example, in 1995, changes in exchange rates (together with local liquidity issues and inflation) resulted in a decrease of U.S.$59.0 million in sales in Mexico. Although the Company anticipates that, as its worldwide revenues increase, Jafra S.A.'s revenues will comprise a smaller percentage of the Company's total revenue, there can be no assurance that this will be the case. Any future devaluation against the U.S. dollar of the Mexican peso or any other currency in which the Company earns revenue could materially adversely affect the ability of the Company to service its U.S. dollar denominated liabilities, including the Notes.

  Historically, Jafra S.A. has been able to raise its prices in line with the local inflation, thereby helping to mitigate the effect of devaluations of the Mexican peso. For example, from 1994 to 1997, Jafra S.A. increased its prices 148%, compared to inflation of 119% and a depreciation of the Mexican peso by 150% over this period. However, there can be no assurance that Jafra S.A. will be able to maintain this pricing policy in the future. The Company may manage the exchange rate exposure presented by the Notes by entering into certain hedging transactions, although there can be no assurance that the Company will be able to do so at an acceptable cost or that future exchange rate fluctuations will not have a material adverse effect on the ability of the Company to pay when due the principal and interest on the Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  On January 1, 1999, eleven of the fifteen member countries of the European Union are scheduled to establish fixed conversion rates between their existing sovereign currencies and the euro. The participating countries have agreed to adopt the euro as their common legal currency on that day. The euro will then trade on currency exchanges and be available for non-cash transactions during the transition period between January 1, 1999 and January 1, 2002. During this transition period, the existing currencies are scheduled to remain legal tender in the participating countries as denominations of the euro and public and private parties may pay for goods and services using either the euro or the participating countries' existing currencies.

  During the transition period, the Company will continue to utilize the respective country's existing currency as the functional currency. Use of the euro by the Company or its sales representatives is not expected to be significant and will be converted and recorded in the Company's accounting records in the existing functional currency.

  The Company intends to use the euro as its functional currency as soon as practicable. The Company does not expect the introduction of the euro to materially affect its business, financial condition or results of operations.

GOVERNMENT REGULATION

  The Company is subject to or affected by governmental regulations concerning, among other things, (i) product formulation, labeling and packaging, (ii) product claims and advertising, whether made by the Company or its sales representatives, (iii) fair trade and distributor practices and (iv) environmental, health and safety matters. In addition, new regulations could be adopted or any of the existing regulations could be changed at any time in a manner that could have a material adverse effect on the Company's business and results of operations. Present or future health and safety or food and drug regulations could delay or prevent the introduction of new products into a given country or marketplace or suspend or prohibit the sale of existing products in such country or marketplace. The Company believes that it is in compliance in all material respects with such laws and regulations now in effect.

  In particular, most countries have laws intended to prevent deceptive schemes, often referred to as "pyramid" or "chain sales" schemes, that promise quick rewards for little or no effort, require high entry costs, use high pressure recruiting methods or do not involve legitimate products. The Company believes that its method of distribution is in compliance in all material respects with the laws and regulations relating to direct selling activities of all of the countries in which the Company currently operates. However, there can be no assurance that the Company will be allowed to conduct business in new markets or continue to conduct business in each of its existing markets on the basis of its current practices.

  Jafra's sales representatives are self-employed and are not employees of the Company. Periodically, the question of the legal status of the Company's sales representatives has arisen, usually in regard to possible coverage under social benefit laws that would require Jafra (and in most instances its sales representatives) to make regular contributions to social benefit funds. Although the Company has generally been able to address these questions in a satisfactory manner, the matter has not been fully resolved in all countries. If there should be a final determination adverse to the Company in a particular country, the cost for future, and possibly past, contributions could be so substantial in relation to the Company's operations in that country that the Company could be forced to discontinue operations in that country and the business, financial condition and results of operations of the Company could be materially adversely affected.

DEPENDENCE ON NEW MANAGEMENT

  In connection with the Acquisition, several members of the Company's senior management team have returned to Gillette and others will remain with the Company for a transition period extending in certain cases up to December 31, 1998. See "The Transactions." Certain departing employees have been replaced by the new management team. See "Business--Marketing--Strategy" and "Management." The success of the Company depends in large part on the Company's new management and, to a lesser extent, on its ability to attract and retain other highly qualified management personnel. There can be no assurance that the Company will be successful in hiring or retaining such personnel or that such new management will be successful in implementing the Company's strategy.

RISK OF INABILITY TO SUCCESSFULLY IMPLEMENT GROWTH STRATEGY

  The Company's strategy is to (i) identify additional strategic hires to round out its new management team with significant direct selling experience,
(ii) grow its sales representative base in existing markets, (iii) increase sales representative productivity, (iv) develop new markets and (v) improve operating efficiency. The Company's ability to implement its strategy successfully will be dependent on business, financial and other factors that may be beyond the Company's control, including the prevailing economic conditions and changes in consumer preferences and in the competitive environment. There can be no assurance that the Company will be successful in the implementation of its strategy.

  The Company's ability to anticipate changes in market and industry trends and to successfully develop and introduce new and enhanced products on a timely basis will be a critical factor in its ability to grow and to remain competitive. There can be no assurance that new products and product enhancements will be completed on a timely basis or will enjoy market acceptance following their introduction. In addition, the anticipated development schedules for new or improved products are inherently difficult to predict and are subject to delay or change as a result of shifting priorities in response to customers' requirements and competitors' new product introductions.

YEAR 2000 ISSUE

  Prior to the Acquisition, the Company established a year 2000 compliance methodology and schedule based on the Gillette model. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Issue." The Company is currently in the process of repairing, upgrading or replacing all hardware, software and equipment that has been identified as non-compliant at a cost estimated to be $1.5 million through 1999. Part of this process involves confirming with suppliers that their systems are or will be year 2000 compliant. The Company has contacted but has not yet received responses from all of its major suppliers of raw materials and finished products with respect to their year 2000 compliance status. Based on the replies received by the Company as of October 26, 1998, the Company does not believe that the inability of any of the suppliers that have not yet responded or have responded unfavorably to the Company's request for information, to continue to supply the Company would have a material adverse effect on the Company's business, financial condition or results of operations. The Company intends to seek and identify alternate sources of supply for the affected raw materials and finished products in the event it has not received assurance by March 31, 1999 from these companies that they will be able to supply the Company without material disruption into the year 2000. The Company currently believes there are alternative sources for all such materials.

  In the event the Company does not complete all phases of its year 2000 compliance program by December 31, 1999, the Company's most likely worst case scenario would be that it would have to consider outsourcing its customer service and order processing functions. No assurance can be given that the Company will be able to outsource these functions or that the Company will not incur significant additional expense in doing so. In the event that the Company could not outsource these functions, the Company would be unable to process orders in a timely manner or respond to customer inquiries. This could lead to a loss of revenue and customer satisfaction, which could have a material adverse effect on the Company's results of operations, liquidity, and financial condition. The Company will make a determination no later than the end of March 1999 as to whether it needs to investigate the possibility of outsoucring these functions.

CONTROL BY CD&R FUND V

  CD&R Fund V owns approximately 92.73% of the outstanding shares of Parent. As a result of its stock ownership, CD&R Fund V has the ability to control the Company, including the power to elect the directors of the Company, appoint new management, and approve any action requiring approval by the stockholders of the Company (such as adopting amendments to the organizational documents of the Company and approving any merger or sale of all or substantially all the assets of the Company). In addition, the employment agreements of Ronald B. Clark, Parent's CEO, and Gonzalo R. Rubio, Parent's COO, provide that each will be a member of the Board of Directors during the term of his employment. The stockholders, or in some countries the directors so elected, have the authority to effect decisions affecting the capital structure of the Company, including the issuance of preferred stock and the declaration of dividends. There can be no assurance that the interests of CD&R Fund V and Messrs. Clark and Rubio will not conflict with the interests of holders of the Notes.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

  Jafra S.A. and it subsidiaries are limited liability corporations with variable capital (sociedades anonimas de capital variable) organized under the laws of the United Mexican States. Parent is a Luxembourg company. Certain of the officers and directors of the foregoing may be residents of various jurisdictions outside the United States. All or a substantial portion of the assets of such persons may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons or to enforce in United States courts judgments obtained against such persons in United States courts and predicated upon the civil liability provisions of the United States federal securities laws.

  In addition, Jafra S.A. and its subsidiaries have been advised by Ritch, Heather Y Mueller, S.C., their Mexican counsel, that there is doubt as to (i) the enforceability, in original actions in Mexican courts, of liabilities predicated solely upon the United States Federal securities laws and (ii) the enforceability in Mexican courts of judgments of United States courts obtained in actions predicated upon the civil liability provisions of the United States Federal securities Laws. Parent has also been advised by Bonn & Schmitt, its Luxembourg counsel, that there is doubt as to (i) whether a Luxembourg court has jurisdiction to entertain original cases or actions predicated solely upon the United States federal securities laws, (ii) the enforceability, in original actions in Luxembourg courts, of liabilities predicated solely upon the United States federal securities laws and (iii) the enforceability in Luxembourg courts of judgments of United States courts obtained in actions predicated upon the civil liability provisions of the United States federal securities laws.

JUDGMENTS IN FOREIGN CURRENCIES

  Under the Monetary Law of Mexico, an obligation in a currency other than Mexican currency, which is payable in Mexico, may be satisfied in Mexican currency at the rate of exchange in effect on the date payment occurs. Such rate is currently determined by Banco de Mexico every business banking day in Mexico and published the following business banking day in the Official Gazette. Accordingly, in the event that proceedings are brought in Mexico seeking to enforce in Mexico Jafra S.A.'s Obligations under the Notes or the Jafra S.A. Guarantees, neither Jafra S.A. nor its subsidiaries obligated under the Guarantees would be required to discharge such obligations in a currency other than the Mexican peso and no separate cause of action exists in Mexico for compensation for any shortfall. Upon the declaration of bankruptcy of Jafra S.A. or any subsidiary thereof, Jafra S.A.'s Obligations under the Notes or a Jafra S.A. subsidiary's obligations in respect of its Guarantee (i) would be converted into Mexican pesos at the exchange rate prevailing at the time of such declaration and payment would occur at the time claims of the creditors of Jafra S.A. or such subsidiary are satisfied, (ii) would be dependent upon the outcome of the bankruptcy proceedings and (iii) would not be adjusted to take into account depreciation of the Mexican peso against the U.S. dollar occurring after such declaration of bankruptcy.

FRAUDULENT TRANSFER CONSIDERATIONS

  The incurrence of indebtedness by the Issuers and the Note Guarantors, such as the Notes and the Guarantees, may be subject to review under federal, state or foreign fraudulent transfer laws in the event either Issuer or any such Note Guarantor is the subject of a bankruptcy filing or lawsuit commenced by or on behalf of its unpaid creditors of such Issuer or Note Guarantor. Under such laws, if a court in a lawsuit by a creditor or a representative of creditors of such Issuer or Note Guarantor, such as a trustee in bankruptcy, were to find that, at the time such Issuer or Note Guarantor incurred indebtedness, including indebtedness under the Notes or the Guarantees, such Issuer or Note Guarantor (i) was insolvent or rendered insolvent thereby, (ii) was engaged in a business or transaction for which its remaining assets constituted an unreasonably small amount of capital, (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured, or (iv) intended to hinder, delay or defraud current or future creditors and, in the case of clauses (i), (ii) and (iii), that such Issuer or Note Guarantor did not receive reasonably equivalent value or fair consideration for incurring such indebtedness, such court could avoid or subordinate the amounts owing under the Notes or the Guarantees to presently existing and future indebtedness of such Issuer or Note Guarantor and take other actions detrimental to the holders of the Notes.

  If a court were to find that an Issuer or Note Guarantor came within any of clauses (i) through (iv) above, such Issuer or Note Guarantor, or its creditors or the trustee in bankruptcy, could seek to avoid the grant of security interests to the lenders under the Senior Credit Agreement. This would result in an event of default with respect to indebtedness incurred under such agreement which, under the terms of such indebtedness (subject to applicable law), would allow the lenders to terminate their commitments thereunder and to accelerate repayment of such indebtedness.

  The measure of insolvency for purposes of the foregoing will vary depending upon the law of the jurisdiction which is being applied. Generally, however, a company would be considered insolvent for purposes of the foregoing if, at the time it incurred the indebtedness, (i) the sum of such company's debts including contingent liabilities is greater than all such company's property at a fair valuation, (ii) the present fair saleable value of such company's assets is less than the amount that will be required to pay its probable liability on its existing debts and liabilities (including contingent liabilities) as they become absolute and matured or (iii) the company incurred obligations beyond its ability to pay as such obligations become due. There can be no assurance as to what standards a court would use to determine whether an Issuer or a Note Guarantor was solvent at the relevant time, or whether, whatever standard were to be used, the Notes or Guarantees would not be avoided or further subordinated on grounds other than those set forth above. In rendering their opinions in connection with the initial borrowings, counsel for the Issuers and the Note Guarantors and counsel for the Initial Purchasers will not express any opinion as to the applicability of federal, state or foreign fraudulent transfer and conveyance laws. Moreover, any solvency analysis conducted in connection with the Acquisition would not be binding on a court and there can be no assurance that a court would not determine that an Issuer or a Note Guarantor was insolvent at the time of or after giving effect to the Acquisition.

  The Issuers and the Note Guarantors believe that at the time the indebtedness constituting the Notes and the Guarantees is initially incurred by the Issuers and the Note Guarantors, the Issuers and the Note Guarantors
(i) will be (a) neither insolvent nor rendered insolvent thereby, (b) in possession of sufficient capital to run their respective businesses effectively and (c) incurring debts and obligations within their respective abilities to pay as the same mature or become due and (ii) will have sufficient assets to satisfy any probable money judgment against them in any pending action. In reaching the foregoing conclusions, the Issuer and the Note Guarantors have relied upon their respective analyses of internal cash flow projections and estimated values of their respective assets and liabilities. There can be no assurance, however, that a court passing on such questions would reach the same conclusions.

ABSENCE OF PUBLIC MARKET; RESTRICTIONS ON RESALES

  The New Notes are new securities for which there is presently no established market and for which no public market may develop. The Existing Notes have not been registered under the Securities Act and are subject to restrictions on transferability and resale. Although the Initial Purchasers have informed the Company that they intend to make a market in the Existing Notes, and if issued, the New Notes, the Initial Purchasers are not obligated to do so and any such market-making may be discontinued at any time without notice, at the sole discretion of the Initial Purchasers. In addition, such market-making activity may be limited during the pendency of the Exchange Offer or the effectiveness of a Shelf Registration Statement (as defined) in lieu thereof. Accordingly, there can be no assurance as to the development or liquidity of any market for the Existing Notes or, if issued, the New Notes. If an active market for the Existing Notes or, if issued, the New Notes, fails to develop or be sustained, the trading price of the Existing Notes or New Notes could be materially adversely affected. The Existing Notes are eligible for trading through the PORTAL market. The Company does not intend to apply for listing of the New Notes on any securities exchange or for quotation of the New Notes through the National Association of Securities Dealers Automated Quotation System. See "Plan of Distribution."

CONSEQUENCES OF FAILURE TO EXCHANGE AND REQUIREMENTS FOR TRANSFER OF NEW NOTES

  To the extent that Existing Notes are tendered and accepted in the Exchange Offer, the trading market for the remaining untendered or tendered but not accepted Existing Notes could be adversely affected. Because the Company anticipates that most holders of the Existing Notes will elect to exchange such Existing Notes for New Notes due to the absence of restrictions on the resale of New Notes under the Securities Act, the Company anticipates that the liquidity of the market for any Existing Notes remaining after the consummation of the Exchange Offer may be substantially limited.

  The liquidity of, and trading market for, the Notes also may be adversely affected by general declines in the market or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

  Holders of Existing Notes who do not exchange their Existing Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Existing Notes as set forth in the legend thereon as a consequence of the issuance of the Existing Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Existing Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Existing Notes under the Securities Act. Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Existing Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distributions of such New Notes. However, the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Notes and has no arrangement or understanding to participate in a distribution of New Notes. If any holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. For a period of 90 days after the Expiration Date, the Company will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. See "The Exchange Offer--Consequences of Exchanging Old Notes."

                                USE OF PROCEEDS

 There will be no cash proceeds to the Company from the issuance of the New Notes pursuant to the Exchange Offer. The proceeds of the Offering, together with other sources of financing, were used to fund the purchase price for the Acquisition and to pay transaction-related fees and expenses.

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company as of June 30, 1998. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and the combined financial statements of the Company and related notes thereto, all included elsewhere in this Prospectus.

                                                                       AS OF
                                                                   JUNE 30, 1998
                                                                   -------------
                                                                   (IN MILLIONS)
Long term debt:
  Revolving Credit Facility.......................................    $ 15.0
  Term Loan Facility..............................................      25.0
  11 3/4% Senior Subordinated Notes Due 2008......................     100.0
                                                                      ------
    Total long term debt..........................................     140.0
Total common stockholders' equity.................................      78.2(a)
                                                                      ------
    Total capitalization..........................................    $218.2
                                                                      ======

--------

(a) $78.9 million of equity was contributed to Parent in cash on or prior to the Closing. The decrease of $0.7 million is due to the changes in stockholders' equity attributable to operations for the two months ending June 30, 1998. On September 30, 1998, an additional $4.04 million of equity was contributed to Parent in cash by certain members of management, certain directors and other persons in a transaction exempt from the registration requirements of the Securities Act. See "Management" and "Ownership of Capital Stock."

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

  The following Unaudited Pro Forma Combined Statements of Operations of the Company are based on the historical financial statements of the Company included elsewhere in this Prospectus, adjusted to give effect to the following: (i) the Acquisition of the worldwide Jafra Business from Gillette for $200 million in cash by Parent and its subsidiaries; (ii) the receipt of $100 million in proceeds from the offering of the Notes and the initial borrowing of $25 million under the Term Loan Facility and $15 million under the Revolving Credit Facility; and (iii) the payment of approximately $20 million in fees and expenses related to the Acquisition and the Financings. See "The Transactions."

  The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1997 and the Unaudited Combined Pro Forma Statement of Operations for the six months ended June 30, 1998, give effect to the Transactions as if the Transactions had occurred as of January 1, 1997. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The Unaudited Pro Forma Statements of Operations do not purport to represent what the Company's results of operations would actually have been had the Transactions in fact occurred as of such dates or to project the Company's results of operations for any future period. The Unaudited Pro Forma Statements of Operations should be read in conjunction with the historical combined financial statements of the Company and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this Prospectus.

  The Acquisition was accounted for as a purchase. Under purchase accounting, the total purchase cost and fair value of liabilities assumed will be allocated to the assets of the Company based upon their respective fair values as of the Closing based on valuations and other studies that have not yet been finalized. A preliminary allocation of the purchase cost has been made to major categories of assets and liabilities based on Company estimates. The actual allocation of purchase cost and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein.

  Pursuant to the Acquisition Agreement, the purchase price paid by the Parent for the Jafra Business is to be adjusted by the difference, if any, between the adjusted net book value (as defined) of the Jafra Business as of the closing date, and the adjusted net book value as of September 30, 1997. The purchase price adjustment, if any, has not been resolved and accordingly no adjustment has been made to the total purchase cost in the Unaudited Pro Forma Combined Statement of Operations.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                              YEAR ENDED DECEMBER 31, 1997
                                           -------------------------------------
                                                       PRO FORMA
                                           HISTORICAL ADJUSTMENTS   PRO FORMA(A)
                                           ---------- -----------   ------------
                                                      (IN MILLIONS)
Net sales.................................   $229.5                    $229.5
Cost of sales.............................     59.1            (b)       59.1
                                             ------                    ------
Gross profit..............................    170.4                     170.4
Selling, general and administrative
 expenses.................................    149.4                     154.4
  Depreciation and amortization...........              $  2.8 (c)
  CD&R advisory fee.......................                 0.5 (d)
  Executive compensation restructuring....                (0.9)(e)
  Insurance coverage......................                 0.3 (f)
  Compensation expense....................                 2.3 (g)
                                             ------     ------         ------
Income from operations....................     21.0       (5.0)          16.0
                                             ------     ------         ------
Interest income (expense), net............      0.3      (17.4)(h)      (17.1)
Exchange gain.............................      0.3                       0.3
Other expense, net........................     (1.3)                     (1.3)
                                             ------     ------         ------
Income (loss) before income taxes.........     20.3      (22.4)          (2.1)
Income tax expense (benefit)..............      4.8       (5.5)(i)       (0.7)
                                             ------     ------         ------
Net income (loss)(j)(k)...................   $ 15.5     $(16.9)        $ (1.4)
                                             ======     ======         ======
Other data:
Ratio of earnings to fixed charges(l).....     12.9                       --
                                             ======                    ======

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                                                        PRO FORMA
                           PREDECESSOR     SUCCESSOR                   SIX MONTHS
                           FOUR MONTHS    TWO MONTHS       PRO            ENDED
                              ENDED          ENDED        FORMA           JUNE
                          APRIL 30, 1998 JUNE 30, 1998 ADJUSTMENTS     30, 1998(A)
                          -------------- ------------- -----------     -----------
                                               (IN MILLIONS)
Net Sales...............    $     77.3     $    41.0                     $ 118.3
Cost of Sales...........          20.3          11.8   $     (0.8)(b)       31.3
                            ----------     ---------   ----------        -------
  Gross profit..........          57.0          29.2          0.8           87.0
Selling, general and
 administrative
 expenses...............          51.6          25.6                        78.9
  Depreciation and
   amortization.........                                      0.9 (c)
  CD&R Advisory fee.....                                      0.2 (d)
  Executive compensation
   restructuring........                                     (0.3)(e)
  Insurance coverage....                                      0.1 (f)
  Compensation expense..                                      0.8 (g)
                            ----------     ---------   ----------        -------
Income (loss) from
 operations.............           5.4           3.6         (0.9)           8.1
                            ----------     ---------   ----------        -------
Interest income
 (expense), net.........           0.1          (2.7)        (5.7)(h)       (8.3)
Exchange gain (loss)....           1.4          (1.3)                        0.1
Other income (expense),
 net....................           0.1           0.2                         0.3
                            ----------     ---------   ----------        -------
Income (loss) before
 taxes..................           7.0          (0.2)        (6.6)           0.2
Income tax expense
 (benefit)..............           2.9           0.4         (2.3)(i)        1.0
                            ----------     ---------   ----------        -------
Net Income (loss)(j)(k).    $      4.1     $    (0.6)  $     (4.3)       $  (0.8)
                            ==========     =========   ==========        =======
Other data:
Ratio of earnings to
 fixed charges(l).......          18.5     $     --                          1.0
                            ==========     =========                     =======

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                 (IN MILLIONS)

(a) The Acquisition was accounted for as a purchase. The purchase price for the Jafra Business of approximately $206.3 includes $200 in cash and an estimated $6.3 of direct costs. The $200.0 cash purchase price includes $2.4 cash received, $12.9 of accrued withholding taxes to be paid by the Company on behalf of Gillette subsequent to the closing date of the Acquisition and the remaining $184.7 paid directly to Gillette in cash. Accordingly, the purchase price has been allocated to the assets and liabilities acquired based upon estimates of their respective fair values at the date of Acquisition based on valuations and other studies that have not yet been finalized. A preliminary allocation of the purchase price has been made to major categories of assets and liabilities based on Company estimates. The actual allocation of purchase cost and the resulting effect on income from operations may differ significantly from the preliminary amounts included herein. Although the final allocation has not yet been determined, the following sets forth certain preliminary allocations:

   Net tangible assets acquired........................................... $ 75.6
   Allocation of excess purchase price:
     Property, plant and equipment........................................   18.4
     Deferred income tax liability........................................   (0.6)
     Accrual of restructuring/rationalization costs.......................   (4.0)
     Other assets.........................................................    0.4
     Trademarks...........................................................   53.8
     Goodwill.............................................................   62.7
                                                                           ------
       Total.............................................................. $206.3
                                                                           ======

  Pursuant to the Acquisition Agreement, the purchase price paid by Parent for the Jafra Business is to be adjusted by the difference, if any, between the adjusted net book value (as defined) of the Jafra Business as of the closing date, and the adjusted net book value as of September 30, 1997. On June 22, 1998, Gillette sent to Parent a notice requesting an additional payment of approximately $6.9 (net of a receivable from Gillette of $5.0). On July 10, 1998, Parent delivered a notice disputing certain items, and requested payment of $5.0 from Gillette. Under the terms of the Acquisition Agreement, the parties are required to submit their dispute over the purchase price adjustment to arbitration if such dispute cannot be resolved. Parent and Gillette are continuing to discuss the resolution of the purchase price adjustment. Although management cannot predict the outcome of the purchase price adjustment dispute at this time, management does not believe that the resolution of such dispute will have a material adverse effect on the Company's business, financial condition or results of operations. Accordingly, the impact of the dispute has not been reflected in the estimate of the cost of the Acquisition. The amount of the additional payment, if any, to Gillette will be allocated as an increase to goodwill. In conjunction with the Acquisition, the Company recorded a $4.0 accrual for restructuring and rationalization costs. The Company is currently planning the closure of certain distribution facilities and related termination of certain employees. No amounts were charged against this accrual through June 30, 1998 and the amount of the accrual has not been adjusted subsequent to the Closing of the Acquisition.

(b) The preliminary allocation of purchase cost includes an increase in certain finished goods inventory of approximately $2.5. Substantially all of this inventory is expected to be sold within the 12 months following the Acquisition which will result in a charge to cost of sales. This non-recurring charge has not been reflected in the Pro Forma Combined Statements of Operations. Cost of goods sold for the two months ended June 30, 1998 includes approximately $0.8 attributable to the write-up of finished goods. This non-recurring amount has been eliminated in the Pro Forma Combined Statement of Operations for the six months ended June 30, 1998.
(c) The application of purchase accounting is expected to result in an increase in depreciation and amortization of $2.8 annually. The adjustments for estimated pro forma depreciation and amortization are based on their estimated fair values. Property, plant and equipment is expected to be depreciated over estimated useful lives ranging from 3 to 10 years for machinery and equipment and 40 years for buildings and improvements. Other intangible assets and goodwill are expected to be amortized over their estimated useful lives, not to exceed 40 years. For pro forma purposes, a 40 year life has been used for other intangible assets and goodwill, as the assets are believed to have indefinite useful lives.

(d) Pursuant to a Consulting Agreement entered into as a result of the Acquisition, CD&R will receive a fee for management consulting, monitoring and financial advisory services provided to the Company. The fee will initially be $0.5 per annum. CD&R manages CD&R Fund V, which is the Company's largest stockholder. See "Certain Relationships and Related Transactions."
(e) In connection with the Acquisition, the Company terminated certain executive compensation plans including the Gillette ESOP plan. The Company replaced these plans with stock options that will qualify for fixed plan accounting under APB No. 25. The net reduction in expense for such executive compensation is estimated to be $0.9 and $0.3 for the year ended December 31, 1997 and for the six months ended June 30, 1998, respectively.
(f) The Company believes that certain efficiencies were realized in connection with its insurance coverages as a result of operating as a subsidiary of Gillette and estimates that its cost of insurance will be approximately $0.3 greater annually on a stand-alone basis.

(g) In connection with the Transactions, the Company has replaced certain senior management personnel and expects to incur $2.3 annually in additional compensation expense.
(h) The pro forma adjustments to interest expense are based on the amounts borrowed and the rates in effect as of the Closing:

                                                YEAR ENDED     SIX MONTHS ENDED
                                             DECEMBER 31, 1997  JUNE 30, 1998
                                             ----------------- ----------------
   Revolving Credit Facility--$15.0 at
    8.5%(1)................................        $ 1.3             $0.4
   Term Loan Facility--$25.0 at 8.5%(1)....          2.2              0.7
   Senior Subordinated Notes Offering--
    $100.0 at 11.75%.......................         12.0              4.0
   Estimated amortization of debt issuance
    costs..................................          1.6              0.5(2)
                                                   -----             ----
   Pro forma interest expense..............         17.1              5.6
   Elimination of historical interest
    income, net ...........................          0.3              0.1
                                                   -----             ----
   Pro forma adjustment to interest ex-
    pense, net.............................        $17.4             $5.7(3)
                                                   =====             ====

  (1) The borrowings bear interest at an annual rate of LIBOR plus a margin not to exceed 2.625% or an alternate base rate (the higher of the prime rate and the federal funds rate plus 1%, plus an applicable margin not to exceed 1.625%). 8.5% represents a reasonable approximation of the interest rate in effect at the time the borrowings were drawn.

  (2) The Company incurred approximately $13.7 of fees and expenses related to the Senior Subordinated Notes Offering, the Revolving Credit Facility and the Term Loan facility. Such costs are being amortized over the term of the related indebtedness.

  (3) Amount represents the adjustment to interest expense related to the four months ended April 30, 1998 of the predecessor company. The two months ended June 30, 1998 of the successor reflects the capitalization resulting from the Transactions. Accordingly, interest expense for such period has not been adjusted.
   The pro forma adjustments to interest expense include the effects of Mexican withholding tax (currently expected to be 4.9%) on Jafra S.A.'s obligations.
   Each 0.125% change in interest rates in respect of the Revolving Credit Facility would increase or decrease pro forma interest expense by less than $0.1 for both the year ended December 31, 1997 and the six months ended June 30, 1998.

(i) The tax effects of the pro forma adjustments to income (loss) before income taxes is based on the applicable statutory tax rates in the relevant jurisdictions. The pro forma adjustments assume that no valuation reserves would be required under SFAS 109 "Accounting for Income Taxes."
    The pro forma adjustments to income tax expense includes the estimated tax effect of inflation and exchange losses relating to Jafra S.A.'s Obligations in Mexico.

    Undistributed earnings of the Company's foreign subsidiaries are considered to be indefinitely reinvested and, accordingly, no provision for U.S. federal and state income taxes has been provided thereon. Upon distribution of those earnings in the form of dividends or otherwise, the Company would be subject to both U.S. income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the various foreign countries.
(j) EBITDA is defined as net income before net interest expense, income tax expense, depreciation and amortization. The Company believes that EBITDA provides useful information regarding the Company's ability to service debt but should not be considered in isolation or as a substitute for the combined statement of operations or cash flow data prepared in accordance with generally accepted accounting principles and included elsewhere in this Prospectus or as a measure of the Company's operating performance, profitability or liquidity. While EBITDA is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences and methods of calculation.

                                                  YEAR ENDED DECEMBER 31, 1997
                                                 -------------------------------
                                                             PRO FORMA    PRO
                                                 HISTORICAL ADJUSTMENTS FORMA(A)
                                                 ---------- ----------- --------
   EBITDA.......................................   $24.3       $(2.2)    $22.1
                                                   =====       =====     =====
   Adjusted EBITDA..............................                         $30.3
                                                                         =====

                       PREDECESSOR     SUCCESSOR
                       FOUR MONTHS    TWO MONTHS                  PRO FORMA
                          ENDED          ENDED      PRO FORMA  SIX MONTHS ENDED
                      APRIL 30, 1998 JUNE 30, 1998 ADJUSTMENTS JUNE 30, 1998(A)
                      -------------- ------------- ----------- ----------------
   EBITDA............      $8.3          $3.8         $--           $ 12.1
                           ====          ====         ====          ======
   Adjusted EBITDA...                                               $ 16.0
                                                                    ======

(k) Pro forma adjusted EBITDA reflects (i) the elimination of certain non-recurring items that affected 1997 historical amounts and (ii) certain changes in the cost structure of the Company that are expected to occur following the consummation of the Transactions, as set forth below:

                                             YEAR ENDED       SIX MONTHS ENDED
                                         DECEMBER 31, 1997      JUNE 30, 1998
                                         -----------------    ----------------
   Historical EBITDA:
     Predecessor.......................                $24.3               $8.3
     Successor.........................                                     3.8
   Pro forma adjustments...............                 (2.2)               --
   Non-recurring items:
     Reorganization expenses(1)........       3.5                 --
     Gain from legal settlement(2).....      (2.3)                --
     Gain on sale of divested facili-
      ty(3)............................      (0.8)                --
                                         --------
     Total non-recurring items.........                  0.4                --
                                                   ---------          ---------
   Cost savings:
     Adjustment of existing employee
      benefit plans(4).................       1.4                 0.7
     Restructuring/rationalization(5)..       5.3                 2.7
     Elimination of expatriate bene-
      fits(6)..........................       1.1                 0.5
                                         --------
     Total cost savings(7).............                  7.8                3.9
                                                   ---------          ---------
     Pro forma adjusted EBITDA.........            $    30.3          $    16.0
                                                   =========          =========

  --------
  (1) In 1997, the Company incurred approximately $3.5 of cash severance costs relating to the realignment of certain foreign operations. The Company believes that such realignment has been completed and that such severance costs are non-recurring.

  (2) In 1997, the Company recorded a gain of approximately $2.3 relating to a cash recovery under a legal settlement brought by the Company against a software vendor.
  (3) In 1997, the Company recorded a cash gain of approximately $0.8 relating to the sale of a facility that had been previously written-off.
  (4) The Company has adjusted certain U.S. employee benefit plans which were provided to employees, including defined benefit pension, retirement savings, retiree medical and health and welfare plans, at an estimated annual savings of $1.4.
  (5) The Company plans to rationalize certain distribution, manufacturing and administrative functions which the Company believes will reduce annual expenses by $5.3. In addition, estimated non-recurring charges of approximately $4.0 corresponding to the restructuring/rationalization have not been reflected in the Unaudited Pro Forma Combined Statement of Operations.
  (6) The Company plans to convert to local status or replace certain individuals currently employed on an expatriate basis. The Company estimates that the annual cost savings compared to the existing expatriate policy will be approximately $1.1.
  (7) The anticipated cost savings included in pro forma adjusted EBITDA are based on estimates and assumptions made by the Company that are inherently uncertain, although considered reasonable by the Company, and are subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of the Company. As a result, there can be no assurance that such savings will be achieved.

(l) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes and extraordinary items, plus fixed charges. Fixed charges include interest expense on all indebtedness, amortization of deferred financing fees, and one-third of rental expense on operating leases representing that portion of rental expense deemed to be attributable to interest. On a pro forma basis, earnings before income taxes and fixed charges were insufficient to cover fixed charges by $2.1 for the year ended December 31, 1997. For the two months ended June 30, 1998, earnings before income taxes and fixed charges were insufficient to cover fixed charges by $0.2. The calculation of pro forma earnings to fixed charges includes non-cash depreciation and amortization expense of $7.4 and $3.8 and non-cash amortization expense of deferred financing costs of $1.6 and $0.8 for the year ended December 31, 1997 and the six months ended June 30, 1998 respectively.

                  SELECTED HISTORICAL COMBINED FINANCIAL DATA

  The following table sets forth the combined financial data with respect to the Company for the periods ended and as of the dates indicated. The historical combined statement of operations data for the years ended December 31, 1995, 1996 and 1997 and the historical combined balance sheet data as of December 31, 1996 and 1997 are derived from the audited combined financial statements and the historical combined statements of operations data for the six months ended June 30, 1997, four months ended April 30, 1998 and the two months ended June 30, 1998 and the historical combined balance sheet data as of June 30, 1997, April 30, 1998 and June 30, 1998 are derived from the unaudited combined financial statements of the Company, both of which are included elsewhere in this Prospectus. This information should be read in conjunction with such combined financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The historical combined statement of operations data for the years ended December 31, 1993 and 1994 and the historical combined balance sheet data as of December 31, 1993, 1994 and 1995 are derived from the unaudited combined financial statements of the Company that are not included in this Prospectus. The data presented for the six months ended June 30, 1997, for the four months ended April 30, 1998 and for the two months ended June 30, 1998 are derived from the unaudited combined financial statements included elsewhere in this Prospectus and include, in the opinion of management, all adjustments, consisting of normal recurring adjustments necessary to present fairly the data for such periods. Prior to 1998, accounts of subsidiaries and operations outside the United States are included in the historical combined financial data on the basis of fiscal years generally ending November 30.

                                                    PREDECESSOR
                          ----------------------------------------------------------------------
                               YEAR ENDED DECEMBER 31,               SIX MONTHS    FOUR MONTHS    TWO MONTHS
                          ----------------------------------------      ENDED         ENDED          ENDED
                           1993    1994    1995      1996    1997   JUNE 30, 1997 APRIL 30, 1998 JUNE 30, 1998
                          ------  ------  ------    ------  ------  ------------- -------------- -------------
                                                          (IN MILLIONS)
STATEMENT OF OPERATIONS
 DATA:
 Net sales..............  $258.1  $263.9  $218.4(a) $224.5  $229.5     $110.1         $ 77.3        $ 41.0
 Cost of sales..........    55.7    59.8    54.3      58.2    59.1       28.1           20.3          11.8
                          ------  ------  ------    ------  ------     ------         ------        ------
 Gross profit...........   202.4   204.1   164.1     166.3   170.4       82.0           57.0          29.2
 Selling, general and
  administrative
  expenses (b)..........   155.3   172.3   154.0     155.8   149.4       73.6           51.6          25.6
                          ------  ------  ------    ------  ------     ------         ------        ------
 Income from operations.    47.1    31.8    10.1      10.5    21.0        8.4            5.4           3.6
 Other income (expense)
 Exchange gain (loss)...    (0.5)    0.1    25.5(c)    --      0.3                       1.4          (1.3)
 Interest income, net...     4.9     0.5     4.3       0.9     0.3        0.1            0.1          (2.7)
 Other expense, net.....    (1.0)   (1.0)   (1.0)     (1.4)   (1.3)       0.1            0.1           0.2
                          ------  ------  ------    ------  ------     ------         ------        ------
 Income before income
  taxes and
  extraordinary credit..    50.5    31.4    38.9      10.0    20.3        8.6            7.0          (0.2)
 Income taxes...........    14.4    13.4     6.1       2.6     4.8        2.1            2.9           0.4
                          ------  ------  ------    ------  ------     ------         ------        ------
 Income before
  extraordinary credit..    36.1    18.0    32.8       7.4    15.5        6.5            4.1          (0.6)
 Extraordinary credit
  (d)...................     --      --      --        2.6     --         --             --            --
                          ------  ------  ------    ------  ------     ------         ------        ------
 Net income.............  $ 36.1  $ 18.0  $ 32.8    $ 10.0  $ 15.5     $  6.5         $  4.1        $ (0.6)
                          ======  ======  ======    ======  ======     ======         ======        ======
BALANCE SHEET DATA (AT
 END OF PERIOD):
 Cash and cash equiva-
  lents.................  $  4.1  $  6.2  $  7.5    $  8.7  $ 10.2     $ 11.6         $  1.9        $ 18.4
 Total working capital
  (e)...................    85.4    75.1    49.4      24.4    31.1       25.6           41.0          34.3
 Property, plant and
  equipment, net........    26.1    31.8    43.7      41.8    43.7       44.0           39.6          56.2
 Total assets...........   203.1   217.4   203.1     164.5   175.2      179.6          141.9         277.3
 Total debt.............     --      --      --        --      8.5        --             --          140.0
 Stockholders' equity...   111.7   120.8   108.7      78.6    77.3       81.0           90.1          78.2
OTHER FINANCIAL DATA:
 EBITDA (f).............  $ 48.6  $ 34.1  $ 37.4    $ 15.9  $ 24.3     $  9.9         $  8.3        $  3.8
 Net cash provided by
  (used in) operating
  activities............    35.8    28.3    27.5       5.4    26.7        5.2           (8.0)          8.2
 Net cash provided by
  (used in) investing
  activities............    (6.2)   (8.5)  (13.9)     (4.5)   (5.8)      (3.4)           2.6        (198.1)
 Net cash provided by
  (used in) financing
  activities............   (33.6)  (16.5)  (13.4)      2.4   (19.0)       2.5           (8.8)        208.3
 Ratio of earnings to
  fixed charges (g).....    25.0x    9.3x   22.6x      5.8x   12.9x      18.2x          18.5x             (g)
 Depreciation and amor-
  tization..............     3.0     3.2     2.8       3.3     4.4        1.4            1.4           1.3
 Capital expenditures...     6.1    10.7    20.3      10.3     8.9        3.7            3.2           0.5

--------
(a) In 1995, net sales in Mexico declined $59 or 43%, primarily as a result of the December 1994 devaluation of the Mexican peso and related economic weakness in Mexico. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."
(b) Selling, general and administrative expenses include the following non-recurring items: for 1995, net reorganization charges of $9.6; for 1996, a $5.4 non-cash charge for the write-off of certain computer systems and related costs, and net reorganization charges of $0.7; and for 1997, net reorganization charges of $3.5 that were partially offset by a cash recovery of $2.3 relating to the $5.4 charge taken in 1996, resulting from the settlement of a legal action brought by the Company against a computer systems contractor, and a gain of $0.8 relating to the sale of a facility that had previously been written-off.
(c) Other income (expense), net for 1995 includes a $25.5 foreign exchange gain in Jafra S.A. resulting from having had U.S. dollar denominated intercompany receivables from affiliates at the time of the December 1994 peso devaluation.
(d) Extraordinary credit represents the cancellation of indebtedness (net of income tax effect of $0.9) due to an affiliate resulting from discontinuation of direct operations in one of Jafra's markets.
(e) Total working capital is defined as current assets less current liabilities excluding third party short term debt with third parties.
(f) EBITDA is defined as net income before net interest expense, income tax expense, depreciation and amortization. EBITDA for 1995 includes a $25.5 foreign exchange gain in Jafra S.A. resulting from having had U.S. dollar denominated intercompany receivables from affiliates at the time of the December 1994 peso devaluation, which was partially offset by $9.6 of non-recurring charges relating to the reorganization and restructuring of certain foreign operations. EBITDA for 1996 includes a non-recurring charge in Jafra S.A. of $5.4 relating to the write-off of certain computer systems and related costs, and net reorganization charges of $0.7. EBITDA for 1997 includes $3.5 of cash severance costs relating to realignment of certain foreign operations, which was partially offset by a cash gain of $2.3 relating to a recovery under a legal settlement and a $0.8 cash gain relating to the sale of a facility that was previously written-off. EBITDA for the six months ended June 30, 1997 includes $1.2 of cash severance costs relating to realignment of certain foreign operations, which was more than offset by a cash gain of $2.1 relating to a recovery under a legal settlement. The Company believes that EBITDA provides useful information regarding the Company's ability to service debt but should not be considered in isolation or as a substitute for the combined statement of operations or cash flow data prepared in accordance with the generally accepted accounting principles and included elsewhere in this Prospectus or as a measure of the Company's operating performance, profitability or liquidity. While EBITDA is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences and methods of calculation.
(g) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes and extraordinary items, plus fixed charges. Fixed charges include interest expense on all indebtedness, amortization of deferred financing fees, and one-third of rental expense on operating leases representing that portion of rental expense deemed to be attributable to interest. For the two months ended June 30, 1998, earnings before income taxes and fixed charges were insufficient to cover fixed charges by $0.2.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

  This discussion contains forward-looking statements concerning the Company's operations, economic performance and financial condition, all of which involve risks and uncertainties. Forward-looking statements are made based upon management's expectations and beliefs concerning future developments and their potential effect upon the Company. The Company's actual results may differ significantly from management's expectations and there can be no assurance that the effect of future developments on the Company will be those anticipated by management. There are certain factors that might cause such a difference. These factors include, but are not limited to, product demand and market acceptance risks, the effect of economic conditions, the impact of competitive products and pricing, product development, sales representative turnover, commercialization and technological difficulties, capacity and supply constraints or difficulties, availability of capital resources, general business and economic conditions, the effect of the Company's accounting policies, the impact of laws in various jurisdictions that may restrict direct selling activities and other risks described herein. See "Risk Factors."

GENERAL

  The following discussion and analysis of the results of operations, financial condition and liquidity of the Company should be read in conjunction with the combined financial statements of the Company and the "Unaudited Pro Forma Combined Financial Statements" and the related notes thereto included elsewhere in this Prospectus.

OVERVIEW

  Jafra is a multi-level direct seller of premium skin and body care products, color cosmetics, fragrances, nutritional supplements and other personal care products. The Company sells its products to independent, self-employed sales representatives. The Company has been in operation since 1956 and was purchased by Gillette in 1973. Jafra entered Latin America in 1977 and Europe in 1978. Since 1973, the Company's sales have grown at a compound annual growth rate of 18.5%. Parent acquired the Jafra business from Gillette on April 30, 1998.

  The Company's revenues consist of sales of products and non-resale materials, such as product brochures and certain sales aids. Jafra's sales representatives earn income on the difference between the wholesale prices paid to Jafra and the retail prices charged to consumers and commissions on sales made by other sales representatives whom they have recruited. Jafra commissions are included in selling, general and administrative ("SG&A") expenses.

  Although Jafra currently has operations in ten countries and distributorships in a number of other countries, most of the Company's 1997 sales were derived from the United States, Mexico and Germany. Sales in Mexico represented 46.2% of total sales for the two and six months ended June 30, 1998 and 42.5% of total sales in 1997, an increase from 34.9% of total sales in 1995. Sales in the United States over the same period have remained flat at approximately 31% of total sales, and sales in Germany were 12.5% of total sales in 1997, as compared to 17.2% in 1995.

  The two key revenue drivers in the direct selling industry are the number of sales representatives and the amount of sales, or productivity, per sales representative. As of June 30, 1998, Jafra had 235,100 sales representatives worldwide, an increase of 6.5% over December 31, 1997. At the end of 1997, Jafra had 220,800 sales representatives worldwide, with average revenues per sales representative being approximately $1,070 for all of 1997. The Company's worldwide sales representative base increased 1.9% to 220,800 at the end of 1997 from 216,700 at the end of 1995. Sales representative productivity increased 6.2% over this period, to $1,070 in 1997 from $1,008 in 1995. Jafra's sales representatives have been affiliated with the Company for an average of four years, which the Company believes is among the highest average tenure in the direct selling industry.

  Jafra believes that the size and productivity of its sales representative base are influenced by numerous factors, including: (i) new product introductions and product line extensions, (ii) sales incentives such as discounts on products, (iii) non-monetary incentives such as recognition, (iv) product price increases, (v) leadership provided by senior management, and
(vi) the general economic condition of the countries in which it conducts business. The Company offers lower prices on bundled products and volume discounts, which has historically led to increased sales. New product introductions, product line extensions and incentives such as prizes and trips to national conventions have also served to increase productivity and sales. The Company's results of operations are impacted by the timing of its promotional activities. Products introduced in the prior five years accounted for 70%, 58% and 54% of total sales for the years 1997, 1996 and 1995, respectively. Jafra prices its products slightly below prestige level products that are sold in department stores. Compared to its direct selling competitors, this generally places prices on Jafra products on par with Mary Kay product prices, but higher than Avon's prices.

  Sales outside of the United States aggregated 69%, 68% and 69% of the Company's total net sales in 1997, 1996 and 1995, respectively. Accordingly, the Company has experienced and continues to be exposed to foreign exchange risk. Although the Company historically has not entered into foreign currency hedging contracts to mitigate this risk, it may do so in the future. Foreign currency fluctuations can also impact operating results. During 1998, the stronger U.S. dollar negatively affected revenues and operating income. Had exchange rates remained constant for the six month 1998 and 1997 periods, revenue would have been approximately $7 million higher and income from operations would have been approximately $1 million higher than reported.

  The Company derived approximately 46.2% of its net sales for the two and six months ended June 30, 1998 and 42.5% for the year ended December 31, 1997 from Mexico, substantially all of which were denominated in Mexican pesos. In 1997, approximately 50% of the Company's total production was manufactured in Mexico, and approximately 65% of Jafra S.A.'s total costs were denominated in pesos, which partially mitigates Mexican peso exchange risk. The Company is seeking other ways, including increased local sourcing of raw materials, to reduce the dollar cost component of its products manufactured in Mexico. In 1995, the Company's sales in Mexico decreased by $59.0 million primarily as a result of the December 1994 devaluation of the Mexican peso and the corresponding economic weakness in Mexico. The impact of the decrease in sales in 1995 on the results of operations was partially offset by an exchange gain of $25.5 million in Mexico, which was primarily attributable to U.S. dollar denominated receivable balances with affiliates. As a result of the Transactions, Jafra S.A. has significant U.S. dollar denominated indebtedness. There can be no assurance that future declines in the U.S. dollar-Mexican peso exchange rate will not have a material adverse affect on the Company's results of operations and financial condition.

  SG&A expenses make up the largest portion of Jafra's costs. SG&A costs consist primarily of overhead expenses related to administration, manufacturing, distribution and marketing. The Company believes that a substantial portion of SG&A costs are fixed. The largest component of variable costs consist of sales commissions (paid to sales representative managers on the wholesale value of their sales and the sales made by their recruits) which were $35.4 million, or 15.4% of sales in 1997.

RECENT DEVELOPMENTS


  Pursuant to the Acquisition Agreement, the purchase price paid by Parent for the Jafra Business is to be adjusted by the difference, if any, between the adjusted net book value (as defined) of the Jafra Business as of the Closing date, and the adjusted net book value as of September 30, 1997. On June 22, 1998, Gillette sent to Parent a notice requesting an additional payment of approximately $6.9 million (net of a receivable from Gillette of $5.0 million). On July 10, 1998, Parent delivered a notice disputing certain items, and requested payment of $5.0 million from Gillette. Under the terms of the Acquisition Agreement, the parties are required to submit their dispute over the purchase price adjustment to arbitration if such dispute cannot be resolved. Parent and Gillette are continuing to discuss the resolution of the purchase price adjustment. Although management cannot predict the outcome of the purchase price adjustment dispute at this time, management does not believe that the resolution of such dispute will have a material adverse effect on the Company's business, financial condition or results of operations.

RESULTS OF OPERATIONS

                                                    YEAR ENDED DECEMBER 31,                SIX MONTHS ENDED JUNE 30,
                                             -------------------------------------------  ------------------------------
                                                 1995           1996           1997           1997            1998
                                             -------------  -------------  -------------  -------------  ---------------
                                                                       (IN MILLIONS)
Net sales..................................  $218.4  100.0% $224.5  100.0% $229.5  100.0% $110.1  100.0% $  118.3  100.0%
Cost of sales..............................    54.3   24.9    58.2   25.9    59.1   25.8    28.1   25.5      32.1   27.1
                                             ------  -----  ------  -----  ------  -----  ------  -----  --------  -----
Gross profit...............................   164.1   75.1   166.3   74.1   170.4   74.2    82.0   74.5      86.2   72.9
Selling, general & administrative expenses.   154.0   70.5   155.8   69.4   149.4   65.1    73.6   66.8      77.2   65.3
                                             ------  -----  ------  -----  ------  -----  ------  -----  --------  -----
Income from operations.....................    10.1    4.6    10.5    4.7    21.0    9.1     8.4    7.6       9.0    7.6
Exchange gain (loss).......................    25.5   11.7     --     --      0.3    0.1     0.1    --         .1    --
Interest income, net.......................     4.3    2.0     0.9    0.4     0.3    0.1     0.1    0.1      (2.6)  (2.2)
Other income (expense), net................    (1.0)  (0.5)   (1.4)  (0.6)   (1.3)  (0.5)    --     0.1       0.3    0.3
                                             ------  -----  ------  -----  ------  -----  ------  -----  --------  -----
Income before income taxes and
 extraordinary item........................    38.9   17.8    10.0    4.5    20.3    8.8     8.6    7.8       6.8    5.7
Income taxes...............................     6.1    2.8     2.6    1.2     4.8    2.1     2.1    1.9       3.3    2.8
                                             ------  -----  ------  -----  ------  -----  ------  -----  --------  -----
Income before extraordinary credit.........    32.8   15.0     7.4    3.3    15.5    6.7     6.5    5.9       3.5    3.0
Extraordinary credit.......................     --     --      2.6    1.2     --     --      --     --        --     --
                                             ------  -----  ------  -----  ------  -----  ------  -----  --------  -----
Net income.................................  $ 32.8   15.0% $ 10.0    4.5% $ 15.5    6.7% $  6.5    5.9% $    3.5    3.0%
                                             ======  =====  ======  =====  ======  =====  ======  =====  ========  =====
STATEMENT OF CASH FLOWS DATA:
Net cash (used in) provided by Operating
 Activities................................  $ 27.5         $  5.4         $ 26.7         $  5.2         $    0.2
Net cash (used in) provided by Investing
 Activities................................   (13.9)          (4.5)          (5.8)          (3.4)          (195.5)
Net cash (used in) provided by Financing
 Activities................................   (13.4)           2.4          (19.0)           2.5            199.4
Effect of Exchange Rate Changes on Cash....     0.9           (2.2)          (0.3)          (1.4)            (0.5)
Effect of Accounting Calendar Change
 on Cash...................................     --             --             --             --               6.3
                                             ------         ------         ------         ------         --------
Net Increase (Decrease) in Cash............  $  1.1         $  1.1         $  1.6         $  2.9         $    9.9
                                             ======         ======         ======         ======         ========

--------
(1) Pursuant to the terms of the Acquisition Agreement (See "The Transactions"), the Company was acquired by Parent on April 30, 1998. Accordingly, for purposes of Management's Discussion and Analysis of Financial Condition and Results of Operations, and Discussion of Business, the results of operations and cash flows for the six months ended June 30, 1998 are a combination of the historic results of the Predecessor for the four months ended April 30, 1998 and the Company's results of operations for the two months ended June 30, 1998.

SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1997

 Net Sales

  Net sales in 1998 increased to $118.3 million from $110.1 million in 1997, an increase of $8.2 million, or 7.4%. The total number of sales representatives increased by approximately 14,300 in 1998, or 6.5%. Net sales in Latin America rose 16.6% to $59.6 million in 1998 from $51.1 million in 1997 due to a larger sales representative base, product price increases, the Company's successful annual convention and introduction of new products. Increased sales in Latin America were partially offset by decreased sales in Western Europe, which declined 7.5% to $22.1 million in 1998 from $23.9 million in 1997. The reduction in sales in Western Europe was due principally to a decrease of 9.6% and 11.6% in the sales representative base and sales representative productivity in Germany, respectively. Additionally, changes in exchange rates in Germany during this period resulted in losses of $1.2 million in sales and a decrease of $0.3 million in profits from operations.

 Gross Profit

  Gross profit in 1998 increased to $86.2 million from $82.0 million in 1997, an increase of $4.2 million or 5.1% as a result of the increase in sales. Gross margin decreased to 72.9% from 74.5%. The decrease in gross margin was due principally to the effects of accounting for the Acquisition, $0.8 million was included in cost of sales for the two months ended June 30, 1998 relating to the write-up of certain inventories as a result of accounting for the Acquisition.

 Selling, general and administrative expenses

  SG&A expenses in 1998 increased to $77.2 million from $73.6 million in 1997, an increase of $3.6 million or 4.9%. SG&A as a percentage of net sales decreased in 1998 to 65.3% from 66.9% for 1997, a decline of 1.6% of net sales. The decrease was due principally to a net decrease of $0.8 million of non-recurring charges from 1997 to 1998. These non-recurring charges in 1997 were mainly related to reorganization costs and the closing of Jafra's operations in two markets (Hungary and Canada). SG&A expenses were also lower due to a decrease of $0.5 million in market research expenses and infrastructure improvements that provided for increased economies of scale.

 Other expense (income)

  Net other expense (income) increased to $2.2 million in 1998 from $(0.2) million in 1997, an increase of $2.4 million. Other expense (income) generally includes foreign exchange gains and losses, interest income and expenses and other miscellaneous items. The increase in other expense (income) in 1998 was primarily due to the recognition of $2.7 million in interest expense on the Acquisition indebtedness.

 Income before income taxes

  Income before income taxes decreased $1.8 million, or 20.9% to $6.8 million in 1998 from $8.6 million in 1997. This decrease was due principally to $2.7 million of interest expense in 1998 resulting from the new debt structure which was partially offset by a reduction in non-recurring charges of $0.8 million and improvement in profit from operations of $0.6 million.

 Net income

  Income taxes as a percentage of pre-tax income increased to 48.5% in 1998 from 24.4% in 1997. The increased tax rate resulted principally from valuation allowances provided against net operating losses in the U.S. and Europe. Net income for the six months ended June 30, 1998 was $3.5 million as compared to $6.5 million for the six months ended June 30, 1997. The decrease in net income of $3.0 million or 46.2% was attributable to an increase in income taxes of $1.2 million and a decrease in income before taxes of $1.8 million.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1996

 Net sales

  Net sales for 1997 increased to $229.5 million from $224.5 million in 1996, an increase of $5.0 million, or 2.2%. The Company's year end number of total sales representatives increased by approximately 12,300, or nearly 6%, in 1997, primarily in Latin America. Productivity increased slightly to $1,070 per sales representative. Net sales in Latin America rose 23.4% to $111.8 million in 1997 from $90.6 million in 1996 due to a larger sales representative base, product price increases, the Company's successful Christmas promotion and introduction of new products. Increased sales in Latin America were partially offset by decreased sales in Western Europe, which declined 22.3% to $46.8 million in 1997 from $60.2 million in 1996. The reduction in sales in Western Europe was due principally to losses resulting from currency depreciations and a significant reduction in sales representative productivity mainly due to weak economic conditions.

 Gross profit

  Gross profit for 1997 increased to $170.4 million from $166.3 million in 1996, an increase of $4.1 million or 2.5%. Gross margin increased to 74.2% from 74.1%. The increase in gross profit was due principally to product price increases as well as improvements in production processes, particularly in Mexico. These increases were partially offset by higher manufacturing overhead costs. Gross profit was also negatively impacted by increased freight costs resulting from a higher than normal use of air freight to Europe and increased shipping costs in the United States.

 Selling, general & administrative expenses

  SG&A expenses for 1997 decreased to $149.4 million from $155.8 million for 1996, a decline of $6.4 million, or 4.1%. SG&A as a percentage of net sales for 1997 decreased to 65.1% from 69.4% for 1996, a decline of 4.3% of net sales. This decrease resulted primarily from a net decrease of $4.9 million of non-recurring charges from 1996 to 1997, as discussed below. In addition, SG&A expenses were lower due to a decrease of $2.2 million in sales and promotional expenses and infrastructure improvements that provided for increased economies of scale.

  Net non-recurring charges decreased by $4.9 million from 1996 to 1997, as a result of the following factors. In 1996, the Company wrote off $5.4 million of charges related to certain proprietary computer systems which were improperly installed by a vendor. In 1997, $2.3 million of such charges were recovered through litigation with that vendor. In addition, the Company incurred $2.4 of charges in 1996 related to market closures in Brazil. These decreases were partially offset by a $1.7 gain on the sale of property in Mexico in 1996, for which no similar gain was recorded in 1997, and $2.6 million of charges in 1997 related to the reorganization and realignment of operations in South America.

 Other expense (income)

  Net other expense for 1997 increased $0.2 million to $0.7 million from $0.5 million in 1996. Other items generally include foreign exchange gains and losses, interest income and expense and other miscellaneous items. In 1997, the Company benefited from foreign exchange gains of $0.3 million. This benefit was offset by a net reduction in interest income of $0.6 million, and to a lesser extent from decreases in miscellaneous items, including credit card fees and amortization of goodwill.

 Income before income taxes and extraordinary credit

  Income before income taxes and extraordinary credit for 1997 increased $10.3 million, or 102.4%, to $20.3 million from $10.0 million in 1996. This increase was due principally to the net non-recurring charges recorded in 1996 and increased gross profit. During 1996, the Company recorded an extraordinary credit of $2.6 million, recorded net of its tax effect of $0.9 million, related to the cancellation of indebtedness due to an affiliate resulting from the discontinuation of the Company's operations in a foreign market.

 Net income

  The effective tax rate for 1997 decreased 2.3% to 23.6% from 26.0% in 1996. Net income for the year ended December 31, 1997 was $15.5 million as compared to $10.0 million in 1996, an increase of $5.5 million or 55.0%. Exclusive of the impact of the extraordinary credit, the increase in net income in 1997 was $8.1 million.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO THE YEAR ENDED DECEMBER 31, 1995

 Net sales

  Net sales for 1996 increased $6.1 million, or 2.8%, to $224.5 million from $218.4 million for 1995. Sales in all regions increased in 1996 due to price increases and economic recovery in many parts of Latin America, increased sales representative productivity due to successful promotional activity in the U.S. and a small increase in the sales representative base in the U.S. and Western Europe. This increase was partially offset by a decrease in year-end total sales representatives by approximately 8,000 persons in Mexico and Venezuela. The effect of this decline in the number of sales representatives was offset by an increase in sales representative productivity.

 Gross profit

  Gross profit for 1996 increased $2.2 million, or 1.3%, to $166.3 million from $164.1 million in 1995. However, gross margin for the year ended December 31, 1996 decreased 1.0% to 74.1% from 75.1% for 1995. The increase in gross profit was due principally to higher overall product sales prices worldwide offset by increased labor and materials costs associated with new products. Product price increases did not fully recoup increased product costs, resulting in a decline in gross margins. However, lower freight costs in 1996 to Europe positively impacted gross profit in 1996.

 Selling, general & administrative expenses

  SG&A expenses for 1996 increased $1.8 million, or 1.2%, to $155.8 million from $154.0 million for 1995. SG&A as a percentage of net sales for 1996 decreased 1.1% to 69.4% from 70.5% for 1995. This decrease was due primarily to a reduction in net non-recurring charges of $3.5 million from 1996 as compared to 1995, as discussed below. The decrease in net non-recurring charges was partially offset by higher marketing costs to support new product launches, as well as special events held in Mexico to recruit and motivate sales representatives. Other SG&A increases included higher sales promotional expenses of approximately $1.5 million and increased costs related to the enhancement of software developed in Mexico for use in Germany.

  The $3.5 million decrease in net non-recurring charges referred to above consists of the following factors. The Company incurred certain severance and other legal costs of $5.6 million related to worldwide reduction in sales force employees in 1995, for which no similar charges were incurred in 1996. In addition, the Company incurred $4.0 million of costs related to the closure and reorganization of markets in the United States, Italy, Holland, Germany, Spain, and Brazil, as opposed to $2.4 million of such costs related to Brazil in 1996. The Company also realized a gain in 1996 of $1.7 million related to the sale of property in Mexico. These decreases were partially offset by the write-off of $5.4 million of costs in 1996 related to certain proprietary computer systems which were improperly installed by a vendor.

 Other expense (income)

  Net other expense (income) increased $29.3 million to a net expense of $0.5 million in 1996 compared to a net income of ($28.8) million in 1995. This increase in net expenses was primarily due to a foreign currency exchange gain of $25.5 million in 1995, resulting from U.S. dollar denominated intercompany receivables from affiliates at the time of the December 1994 peso devaluation, and a $3.4 million net decrease in interest income in 1996.

 Income before income taxes and extraordinary credit

  Income before income taxes and extraordinary credit for 1996 decreased $28.9 million to $10.0 million from $38.9 million in 1995. During 1996, the Company recorded an extraordinary credit of $2.6 million, related to closure of the Company's Brazilian operations. The Company also recorded net one-time expenses of $6.1 million related primarily to the write-off of certain computer software. Excluding non-recurring charges and income, income before income taxes and extraordinary credit would have been $16.1 million. The decrease in income before income taxes and extraordinary credit was due principally to the foreign exchange gain recorded in 1995 of $25.5 million, reduced interest income of $3.4 million and increased marketing costs in support of new product launches.

 Net income

  The effective tax rate for 1996 increased 10.2% to 26.0% from 15.7% in 1995. The effective income tax rate in 1995 was due to the positive impacts of inflation effects recognized for tax purposes in Mexico. Net income for 1996 decreased $22.8 million to $10.0 million from $32.8 million in 1995. Exclusive of the impact of the extraordinary credit of $2.6 million, the decrease in net income in 1996 was $25.4 million.

LIQUIDITY AND CAPITAL RESOURCES

  Cash flows from operations decreased to $0.2 million for the six-month period ended June 30, 1998 from $5.2 million for the comparable period in 1997. The decrease in cash flow from operations is attributable to a $2.5 million decrease in net income adjusted for depreciation and amortization and other non-cash items included in net income and a $2.5 million decrease in the change in working capital over 1997. Operating activities provided net cash flow of $26.7 million, $5.4 million and $27.5 million in 1997, 1996 and 1995, respectively. Cash flow from operating activities increased $21.3 million in 1997 compared to 1996 primarily due to a $15.5 million decrease in inventories following the success of the Company's 1997 Christmas promotion. The increase in net income of $5.4 million and a decrease of $4.2 million related to taxes also served to increase the Company's cash position in 1997. These gains were partially offset by a net $2.5 million decrease in accounts payable. Cash flow from operating activities decreased $22.1 million to $5.4 million in 1996 from $27.5 million in 1995. This decrease was primarily due to a $22.8 million reduction in net income which was due to foreign exchange gains in 1995 that resulted from U.S. dollars denominated intercompany receivables from affiliates at the time of the December 1994 peso devaluation.

  Cash flows from investing activities decreased to a net use of cash of $195.5 million in 1998 from a net use of cash of $3.4 million in 1997. The decrease in cash flows from investing activities is attributable to the cash requirements of the Acquisition of $197.6 million which was partially offset by proceeds from the sale of certain property and equipment of $5.9 million during the four month period ended April 30, 1998 in anticipation of the Acquisition. Investing activities required net cash of $5.8 million, $4.5 million, $13.9 million in 1997, 1996 and 1995, respectively. The substantial part of the Company's historical capital expenditures in the last three years has resulted from investments in equipment and facilities to augment the Company's manufacturing capabilities as well as from data processing requirements. In 1995, the Company opened a new customer service and office facility in Mexico City at a cost of approximately $13.3 million. Capital expenditures in 1998 are expected to be $12.1 million, comprised of $7.0 million for maintenance, $2.0 million for information technology and $3.1 million for expenditures related to opening of new markets. The Company expects that capital expenditures will remain relatively flat for the next several years.

  Cash flows from financing activities increased to $199.5 million in 1998 from $2.5 million of cash provided by financing activities in 1997. Cash flows from financing activities prior to the Acquisition represent the intercompany transactions between the Company and Gillette. Cash flows from financing activities subsequent to the Acquisition reflect proceeds from the financing of the Transactions, including; $100.0 million from the issuance of 11 3/4% Senior Subordinated Notes, $25.0 million from borrowing under the Term Loan Facility, $15.0 million from borrowing under the Revolving Credit Facility, and $78.9 million contributed by CD&R and other investors. The Senior Subordinated Notes represent the several obligation of JCI and Jafra S.A. in the amount of $60 million and $40 million, respectively, with each participating on a pro rata basis upon redemption. The Notes mature in the year 2008 and bear a fixed interest rate of 11.75% payable semi-annually. Each Issuer has guaranteed the obligations under the Notes of the other on a senior subordinated basis, subject to a 30-day standstill period prior to enforcement of such guarantees. In addition, the Parent has fully and unconditionally guaranteed the Notes on a senior subordinated basis. The U.S. Issuer currently has no U.S. subsidiaries. Each acquired or organized U.S. subsidiary of the U.S. Issuer will fully and unconditionally guarantee the Notes jointly and severally, on a senior subordinated basis. Each existing subsidiary of Jafra S.A. fully and unconditionally guarantees the Notes jointly and severally, on a senior subordinated basis, and each subsequently acquired or organized subsidiary of Jafra S.A. will fully and unconditionally guarantee the Notes jointly and severally, on a senior subordinated basis. The nonguarantor entities are the Parent's indirect European subsidiaries in Germany, Netherlands, Switzerland, Italy and Austria and its indirect South American subsidiaries in Colombia, Argentina and Venezuela. The Notes are unsecured and are generally non-callable for five years. Thereafter, the Notes will be callable at premiums declining to par in the eighth year. Prior to May 1, 2001, the Issuers at their option may concurrently redeem the Notes on a pro rata basis in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes not exceeding the aggregate cash proceeds of one or more equity offerings, at a redemption price of 111.75% plus accrued interest. Borrowings under the Term Loan Facility are payable in quarterly installments of principal and interest over 6 years. Borrowings under the Revolving Credit Facility mature on April 30, 2004. Borrowings under the Senior Credit Agreement bear interest at an annual rate of LIBOR plus a margin not to exceed 2.625% or an alternate base rate (the higher of the prime rate or federal funds rate plus 1%, plus an applicable margin not to exceed 1.625%). The interest rate at April 30, 1998 was 8.34% per annum. The Company is in the process of revising its estimate of its acquisition costs. As of September 30, 1998, the Company had paid approximately $20 million for acquisition costs, but believes that it has incurred additional fees that have not yet been billed, which may increase such costs to as much as $24 million. In addition, the Company expects to pay approximately $7.8 million in interest in 1998, assuming the interest rate in effect as of September 30, 1998.

  The Senior Credit Agreement and the Indenture contain certain covenants which limit the Company's ability to incur additional indebtedness, pay cash dividends and make certain other payments. These debt agreements also require the Company to maintain certain financial ratios including a minimum EBITDA to cash interest expense coverage ratio and a maximum debt to EBITDA ratio. Financing activities consist principally of transactions with affiliates. Transactions with affiliates resulted in net cash payments of $27.5 million in 1997, net cash receipts of $2.4 million in 1996 and net cash payments of $13.4 million in 1995. Cash flows from financing activities included $8.5 million of proceeds from the issuance of bank debt in 1997.

  Use of cash in 1998 decreased to $0.5 million from $1.4 million in 1997 due to the effect of changes in exchange rates.

  The Company believes that its existing cash, cash flow from operations and availability under the Senior Credit Agreement will provide sufficient liquidity to meet the Company's cash requirements over the next twelve months.

EFFECTS OF INFLATION

  Mexico has experienced from time to time in the past, including during most of the 1980s and during 1995 through 1997, periods of high inflation. For example, during the period 1995 through 1997, Mexican inflation ranged between 35.1% and 21.0%. In 1997, Mexico was classified as a hyperinflationary economy for financial reporting purposes, and accordingly, the functional currency of Jafra S.A. was designated as the U.S. dollar. The Company has generally been able to offset the effects of inflation in Mexico by increasing its product prices by at least the level of inflation, although there can be no assurance that the Company will be able to maintain its pricing policy in the future. In addition, the effects of Mexican inflation have been partially offset in the Company's U.S. dollar denominated combined financial statements by the effects of depreciation in the U.S. dollar-Mexican peso exchange rate of 2.4%, 1.8% and 54.8% in 1997, 1996 and 1995, respectively.

YEAR 2000 ISSUE

  Prior to the Acquisition, the Company established a year 2000 compliance methodology and schedule based on the Gillette model. This methodology encompassed six phases, namely discovery, planning, resolution, testing, implementation and certification. The scope of the Company's compliance program includes information technology (computer systems, hardware and operating systems), facilities (phone systems, plant machinery, elevators and security systems), embedded software in production equipment and major suppliers of raw materials and finished goods. The Company has completed the discovery and planning phases with respect to both its information technology systems and non-information technology systems. Approximately 25% of the systems addressed were found to require some level of remediation or replacement. The Company is currently in the resolution phase with respect to such systems in which all affected hardware, software, equipment etc. is being repaired, upgraded or replaced.

  The Company expects to complete the resolution phase for all systems (information technology and non-information technology) by the end of the first quarter of 1999. The Company expects to have completed the testing phase for all systems by the end of the second quarter of 1999 and the implementation and certification phases by the end of the third quarter of 1999 and has budgeted $1.5 million through 1999 to complete the program. As of the date hereof, the Company estimates that its resolution and testing phase for information technology systems is approximately 40% complete. The Company has upgraded its main operating and financial systems to a Year 2000 compliant version in Germany, Holland, and Colombia, and expects to have the operating and financial systems upgraded in Austria by March 1999, Italy by July 1999, Switzerland by May 1999, Venezuela by June 1999, and Argentina by May 1999. Due to the nature of the upgrade, once it is complete no testing is required.

  The two most important information technology systems that are not Year 2000 compliant are the operating and financial systems that are installed in the United States and Mexico. The Company is currently upgrading these systems and expects to have the upgrades completed by June 1999. These upgrades are currently on schedule.

  With respect to its non-information technology systems, the Company estimates that its resolution and testing phases are virtually complete. Most non-information technology systems were already Year 2000 compliant, but several phone systems and one voice mail system required upgrades that are now completed. The Company has spent approximately $600,000 to date on the discovery, planning, and resolution phases for both information technology and non-information technology systems.

  Funds for achieving Year 2000 compliance are provided for in the Company's existing budget, and the Company believes it has sufficient cash, cash flow, and borrowing availability to meet its cash needs. All costs are being expensed. The allocation of amounts may change from time to time.

  As part of its investigation conducted in the discovery phase, the Company prepared a questionnaire that it distributed to approximately 106 of its major suppliers, which supply 75% of the raw materials and finished goods purchased by the Company from third party suppliers. As of October 26, 1998 the Company has received written responses from 60 of these suppliers. Of these, 57 have informed the Company that they do not expect that the dating problems associated with the year 2000 will have a material adverse effect on their ability to continue to supply the Company in accordance with past practice. Based on these replies, the Company does not believe that the inability of any of the suppliers that have not yet responded or have responded unfavorably to the Company's request for information, to continue to supply the Company would have in a material adverse effect on the Company's business, financial condition or results of operations. The Company intends to seek and identify alternate sources of supply for the affected raw materials and finished products in the event it has not received assurance by March 31, 1999 from the remaining companies that they will be able to supply the Company without material disruption into the year 2000. The Company currently believes there are alternative sources for all such materials.

  In the event the Company does not complete all phases of its year 2000 compliance program by December 31, 1999, the Company's most likely worst case scenario would be that it would have to consider outsourcing its customer service and order processing functions. No assurance can be given that the Company will be able to outsource these functions or that the Company will not incur significant additional expense in doing so. In the event the Company could not outsource these functions, the Company would be unable to process orders in a timely manner or respond to customer inquiries. This could lead to a loss of revenue and customer satisfaction, which could have a material adverse effect on the Company's results of operations, liquidity, and financial condition. The Company will make a determination no later than the end of March 1999 as to whether it needs to investigate the possibility of outsourcing these functions.

  In August 1998 the Company's Chief Information Officer left to return to Gillette. The Company had previously appointed a project manager whose duties include oversight of the Company's year 2000 compliance program in all of the Company's markets. The Company does not believe that the departure of the Chief Information Officer will have a material adverse effect on the Company's ability timely to achieve year 2000 compliance.

EUROPEAN ECONOMIC AND MONETARY UNION

  On January 1, 1999, eleven of the fifteen member countries of the European Union are scheduled to establish fixed conversion rates between their existing sovereign currencies and the euro. The participating countries have agreed to adopt the euro as their common legal currency on that day. The euro will then trade on currency exchanges and be available for non-cash transactions during the transition period between January 1, 1999 and January 1, 2002. During this transition period, the existing currencies are scheduled to remain legal tender in the participating countries as denominations of the euro and public and private parties may pay for goods and services using either the euro or the participating countries' existing currencies.

  During the transition period, the Company will continue to utilize the respective country's existing currency as the functional currency. Use of the euro by the Company or its consultants is not expected to be significant and will be converted and recorded in the Company's accounting records in the existing functional currency.

  The Company intends to use the euro as its functional currency as soon as practicable. The Company does not expect the introduction of the euro to materially affect its business, financial condition or results of operations.

                                   BUSINESS

GENERAL

  Jafra is a direct seller of premium skin and body care products, color cosmetics, fragrances, nutritional supplements and other personal care products. Jafra currently operates in ten countries directly and in a number of additional countries through distributors, although approximately 86% of the Company's sales in 1997 were in the United States, Mexico and Germany. Jafra markets its products through a direct selling, multilevel distribution system comprised of approximately 235,100 self-employed salespersons (known as "sales representatives"). The Company seeks to provide its sales representatives attractive and flexible career opportunities selling quality products at affordable prices. Jafra's sales representatives have the opportunity to earn significant income and to receive non-financial awards designed to motivate and recognize individual achievement.

  Jafra believes that as a result of the strong infrastructure created to date, it is well positioned to increase sales and profitability under the Company's new, focused ownership and management. As more fully set forth below, this existing infrastructure consists of four primary elements: first, Jafra's motivated, well-trained and loyal base of sales representatives through whom the Company reaches its customers; second, the Company's diverse and high quality product line and its ability to satisfy changing demand through its "fast follower" product development strategy; third, the Company's operating infrastructure, including state-of-the-art manufacturing and distribution facilities; and finally, the geographic diversity of the Company's sales and operations, which the Company believes will help produce consistent cash flow and help insulate the Company's financial performance against changes in individual markets.

OPERATING STRENGTHS

  Motivated and Loyal Sales Representative Base. Jafra has built a motivated, well-trained and loyal direct sales force of approximately 235,100 self-employed independent sales representatives. The average Jafra sales representative has been affiliated with the Company for approximately four years, which the Company believes is among the highest average tenure in the direct selling industry. The Company offers its sales representatives attractive opportunities for career development and significant potential for financial rewards. Jafra sales representatives earn income on their own sales and can also earn commissions on sales made by the sales representatives they recruit. In 1997, Jafra sales representatives earned aggregate direct sale income of over $190 million and total commissions of more than $35 million, with the highest paid Jafra sales representative earning total compensation of over $250,000. In addition to such financial benefits, the Company also offers non-financial rewards, such as international travel, regional and national conventions and incentive awards, all designed to motivate and recognize individual achievement. Unlike many of its competitors, the Company requires little or no start-up costs from new sales representatives, imposes no inventory maintenance requirements, has low minimum order sizes and provides retail discounts on all orders. The Company's worldwide sales representative base grew 5.9% to approximately 220,800 at the end of 1997 from approximately 208,500 at the end of 1996. As of June 30, 1998, the Company's worldwide sales representative base was 235,100, an increase of 6.5% over December 31, 1997.

  Prestige Quality Product Offerings. The Company offers diverse, prestige quality product lines that it believes appeal to a wide customer base, build brand equity and product loyalty, and lead to repeat purchases. The Company positions its products to appeal to middle income, value oriented consumers, generally pricing below the prestige level. The Company tries to develop integrated products and actively promotes products that bridge between categories, thus encouraging multi-product sales and repeat purchases. In order to meet changing consumer demand, the Company employs a "fast follower" product development strategy that minimizes research costs and focuses development efforts on products that have proven successful in the marketplace. In 1997, approximately 70% of sales resulted from products introduced in the last five years. The Company estimates that this percentage will remain the same in 1998.

  Significant Investment in Operating Infrastructure. Over the last three years, Jafra has invested approximately $30 million in new infrastructure, including a customer service and office facility in Mexico, new machinery and equipment, and upgraded data processing capabilities. The Company's manufacturing facilities in Westlake Village, California, which produces skin care products, and in Naucalpan, Mexico, which produces color cosmetics, are equipped with some of the latest manufacturing technologies. Jafra also has ten major distribution facilities worldwide and is generally able to fill orders within four days from the time of receipt with 98% accuracy, a rate which the Company believes is among the highest in the industry. In addition, the Company has made significant improvements in sourcing raw materials locally since 1995, and has recently implemented several programs to standardize product packaging, including in-house bottle decorating. As a result of these recent investments and the current strength of the Company's infrastructure, Jafra expects that it will have relatively low maintenance capital requirements over the next several years.

  Geographic Diversification. The Company currently operates in ten countries directly and through distributors in a number of additional countries, and expects to expand its operations to include approximately four additional countries (primarily in Latin America and Europe) over the next several years. The Company's most important markets to date have been the United States, Mexico and Germany, which represented approximately 31%, 43% and 13%, respectively, of total 1997 sales and 31%, 46% and 10%, respectively, of 1998 sales as of June 30, 1998. See footnote 10 to the combined financial statements of the Company included elsewhere in this Prospectus. With significant revenue coming from each of the United States, Latin America and Europe, the Company believes that it is less vulnerable to adverse economic developments in any particular market. The Company expects that future growth in the United States and in new markets will lead to greater diversification of the sources of revenue.

STRATEGY

  The Company's new owners and management intend to build on Jafra's strong existing infrastructure and to increase the Company's sales and profitability by refocusing the Company on growing its sales representative base and productivity in new and existing markets and by leveraging the Company's comparative strengths. To this end, the Company intends to pursue the following strategy:

  Deploy New Senior Management Team with Significant Direct Selling Experience. In connection with the Acquisition, Ronald B. Clark joined the Company as its Chairman and Chief Executive Officer, Gonzalo R. Rubio joined as its President and Chief Operating Officer, Michael DiGregorio joined as its President of United States Operations, Eugenio Lopez Barrios joined as its President of Mexican Operations, Jose Luis Peco joined as its President of European Operations, Jaime Lopez Guirao joined as its President of Global Operations and Alan Fearnley joined as its Senior Vice President of Global Marketing. Messrs. Clark, Rubio, Mason, Guirao and Barrios have purchased equity in Parent. See "Management." Messrs. Clark, Rubio, DiGregorio, Barrios, Peco, Guirao and Fearnley have an average of over 20 years of direct selling industry experience, including various senior management positions with Jafra competitors Avon and Mary Kay. Jafra's new Chief Executive Officer also served as the President of Jafra's United States operations from 1985 to 1988, and Jafra's new Senior Vice President of Global Marketing served in the same position at Jafra from 1987 to 1995. Jafra believes that this new team will provide the dynamic leadership required to attract new sales representatives and management talent, inspire new and existing sales representatives to greater productivity and execute the Company's new market development strategy.

  Grow Sales Representative Base in Existing Markets. Jafra plans to expand its sales representative base in existing markets by (i) targeting U.S. expansion into new geographic areas and demographic groups, (ii) streamlining the commission structure to provide more rewards to those sales representatives who actively recruit other sales representatives, (iii) providing more training in business skills and recruiting techniques to sales representative managers, and (iv) initiating programs to reactivate former or inactive sales representatives. Although Jafra operates in all fifty states, approximately 55% of its 1997 U.S. sales were concentrated in four states (California, Texas, Illinois and New York) and Puerto Rico. The Company believes that it has a significant opportunity to expand its distribution reach to include new geographic areas, particularly in the United States, and demographic segments such as baby boomers and minority groups.

  Increase Sales Representative Productivity. The Company plans to focus on increasing the productivity, as measured by sales per sales representative, of its existing sales representatives by (i) expanding the Company's product lines, (ii) initiating better-targeted marketing activities and (iii) decreasing lead time on new product introductions. Over the next two years, the Company plans to expand product offerings to include other complementary merchandise that would be introduced into specific regions after test marketing to establish the presence of sufficient demand. The Company believes that sales representative productivity can also be increased through targeted marketing efforts to increase brand and product awareness of existing product lines. The Company intends to provide its sales representatives with increased product knowledge and financial incentives to sell more products through greater training, internal "advertising" and promotion. Finally, the Company intends to adopt a shorter lead time on product development to get new products to its sales representative base more quickly, decreasing the Company's current time to market by up to one-third.

  Develop New Markets. The Company believes that its existing distribution and manufacturing capabilities provide a strong platform for Jafra to expand into new markets. The Company expects that it will be able to implement its new market development strategy with limited additional capital expenditures and without diverting focus from the Company's core markets. The Company's new senior management team has extensive experience and a proven track record in developing new markets in Latin America and Central and Eastern Europe. The Company intends to focus its expansion efforts on markets that the Company believes (i) do not require high start-up costs, such as markets contiguous to the Company's existing markets, (ii) have proven receptive to direct selling techniques, (iii) demonstrate promising economic demographics, including population size, growth of gross domestic product and an expanding middle class, and (iv) evidence demand for quality cosmetic products.

  Once a new target market has been identified, the Company will recruit local management with demonstrated knowledge of the local market. Operations will typically begin in one of the larger cities within the target market. The Company plans to hold seminars conducted by successful sales representatives and senior managers from existing markets to recruit and train local sales representatives and to identify potential leaders. In addition, the Company will use distribution capabilities from appropriate existing operations until the market is able to support its own distribution capabilities.

  Improve Operating Efficiency. The Company's new management team believes that opportunities exist to improve operating efficiency through cost-cutting, better inventory management, and streamlining of marketing efforts and product lines. The Company expects these measures, when fully implemented, to result in net annual savings of at least $6.2 million. Over the past several years, the Company has turned its inventory approximately 1.6 times per year. By the end of 2000, the Company expects to increase inventory turns to approximately three times per year, consistent with industry norms, which the Company expects will reduce significantly its future working capital requirements.

HISTORY

  Jafra was founded in 1956, as a California corporation, by Jan and Frank Day and acquired by Gillette in 1973. The Company expanded into Latin America in 1977 and into Europe in 1978. During the 24 years that Jafra was owned by Gillette, its revenues grew at a compound annual rate of 18.5%. Parent acquired the Jafra Business from Gillette on April 30, 1998.


        [GRAPH APPEARS HERE]

                              Net Sales

1973                              3.947
1974                              6.181
1975                              9.428
1976                             12.809
1977                             15.502
1978                             20.007
1979                             28.003
1980                             44.989
1981                             63.915
1982                             73.417
1983                             82.615
1984                               96.2
1985                             111.74
1986                            123.251
1987                            124.206
1988                            136.501
1989                            161.198
1990                            193.459
1991                            225.734
1992                             257.53
1993                            258.089
1994                            263.896
1995                            218.431
1996                            224.544
1997                            229.545


INDUSTRY OVERVIEW

The Direct Selling Industry

  The Company operates in the direct selling industry, which involves the marketing and sale of products to end consumers through an independent, commission-based sales force. Direct selling does not rely on direct mail, product advertising or physical retail store locations. Instead, salespersons demonstrate and sell products to consumers, typically at home or work.

  There are two main types of direct selling companies: single-level and multi-level. Jafra is a multi-level direct selling company. In single-level companies, independent salespersons purchase products directly from direct selling companies and earn revenues solely from the resale of such products at a profit to end users. In multi-level companies, independent salespersons not only make direct sales to consumers but also recruit other salespersons and earn commissions based on sales by such recruits and by salespersons recruited by such original recruits.

  Direct selling companies typically utilize one or both of two main direct selling techniques, person-to-person and party plan. Jafra's sales representatives use both techniques. Person-to-person sales consist of a salesperson demonstrating the products on an individual basis and taking immediate orders. If a customer is not ready to place an order, the salesperson generally leaves a catalog and follows up with a telephone call or personal visit. In party plan direct selling, an independent salesperson demonstrates products to a group of potential customers, one of whom acts as hostess for the function, generally by allowing the event to take place in her residence. Again, if a customer is not prepared to place an order, the salesperson provides a catalog and contacts such customer at a later date. Based on information supplied by its sales representatives, the Company estimates that approximately 70% of the Company's 1997 U.S. revenues resulted from person-to-person sales.

 The Cosmetics Industry

  The cosmetics and toiletries industry is highly competitive and fragmented. The Company believes that worldwide over 1,000 companies market over 20,000 brands in a number of major product categories. Brand recognition, product quality, performance, price, and marketing efforts have substantial influence on consumers' choices among competing products and brands. Products are distributed through three primary channels: (i) prestige distribution, mainly department stores and specialty stores, (ii) mass distribution, including drug stores, food stores and warehouse clubs, and (iii) alternative distribution, such as direct selling, mail order, salons, direct response television and health stores. The Company believes that approximately 70% of products reach consumers through mass distribution channels, while prestige distribution accounts for approximately 22% and alternative distribution methods for approximately 8%. Sales within the prestige distribution channel and certain outlets of the alternative distribution channel are considered demonstrator-assisted and command a price premium, whereas other sales are considered self-selected. Generally, advertising, promotion, recommendations from other consumers, reputation, merchandising and packaging, and the timing and frequency of new product introduction and line extensions have a significant impact on cosmetic product buying decisions.

INDEPENDENT SALES FORCE

  Jafra's self-employed sales force comprises approximately 235,100 motivated, independent sales representatives. More seasoned senior sales representatives, who have experience managing their own sales representative networks, recruit and train the Company's field level organization. Jafra sells substantially all of its products directly to its sales representatives. Each sales representative conducts her Jafra sales operations as a stand-alone business, purchasing Jafra goods and reselling them to customers, as well as offering free personal care consultations. The Company's independent sales force constitutes its primary marketing contact with the general public. Pride of proprietorship and the drive to earn income create strong incentives for sales representatives to satisfy customers, increase personal sales and recruit others to sell Jafra products.

 Selling

  The primary role of a Jafra sales representative is to sell Jafra products. Although the majority of the Company's sales occur as a result of person-to-person sales, the Company also encourages its sales representatives to arrange sales parties at customers' homes. Sales parties permit a more efficient use of a sales representative's time, allowing the sales representative to offer products and cosmetic advice to multiple potential customers at the same time, and provide a comfortable selling environment in which clients can learn about skin care and sample the Jafra product line. Such parties also provide an introduction to potential recruits and the opportunity for referrals to other potential clients, party hostesses and recruits.

  Jafra does not require sales representatives to maintain any inventory. The Company believes that the inventory requirements of other leading direct sellers are often onerous to sales representatives. Instead, Jafra sales representatives can wait to purchase products from the Company until they have a firm client order to fill. Sales representatives generally personally deliver orders to their clients within one week of placement of an order. By delivering products directly to the customer, the Jafra sales representative creates an additional sales opportunity.

 Recruiting

  The Company believes that it enjoys a competitive advantage in recruiting sales representatives due to its lower start-up costs and its policy of providing retail discounts even on small orders. In addition, the Company does not burden its sales representatives with inventory maintenance requirements, a common practice in the direct selling industry. Other major attractions to prospective recruits include flexible hours, increased disposable income, an attractive incentive program (including international travel, national and regional meetings, awards and free products), personal and professional recognition, social interaction, product discounts and career development opportunities. The Company also emphasizes its commitment to sales representatives' personal and professional training, thereby building sales representatives' management and entrepreneurial skills.

  Existing sales representatives recruit new sales representatives. Such recruitment often occurs at party plan events. To join the Jafra sales force, a new recruit signs an independent sales representative agreement and purchases an inexpensive sales representative kit for approximately thirty dollars. Worldwide, Jafra's sales representative base grew 6% from 1996 to 1997, to a level of 220,810 as of December 31, 1997. As of June 30, 1998, the number of the Company's sales representatives had increased to 235,100, an increase of 6.5% from December 31, 1997. In Mexico, the sales representative base, which had declined from a peak of 132,542 in 1994, rose 8% from 1996 to 1997, and was 129,062 as of December 31, 1997. The U.S. and German sales representative bases have been relatively stable since 1994, totaling 53,138 and 13,350, respectively, as of the end of 1997.

 Sales Representative Management and Training

  To become a manager, a sales representative must sponsor a specified number of recruits and meet certain minimum sales levels. A manager continues to gain seniority in the Jafra sales force by meeting the prescribed recruitment and sales requirements at each level of management. At more senior levels, managers may have several junior managers who in turn sponsor and manage other managers and sales representatives. The most successful managers have many such downline managers and sales representatives. The following chart illustrates the various levels of sales representative management in the United States, Mexico and Germany:

                                                                  PERCENTAGE OF   AVERAGE NUMBER OF
      TITLE*                       DESCRIPTION                  TOTAL SALES FORCE YEARS WITH JAFRA
      ------                       -----------                  ----------------- -----------------
 Sales represen-   An independent salesperson who has                 94.0%              4.0
  tative           purchased a sales case and earns a
                   percentage on every product sale.
 Manager           A sales representative who has recruited a          3.7               7.4
                   specified number of new sales
                   representatives and sold required minimum
                   dollar amounts, and has signed a manager's
                   contract. She earns a percentage on her
                   personal sales plus commissions on the
                   sales of her downline sales
                   representatives.
 District Manager  A manager who has promoted between 1 and 3          1.9              10.1
 (Levels I-III)    sales representatives to manager from her
                   downline group. She earns a percentage on
                   her personal sales plus commissions on her
                   downline group's sales.
 District Direc-   A district manager who has promoted at              0.4              14.3
 tor               least 5 sales representatives to manager
 (Levels I-V)      from her downline group. She earns a
                   percentage on her personal sales plus
                   commissions on her downline group's sales.

--------
* The titles of sales representative managers vary by country.

  Managers progress to higher levels of management by growing their downline sales representative networks. At the same time, managers' earnings increase, as they become entitled to commissions on sales by an increasing number of downline sales representatives. This is a powerful incentive for managers to maintain a well-trained and enthusiastic base of downline sales representatives.

  Training for new sales representatives focuses first on the personalized selling of the Jafra product line, beginning with skin care and the administration of a Jafra business. Training is conducted primarily by the Company's sales representative managers. Managers train their downline sales representatives at monthly meetings using materials prepared by the Company. In training managers, the Company seeks to improve leadership and management skills, while teaching managers to motivate downline sales representatives to higher sales levels. The Company also teaches its managers and more experienced sales representatives techniques for recruiting their own downline sales representative bases. A large part of sales representative and manager training occurs at the Company's semi-annual national conventions.

 Income Opportunities and Recognition

  Sales representatives earn income by purchasing products from Jafra at retail discounts and selling to consumers at suggested retail prices. Once a sales representative becomes a manager, her compensation also includes commissions on the wholesale value of paid sales made by herself and her recruits. Commissions vary among markets. Jafra pays commissions directly to managers on receipt of payment for the underlying product sale. While this commission-based incentive system diminishes the Company's profit margin on individual product sales, it results in increased numbers of sales representatives selling Jafra products, which ultimately earns greater profits for the Company.

  The Company believes that public recognition of sales accomplishments serves the dual purpose of identifying successful role models and boosting sales representative morale. Each year Jafra sponsors major events in each of its national markets to recognize and reward sales and recruiting achievements and strengthen the bond between the independent sales force and the Company. Sales representatives and managers must meet certain minimum levels of sales and new sales representative sponsorship in order to receive invitations to attend these events.

PRODUCTS

  Jafra continuously introduces new products based on changes in consumer demand and technological advances in order to enhance the quality, image and price positioning of its products. Research and development activities occur at the Jafra Skin, Body and Color Laboratory, located in the Westlake Village facility. Twenty employees in the Research and Development Department formulate products and analyze them for chemical purity and microbial integrity. A separate pilot plant allows testing via small batch production prior to full scale manufacture. Since 1993, Jafra has invested in the globalization and upgrading of its product lines. Packaging and formulations have been updated to build better brand awareness and a fresh image, and contemporary fragrances have been added to the product line. Through globalized product development, manufacturing and packaging, Jafra believes that it has enhanced the consistency and quality of its products in all geographic regions and across all product lines. Seventy percent of 1997 revenues derived from products introduced over the last five years, and the Company expects this number to remain the same in 1998.

  Certain of Jafra's products are based on formulas or include ingredients or components that have been developed by Gillette. In addition, certain of Jafra's products are manufactured at facilities owned by Gillette. The Transition Services Agreement allows Jafra to continue using proprietary Gillette formulas and materials in its products and provides that Gillette will continue to provide manufacturing services until December 31, 1998.

  The following table sets forth the sales of the Company's principal product lines for fiscal 1997:

                                                      SALES BY
                                                    PRODUCT LINE   PERCENTAGE OF
                                                   $ (IN MILLIONS)  TOTAL SALES
                                                   --------------- -------------
Color Cosmetics...................................     $ 66.9           29.1%
Skin Care.........................................       57.8           25.2
Body Care & Daily Use.............................       43.4           18.9
Fragrances........................................       37.3           16.3
Other(1)..........................................       24.1           10.5
                                                       ------          -----
  Total...........................................     $229.5          100.0%
                                                       ======          =====

--------
(1) Includes sales aids (party hostess gifts, demonstration products, etc.) and promotional materials.

 Color

  Jafra's range of color cosmetics for the face, eyes, lips, cheeks and nails contribute significantly to Company results. The Company develops internally its lipstick formulas, foundations and mascaras. During 1996, Jafra introduced an enhanced "global palette" of colors. This replacement product line features an expanded palette of colors, improved quality and upgraded packaging. In 1997, Jafra launched its Always Color lipstick line, which competes with products featuring the latest technology in long-wearing, transfer-resistant formulas and has helped to revitalize the color line. Time Protector lipsticks, launching in early 1998, feature contemporary colors with skin care benefits, including sunscreen and antioxidants, as well as moisturizers and conditioners.

 Skin Care

  Jafra sells skin care regimens tailored to five specific skin types. Each regimen includes cleanser, mask, skin freshener and moisturizers for day and night. In addition to basic skin care products, Jafra offers a range of special care products for special needs, including its premier product, Royal Jelly Milk Balm Moisture Lotion, an Alpha Hydroxy complex (Rediscover) and products for maturing skin (Advanced Time Protector and Time Corrector), eye care (Optimeyes) and extra firming (Skin Firming Complex).

 Body Care and Daily Use

  Jafra markets a broad selection of body, bath, sun and personal care products. Jafra's premier body care product, Royal Jelly Body Complex, contains "royal jelly" (a substance produced by queen bees) in an oil-free deep moisturizing formula with natural botanical extracts and vitamins. Other offerings in the body care line include sunscreens, hand care lotions, contouring creams, revitalizing sprays, bath products, as well as an aroma therapy brand, Aromascape. A children's product line featuring animal characters was launched in 1997 and two sunless tanning lotions were launched in early 1998.

  Jafra's daily use products include deodorant, shampoo and nutritional supplements. Jafra strengthened this category in 1997 with the launch of the Daily Essentials line, which includes a conditioning body wash, a conditioning body lotion with Alpha Hydroxy action, a body lotion for sensitive skin, a multi-vitamin and a ginseng complex. Consumers use these products in regular cycles, allowing more frequent contact with sales representatives and their catalogs of Jafra products.

 Fragrance

  Direct selling is a significant distribution channel for fragrances, and Jafra's new scents have enabled the Company to participate on a larger scale, as evidenced by the double-digit growth in sales over the last two years. In 1996, Jafra introduced Adorisse, a contemporary women's fragrance, and Fm Force Magnetique, a prestige men's fragrance. Jafra further extended its fragrance line in 1997 with Le Moire for women and Legend for Men. The fragrance category includes line extensions such as body lotions, shower gels, deodorants, after-shave lotions and shave creams for some of the most popular fragrances.

MARKETING

 Strategy

  The Company's marketing vision is to provide glamour, excitement and variety through prestige quality products at affordable prices. The Company's product strategy and marketing and sales efforts reinforce this vision with its sales representatives and their customers. The Company believes that this approach builds brand equity that leads to product loyalty.

  Jafra positions its products to appeal to a relatively wide range of market categories, demographic groups and lifestyles. Jafra products generally price at the higher end of the mass market category but slightly below prestige brands such as Clinique. As compared to its direct selling competitors, Jafra prices in line with Mary Kay, but higher than Avon, which targets the lower to middle mass market.

  Jafra targets middle income, value-oriented consumers who seek a fresh, diverse and quality product line. The Jafra consumer enjoys the personal attention of prestige product cosmetic counters in department stores but is not inclined to pay their premium prices. The Jafra consumer also likes the convenience, flexibility and low-key atmosphere of shopping at home, the personalized recommendations of her sales representative and the try-before-you-buy sales policy of the Company. The Company believes that consumers are very loyal to the Jafra brand.

 Product Strategy

  Jafra's product strategy is to provide customers with exciting and prestige quality product lines that fit into Jafra's value-added demonstration sales techniques and promote the sale of multiple products per home visit. To that end, Jafra develops integrated products and actively promotes cross-selling among categories.

  Product variety and modernization are keys to the Company's success. Seventy percent of 1997 revenues derived from products introduced over the last five years, and the Company expects this number to remain the same in 1998. To seize upon new product trends, the Company employs a "fast follower" product strategy which focuses the Company's development efforts on products that have proven successful in the marketplace. For example, Color Stay Lipstick, a transfer-resistant lipstick introduced by Revlon, has galvanized entire product lines using the popular long-wearing "volatile" technology. Other companies, including Jafra, quickly introduced their own successful "volatile" lipsticks and color products. Jafra's version, Always Color, generated $5.2 million in sales in the first year of introduction. Jafra currently has approximately 20 products in development and has launched or expects to launch 32 products in 1998. Over the past several years, the Company has turned its inventory approximately 1.6 times per year. By the end of 2000, the Company expects to increase inventory turns to approximately three times per year, consistent with industry norms, which the Company expects will reduce significantly its future working capital requirements.

  Jafra has also recently expanded its offerings of nutritional supplements and body washes, which are used in regular cycles and present sales representatives with opportunities for more frequent contact with customers, thereby increasing opportunities to market other Jafra products. In addition, Jafra has introduced products to expand into other profitable categories, targeting the mature market, upper income consumers and children. Sales of these products have been successful, with Time Corrector and Advanced Time Protector alone generating $3.5 million in sales in the first four months of launch.

 Marketing Material & Support

  The Company generally does not advertise, relying instead on its energetic network of sales representatives and favorable word-of-mouth that the Company believes its products generate. The Company's marketing expenses are far below those of its retail competitors. In 1997, Jafra's marketing expenses were $25 million, or 10.8% of net sales (excluding commissions paid to sales representatives).

  Sales representative kits, filled with products and colorful promotional materials, play a crucial role in sales support. In their own homes, Jafra consumers try Jafra products from these kits and get immediate feedback from their personal sales representatives and friends before deciding whether to commit to a purchase. This combination of sampling and positive reinforcement is what the Company believes provides the stimulus for most of its sales representatives' sales. Sales representatives and managers also purchase from the Company various printed, video and audio materials for distribution to customers and for use by managers with their sales representative networks. Customer materials announce special promotions and sales, introduce new products and generally keep customers informed of exciting product developments. Finally, managers and sales representatives receive from the Company fliers and newsletters intended to generate excitement, recognize top sellers and reinforce a sense of belonging to the Jafra "family."

MANUFACTURING

  Over the last three years, Jafra has invested approximately $30 million in new infrastructure, including a customer service center and office facility in Mexico, new machinery and equipment and upgraded data processing capabilities. Consistent with Jafra's globalization strategy, the Company recently consolidated its manufacturing operations, instituting a new planning and procurement strategy and unifying the sourcing of products on a worldwide basis. In addition, the Company has instituted uniform worldwide packaging on most of its product lines.

  The Company has also revamped its approach to product development, accelerating its new product development cycle and forging additional research and development alliances with third-party manufacturers and vendors of raw materials. In the near term, Jafra will continue to outsource pressed powder godets, liner pencils, liquid eyeliners and nail lacquers. New products may increasingly be manufactured by third parties or be licensed formulations.

  Jafra's manufacturing facilities are located in Westlake Village, California and Naucalpan, Mexico, which is near Mexico City. Skin care products are produced at the Westlake Village facility and color cosmetics and most fragrances are produced at the Mexico facility. The manufacturing process at the Westlake Village facility involves mixing, filling and in-house decoration processes using product ingredients, plastic bottles, glass bottles, tubes and caps. Jafra implemented a move to in-house color manufacturing beginning in 1993, and currently produces the majority of its color cosmetics in the Mexico facility. During 1995, Jafra transitioned from a manual lipstick production process to highly sophisticated automation in support of the global palette launch. In Mexico, pursuant to the Transition Services Agreement, a Gillette affiliate will continue to be responsible for Jafra's manufacturing processes until December 31, 1998. Thereafter, the Company will hire the Gillette employees involved in the manufacture of Jafra's products and assume responsibility for the manufacture of products at its Mexico facility. See "The Transactions--Transition Services Agreement."

  The Company purchases from third party suppliers certain finished goods and raw materials for use in its manufacturing operations. In general, the Company does not have written contracts with suppliers. Finished goods and raw materials used in the Company's products generally are available stock items or can be obtained to Company specifications from more than one potential supplier. At the Closing, the Company entered into an agreement with Gillette relating to the continued use by the Company of certain proprietary Gillette formulas and materials.

DISTRIBUTION

  The Company has ten principal distribution centers around the world. The U.S. warehouses in Bridgeport, New Jersey and Westlake Village, California, currently stock the entire Jafra product line. Management believes that these facilities are adequate to meet domestic demand for the foreseeable future. In Europe, the Company is in the process of pursuing alternatives to in-house distribution facilities in Switzerland and Italy and may eventually combine certain distribution operations into a central warehouse in Germany or enter into agreements with third parties for these services. In Mexico, the Company has outsourced some of its distribution needs to third parties, which has enabled the Company to reduce inventories.

  Typically, owned or leased distribution centers are located in an area that allows for direct delivery to sales representatives by either post or carrier. Maintaining a short delivery cycle in direct selling is an important competitive advantage. The Company delivers 98% of its products within four days of placement of an order at a packing accuracy rate of approximately 98%.

COMPETITION

  Jafra sells all of its products in highly competitive markets. The principal bases of competition in the cosmetics direct selling industry are price, quality and range of product offerings. On the basis of information available to it from industry sources, management believes that there are over a thousand companies (including both direct sales and cosmetic manufacturing companies) that sell products that compete with Jafra's products. Several direct sales companies compete with Jafra in sales of cosmetic products, and at least two such competitors, Mary Kay Corporation and Avon Products, Inc., are substantially larger than Jafra in terms of total independent salespersons, sales volume and resources. In addition, Jafra's products compete with cosmetics and toiletry items manufactured by cosmetic companies that sell their products in retail or department stores. Several of such competitors are substantially larger than Jafra in terms of sales and have substantially more resources. Jafra also faces competition in recruiting independent salespersons from other direct selling organizations whose product lines may or may not compete with Jafra's products.

PATENTS AND TRADEMARKS

  Jafra's operations do not depend to any significant extent upon any single trademark other than the Jafra trademark. Some of the trademarks used by Jafra, however, are identified with and important to the sale of Jafra's products. Jafra's most important trademarks are: Adorisse (a contemporary woman's fragrance), Eau D'Aromes (revitalizing fragrance spray), Fm Force Magnetique (a men's prestige fragrance), Legend for Men (a men's premium fragrance), Le Moire (a contemporary woman's fragrance), Optimascara (mascara), Optimeyes (eye treatment lotion), Rediscover (skin cream with Alpha Hydroxy), Royal Jelly Body Complex (body lotion), Royal Jelly Milk Balm Moisture Lotion (moisturizing lotion), Time Corrector (skin cream) and Time Protector (skin cream). Jafra's operations do not depend to any significant extent on any single or related group of patents, although the Company has applied for or received patent protection in its major markets for certain dispensers and product containers, nor do they rely upon any single or related group of licenses, franchises or concessions. Jafra has in the past licensed know-how from Gillette relating to the design, development and manufacture of its products. Jafra can continue to use such know-how in connection with its products, although management expects to replace Gillette as a provider of certain standard-setting and testing services.

  A former employee of Gillette has applied to register, and, as of January 1998, had received registrations for the Jafra trademark in Algeria, China, Cyprus, Malawi, Morocco, Surinam, Tanzania, Tunisia, and Zambia, jurisdictions in which the Company does not currently operate. Gillette has obtained a court order prohibiting this employee from transferring or licensing such trademark applications and registrations and requiring that the trademark applications and registrations be assigned to Gillette. If Gillette is not successful in obtaining such assignments or does not transfer these applications and registrations to Jafra, Jafra may be prohibited from distributing its products in such jurisdictions, or may face significant costs in establishing its right to do so.

PROPERTIES

  The Company is headquartered in Westlake Village, California, 40 miles north of Los Angeles. Manufacturing is done on a global basis and by product line in two key locations, Westlake Village and Naucalpan, Mexico. The Company maintains 10 major distribution facilities and 15 sales offices and service centers. The following table sets forth the Company's principal properties by location, type of facility, square footage and ownership interest:

                                                        SQUARE
COUNTRY                 CITY             FUNCTION       FOOTAGE    TITLE
-------                 ----             --------       -------    -----
U.S.............. Westlake Village Office/Manufacturing 148,500(1) Owned
                  Bridgeport       Warehouse             25,100    Leased
Mexico........... Mexico City      Office                80,000    Owned
                  Naucalpan        Manufacturing         99,000    Owned/Leased
Germany.......... Munich           Office                19,500    Leased
                  Kaufbeuren       Office/Warehouse      32,100    Leased
Italy............ Milan            Office                 7,100    Leased
                  Rovellasca       Warehouse             18,200    Leased
Switzerland...... Cham             Office/Warehouse       6,400    Leased(2)
Venezuela........ Caracas          Office/Warehouse      37,700    Leased
Colombia......... Bogota           Office/Warehouse      13,700    Leased

--------
(1) Two buildings.
(2) Operation to be merged into German facility.

  Until December 31, 1998, a Gillette affiliate will provide manufacturing services to Jafra at Jafra's Mexico manufacturing plant, using the manufacturing equipment owned by Jafra. See "The Transactions--Transition Services Agreement."

MANAGEMENT INFORMATION SYSTEMS

  Historically, each marketing region within Jafra handled its own computing systems, staffing and development, leading to the development of disparate functionality and standards. In early 1995, management formulated and began to implement a plan to replace the commercial systems that handle order entry, commissions and accounts receivable, among other functions, at all existing Jafra companies, other than in the United States, with the commercial system developed in Mexico. The Company expects to complete this project and have a year 2000 compliant version of the Mexican commercial system installed at all Jafra companies, other than in the United States, in mid-1999. The Westlake Village facility will continue to use an older commercial system that is not currently year 2000 compliant but which will be modified to be year 2000 compliant by mid-1999. The Company has budgeted $1.5 million through 1999 to modify or replace its business critical information systems so as to be year 2000 compliant prior to December 31, 1999. See "Risk Factors--Year 2000 Issue."

  Jafra currently uses software licensed through Gillette enterprise-wide software licenses that provide certain price advantages to Gillette subsidiaries. Jafra and Gillette have negotiated Jafra's continued ability to use this software after the Closing and the additional costs relating to continued use of this software are not material to the Company's financial position or results of operations. Gillette will allow Jafra to continue using certain internally developed Gillette software and has obtained the right for Jafra to continue using certain other licensed software for varying periods (which in most cases can be renewed at the option of Jafra) in return for the payment of monthly fees. On or before termination of the Transition Services Agreement, Jafra will also have to replace certain Gillette software and obtain licenses to the additional licensed software. See "The Transactions --
 Transition Services Agreement."

EMPLOYEES

  As of December 31, 1997, the Company had 851 full-time employees, of which 250 were in manufacturing, warehousing, distribution and technical operations, 408 were in sales and marketing, 148 were in administration and 45 were part of the corporate staff. The Company also had 40 outside contract employees.

ENVIRONMENT

  The Company is subject to various federal, state, local and foreign laws or regulations governing environmental, health and safety matters. The Company believes that it is in material compliance with all such laws and regulations and under present conditions the Company does not foresee that such laws and regulations will have a material adverse effect on capital expenditures, earnings or the competitive position of the Company.

LEGAL PROCEEDINGS

  The Company is involved from time to time in routine legal matters incidental to its business. The Company believes that the resolution of such matters will not have a material adverse effect on the Company's business, financial condition or results of operation.

                                  MANAGEMENT

   The executive officers and directors of the Company are listed below. The business address for each executive officer is as follows: Jafra Cosmetics International, Inc., 2451 Townsgate Road, Westlake Village, California 91361.

          NAME           AGE
          ----           ---
Ronald B. Clark.........  62 Chairman and Chief Executive Officer; Director
Gonzalo R. Rubio........  54 President and Chief Operating Officer; Director
Ralph S. Mason, III.....  46 Vice Chairman, Executive Vice President and General Counsel
James Brill.............  47 Chief Financial Officer
Michael DiGregorio......  43 President of United States Operations
Eugenio Lopez Barrios...  54 President of Mexican Operations
Jose Luis Peco..........  53 President of European Operations
Jaime Lopez Guirao......  50 President of Global Operations
Alan Fearnley...........  48 Senior Vice President of Global Marketing
Donald J. Gogel.........  49 Director
Steven D. Goldstein.....  46 Director
Thomas E. Ireland.......  49 Director
David A. Novak..........  29 Director
Paul Orfalea............  50 Director
Ann Reese...............  45 Director
Edward H. Rensi.........  54 Director
Christopher Sinclair....  48 Director
Kenneth D. Taylor.......  64 Director

  Ronald B. Clark currently serves as a director and the Chairman and Chief Executive Officer of the Company. Mr. Clark served from 1996 to 1997 as President, Richmont Europe (Mary Kay Holding Company). From 1992 to 1995, he was President of Mary Kay Europe. Prior to that, he served as Executive Vice President of Primerica Corp., President of Jafra Cosmetics International, Inc., and Vice President of Avon Products, Inc.

  Gonzalo R. Rubio currently serves as a director and the President and Chief Operating Officer of the Company. Mr. Rubio served from 1992 to 1997 as Area Vice President and later President of the European operations of Mary Kay Inc. and was employed by Avon Products Inc. from 1970 to 1992, serving alternately as Area Director for Europe, International Operations Director and Area Director for Latin America.

  Ralph S. Mason, III serves as the Vice Chairman, Executive Vice President and General Counsel of the Company. For more than the prior five years, Mr. Mason was the senior and founding partner at Mason, Taylor & Colicchio, a law firm in Princeton, New Jersey.

  James Brill serves as Chief Financial Officer of the Company. From 1996 to 1998, Mr. Brill served as Vice President, Finance and Administration and Chief Financial Officer of Vertel Corporation. From 1988 to 1996, Mr. Brill was employed by Merisel, Inc., serving as Senior Vice President, Finance, Chief Financial Officer, and a Director.

  Michael DiGregorio currently serves as President of United States Operations of the Company. From 1993 to 1998, Mr. DiGregorio served as Vice President, Treasurer and Chief Financial Officer of Atlantis Plastics, Inc. From 1989 to 1993, Mr. DiGregorio was employed by The Wackenhut Corporation, serving most recently as Senior Vice President, Finance and Chief Financial Officer.

  Eugenio Lopez Barrios currently serves as President of Mexican Operations of the Company. From 1993 to 1998, Mr. Barrios was President of Mary Kay Mexico. Prior to that, Mr. Barrios was employed by Avon Products, Inc. for over 30 years, where he oversaw Operations in Mexico, South America and Central America.

  Jose Luis Peco currently serves as President of European Operations of the Company. From 1994 to 1998, Mr. Peco served as Vice President of Europe Operations for Mary Kay Cosmetics and President of Mary Kay Cosmetics--Iberia. Prior to that, Mr. Peco served as Controller and Financial Director for various European Operations for Avon Products, Inc. for over 20 years.

  Jaime Lopez Guirao serves as President, Global Operations. For more than the prior five years, Mr. Guirao was employed by Avon Products, Inc., holding several operational, management and Country President positions in Europe and the Americas.

  Alan Fearnley currently serves as Senior Vice President of Global Marketing of the Company. For the past year, Mr. Fearnley served as Vice President of Marketing for Dermatologica. Prior to that, Mr. Fearnley took a year's sabbatical to attend the Sloan Fellowship Masters Program at the London Business School. During this sabbatical, Mr. Fearnley also served as consultant to various companies. From 1987 to 1995, Mr. Fearnley served as Senior Vice President of Global Marketing of Jafra.

  Donald J. Gogel has been a director of the Company since January 1998. Mr. Gogel has served as President and a director of CD&R since 1995 and, since 1989, has been a principal of CD&R. Mr. Gogel is also a limited partner of CD&R Associates V Limited Partnership ("Associates V"), the general partner of CD&R Fund V, and President and a director of CD&R Investment Associates II, Inc. ("Investment Associates II"), a Cayman Islands exempted company that is the managing general partner of Associates V. Mr. Gogel is a director of Kinko's, Inc., a corporation in which Fund V has an investment, APS Holding Corporation, a corporation in which an investment fund managed by CD&R has an investment, and Turbochef, Inc. Mr. Gogel's business address is 375 Park Avenue, New York, New York 10152.

  Steven D. Goldstein has been a director of the Company since July 1998 and is the Chairman and Chief Executive Officer of Invenet, LLC. Prior to joining Invenet, LLC, Mr. Goldstein was employed as President, Credit of Sears, Roebuck & Co. From 1982 to 1996, Mr. Goldstein was employed by American Express Co., serving as the Chairman and Chief Executive Officer of American Express Bank.

  Thomas E. Ireland has been a director of the Company since March 1998 and is a principal of CD&R, a limited partner of Associates V and a shareholder of Investment Associates II. Prior to joining CD&R in 1997, Mr. Ireland served as a senior managing director of Alvarez & Marsal, Inc. Prior to joining Alvarez & Marsal in 1988, Mr. Ireland served as a managing director of Magten Asset Management, a registered investment advisor, and was a vice president of Citibank, N.A. Mr. Ireland also serves on the board of directors of the Maine Coast Heritage Trust. Mr. Ireland's business address is 375 Park Avenue, New York, New York 10152.

  David A. Novak has been a director of the Company since January 1998, and is a professional employee of CD&R and a limited partner of Associates V. Prior to joining CD&R in 1997, Mr. Novak worked in the Merchant Banking and Investment Banking Divisions of Morgan Stanley & Co. Incorporated and for the Central European Development Corporation. Mr. Novak's business address is 375 Park Avenue, New York, New York 10152.

  Paul Orfalea has been a director of the Company since July 1998 and is the founder of the Kinko's chain. For more than the prior five years, Mr. Orfalea has been employed by Kinko's, Inc., serving as its Chairperson. Mr. Orfalea is also a director of DataProse, Inc., Espresso Caffe Corp., Glendale Federal Bank and Kinko's, Inc.

  Ann Reese has been a director of the Company since July 1998. From 1992 until March 1998, Ms. Reese was employed by ITT Corporation, serving most recently as Chief Financial Officer.

  Edward H. Rensi has been a director of the Company since July 1998. For more than the prior five years, Mr. Rensi has been employed by McDonalds USA, serving most recently as President and Chief Executive Officer. Mr. Rensi also serves as a director of Snap-On Inc. and I.S.C. Corporation, and serves as a member of the compensation committee of the board of directors of Snap-On Inc.

  Christopher A. Sinclair has been a director of the Company since July 1998 and is the President and Chief Executive Officer of Cutter Capital LLC. Prior to that, Mr. Sinclair served from 1996 to 1998 as the President and Chief Executive Officer of Quality Food Inc. From 1984 to 1996, Mr. Sinclair was employed by Pepsico, Inc., serving most recently as the Chairman and Chief Executive Officer of Pepsi-Cola Company. Mr. Sinclair also serves as a director of Mattel, Inc., Perdue Farms, Inc. Venator Group (Woolworth) and Grupo Azucarero de Mexico S.A. de C.V.

  Kenneth D. Taylor has been a director of the Company since July 1998 and has been the Chairman of Global Public Affairs, Inc. since October 1994. From 1991 to 1994, Mr. Taylor served as the Chairman of Taylor & Ryan, Inc.

EMPLOYMENT AGREEMENTS

  Effective as of the Closing, the Company entered into employment agreements with Messrs. Clark, Rubio and Mason and the Company has since entered into employment agreements with each of Messrs. Guirao and Barrios (together with Messrs. Clark, Rubio and Mason, the "Senior Executive Officers"). The employment agreements of Messrs. Clark, Rubio and Mason have an initial term of three years that becomes a continuous "rolling" two year term as of the first anniversary of the Closing. The employment agreements of Messrs. Guirao and Barrios have a continuous "rolling" term of two years, commencing as of the Closing. Pursuant to their respective agreements, Messrs. Clark, Rubio, Mason, Guirao and Barrios receive annual base salaries of $600,000, $500,000, $450,000, $450,000 and $400,000, respectively. In addition, each of Messrs. Clark, Rubio, Mason, Guirao and Barrios is eligible for a target annual bonus equal to 60% of such Senior Executive Officer's annual base salary if the Company achieves the performance goals established under its annual incentive plan for executives and may receive a larger bonus if such goals are exceeded. The employment agreements further provide that, in the event of a termination of any such Senior Executive Officer's employment by the Company without "cause" or by such executive for "good reason" (as defined below), such Senior Executive Officer will be entitled to continued payments of his base salary for the remaining term of his employment agreement and for payment of a pro rata annual bonus for the year of termination provided that the Company achieves the performance objectives applicable for such year. Under such employment agreements, "Cause" means (i) the willful failure of the executive substantially to perform his duties under the agreement (other than any such failure due to the executive's physical or mental illness), (ii) the executive's engaging in willful and serious misconduct that has caused or is reasonably expected to result in material injury to employer or any of its affiliates, (iii) the executive's conviction of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony or (iv) the willful and material breach by the executive of any of his obligations hereunder or under any other written agreement or covenant with employer or any of its affiliates. "Without Cause" means a termination of the executive's employment by employer other than due to Disability (as defined in the agreement) or for Cause. Under the employment agreements, "Good Reason" generally means a termination by the executive of his employment following the occurrence, without the executive's consent, of any of the following events: (i) the assignment to the executive of duties that are significantly different from, and that result in a substantial diminution of, the duties that he was to assume upon the closing of the Acquisition; (ii) the assignment to the executive of a title that is different from and junior to the title specified in the employment agreement; or (iii) the failure of the employer to obtain the assumption of the employment agreement by any Successor (as defined in the employment agreements) to the employer as contemplated by the employment agreements. Each of the employment agreements also contains covenants regarding nondisclosure of confidential information, noncompetition and nonsolicitation.

CERTAIN INCENTIVE ARRANGEMENTS

  The Company has adopted a stock incentive plan (the "Stock Incentive Plan") providing for the sale to members of senior management (including each Senior Executive Officer) of up to 52,141 shares of Common Stock of Parent (representing approximately 6.2% of the Common Stock outstanding or reserved for issuance at the close of the September 1998 offering of shares of Common Stock to certain members of management and the issuance of options to purchase up to 104,282 additional shares of Common Stock (which in total represents 16.5% of the fully diluted Common Stock of Parent outstanding or reserved for issuance at the close of such offering) under such plan. At the Closing of the Transactions, Messrs. Clarke, Rubio and Mason purchased 7,733, 6,800 and 5,370 shares of Common Stock of Parent, respectively, pursuant to the Stock Incentive Plan and, on September 30, 1998, Messrs. Clark, Rubio, Mason, Guirao and, Barrios purchased 1,431, 2,364, 1,898, 3,000 and 3,476 shares of Common Stock of Parent, respectively, pursuant to the Stock Incentive Plan. The purchase price paid by the Senior Executive Officers is $100 per share, which represents the fair market value of each share of Common Stock based on the aggregate equity value of Parent upon the consummation of the Acquisition. A portion of the cash purchase price paid by each such Senior Executive Officer for such shares of Common Stock was financed by loans from Chase Manhattan Bank on market terms. To help such executives obtain such terms for such financing, the Company guaranteed up to 75% of the purchase price for the shares of Parent Common Stock purchased by each such Senior Executive Officer.

  In connection with his purchase of shares of Common Stock of Parent, at the September closing of such purchases, each Senior Executive Officer was granted options to purchase two additional shares of Parent Common Stock for each share purchased by such Senior Executive Officer. The exercise price for all of shares covered by such options was $100 per share, which represents the fair market value of each share of Common Stock based on the aggregate equity value of Parent upon the consummation of the Acquisition. Options covering one-half of the shares of Parent Common Stock are expected to become vested in three equal annual installments on the first three anniversaries of the date of grant, subject to the Senior Executive Officer's continued employment. The remaining options covering 50% of the shares are expected to become vested if, and to the extent, the Company achieves certain annual and/or cumulative EBITDA targets specified in the agreements pursuant to which such options are expected to be granted or, regardless of whether such targets are achieved, on the ninth year anniversary of such Senior Executive Officer's employment if such Senior Executive Officer is employed by the Company on such date.

  In addition, certain directors and other persons purchased an aggregate of 21,000 shares of Common Stock, representing approximately 2.49% of the Common Stock of Parent outstanding or reserved for issuance as of the September 30, 1998 closing of such purchases.

                           OWNERSHIP OF CAPITAL STOCK

  Parent owns, indirectly, all of the outstanding capital stock of the U.S. Issuer and Jafra S.A. The table below sets forth the owners of 5% or more of the Parent Common Stock and the ownership of Parent Common Stock by the directors and executive officers of the Company as a group.

                                                              NUMBER OF PERCENT
NAME                                                           SHARES   OF CLASS
----                                                          --------- --------
Clayton, Dubilier & Rice Fund V Limited Partnership (1).....   769,600   92.73
Steven D. Goldstein.........................................     2,000      *
Paul Orfalea................................................     2,500      *
Ann Reese...................................................     2,500      *
Edward H. Rensi.............................................     2,500      *
Christopher Sinclair........................................     2,500      *
Kenneth D. Taylor...........................................       500      *
Ronald B. Clark.............................................     9,164    1.10
Gonzalo R. Rubio............................................     9,164    1.10
Ralph S. Mason, III.........................................     7,268      *
Jaime Lopez Guirao..........................................     3,000      *
Eugenio Lopez Barrios.......................................     3,476      *
All directors and executive officers as a group (15 persons)
 (2)........................................................    50,550    6.09

--------
(1) Associates V is the general partner of CD&R Fund V, and has the power to direct CD&R Fund V as to the voting and disposition of shares held by CD&R Fund V. Investment Associates II is the managing general partner of Associates V and has the power to direct Associates V as to its direction of CD&R Fund V's voting and disposition of the shares held by CD&R Fund V. No person controls the voting and dispositive power of Investment Associates II with respect to the shares owned by CD&R Fund V. Each of Associates V and Investment Associates II expressly disclaims beneficial ownership of the shares owned by CD&R Fund V. The business address for each of CD&R Fund V, Associates V and Investment Associates II is c/o Investment Associates II, 1403 Foulk Road, Suite 106, Wilmington, Delaware 19803.

(2) Messrs. Clark, Rubio and Mason purchased shares of Parent Common Stock at the Closing. On September 30, 1998, certain members of management, certain directors and other persons purchased an aggregate of 40,437 shares of Parent Common Stock in a transaction exempt from the registration requirements of the Securities Act. Shares owned by CD&R Fund V are not included herein. Mr. Gogel is an officer, director and shareholder of Investment Associates II and Mr. Ireland is a director of Investment Associates II.

                               THE TRANSACTIONS

  The following is a summary of the structure of the Acquisition and certain provisions of the Acquisition Agreement and the Transition Services Agreement.

THE ACQUISITION

  On April 30, 1998, Parent completed the Acquisition of the Jafra Business pursuant to the Acquisition Agreement. Parent, the U.S. Issuer, Jafra S.A. and certain subsidiaries of Parent were organized to effect the Acquisition.

  The Acquisition was accomplished as follows: (i) Jafra Cosmetics International Inc., a California Corporation merged with the U.S. Issuer with the U.S. Issuer surviving; (ii) Jafra S.A. acquired all the outstanding capital stock of Grupo Jafra, which then merged with and into Jafra S.A., with Jafra S.A. as the surviving entity; (iii) indirect subsidiaries of Parent purchased the stock of Gillette subsidiaries conducting the Jafra Business in Germany, Italy, the Netherlands and Switzerland; and (iv) indirect subsidiaries of Parent acquired from various Gillette subsidiaries certain assets used in the Jafra Business in Austria, Argentina, Colombia and Venezuela.

THE ACQUISITION AGREEMENT

  The purchase price for the Acquisition was approximately $200 million in cash, subject to post-closing adjustment for changes in net worth of the Jafra Business as of the closing as compared to net worth of the Jafra Business as of September 30, 1997. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations--Recent Developments." Pursuant to the Acquisition Agreement, Gillette has agreed, subject to certain limitations, to retain or indemnify the Company for certain liabilities and obligations relating to the Jafra Business prior to the Closing, including liabilities and obligations relating to pre-Closing taxes, employee compensation and other benefits and discontinued operations.

TRANSITION SERVICES AGREEMENT

  At the Closing, Parent and Gillette entered into a Transition Services Agreement (the "Transition Services Agreement") pursuant to which Gillette or its affiliates agreed to provide certain administrative support services to the Company for three months and with respect to certain personnel up to six months. Pursuant to such agreement, the Company has exercised its right to extend certain services for an additional three month period and has the right to further extend such services through December 31, 1998. In addition, an affiliate of Gillette will provide manufacturing services relating to the products produced at the Company's manufacturing facility in Mexico until December 31, 1998. After the transition period for manufacturing services at the Mexico facility, all Gillette employees at such facility will be transferred to the Company. Other than certain injection molding services that the Company may continue to purchase from a Gillette affiliate, thereafter the Company will be responsible for the manufacture of products at its Mexico facility. The Company believes that the amounts to be paid for such services generally reflect the historical allocated cost to the Company of such services and that the Company will be able to perform such functions for itself or purchase such services from third parties at amounts comparable to or less than historical costs.

  The Transition Services Agreement also includes a license to certain Gillette formulas, ingredients and components currently used in Jafra products and provides for Gillette to continue to manufacture certain Jafra products until December 31, 1998.

THE FINANCINGS

  In addition to the issuance of the Existing Notes, concurrently with and as part of the financing for the Acquisition, Parent, the U.S. Issuer and Jafra S.A. entered into the Senior Credit Agreement with the financial institutions party thereto and Credit Suisse First Boston, as Administrative Agent, providing for new senior secured credit facilities, including a $25 million Term Loan Facility (all of which was drawn at the Closing) and a $65 million multicurrency Revolving Credit Facility (approximately $15 million of which has been drawn in connection with the Transactions). See "Description of the Senior Credit Agreement."

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  CD&R Fund V, which is Parent's largest stockholder, is a private investment fund managed by CD&R. Amounts contributed to CD&R Fund V by its limited partners are invested at the discretion of the general partner in equity or equity-related securities of entities formed to effect leveraged buy-out transactions and in the equity of corporations where the infusion of capital, coupled with the provision of managerial assistance by CD&R, can be expected to generate returns on investments comparable to returns historically achieved in leveraged buyout transactions. The general partner of CD&R Fund V is Associates V, and the general partners of Associates V are Investment Associates II, CD&R Investment Associates, Inc. and CD&R Cayman Investment Associates, Inc., a Cayman Islands exempted company. Each of Mr. Gogel, who is President and a director of CD&R, President and a director of Investment Associates II and a limited partner of Associates V, Mr. Ireland, who is a principal of CD&R, a limited partner of Associates V and a shareholder of Investment Associates II, and Mr. Novak, who is a professional employee of CD&R and a limited partner of Associates V, are directors of Parent. See "Management."

  CD&R is a private investment firm which is organized as a Delaware corporation. CD&R is the manager of a series of investment funds, including CD&R Fund V. CD&R generally assists in structuring, arranging financing for and negotiating the transactions in which the funds it manages invest. After the consummation of such transactions, CD&R generally provides advisory, management consulting and monitoring services to the companies in which its investment funds have invested during the period of such fund's investment.

  CD&R received at Closing an initial transaction fee of $2.7 million for providing services related to the structuring, implementation and consummation of the Acquisition, in addition to the reimbursement of out-of-pocket expenses. Pursuant to a consulting agreement entered into at the Closing, until the tenth anniversary of the Acquisition or the date on which CD&R Fund V no longer has an investment in the Company, CD&R will receive an annual fee of $500,000 (and reimbursement of out-of-pocket expenses) for providing advisory, management consulting and monitoring services to the Company. Such services include, among others, helping the Company to establish effective banking, legal and other business relationships and assisting management in developing and implementing strategies for improving the operational, marketing and financial performance of the Company. As required by the terms of the Company's lending arrangements, such fees were determined by arm's-length negotiation and are believed by the Company to be reasonable.

  CD&R, CD&R Fund V and Parent entered into an indemnification agreement, pursuant to which Parent has agreed to indemnify the members of its board of directors, as well as CD&R, CD&R Fund V, Associates V, Investment Associates II and certain of their members, partners, associates and affiliates (the "Indemnitees") to the fullest extent allowable under applicable law and to indemnify the Indemnitees against any suits, claims, damages or expenses which may be made against or incurred by them under applicable securities laws in connection with offerings of securities of the Company, including the Offering, liabilities to third parties arising out of any action or failure to act by the Company, and, except in cases of gross negligence or intentional misconduct, the provision by CD&R of advisory, management consulting and monitoring services.

  Ralph S. Mason, III, who became Vice Chairman, Executive Vice President and General Counsel of Parent as of the Closing, was a partner in the law firm of Mason, Taylor & Colicchio. Prior to Closing, Mr. Mason and the law firm of Mason, Taylor & Colicchio acted as legal counsel for the new management team, including Messrs. Clark, Rubio and Mason, in connection with the Transactions.

  The Company has entered into employment agreements with 11 members of management, including Messrs. Clark, Rubio and Mason. The employment agreements of Messrs. Clark and Rubio provide that each will be a director of Parent during the term of his employment. See "Management--Employment Agreements."

  Members of management financed a portion of the cash purchase price of the shares of Parent Common Stock they acquired through loans from the Chase Manhattan Bank on market terms. To help members of management obtain such terms for such financing, the Company fully and unconditionally guaranteed up to 75% of the purchase price for the shares of Parent Common Stock purchased by each such member of management.

                  DESCRIPTION OF THE SENIOR CREDIT AGREEMENT

  General. In connection with the Transactions, the U.S. Issuer and Jafra S.A. (the "Borrowers") and Parent entered into the Senior Credit Agreement with the financial institutions party thereto and Credit Suisse First Boston, as Administrative Agent (the "Agent"). Chase Securities Inc. acts as syndication agent in connection with the facilities. The following is a description of the material terms of the Senior Credit Agreement and the related loan documents (the "Credit Documentation") and is subject to and qualified in its entirety by reference to the Credit Documentation, which has been filed as Exhibits to the Registration Statement of which this Prospectus is a part.

  The Senior Credit Agreement provides for senior secured credit facilities in an aggregate principal amount of up to $90.0 million, consisting of (i) a multicurrency revolving credit facility in an aggregate principal amount of up to $65.0 million (the "Revolving Credit Facility") and (ii) a term loan facility in an aggregate principal amount of $25.0 million (the "Term Loan Facility", and together with the Revolving Credit Facility, the "Credit Facilities"). The U.S. Issuer borrowed $15.0 million under the Term Loan Facility and will be entitled to borrow up to 100% of the Revolving Credit Facility available to it from time to time; Jafra S.A. borrowed $10.0 million under the Term Loan Facility and is entitled to borrow up to 50% of the Revolving Credit Facility available to it from time to time.

  Use of Facility. In connection with the Transactions, the Borrowers borrowed the entire amount available under the Term Loan Facility and approximately $15.0 million under the Revolving Credit Facility, as part of the financing for the Acquisition. See "The Transactions." The remaining unused commitment under the Revolving Credit Facility as of September 30, 1998 was $44.3 million. The remaining unused commitment will be available to the Borrowers from time to time for general corporate purposes.

  Guarantee. The obligations of each Borrower under the Senior Credit Agreement and the other Credit Documentation is unconditionally guaranteed by Parent. Each Borrower's obligations is also guaranteed by the other Borrower on a senior basis, including a 30-day standstill period prior to enforcement of each such guarantee. The U.S. Issuer's obligations under the Senior Credit Agreement will also be guaranteed by each subsequently acquired or organized U.S. subsidiary of the U.S. Issuer, subject to certain exceptions. Jafra S.A.'s obligations under the Senior Credit Agreement are also guaranteed by each existing and subsequently acquired or organized subsidiary of Jafra S.A. Subsequently organized U.S. subsidiaries of Parent (other than those specified above) will guarantee the obligations of the Borrowers under the Senior Credit Agreement and other Credit Documentation.

  Security. Each Borrower's obligations under the Senior Credit Agreement and each guarantor's obligations under the related guarantees are secured as fully as is permitted by applicable law by substantially all of the assets of Parent, the U.S. Issuer, Jafra S.A., each existing and subsequently acquired or organized subsidiary of each of Jafra S.A., and each subsequently acquired or organized U.S. subsidiary of the U.S. Issuer, including, but not limited to, (a) a pledge of all the capital stock of the Borrowers, certain intermediate holding companies and each existing and each subsequently acquired or organized direct subsidiary of each of the Borrowers (which pledge, in the case of any foreign subsidiary of the U.S. Issuer, shall be limited to 65% of the capital stock of such foreign subsidiary) and (b) security interests in, and mortgages on, substantially all tangible and intangible assets of the Borrowers and each existing and each subsequently acquired or organized subsidiary of Jafra S.A. and each existing and each subsequently acquired or organized U.S. subsidiary of the U.S. Issuer.

  Amortization; Interest; Fees; Maturity. Loans under the Term Loan Facility are repayable in quarterly principal payments over six years. Loans under the Revolving Credit Facility mature on the sixth anniversary of the Closing date. Loans under the Term Loan Facility and the Revolving Credit Facility will bear interest at a rate per annum equal, at the applicable Borrower's option, to
(a) an adjusted London inter-bank offered rate ("Adjusted LIBOR") plus the applicable margin (the "Adjusted LIBOR Margin") or (b) an Alternate Base Rate (equal to the higher of the Agent's prime rate and the Federal Funds Effective Rate plus 1/2 of 1% plus the applicable margin (the "Applicable ABR Margin" and, together with the Applicable LIBOR Margin, the

"Applicable Margins") where the Applicable Margins are determined by reference to the levels specified for the Company's ratio of (i) Total Debt (as defined in the Senior Credit Agreement) outstanding as of the date of determination to
(ii) Consolidated EBITDA (as defined in the Senior Credit Agreement) for the period of four consecutive fiscal quarters most recently ended as of such date of determination. Notwithstanding the foregoing, the Applicable LIBOR Margin and the Applicable ABR Margin for loans under the Credit Facilities will not exceed 2.625% and 1.625%, respectively. Overdue amounts under the Senior Credit Agreement not paid when due shall bear interest at a default rate equal to 2.00% per annum above the otherwise applicable rate. The Borrowers may enter into certain interest rate protection arrangements following the Closing with respect to a portion of their indebtedness under the Senior Credit Agreement that will be designed to place a cap on the interest rates payable thereon.

  The transaction fees and expenses set forth in the sources and uses of funds for the Acquisition (see "The Transactions") include transaction fees payable in connection with the commitments under the Senior Credit Agreement. In addition, a commitment fee is payable quarterly on the daily average undrawn portion of the Revolving Credit Facility, in the amount of 0.50% per annum or less (depending on the ratio described in the preceding paragraph).

  Prepayments. The Senior Credit Agreement permits voluntary prepayment of loans thereunder without premium or penalty. Subject to certain exceptions, mandatory prepayments are required to be made from (a) 100% of net cash proceeds of all non-ordinary asset sales or other dispositions of property (including insurance and condemnation proceeds); (b) 100% of the net cash proceeds of issuances of indebtedness by the Company, other than as permitted by the Senior Credit Agreement; and (c) 50% of excess cash flow for each fiscal year in which the Company's Total Debt on the last day of such fiscal year to its Consolidated EBITDA for the four fiscal quarters then ended is greater than or equal to 3.75:1.00. Such mandatory prepayments will be applied to loans outstanding under the Term Loan Facility until the loans thereunder have been paid in full.

  Covenants and Events of Default. The Senior Credit Agreement contains covenants that, among other things, restrict the ability of the Company and its subsidiaries to dispose of assets, incur additional debt, guarantee obligations or contingent liabilities, repay the Notes, pay dividends, prepay other indebtedness (including a specific restriction on prepayment of the Notes), create liens on assets, make investments, loans or advances, engage in mergers or consolidations, make capital expenditures or engage in certain transactions with affiliates, and will otherwise restrict corporate activities. The Senior Credit Agreement also contains certain financial covenants, including (i) a maximum consolidated leverage ratio which commenced on September 30, 1998 at a ratio of 6.25 to 1.00 and decreases to 3.50 to 1.00 after December 30, 2002, and (ii) a minimum consolidated interest coverage ratio, which will commence on December 31, 1998 at a ratio of 1.50 to 1.00 and increases to 3.00 to 1.00 after December 31, 2002.

  The Senior Credit Agreement also contains provisions that prohibit any modification of the Indenture in any manner that adversely affects the interests of the Lenders.

  The Senior Credit Agreement contains customary events of default, including, among others, non-payment of principal or interest, bankruptcy, breach of covenants and change of control. If for any reason either Borrower is unable to comply with the terms of the Senior Credit Agreement, including the covenants included therein, such noncompliance could result in an event of default under the Senior Credit Agreement and could result in an acceleration of the payment of the indebtedness outstanding under the Senior Credit Agreement. Upon a bankruptcy default, the lenders' commitments under the Senior Credit Agreement immediately terminate and the loans under the Senior Credit Agreement become immediately due and payable. Upon other events of default (including defaults under the Notes, the Guarantee Agreements, the Security Documents and the Indemnity, Subrogation and Contribution Agreement contemplated by the Senior Credit Agreement), the Agent may, with the consent of the lenders, declare the commitments to be terminated and the loans to be due and payable.

                              THE EXCHANGE OFFER

  The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and reference is made to the provisions of the Registration Rights Agreement, which has been filed as an exhibit to the Registration Statement and a copy of which is available as set forth under the heading "Available Information."

TERMS OF THE EXCHANGE OFFER

 General

  In connection with the issuance of the Existing Notes pursuant to a Purchase Agreement, dated as of April 28, 1998, between the Issuers and the Initial Purchasers, the Initial Purchasers and their respective assignees became entitled to the benefits of the Registration Rights Agreement.

  Under the Registration Rights Agreement, the Issuers have agreed to use their reasonable best efforts to (i) file with the Commission within 180 days after April 30, 1998, the date the Existing Notes were issued (the "Issue Date"), the Registration Statement of which this Prospectus is a part with respect to a registered offer to exchange the Existing Notes for the New Notes and (ii) cause the Registration Statement to be declared effective under the Securities Act within 210 days after the Issue Date. The Company will keep the
Exchange Offer open for not less than    days after the date notice of the
Exchange Offer is mailed to holders of the Existing Notes. The Exchange Offer being made hereby, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the Registration Rights Agreement.

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, all Existing Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. New Notes will be issued in exchange for an equal principal amount of outstanding Existing Notes accepted in the Exchange Offer. Existing Notes may be tendered only in integral multiples of $1,000. This Prospectus, together with the Letter of Transmittal, is being sent to all
registered holders as of    , 1998. The Exchange Offer is not conditioned upon
any minimum principal amount of Existing Notes being tendered for exchange. However, the obligation to accept Existing Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth herein under "-- Conditions."

  Existing Notes shall be deemed to have been accepted as validly tendered when, as and if the Issuers have given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Existing Notes for the purposes of receiving the New Notes and delivering New Notes to such holders.

  Based on interpretations by the Staff of the Commission as set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-III Communications Corporation (available May 14,
1993) and Shearman & Sterling (available July 2, 1993)), the Issuers believe that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is a broker-dealer or an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) such New Notes are acquired in the ordinary course of business, (ii) at the time of the commencement of the Exchange Offer such holder has no arrangement or understanding with any person to participate in a distribution of such New Notes and (iii) such holder is not engaged in, and does not intend to engage in, a distribution of such New Notes. The Issuers have not sought, and do not intend to seek, a no-action letter from the Commission with respect to the effects of the Exchange Offer, and there can be no assurance that the staff would make a similar determination with respect to the New Notes as it has in such no-action letters.

  By tendering Existing Notes in exchange for New Notes and executing the Letter of Transmittal, each holder will represent to the Issuers that: (i) any New Notes received by such holder will be acquired in the ordinary course of business, (ii) such holder will have no arrangements or understanding with any person to participate in a distribution of the Existing Notes or the New Notes within the meaning of the Securities Act, (iii) such holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Issuers or if it is an affiliate, such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the New Notes, (v) if such holder is a broker-dealer, that it will receive New Notes for its own account in exchange for Existing Notes that were acquired as a result of market-making activities and that it will deliver a prospectus in connection with any resale of such New Notes, and (vi) that it is not acting on behalf of any person who could not truthfully make the foregoing representations.

  Each broker-dealer that receives New Notes for its own account in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act and that it has not entered into any arrangement or understanding with the Issuers or an affiliate of the Issuers to distribute the New Notes in connection with any resale of such New Notes. See "Plan of Distribution."

  Upon consummation of the Exchange Offer, subject to certain limited exceptions, holders of Existing Notes who do not exchange their Existing Notes for New Notes in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Existing Notes, unless such Existing Notes are subsequently registered under the Securities Act (which, subject to certain limited exceptions, the Issuers and Note Guarantors will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

  The Issuers and, by acquiring the Notes, the holders of Notes agree to treat $400 of each $1,000 principal amount of the Notes as indebtedness of Jafra S.A. and $600 of each $1,000 principal amount of the Notes as indebtedness of the U.S. Issuer for all U.S. federal, state and local and non-U.S. tax purposes.

 Expiration Date; Extensions; Amendments; Termination

  The term "Expiration Date" shall mean      , 1998 (   business days
following the commencement of the Exchange Offer), unless the Issuers, in their sole discretion, extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. Notwithstanding any extension of the Exchange Offer, if the Exchange Offer is not consummated by December 28, 1998, additional interest will accrue on the Existing Notes at the rate of (a) prior to March 29, 1999, (until the Exchange Offer is consummated), 0.25% per annum and (b) thereafter (until the Exchange Offer is consummated), 0.50% per annum. See "Registration Rights."

  To extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will notify the holders of the Existing Notes by means of a press release or other public announcement prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Issuers are extending the Exchange Offer for a specified period of time.

  The Issuers reserve the right (i) to delay acceptance of any Existing Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Existing Notes not previously accepted if any of the conditions set forth herein under "--Conditions" shall have occurred and shall not have been waived by the Issuers prior to the Expiration Date, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Existing Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange Agent. If the Exchange Offer is amended in a manner determined by the Issuers to constitute a material change, the

Issuers will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Existing Notes of such amendment, including by filing a post-effective amendment to the Registration Statement of which this Prospectus is a part if required to do so under the Securities Act.

  Without limiting the manner in which the Issuers may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Issuers shall have no obligations to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

INTEREST ON THE NEW NOTES

  The New Notes will accrue interest at the rate of 11 3/4% per annum from the Issue Date of the Existing Notes. Interest on the New Notes is payable on May 1 and November 1 of each year, commencing November 1, 1998.

PROCEDURES FOR TENDERING

  To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Existing Notes into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (ii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OTHER REQUIRED DOCUMENTS SHOULD BE SENT TO THE COMPANY. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

  The tender by a holder of Existing Notes will constitute an agreement between such holder and the Issuer in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. Any beneficial owner whose Existing Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution") unless the Existing Notes tendered pursuant thereto is tendered for the account of an Eligible Institution.

  If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Issuers, evidence satisfactory to the Issuers of their authority to so act must be submitted with the Letter of Transmittal.

  All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Existing Notes will be determined by the Issuers in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any and all Existing Notes not properly tendered or any Existing Notes which, if accepted, would, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the absolute right to waive any irregularities or conditions of tender as to particular Existing Notes. The Issuers' interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes must be cured within such time as the Issuers shall determine. Neither the Issuers, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Existing Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Existing Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Existing Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

  In addition, the Issuers reserve the right in their sole discretion, subject to the provisions of the Indenture, (i) to purchase or make offers for any Existing Notes that remains outstanding subsequent to the Expiration Date or, as set forth under "--Conditions", (ii) to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement, (iii) to redeem Existing Notes as a whole or in part at any time and from time to time, as set forth under "Description of Notes--Optional Redemption" and (iv) to the extent permitted by applicable law, to purchase Existing Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

ACCEPTANCE OF EXISTING NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

  Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Existing Notes properly tendered will be accepted promptly after the Expiration Date, and the New Notes will be issued promptly after acceptance of the Existing Notes. See "--Conditions." For purposes of the Exchange Offer, Existing Notes shall be deemed to have been accepted as validly tendered for exchange when, as and if the Issuers have given oral or written notice thereof to the Exchange Agent.

  In all cases, issuance of New Notes for Existing Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of a Book-Entry Confirmation of such Existing Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Existing Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, such unaccepted or such nonexchanged Existing Notes will be credited to an account maintained with such Book- Entry Transfer Facility as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

  The Exchange Agent will make a request to establish an account with respect to the Existing Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Existing Notes by causing the Book-Entry Transfer Facility to transfer such Existing Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

EXCHANGING BOOK-ENTRY NOTES

  The Exchange Agent and the Book Entry Transfer Facility have confirmed that any financial institution that is a participant in the Book Entry Transfer Facility may utilize the Book-Entry Transfer Facility Automated Tender Offer Program ("ATOP") procedures to tender Existing Notes.

  Any participant in the Book Entry Transfer Facility may make book-entry delivery of Existing Notes by causing the Book Entry Transfer Facility to transfer such Existing Notes into the Exchange Agent's account in accordance with the Book Entry Transfer Facility's ATOP procedures for transfer. However, the exchange for the Existing Notes so tendered will only be made after a Book-Entry Confirmation of such book-entry transfer of Existing Notes into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message (as such term is defined in the next sentence) and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by the Book Entry Transfer Facility and received by the Exchange Agent and forming part of a Book-Entry Confirmation, which states that the Book Entry Transfer Facility has received an express acknowledgment from a participant tendering Existing Notes that are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Issuers may enforce such agreement against such participant.

GUARANTEED DELIVERY PROCEDURES

  If the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Issuers (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Existing Notes and the amount of Existing Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, a Book-Entry Confirmation and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) a Book-Entry Confirmation and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL OF TENDERS

  Tenders of Existing Notes may be withdrawn at any time prior to 5:00 p.m., New York City time on the Expiration Date.

  For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to 5:00 p.m., New York City time on the Expiration Date at one of the addresses set forth below under "--Exchange Agent." Any such notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility from which the Existing Notes was tendered, identify the principal amount of the Existing Notes to be withdrawn, and specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Existing Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notice will be determined by the Issuers, whose determination shall be final and binding on all parties. Any Existing Notes so withdrawn will be deemed not be have been validly tendered for exchange for purposes of the Exchange Offer. Any Existing Notes which have been tendered for exchange but which are not exchanged for any reason will be credited to an account maintained with such Book-Entry Transfer Facility for the Existing Notes as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Existing Notes may be retendered by following one of the procedures described under "--Procedures for Tendering" and "--Book-Entry Transfer" above at any time on or prior to the Expiration Date.

CONDITIONS

  The Company has no obligation to consummate the Exchange Offer if the New Notes to be received by such holder or holders of Existing Notes in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the "blue sky" or securities laws of the several states of the United States. All conditions to the Exchange Offer (with the exception of certain necessary governmental approvals) must be satisfied or waived prior to the Expiration Date.

EXCHANGE AGENT

  The State Street Bank and Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

               By Mail:                         By Overnight Carrier


  State Street Bank and Trust Company    State Street Bank and Trust Company
             P.O. Box 778                      Two International Place
      Boston, Massachusetts 02102            Boston, Massachusetts 02110
 Attention: Corporate Trust Department  Attention: Corporate Trust Department
             Kellie Mullen                          Kellie Mullen


 By Hand: in New York (as Drop Agent)            By Hand: in Boston


 State Street Bank and Trust Company,    State Street Bank and Trust Company
                 N.A.                          Two International Place
        61 Broadway, 15th Floor             Fourth Floor, Corporate Trust
        Corporate Trust Window               Boston, Massachusetts 02110
       New York, New York 10006

                             For Information Call:
                                (617) 664-5587

                           By Facsimile Transmission
                       (for Eligible Institutions only):
                                (617) 664-5314

                     Attention: Corporate Trust Department

                             Confirm by Telephone:
                                (617) 664-5314


FEES AND EXPENSES

  The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Issuers. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by officers and regular employees of the Issuers.

  The Issuers will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Issuers, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Issuers may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Existing Notes, and in handling or forwarding tenders for exchange.

  The expenses to be incurred in connection with the Exchange Offer will be paid by the Issuers, including fees and expenses of the Exchange Agent and Trustee and accounting, legal, printing and related fees and expenses.

  The Issuers will pay all transfer taxes, if any, applicable to the exchange of Existing Notes pursuant to the Exchange Offer. If, however, New Notes or Existing Notes for principal amounts not tendered or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the Existing Notes tendered, or if tendered Existing Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Existing Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

  Holders of Existing Notes who do not exchange their Existing Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Existing Notes as set forth in the legend thereon as a consequence of the issuance of the Existing Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Existing Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuers do not currently anticipate that they will register the Existing Notes under the Securities Act. To the extent that Existing Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Existing Notes could be adversely affected.

                              REGISTRATION RIGHTS

  The following is a description of the material provisions of the Registration Rights Agreement that does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Registration Rights Agreement, which has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

  Pursuant to the Registration Rights Agreement, the Issuers and the Note Guarantors will file a shelf registration statement covering resales of Existing Notes or New Notes, as the case may be (a "Shelf Registration Statement"), if (i) any changes in the applicable interpretations of the staff of the SEC do not permit the Issuers to effect such an Exchange Offer, (ii) the Exchange Offer is not consummated within 240 days of the Issue Date, (iii) under certain circumstances, the Initial Purchasers so request with respect to Existing Notes not eligible to be exchanged for New Notes in the Exchange Offer, or (iv) if any holder of Existing Notes (other than an Initial Purchaser) is not permitted by applicable law to participate in the Exchange Offer or does not receive freely tradeable New Notes in the Exchange Offer (other than, in either case, due solely to the status of such holder as an affiliate of either of the Issuers or due to such holder's inability to make the representations referred to above). If any of these events occur, the Issuers and the Note Guarantors will, at their own expense, use their reasonable best efforts (a) as promptly as reasonably practicable, to file a Shelf Registration Statement covering resales of Existing Notes or New Notes, as the case may be, and (b) to cause the Shelf Registration Statement to be declared effective under the Securities Act within 270 days after the Issue Date. After such Shelf Registration Statement is declared effective, the Issuers will use their reasonable best efforts to keep the Shelf Registration Statement in effect until the earlier of two years from the Issue Date (or one year in the case of a shelf registration effected at the request of the Initial Purchasers) or such shorter period that will terminate when all the Existing Notes or New Notes covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) are distributed to the public pursuant to Rule 144 or become eligible for resale pursuant to Rule 144 without volume restriction, if any. Under certain circumstances, the Issuers may suspend the availability of the Shelf Registration Statement for certain periods of time.

  The Issuers will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed, copies of the prospectus that is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Existing Notes or the New Notes, as the case may be. A holder of Existing Notes selling such Existing Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by certain provisions of the Registration Rights Agreement (including certain indemnification obligations). In addition, each such holder of Existing Notes will be required, among other things, to deliver information to be used in connection with the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to benefit from the provisions regarding additional interest set forth in the following paragraph.

  Additional Interest. Although the Issuers intend to file one or more registration statements described above, as required, there can be no assurance that any such registration statement (other than the one of which this Prospectus is a part) will be filed, or if filed, that any thereof will become effective. From the date of a Registration Default (as defined below) to the date on which such Registration Default has been cured, additional interest will accrue on the Transfer Restricted Notes (as defined below) at the rate of (a) prior to the 91st day of such period (for so long as such period is continuing), 0.25% per annum and (b) thereafter (so long as such period is continuing), 0.50% per annum. Any such additional interest shall not exceed such respective rates for such respective periods, and shall not in any event exceed 0.50% per annum in the aggregate, regardless of the number of Registration Defaults that shall have occurred and be continuing. Any such additional interest shall be paid in the same manner and on the same dates as interest payments in respect of Transfer Restricted Notes. Following the cure of all Registration Defaults, the accrual of such additional interest will cease. All Registration Defaults shall be deemed cured upon consummation of the Exchange Offer.

  For purposes of the foregoing, each of the following events is a "Registration Default": (i) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement has been filed with the SEC on or before the 180th day after the Issue Date; (ii) the Exchange Offer is not consummated on or before the 240th day after the Issue Date; (iii) if a Shelf Registration Statement is required to be filed under the Registration Rights Agreement, (A) the Shelf Registration Statement is not declared effective by the SEC on or before the 270th day after the Issue Date (or, in the case of a Shelf Registration Statement required to be filed in response to any change in applicable interpretations of the staff of the SEC, if later, on or before the 90th day after publication of such change) or (B) during the time the Issuers are required to use their reasonable best efforts to keep the Shelf Registration in effect, the Issuers shall have suspended and be continuing to suspend the availability of the Shelf Registration Statement for more than 30 days in the aggregate in any consecutive twelve-month period.

  For purposes of the foregoing, "Transfer Restricted Notes" means each Existing Note until (i) the date on which such Note has been exchanged for a freely transferable Exchange Note in the Exchange Offer, (ii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement, or (iii) the date on which such Note is distributed to the public pursuant to Rule 144 of the Securities Act or is eligible for resale pursuant to Rule 144 without volume restriction, if any.

                             DESCRIPTION OF NOTES

GENERAL

  The Existing Notes were issued, and the New Notes offered hereby will be issued, under an Indenture, dated as of April 30, 1998 (the "Indenture"), among the U.S. Issuer, Jafra S.A., the initial Note Guarantors (as hereafter defined) and State Street Bank and Trust Company, as Trustee (the "Trustee"). Immediately after the issuance of the Existing Notes, (i) the U.S. Issuer merged with Jafra Cosmetics International, Inc., a California corporation, with the U.S. Issuer as the surviving entity and (ii) Jafra S.A. acquired the stock of Grupo Jafra, which then merged into Jafra S.A., with Jafra S.A. surviving as a wholly owned subsidiary of Parent. Following such mergers, the U.S. Issuer and Jafra S.A. became the primary obligors on the Notes. Copies of the form of the Indenture is available upon request to the Company.

  The following is a summary of the material provisions of the Indenture and the Notes after giving effect to the Acquisition and related transactions, including such mergers. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms to be made a part thereof by the Trust Indenture Act of 1939, as amended ("TIA"). The capitalized terms defined in "--Certain Definitions" below are used in this "Description of Notes" as so defined. As used herein, the term "Company" refers to Parent, the term "JCI" refers to the U.S. Issuer and the term "Issuers" refers to the U.S. Issuer and Jafra S.A.

  Principal of, and premium, if any, and interest on, the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Issuers in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee, at 61 Broadway, 15th Floor, New York, New York 10006), except that, at the option of the Issuers, payment of interest may be made by check mailed to the address of the registered holders of the Notes as such address appears in the Note Register.

  The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Notes, but the Issuers may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

TERMS OF THE NOTES

  The Notes will be issued initially in an aggregate principal amount of $100.0 million. Additional securities may be issued under the Indenture in one or more series from time to time ("Additional Notes"), subject to the limitations set forth under "--Certain Covenants--Limitation on Indebtedness," which may vote as a class with the Notes and otherwise be treated as Notes for purposes of the Indenture.

  The Notes are the several obligations of the Issuers. Of the aggregate principal amount of Notes of $100.0 million, JCI will be severally liable with respect to the payment of $60.0 million of principal, together with interest thereon (the "JCI Portion"), and Jafra S.A. will be severally liable with respect to the payment of $40.0 million of principal, together with interest thereon (the "Jafra S.A. Portion"). Except as otherwise described herein, JCI and Jafra S.A. will be severally liable in respect of each outstanding Note in the relative proportions of the JCI Portion and the Jafra S.A. Portion, respectively (each such portion, a "Portion").

  The Notes will mature on May 1, 2008. Each Note will bear interest at a rate per annum shown on the front cover of this Offering Circular from the date of issuance, or from the most recent date to which interest has been paid or provided for, payable semiannually in cash to Holders of record at the close of business on the April 15 or October 15 immediately preceding the interest payment date on May 1 and November 1 of each year, commencing November 1, 1998.

OPTIONAL REDEMPTION

  Except as set forth in the following paragraph or under "--Redemption for Changes in Withholding Taxes," the Notes will not be redeemable at the option of the Issuers prior to May 1, 2003. Thereafter, the Notes will be redeemable, at the Issuers' option, in whole or in part, and from time to time on and after May 1, 2003 and prior to maturity; provided, however, that any such optional redemption may only be effected concurrently by both of the Issuers on a pro rata basis as between their respective Portions, based on the relative proportions of the JCI Portion and the Jafra S.A. Portion. Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the redemption date. Any such redemption and notice may, in the Issuers' discretion, be subject to the satisfaction of one or more conditions precedent. The Notes will be so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued interest, if any, to the relevant redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 1 of the years set forth below:

                                                      REDEMPTION
         PERIOD                                         PRICE
         ------                                       ----------
         2003........................................  105.875%
         2004........................................  103.917
         2005........................................  101.958
         2006 and thereafter.........................  100.000

  In addition, at any time and from time to time prior to May 1, 2001, the Issuers at their option may concurrently redeem the Notes on a pro rata basis as between their respective Portions (based on the relative proportions of the JCI Portion and the Jafra S.A. Portion), in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes), with funds in an aggregate amount (the "Redemption Amount") not exceeding the aggregate cash proceeds of one or more Equity Offerings (as defined below), at a redemption price (expressed as a percentage of principal amount thereof) of 111.75% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that an aggregate principal amount of the Notes equal to at least 65% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes) must remain outstanding after each such redemption. "Equity Offering" means a sale of Capital Stock (other than Disqualified Stock) (x) that is a sale of Capital Stock of the Company, or (y) proceeds of which in an amount equal to or exceeding the Redemption Amount are contributed to the Company or any of its Restricted Subsidiaries. The Issuers may make such redemption upon notice mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the redemption date (but in no event more than 180 days after the completion of the related Equity Offering). Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Issuers' discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of the related Equity Offering.

SELECTION

  In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. In the event of any partial redemption (other than a redemption described under "--Redemption for Changes in Withholding Taxes"), the several obligation of each Issuer for each Note that remains outstanding shall continue in the same proportion as the relative proportions of the JCI Portion and the Jafra S.A. Portion, respectively.

ADDITIONAL AMOUNTS

  All payments made on behalf of Jafra S.A. under or with respect to the Notes or on behalf of any Note Guarantor (other than JCI) under or with respect to any Note Guarantee (in any case a Person making such payment, a "Payor") shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Governments of Mexico, Luxembourg or the jurisdiction of incorporation, seat of management or residence for income tax purposes of any future Jafra S.A. Subsidiary Guarantor or any successors to the Company, Jafra S.A. or any Jafra S.A. Subsidiary Guarantor (each a "Successor Jurisdiction"), as the case may be, or of any territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter "Taxes"), unless the Payor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency. If a Payor is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes or a Note Guarantee, such Payor will be required to pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to:

    (i) any payment to a Holder which is subject to such Taxes by reason of its (or the beneficial owner of the Notes) being connected with Mexico, Luxembourg or any Successor Jurisdiction or any territory thereof other than a connection arising from the mere holding of Notes or the receipt of payments in respect of the Notes or the Note Guarantees;

    (ii) any Taxes with respect to a Note presented for payment more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to the Holders, whichever occurs later, except to the extent that the Holder of such Note would have been entitled to such Additional Amounts on presenting such Note for payment on any date during such 30-day period;

    (iii) Taxes that would not have been imposed but for the failure of the Holder or beneficial owner of a Note to comply with any certification, identification, information, or other documentation requirement under law, regulation, administrative practice or an applicable treaty that is a precondition to exemption from, or reduction in the rate of, the imposition, deduction or withholding of Taxes, provided that at least 60 days prior to (a) the first payment date with respect to which this clause
  (iii) shall be applied and (b) in the event of a change in such certification, identification, information or other documentation requirement, the first payment date subsequent to such change, the Payor shall have notified the Trustee, in writing, that the Holders or beneficial owners of the Notes will be required to provide such information or documentation;

    (iv) estate, inheritance, gift, sales, transfer, personal property or other similar taxes imposed with respect to such Notes;

    (v) any Tax which is only payable otherwise than by withholding or deduction from payments in respect of the Notes or the Note Guarantees; and

    (vi) any combination of items (i), (ii), (iii), (iv) and (v) above.

  Each Payor will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. Each Payor will furnish to the Trustee of the Notes, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by such Payor; provided, however, that if the relevant Payor is unable to obtain such receipt within 30 days, notwithstanding such Payor's best efforts to obtain such receipts, the Payor will furnish such receipts to the Trustee as soon as receipts can be obtained.

  Whenever in the Indenture there is mentioned, in any context, (a) the payment of principal, (b) purchase prices in connection with a purchase of Notes, (c) interest or (d) any other amount payable on or with respect to any of the Notes or a Note Guarantee, such reference shall be deemed to include payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

  Each Payor will pay any present or future stamp, court or documentary taxes or any other similar taxes, charges or levies that arise in Mexico, Luxembourg or any Successor Jurisdiction from the execution, delivery, registration of, or enforcement of rights under, the Notes, the Indenture or any other document or instrument in relation thereof.

  The obligations of each Payor described under this heading shall survive any termination, defeasance or discharge of the Indenture.

  For a discussion of the reduction in Mexican withholding taxes applicable to payments under or with respect to the Notes and the Note Guarantees, see "Taxation."

REDEMPTION FOR CHANGES IN WITHHOLDING TAXES

  The Jafra S.A. Portion of the Notes may be redeemed, at the option of Jafra S.A., at any time as a whole but not in part, on not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event Jafra S.A., any successor to Jafra S.A. or any current or future Note Guarantor of such Jafra S.A. Portion has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, and such obligation cannot be avoided by such person's taking reasonable measures available to it, any Additional Amounts in excess of Additional Amounts that Jafra S.A., such successor or such Note Guarantor would be required to pay if payments by Jafra S.A., such successor or such Note Guarantor were subject to a 15% Mexican withholding tax as a result of a change in or an amendment to applicable treaties or laws (including any regulations promulgated thereunder) of Mexico (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to any official position regarding the application or interpretation of such treaties, laws or regulations, which change or amendment is announced or becomes effective on or after the Issue Date ("Excessive Additional Amounts"); provided, however, that no such notice of redemption may be given earlier than 60 days prior to the earliest date on which Jafra S.A., such successor or such Note Guarantor would, but for such redemption, be obligated to pay such Excessive Additional Amounts. Prior to the publication of any notice of redemption pursuant to this provision, Jafra S.A., any successor to Jafra S.A. or any Note Guarantor will deliver to the Trustee (a) a certificate duly signed by an officer of Jafra S.A., such successor or such Note Guarantor stating that Jafra S.A., such successor or such Note Guarantor is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of Jafra S.A., such successor or such Note Guarantor so to redeem have occurred and (b) a written opinion of Mexican legal counsel reasonably acceptable to the Trustee to the effect that Jafra S.A., such successor or such Note Guarantor has or will become obligated to pay such Excessive Additional Amounts as a result of an amendment or change referred to in this provision.

NOTE GUARANTEES

  The monetary obligations of the Issuers pursuant to the Notes, including any repurchase obligation resulting from a Change of Control Triggering Event, will be guaranteed on a senior subordinated basis by the Company. The obligation of JCI with respect to the JCI Portion will also be guaranteed on a senior subordinated basis by Jafra S.A. (subject to a 30-day standstill period), and with certain exceptions, by each subsequently acquired or organized U.S. Subsidiary of JCI. The obligation of Jafra S.A. with respect to the Jafra S.A. Portion will also be guaranteed on a senior subordinated basis by JCI (subject to a 30-day standstill period), and by each presently existing or subsequently acquired or organized Restricted Subsidiary of Jafra S.A. The terms and conditions of these Note Guarantees are further described below.

  The Company, as primary obligor and not merely as surety, will irrevocably and fully and unconditionally Guarantee, on a senior subordinated basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of each Issuer under the Indenture and the Notes, whether for principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations of each Issuer being herein called the "Guaranteed Note Obligations").

  Each Issuer, as primary obligor and not merely as surety, will Guarantee, on a senior subordinated basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all Guaranteed Note Obligations of the other Issuer under the Indenture and the Notes with respect to the JCI Portion (in the case of such Guarantee by Jafra S.A.) or the Jafra S.A. Portion (in the case of such Guarantee by JCI). Proceedings or other actions to enforce either such Note Guarantee of either Issuer may not be initiated or taken until the earlier of (i) 30 days after written demand for payment has been made thereunder by the Trustee or the Holders in accordance with the terms of the Indenture and (ii) the occurrence of certain events of bankruptcy of such Issuer.

  Each U.S. Subsidiary Guarantor, as primary obligor and not merely as surety, will jointly and severally, irrevocably and fully and unconditionally Guarantee, on a senior subordinated basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all Guaranteed Note Obligations of JCI under the Indenture and the Notes (all such Guaranteed Note Obligations being herein called the "Guaranteed JCI Obligations"). At the time of the Acquisition, JCI will not have any U.S. Subsidiaries. Each Jafra S.A. Subsidiary Guarantor, as primary obligor and not merely as surety, will jointly and severally, irrevocably and fully and unconditionally Guarantee, on a senior subordinated basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all Guaranteed Note Obligations of Jafra S.A. under the Indenture and the Notes (all such Guaranteed Note Obligations being herein called the "Guaranteed Jafra S.A. Obligations"). Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. If a Subsidiary Guarantee were to be rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guarantee could be reduced to zero. See "Risk Factors--Fraudulent Transfer Considerations."

  Each Note Guarantor will also agree to pay any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under its Note Guarantee.

  Each Note Guarantee shall be a continuing Guarantee and shall (i) remain in full force and effect until payment in full of the principal amount of all outstanding Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other relevant Guaranteed Note Obligations then due and owing, unless earlier terminated as described below, (ii) be binding upon such Note Guarantor and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their permitted successors, transferees and assigns.

  Notwithstanding the preceding paragraph, Note Guarantees will be subject to termination and discharge under the circumstances described in this paragraph:

    (1) Any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect, (i) concurrently with any sale or disposition (by merger or otherwise) of any Subsidiary Guarantor or any interest therein in accordance with the terms of the Indenture (including the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock") by the Company or a Restricted Subsidiary, following which such Subsidiary Guarantor is no longer a Restricted Subsidiary of the Company, (ii) pursuant to the terms of its Subsidiary Guarantee, (iii) at any time that such Subsidiary

  Guarantor is released from all its obligations under all its Guarantees of payment by the relevant Issuer of Indebtedness (other than Bank Indebtedness) of such Issuer, (iv) upon the merger or consolidation of such Subsidiary Guarantor with and into the Company, an Issuer or another Subsidiary Guarantor that is the surviving Person in such merger or consolidation, (v) upon legal or covenant defeasance of the relevant Issuer's obligations, or satisfaction and discharge of the Indenture, and
  (vi) subject to customary contingent reinstatement provisions, upon payment in full of the aggregate principal amount of all Notes then outstanding for which the relevant Issuer is liable and all other Guaranteed Note Obligations of such Issuer then due and owing.

    (2) The Company will automatically and unconditionally be released from all obligations under its Note Guarantee, and such Note Guarantee shall thereupon terminate and be discharged and of no further force or effect,
  (i) with respect to the predecessor Company, as and when provided under the provisions described in the second paragraph under "--Merger and Consolidation," (ii) pursuant to the terms of its Note Guarantee, (iii) upon legal or covenant defeasance of the relevant Issuer's obligations, or satisfaction and discharge of the Indenture, and (iv) subject to customary contingent reinstatement provisions, upon payment in full of the aggregate principal amount of all Notes then outstanding for which the relevant Issuer is liable and all other Guaranteed Note Obligations of such Issuer then due and owing.

    (3) An Issuer will automatically and unconditionally be released from all obligations under its Note Guarantee, and such Note Guarantee shall thereupon terminate and be discharged and of no further force or effect,
  (i) with respect to the relevant predecessor Issuer, as and when provided under the provisions described in the second paragraph under "--Merger and Consolidation," (ii) pursuant to the terms of its Note Guarantee, (iii) upon legal or covenant defeasance of the other Issuer's obligations, or satisfaction and discharge of the Indenture, and (iv) subject to customary contingent reinstatement provisions, upon payment in full of the aggregate principal amount of all Notes then outstanding for which the other Issuer is liable and all other Guaranteed Note Obligations of the other Issuer then due and owing.

Upon any such occurrence specified in this paragraph, the Trustee shall execute any documents reasonably required in order to evidence such release, discharge and termination in respect of such Note Guarantee.

  Neither the Issuers nor any Note Guarantor shall be required to make a notation on the Notes to reflect any such Note Guarantee or any such release, termination or discharge.

RANKING

  The indebtedness evidenced by the Notes and each Note Guarantee will be unsecured Senior Subordinated Indebtedness of the Issuers or the relevant Note Guarantor, as the case may be, will be subordinated in right of payment, as set forth in the Indenture, to the payment when due of all existing and future Senior Indebtedness of the Issuers or such Note Guarantor, including such Person's obligations under the Senior Credit Facility, will rank pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of such Person and will be senior in right of payment to all existing and future Subordinated Obligations of such Person. The Notes and each Note Guarantee will also be effectively subordinated to any Secured Indebtedness of the Issuers or the relevant Note Guarantor, as the case may be, to the extent of the value of the assets securing such Indebtedness. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "--Defeasance" below is not subordinated to any Senior Indebtedness or subject to the restrictions described herein.

  As of September 30, 1998, the outstanding Senior Indebtedness of the Issuers was approximately $45.7 million, all of which was guaranteed by, and constituted Senior Indebtedness of, the Note Guarantors (other than the Issuers). In addition, the Issuers had additional availability of $44.3 million for borrowings under the Senior Credit Facility, all of which would have been Secured Indebtedness, and no Senior Subordinated Indebtedness (other than the indebtedness represented by the Notes). Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuers and the Note Guarantors may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness or Secured Indebtedness. See "--Certain Covenants--Limitation on Indebtedness" below.

  The terms on which each Note Guarantee will be subordinated to the prior payment in full of Senior Indebtedness of the relevant Note Guarantor will be substantially identical to those described below governing the subordination of the Notes to the prior payment in full of Senior Indebtedness of the Issuers.

  All the operations of the Company, and a substantial portion of the operations of JCI, are conducted through their respective Subsidiaries. Claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred shareholders (if any) of such Subsidiaries will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Company or JCI, including holders of the Notes. Therefore, Company's Note Guarantee will be effectively subordinated to creditors (including trade creditors) and preferred shareholders (if any) of Subsidiaries of the Company that are not Issuers or (to the extent of their Note Guarantees) Subsidiary Guarantors, and JCI's obligations with respect to the JCI Portion of the Notes will be effectively subordinated to creditors (including trade creditors) and preferred shareholders (if any) of Subsidiaries of JCI that are not U.S. Subsidiary Guarantors. Although the Indenture limits the incurrence of Indebtedness (including preferred stock) by certain of the Company's Subsidiaries, such limitation is subject to a number of significant qualifications. At September 30, 1998, the outstanding Indebtedness and trade payables of the Company's Subsidiaries (other than the Issuers and the
Subsidiary Guarantors) totaled approximately $    million. No preferred stock
of such Subsidiaries was outstanding at such date. See "--Certain Covenants-- Limitation on Indebtedness" below.

  "Senior Indebtedness" means, with respect to either Issuer or any Note Guarantor, the following obligations, whether outstanding on the date of the Indenture or thereafter issued, without duplication: (i) all Bank Indebtedness, (ii) all obligations of such Person in respect of any Receivables Financing, and (iii) all obligations of such Person consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person regardless of whether post-filing interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, all other Indebtedness of such Person, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the Notes or the Note Guarantee of such Person; provided, however, that Senior Indebtedness shall not include (1) any obligation of such Person to any Subsidiary of such Person, (2) any liability for Federal, state, foreign, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Person that is expressly subordinated in right of payment to any other Indebtedness of such Person, (5) any Capital Stock of such Person or (6) that portion of any Indebtedness of such Person that is Incurred by such Person in violation of the covenant described under "--Certain Covenants--Limitation on Indebtedness" (but no such violation shall be deemed to exist for purposes of this clause (6) if any holder of such Indebtedness or such holder's representative shall have received an Officer's Certificate of the Company to the effect that such Incurrence of such Indebtedness does not (or that the Incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such covenant). If any Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Senior Indebtedness nevertheless will constitute Senior Indebtedness.

  Only Indebtedness of an Issuer or a Note Guarantor that is Senior Indebtedness will rank senior to such Person's obligations with respect to the Notes or such Person's Note Guarantee, as the case may be, in accordance with the provisions of the Indenture. Each Issuer's or Note Guarantor's obligations with respect to the Notes and the relevant Note Guarantee, as the case may be, will in all respects rank pari passu with all other Senior Subordinated Indebtedness of such Person. The Company has agreed in the Indenture that it will not Incur, and will not permit either Issuer or any Note Guarantor to Incur, directly or indirectly, any Indebtedness that is expressly subordinated in right of payment to Senior Indebtedness of the Company, such Issuer or such Note Guarantor, as the case may be, unless such Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or the relevant Note Guarantee, as the case may be. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured, and Indebtedness that is not guaranteed by a particular Person is not deemed to be subordinate or junior to Indebtedness that is so guaranteed merely because it is not so guaranteed.

  Neither Issuer may pay principal of, or premium (if any) or interest on, the Notes or make any deposit pursuant to the provisions described under "-- Defeasance" below and may not otherwise purchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if (i) any Senior Indebtedness of such Issuer is not paid in full when due or (ii) any other default on Senior Indebtedness of such Issuer occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms (either such event, a "Payment Default") unless, in either case, (x) the Payment Default has been cured or waived and any such acceleration has been rescinded in writing or (y) such Senior Indebtedness has been paid in full. However, an Issuer may pay the Notes without regard to the foregoing if such Issuer and the Trustee receive written notice approving such payment from the Representative for the Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

  In addition, during the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of an Issuer pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace period (a "Non-payment Default"), such Issuer may not pay the Notes for the period specified as follows (a "Payment Blockage Period"). The Payment Blockage Period shall commence upon the receipt by the Trustee (with a copy to such Issuer) of written notice (a "Blockage Notice") of such Non-payment Default from the Representative for such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and shall end on the earliest to occur of the following events: (i) 179 days shall have elapsed since such receipt of such Blockage Notice, (ii) the Non-payment Default giving rise to such Blockage Notice is no longer continuing (and no other Payment Default or Non-payment Default is then continuing), (iii) such Designated Senior Indebtedness shall have been discharged or repaid in full or (iv) such Payment Blockage Period shall have been terminated by written notice to the Trustee and such Issuer from the Person or Persons who gave such Blockage Notice. An Issuer shall promptly resume payments on the Notes, including any missed payments, after such Payment Blockage Period ends, unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, or any Payment Default otherwise exists. Not more than one Blockage Notice to the Issuers in the aggregate may be given in any 360 consecutive day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period, except that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than Bank Indebtedness, a Representative of holders of Bank Indebtedness may give another Blockage Notice within such period. In no event may the total number of days during which any Payment Blockage Period is in effect extend beyond 179 days from the date of receipt by the Trustee of the relevant Blockage Notice, and there must be a 181 consecutive day period during any 360 consecutive day period during which no Payment Blockage Period is in effect.

  Upon any payment or distribution of the assets of an Issuer upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to such Issuer or its property, or in a bankruptcy, insolvency, receivership or similar proceeding relating to such Issuer or its property, the holders of Senior Indebtedness of such Issuer will be entitled to receive payment in full of such Senior Indebtedness before the Noteholders are entitled to receive any payment from such Issuer and until the Senior Indebtedness of such Issuer is paid in full, any payment or distribution from such Issuer to which Noteholders would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear. If a distribution from an Issuer is made to Noteholders that due to the subordination provisions should not have been made to them, such Noteholders are required to hold it in trust for the holders of Senior Indebtedness of such Issuer and pay it over to them as their interests may appear.

  If an Issuer fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See "--Defaults." If payment of the Notes is accelerated because of an Event of Default, the Issuers or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of the Issuers or the Representative of such holders of the acceleration. Such acceleration will not be effective with respect to an Issuer, and such Issuer may not pay the Notes, until five Business Days after such holders or the Representative of each Designated Senior Indebtedness of such Issuer receive notice of such acceleration and, thereafter, such Issuer may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

  By reason of such subordination provisions contained in the Indenture, in the event of liquidation, receivership, reorganization or insolvency, (i) creditors of an Issuer who are holders of Senior Indebtedness of such Issuer may recover more, ratably, from such Issuer than the Noteholders, (ii) trade creditors of an Issuer who are not holders of Senior Indebtedness of such Issuer or of Senior Subordinated Indebtedness of such Issuer (including the Notes) may recover less, ratably, than holders of Senior Indebtedness of such Issuer and may recover more, ratably, than the holders of Senior Subordinated Indebtedness of such Issuer, and (iii) an Issuer may be unable to meet its obligations on the Notes. In addition, as described above, the Notes will be effectively subordinated, with respect to an Issuer's Subsidiaries that are not Subsidiary Guarantors, to the claims of creditors of those Subsidiaries.

CHANGE OF CONTROL

  Upon the occurrence after the Issue Date of a Change of Control (as defined below) and the failure of the Notes to have, on the 30th day after such Change of Control, a rating of at least BBB- (or equivalent successor rating) by S&P and a rating of at least Baa3 (or equivalent successor rating) by Moody's (a "Change of Control Triggering Event"), each Holder will have the right to require the Issuers to repurchase, on a several basis in proportion to each Issuer's several obligations in respect of the Notes, all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that, the Issuers shall not be obligated to repurchase Notes pursuant to this covenant in the event that they have exercised their right to redeem all the Notes as described under "--Optional Redemption."

  The term "Change of Control" means:

    (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange
  Act), directly or indirectly, of a percentage of the total voting power of the Voting Stock of the Company that is (x) greater than the percentage thereof that is then held in the aggregate by Permitted Holders and (y) greater than 35% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (i), such other person shall be deemed to beneficially own any Voting Stock of the Company held by a parent corporation, if the Company is a Subsidiary of such parent corporation and such other person is the beneficial owner (as defined in this clause (i)), directly or indirectly, of a percentage of the total voting power of the Voting Stock of the parent corporation that is (x) greater than the percentage thereof that is then held in the aggregate by Permitted Holders and (y) greater than 35% of the total voting power of the Voting Stock of such parent corporation);

    (ii) the Company ceases to beneficially own, directly or indirectly, 100% of the aggregate voting power of the Voting Stock of either Issuer (excluding beneficial ownership of any other Person attributable to Designated Equity Interests), other than in a transaction by the Company in compliance with the provisions described under "--Merger and Consolidation" in which the Company's Successor succeeds to such beneficial ownership of the Company;

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    (iii) during any period of two consecutive years (during which period the
  Company has been a party to the Indenture), individuals who at the beginning of such period were members of the board of directors of the Company (together with any new members thereof whose election by such board of directors or whose nomination for election by holders of Capital Stock of the Company was approved by one or more Permitted Holders or by a vote of a majority of the members of such board of directors then still in office who were either members thereof at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office; or

    (iv) the Company merges or consolidates with or into, or sells or transfers (in one or a series of related transactions) all or substantially all of the assets of the Company and its Restricted Subsidiaries to, another Person (other than one or more Permitted Holders) and any "person" (as defined in clause (i) above), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as so defined), directly or indirectly, of a percentage of the total voting power of the Voting Stock of the surviving Person in such merger or consolidation, or the transferee Person in such sale or transfer of assets, as the case may be, that is (x) greater than the percentage thereof that is then held in the aggregate by Permitted Holders and (y) greater than 35% of the total voting power of such Voting Stock (for purposes of this clause (iv), such other person shall be deemed to beneficially own any Voting Stock of such surviving or transferee Person held by a parent corporation, if such surviving or transferee Person is a Subsidiary of such parent corporation and such other person is the beneficial owner (as so defined), directly or indirectly, of a percentage of the total voting power of the Voting Stock of such parent corporation that is (x) greater than the percentage thereof that is then held in the aggregate by Permitted Holders and (y) greater than 35% of the total voting power of such Voting Stock).

  In the event that, at the time of such Change of Control Triggering Event, the terms of the Bank Indebtedness restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately following paragraph but in any event not later than 30 days following the date the Company obtains actual knowledge of any Change of Control Triggering Event (unless the Issuers have exercised their right to redeem all the Notes as described under "--Optional Redemption"), the Issuers shall (i) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in the immediately following paragraph. The Issuers shall first comply with the provisions of the immediately preceding sentence before they shall be required to repurchase Notes pursuant to the provisions described below. The Issuers' failure to comply with such provisions or the provisions of the immediately following paragraph shall constitute an Event of Default described in clause (iv) and not in clause (ii) under "--Defaults" below.

  Unless the Issuers have exercised their right to redeem all the Notes as described under "--Optional Redemption," the Issuers shall, not later than 30 days following the date the Company obtains actual knowledge of any Change of Control Triggering Event having occurred, mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control Triggering Event has occurred or may occur and that such Holder has, or upon such occurrence will have, the right to require the Issuers, severally in proportion to their respective obligations in respect of the Notes, to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts and financial information regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (4) the instructions determined by the Issuers, consistent with this covenant, that a Holder must follow in order to have its Notes purchased; and (5) if such notice is mailed prior to the occurrence of a Change of Control or Change of Control Triggering Event, that such offer is conditioned on the occurrence of such Change of Control Triggering Event.

  The Issuers will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act, Rules 13e-4 and 14e-1 under the Exchange Act, and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

  The Change of Control Triggering Event purchase feature is a result of negotiations between the Issuers and the Initial Purchasers. The Company has no present plans to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

  The occurrence of a Change of Control would constitute a default under the Senior Credit Agreement. Agreements governing future Senior Indebtedness of the Company may contain prohibitions of certain events that would constitute a Change of Control or require such Senior Indebtedness to be repurchased or repaid upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Issuers to repurchase the Notes could cause a default under such agreements, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuers. Finally, an Issuer's ability to pay cash to the Holders upon a repurchase may be limited by such Issuer's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

  The definition of Change of Control includes a phrase relating to the sale or other transfer of "all or substantially all" of the Company's assets, as such phrase is used in the Revised Model Business Corporation Act. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company, and therefore it may be unclear as to whether a Change of Control has occurred and whether the holders of the Notes have the right to require the Company to repurchase such Notes.

CERTAIN COVENANTS

  The Indenture contains covenants including, among others, the following:

  Limitation on Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company, either Issuer or any Subsidiary Guarantor may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio would be greater than 2.00:1.00 if such Indebtedness is Incurred prior to May 1, 2001 or 2.25:1.00 if such Indebtedness is Incurred thereafter.

  (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

    (i) Indebtedness Incurred pursuant to the Senior Credit Facility (including in respect of letters of credit or bankers' acceptances issued or created thereunder) and Indebtedness of any Foreign Subsidiary Incurred other than under the Senior Credit Facility, and (without limiting the foregoing), in each case, any Refinancing Indebtedness in respect thereof, in a maximum principal amount which, when taken together with the amount of all Indebtedness Incurred pursuant to this clause (i) and then outstanding, does not exceed the amount equal to (A) $100.0 million, plus (B) the amount, if any, by which the Borrowing Base exceeds $65.0 million, plus (C) in the case of any refinancing of the Senior Credit Facility or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

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    (ii) Indebtedness (A) of any Restricted Subsidiary issued to and held by the Company or (B) of the Company or any Restricted Subsidiary issued to and held by any Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or any other event, that results in such Restricted Subsidiary ceasing to be a Restricted
   Subsidiary or any other subsequent transfer of such Indebtedness (except to the Company or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof;

    (iii) Indebtedness represented by the Notes, any Indebtedness (other than the Indebtedness described in clauses (i) or (ii) above) outstanding on the Issue Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) or paragraph (a) above;

    (iv) Purchase Money Obligations and Capitalized Lease Obligations, and any Refinancing Indebtedness with respect thereto, in an aggregate principal amount at any time outstanding not exceeding an amount equal to 6% of Consolidated Total Assets at any time outstanding;

    (v) Indebtedness of any Foreign Subsidiary Incurred for working capital purposes;

    (vi) (A) Guarantees by the Company or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Company or any Restricted Subsidiary (other than Indebtedness Incurred in violation of the covenant described hereunder) or (B) Indebtedness of the Company or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness Incurred in violation of the covenant described hereunder);

    (vii) Indebtedness of the Company or any Restricted Subsidiary (A) arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its incurrence, or (B) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person (including pursuant to the Acquisition);

    (viii) Indebtedness of the Company or any Restricted Subsidiary in respect of (A) letters of credit, bankers' acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers' compensation statutes), or (B) completion guarantees, surety, judgment, appeal or performance bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, or (C) Hedging Obligations entered into for bona fide hedging purposes in the ordinary course of business, or (D) Management Guarantees or (E) the financing of insurance premiums in the ordinary course of business;

    (ix) Indebtedness of a Receivables Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise incurred in connection with, a Financing Disposition;

    (x) Indebtedness of any Person that is assumed by the Company or any Restricted Subsidiary in connection with its acquisition of assets from such Person or any Affiliate thereof or is issued and outstanding on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary or merged or consolidated with or into the Company or any Restricted Subsidiary (other than Indebtedness Incurred to finance, or otherwise in connection with, such acquisition); provided, however, that on the date of such acquisition, merger or consolidation, after giving effect thereto, (x) with respect to any such Indebtedness of the Company, either Issuer or any Subsidiary Guarantor, (A) the Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) above or (B) the Consolidated Coverage Ratio is greater than it was on such date immediately prior to giving effect to such acquisition and (y) with respect to any such Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor or an Issuer, the Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) above; and any Refinancing Indebtedness with respect to any such Indebtedness;

    (xi) Indebtedness in an amount at any time outstanding not exceeding twice the amount of Excluded Contributions made after the Issue Date; provided, however, that the proceeds of such Indebtedness and the related amount of such Excluded Contributions are used to finance the acquisition of assets of any Person in a Related Business or the merger or consolidation of such a Person into or with the Company or any Restricted Subsidiary (including but not limited to payment of any related fees and expenses), or to refinance any such acquisition, merger or consolidation with such Indebtedness being Incurred for such refinancing within nine months of the closing of such acquisition, merger or consolidation; and any Refinancing Indebtedness with respect to any such Indebtedness; and

    (xii) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount which, when taken together with the amount of all Indebtedness Incurred pursuant to this clause (xii) and then outstanding, does not exceed an amount equal to 11.5% of Consolidated Total Assets at any time outstanding.

  (c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant, (i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this covenant) arising under any Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness;
(ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraph (b) above, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; and (iii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

  (d) For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, provided that (x) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced and (z) the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and Incurred pursuant to the Senior Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company's option,
(i) the Issue Date, (ii) any date on which any of the respective commitments under the Senior Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (iii) the date of such Incurrence. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

  Limitation on Layering. The Company shall not permit either Issuer to Incur any Indebtedness that is expressly subordinated in right of payment to any Senior Indebtedness of such Issuer, unless such Indebtedness so Incurred ranks pari passu in right of payment with, or is subordinated in right of payment to, such Issuer's Indebtedness with respect to the Notes. The Company shall not Incur any Indebtedness that is expressly subordinated in right of payment to any Senior Indebtedness of the Company, unless such Indebtedness so Incurred ranks pari passu in right of payment with the Company's Note Guarantee, or is subordinated in right of payment to the Company's Note Guarantee. The Company shall not permit any Subsidiary Guarantor to Incur any Indebtedness that is expressly subordinated in right of payment to any Senior Indebtedness of such Subsidiary Guarantor, unless such Indebtedness so Incurred ranks pari passu in right of payment with the such Subsidiary Guarantor's Subsidiary Guarantee, or is subordinated in right of payment to such Subsidiary Guarantee. Unsecured Indebtedness is not deemed to be subordinate or junior to secured Indebtedness merely because it is unsecured, and Indebtedness that is not guaranteed by a particular Person is not deemed to be subordinate or junior to Indebtedness that is so guaranteed merely because it is not so guaranteed.

  Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation to which the Company is a party) except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Company or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis, measured by value), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary (other than any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than a purchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition or retirement or Investment being herein referred to as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

    (1) a Default shall have occurred and be continuing (or would result therefrom);

    (2) the Company could not incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness"; or

    (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Board of Directors, whose determination shall be conclusive) declared or made subsequent to the Issue Date and then outstanding would exceed the sum of:

      (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from April 30, 1998 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are available (or, in case such Consolidated Net Income shall be a negative number, 100% of such negative number);

      (B) the aggregate Net Cash Proceeds, and fair value (as determined in good faith by the Board of Directors) of property or assets, received
    (x) by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) after the Issue Date (other than Excluded Contributions) or (y) by the Company or any Restricted Subsidiary from the issuance and sale by the Company or any Restricted Subsidiary after the Issue Date of Indebtedness that shall have been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock), plus the amount of cash, property or assets (determined as provided above) received by the Company or any Restricted Subsidiary upon such conversion or exchange;

      (C) the aggregate amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, or (ii) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of "Investment"), not to exceed in the

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    case of any such Unrestricted Subsidiary the aggregate amount of
    Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after the Issue Date; and

      (D) in the case of any disposition or repayment of any Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), an amount in the aggregate equal to the lesser of the return of capital, repayment or other proceeds with respect to all such Investments and the initial amount of all such Investments.

  (b) The provisions of the foregoing paragraph (a) will not prohibit any of the following (each, a "Permitted Payment"):

    (i) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Capital Stock of the Company or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent issuance or sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary) or a substantially concurrent capital contribution to the Company; provided, however, that the Net Cash Proceeds from such issuance, sale or capital contribution shall be excluded in subsequent calculations under clause (B) of the preceding paragraph (a);

    (ii) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations (x) made by exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, Indebtedness of either Issuer or any Note Guarantor or Refinancing Indebtedness Incurred in compliance with the covenant described under "-- Limitation on Indebtedness," (y) from Net Available Cash to the extent permitted by the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock" or (z) to the extent required by the agreement governing such Subordinated Obligations, following the occurrence of a Change of Control (or other similar event described therein as a "change of control"), but only if the Company shall have complied with the covenant described under "--Change of Control" and, if required, purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to purchasing or repaying such Subordinated Obligations;

    (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the preceding paragraph (a);

    (iv) Investments or other Restricted Payments in an aggregate amount outstanding at any time not to exceed the amount of Excluded Contributions; provided, however, that such Excluded Contributions shall not include any Excluded Contribution the proceeds of which were used to finance the acquisition of assets from any Person in a Related Business or the merger or consolidation of such a Person into or with the Company or any Restricted Subsidiary pursuant to clause (xi) of paragraph (b) of the covenant described under "--Limitation on Indebtedness";

    (v) payments by the Company to repurchase or otherwise acquire Capital Stock (including any options, warrants or other rights in respect thereof), from Management Investors (including loans, advances, dividends or distributions by the Company to a Parent to permit such Parent to make any such repurchase or other acquisition), such payments, loans, advances, dividends or distributions not to exceed an amount (net of repayments of any such loans or advances) equal to (1) $10.0 million, plus (2) $2.0 million multiplied by the number of calendar years that have commenced since the Issue Date, plus (3) the Net Cash Proceeds received by the Company since the Issue Date from, or as a capital contribution from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), to the extent such Net Cash Proceeds are not included in any calculation under clause
  (3)(B)(x) of the preceding paragraph (a);

    (vi) the payment of (or loans, advances, dividends or distributions by the Company to a Parent to pay) dividends on the common stock or equity of the Company (or such Parent) following a public offering of such common stock or equity, in an amount not to exceed in any fiscal year 6% of the aggregate gross proceeds received by the Company in or from such public offering;

    (vii) Restricted Payments (including loans or advances) in an aggregate amount which, when taken together with all Restricted Payments made pursuant to this clause (vi) and then outstanding, net of repayments of any such loans or advances, does not exceed $5.0 million at any time outstanding;

    (viii) payments by the Company or any Restricted Subsidiary to satisfy obligations under the Management Agreements; and Permitted Parent Payments;

    (ix) dividends or other distributions of Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries; and

    (x) the Transactions;

provided, that (A) in the case of clauses (iii), (vi) and (vii), the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments, (B) in the case of clause
(v), at the time of any calculation of the amount of Restricted Payments, the net amount of Permitted Payments that have then actually been made under clause (v) that is in excess of 50% of the total amount of Permitted Payments then permitted under clause (v) shall be included in such calculation of the amount of Restricted Payments, (C) in all cases other than pursuant to clauses
(A) and (B) immediately above, the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Restricted Payments and (D) solely with respect to clause (vii), no Default or Event of Default shall have occurred or be continuing at the time of any such Permitted Payment after giving effect thereto.

  Limitation on Restrictions on Distributions from Restricted
Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except any encumbrance or restriction:

    (1) pursuant to an agreement or instrument in effect at or entered into on the Issue Date (including the Senior Credit Facility), the Indenture or the Notes;

    (2) pursuant to any agreement or instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary, or which agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in effect at the time of such acquisition, merger or consolidation (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger or consolidation); provided, however, that for purposes of this clause (2), if a Person other than the Company or the relevant Issuer is the Successor, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Company or a Restricted Subsidiary, as the case may be, when such Person becomes the Successor;

    (3) pursuant to an agreement or instrument (a "Refinancing Agreement") effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in clause (1) or (2) of this covenant or this clause
  (3) (an "Initial Agreement") or contained in any amendment, supplement or other modification to an Initial Agreement (an "Amendment"); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment are not materially less favorable to the Holders of the Notes taken as a whole than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Company);

    (4) (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license

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

  or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary, (E) pursuant to Purchase Money Obligations that impose encumbrances or restrictions on the property or assets so acquired, (F) on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business, (G) pursuant to customary provisions contained in agreements and instruments entered into in the ordinary course of business (including leases and joint venture and other similar agreements entered into in the ordinary course of business) or (H) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary;

    (5) with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

    (6) required by any applicable law, rule, regulation or order or by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses; or

    (7) pursuant to an agreement or instrument (A) relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "--Limitation on Indebtedness," if the Company determines that such encumbrance or restriction will not cause the Issuers not to have the funds necessary to pay the principal of or interest on the Notes, (B) relating to any sale of receivables by a Foreign Subsidiary or (C) relating to Indebtedness of or a Financing Disposition to or by any Receivables Entity.

  Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless

    (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value may be determined (and shall be determined, to the extent such Asset Disposition or any series of related Asset Dispositions involves aggregate consideration in excess of $5.0 million) in good faith by the Board of Directors, whose determination shall be conclusive (including as to the value of all noncash consideration);

    (ii) in the case of any Asset Disposition (or series of related Asset Dispositions) having a fair market value of $2.5 million or more, at least 75% of the consideration therefor (excluding any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) received by the Company or such Restricted Subsidiary is in the form of cash, and provided that this clause (ii) shall not apply to any Asset Disposition (or series of related Asset Dispositions), involving assets that accounted for less than two percent of Consolidated EBITDA during the period of the most recent four consecutive fiscal quarters ending prior to the date of such Asset Disposition for which consolidated financial statements of the Company are available; and

    (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or any Restricted Subsidiary, as the case may be) as follows:

      (A) first, either (x) to the extent the Issuers elect (or to the extent required by the terms of any Senior Indebtedness or any Indebtedness of a Restricted Subsidiary), to prepay, repay or purchase Senior Indebtedness or such Indebtedness of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or a Restricted Subsidiary) within 365 days after the date of such

    Asset Disposition, or (y) to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the date of such Asset Disposition or, if such reinvestment in Additional Assets is a project that is authorized by the Board of Directors and committed to by the Company or any Restricted Subsidiary and will take longer than such 365 days to complete, the period of time necessary to complete such project;

      (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A) above (such balance, the "Excess Proceeds"), to make an offer (or to cause the Issuers to make an offer) to purchase Notes and (to the extent the Issuers elect, or to the extent required by the terms thereof) to purchase, redeem or repay any other Senior Subordinated Indebtedness, pursuant and subject to the conditions of the Indenture and the agreements governing such other Indebtedness; and

      (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) above, to fund (to the extent consistent with any other applicable provision of the Indenture) any general corporate purpose (including the repurchase, repayment or other acquisition or retirement of any Subordinated Obligations);

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A)(x) or (B) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

  Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $10.0 million. If the aggregate principal amount of Notes and Senior Subordinated Indebtedness validly tendered and not withdrawn (or otherwise subject to purchase, redemption or repayment) in connection with an offer pursuant to clause (B) above exceeds the Excess Proceeds, the Excess Proceeds will be apportioned between the Notes and such Senior Subordinated Indebtedness, with the portion of the Excess Proceeds payable in respect of the Notes to equal the lesser of (x) the Excess Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and the outstanding principal amount of the relevant Senior Subordinated Indebtedness, and (y) the aggregate principal amount of Notes validly tendered and not withdrawn.

  For the purposes of clause (ii) of paragraph (a) above, the following are deemed to be cash: (1) Temporary Cash Investments and Cash Equivalents, (2) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (4) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash and (5) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary.

  (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (iii)(B) of paragraph (a) above, the Issuers will be required to purchase (on a several basis in proportion to each Issuer's obligations in respect of the Notes) Notes tendered pursuant to an offer by the Issuers for the Notes (the "Offer"), at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the Purchase Date, in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of Notes, the remaining Net Available Cash will be available to the

Company and its Restricted Subsidiaries for use in accordance with clause
(iii)(B) of paragraph (a) above (to repay Senior Subordinated Indebtedness) or clause (iii)(C) of paragraph (a) above. The Issuers shall not be required to make an Offer for Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clause
(iii)(A) of paragraph (a) above) is less than $10.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

  (c) The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

  Limitation on Transactions With Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless
(i) the terms of such Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time in a transaction with a Person who is not such an Affiliate, and (ii) if such Affiliate Transaction involves aggregate consideration in excess of $5.0 million, the terms of such Affiliate Transaction have been approved by a majority of the Disinterested Directors. For purposes of this paragraph, any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this paragraph if (x) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (y) in the event there are no Disinterested Directors, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction.

    (b) The provisions of the preceding paragraph (a) will not apply to:

    (i) any Restricted Payment Transaction,

    (ii) (1) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements, (2) the payment of compensation, performance of indemnification or contribution obligations, or any issuance, grant or award of stock, options, other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business, (3) the payment of fees to directors of the Company or any of its Restricted Subsidiaries, (4) any transaction with an officer or director in the ordinary course of business not involving more than $100,000 in any one case, or (5) Management Advances and payments in respect thereof,

    (iii) any transaction with the Company, any Restricted Subsidiary or any Receivables Entity,

    (iv) any transaction arising out of agreements or instruments in existence on the Issue Date, and any payments made pursuant thereto,

    (v) execution, delivery and performance of the Management Agreements, including (1) payment to CDR or any Affiliate of CDR of a fee of $2.7 million plus out-of-pocket expenses in connection with the Transactions, and (2) payment to CDR or any Affiliate of CDR of fees of up to $1.0 million in any fiscal year plus all out-of-pocket expenses incurred by CDR or any such Affiliate in connection with its performance of management consulting, monitoring, financial advisory or other services with respect to the Company and its Restricted Subsidiaries,

    (vi) the Transactions, all transactions in connection therewith (including the financing thereof), and, without duplication of clause (v) above, all fees or expenses paid or payable in connection with the Transactions,

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

    (vii) any transaction in the ordinary course of business on terms not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could be obtained at the time in a transaction with a Person who is not an Affiliate of the Company, and

    (viii) any transaction in the ordinary course of business, or approved by a majority of the Board of Directors, between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity; provided, however, that no other Affiliate of the Company (other than a Restricted Subsidiary) has any Investment in such joint venture or similar entity.

  Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the date of the Indenture or thereafter acquired, securing any Indebtedness of either Issuer or any Note Guarantor that by its terms is expressly subordinated in right of payment to or ranks pari passu in right of payment with the Notes or such Note Guarantor's Note Guarantee (the "Initial Lien"), unless contemporaneously therewith effective provision is made to secure the Indebtedness of such Issuer or Note Guarantor due under the Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary's property or assets, any Note Guarantee of such Restricted Subsidiary, equally and ratably with such obligation for so long as such obligation is so secured by such Initial Lien. Any such Lien thereby created in favor of the Notes or any such Note Guarantee will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, or (ii) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

  Future Subsidiary Guarantors. Except as described below, the Company will cause each U.S. Subsidiary of JCI that is organized or acquired by JCI after the Issue Date to execute and deliver to the Trustee a supplemental indenture or other instrument pursuant to which such Subsidiary will guarantee payment of the Guaranteed JCI Obligations, whereupon such Subsidiary will become a Subsidiary Guarantor. The Company will also cause each Restricted Subsidiary of Jafra S.A. that is organized or acquired by Jafra S.A. after the Issue Date to execute and deliver to the Trustee a supplemental indenture or other instrument pursuant to which such Subsidiary will guarantee payment of the Guaranteed Jafra S.A. Obligations, whereupon such Subsidiary will become a Subsidiary Guarantor. The Company will not be required to cause any U.S. Subsidiary of JCI to become a Subsidiary Guarantor unless and until such time as such Subsidiary, together with any other U.S. Subsidiary of JCI that has not then become a Subsidiary Guarantor, accounts for two percent or more of Consolidated Total Assets. In addition, the Company may cause any Subsidiary thereof that is not a Subsidiary Guarantor so to guarantee payment of the Guaranteed Note Obligations of either Issuer and become a Subsidiary Guarantor.

  Subsidiary Guarantees will be subject to termination and discharge under certain circumstances. See "--Note Guarantees."

  SEC Reports. Notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act applicable to a "foreign private issuer" (as such term is defined in Rule 3b-4 under the Exchange Act), from and after the date on which the Company first becomes subject to such reporting requirements, the Company will file with the SEC (unless such filing is not permitted under the Exchange Act or by the SEC), so long as Notes are outstanding, the following reports by the dates indicated (or, in the case of the first such report, if later, the date that is 45 days after the effectiveness of a registration statement in respect of Notes or Exchange Notes, as the case may be): (i) within 120 days from the end of each fiscal year, an annual report on Form 20-F (or any successor form) containing the information required to be contained therein for such fiscal year, and (ii) within 60 days after the end of each of the first three quarters in each fiscal year, quarterly reports on Form 6-K containing unaudited financial statements (including a balance sheet and statement of income, changes in stockholders' equity and cash flows) and Management's Discussion and Analysis of Financial Condition and Results of Operations for and as of the end of such quarters (with comparable financial statements for such quarter of the immediately preceding fiscal year). The Company will also, within 15 days after the date on which the Company files such reports, transmit by mail to all Holders, as their names and addresses appear in the Note Register, and to the Trustee copies of any such information, documents and reports (without exhibits) (or, in lieu of one or more of the quarterly reports for fiscal 1998, a registration statement filed with the SEC under the Securities Act or any amendment thereto, provided such registration statement or amendment contains the information that would have been included in each such report). The Company will be deemed to have satisfied such requirements if a Parent files and provides reports, documents and information of the types otherwise so required to be filed by the Company, or of the types required to be filed by a U.S. issuer with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, in each case within the applicable time periods, and the Company is not required to file such reports, documents and information separately under the applicable rules and regulations of the SEC (after giving effect to any exemptive relief) because of the filings by such Parent. The Company also will comply with the other provisions of TIA (S) 314(a).

MERGER AND CONSOLIDATION

  The Company will not, and will not permit either Issuer to, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, or (in the case of the Company only) the Cayman Islands, Luxembourg, Kingdom of the Netherlands (including the Netherlands Antilles) or any other member of the European Union, or (in the case of Jafra S.A. only) Mexico, and the Successor (if not the Company or such Issuer) will expressly assume all the obligations of the Company or such Issuer under the Company's Note Guarantee (in the case of the Company) or the Notes (in the case of such Issuer) and the Indenture by executing and delivering to the Trustee a supplemental indenture or one or more other documents or instruments in form reasonably satisfactory to the Trustee; (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing;
(iii) immediately after giving effect to such transaction, either (A) the Company (or, if applicable, its Successor) could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of the covenant described under "--Certain Covenants--Limitation on Indebtedness," or (B) the Consolidated Coverage Ratio of the Company (or, if applicable, its Successor) would equal or exceed the Consolidated Coverage Ratio of the Company immediately prior to giving effect to such transaction; (iv) each Note Guarantor (other than any party to any such consolidation or merger) shall have delivered a supplemental indenture or other document or instrument in form reasonably satisfactory to the Trustee, confirming its Note Guarantee; and (v) the Company will have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer complies with the provisions described in this paragraph; provided that (x) in giving such opinion such counsel may rely on an Officer's Certificate as to compliance with the foregoing clauses (ii) and (iii) and as to any matters of fact, and (y) no Opinion of Counsel will be required for a consolidation, merger or transfer described in the last paragraph of this covenant. Any Indebtedness that becomes an obligation of the Company or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this covenant, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with the covenant described under "--Certain Covenants--Limitation on Indebtedness."

  The Successor will succeed to, and be substituted for, and may exercise every right and power of, the Company or the relevant Issuer under the Indenture, and thereafter the predecessor Company or the relevant Issuer shall be relieved of all obligations and covenants under the Indenture.

  Clauses (ii) and (iii) of the first paragraph of this "Merger and Consolidation" section will not apply to any transaction in which (1) any Restricted Subsidiary consolidates with, merges into or transfers all or part of its properties and assets to the Company or an Issuer or (2) the Company consolidates or merges with or into or transfers all or substantially all its assets to (x) an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction in the United States of America, Cayman Islands, Luxembourg or Kingdom of the Netherlands (including the Netherlands Antilles) or any other member of the European Union, or changing its legal structure to a corporation or other entity or (y) a Restricted Subsidiary of the Company so long as all assets of the Company and the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof. The first paragraph of this "Merger and Consolidation" section will not apply to the Mergers.

DEFAULTS

  An Event of Default is defined in the Indenture as (i) a default in any payment of interest on any Note when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due, whether at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "--Ranking" above, (iii) the failure by the Company or an Issuer to comply with its obligations under the covenants described under "--Merger and Consolidation" above, (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "--Change of Control" above (other than a failure to purchase Notes) and under "--Certain Covenants" (other than the covenant described under "--Certain Covenants--SEC Reports"), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture, (vi) the failure by any Subsidiary Guarantor to comply for 30 days after notice with its obligations under its Subsidiary Guarantee, (vii) the failure by the Company, either of the Issuers or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, if the total amount of such Indebtedness so unpaid or accelerated exceeds $10.0 million or its foreign currency equivalent (the "cross acceleration provision"), (viii) certain events of bankruptcy, insolvency or reorganization of the Company, either of the Issuers or a Significant Subsidiary (the "bankruptcy provisions"), (ix) the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $10.0 million or its foreign currency equivalent against the Company, either of the Issuers or a Significant Subsidiary that is not discharged, or bonded or insured by a third Person, if such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed (the "judgment default provision") or
(x) the failure of any Note Guarantee by the Company or a Subsidiary Guarantor that is a Significant Subsidiary to be in full force and effect (except as contemplated by the terms thereof or of the Indenture) or the denial or disaffirmation in writing by the Company or any Subsidiary Guarantor that is a Significant Subsidiary of its obligations under its Note Guarantee, if such Default continues for 10 days.

  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

  However, a Default under clause (iv), (v) or (vi) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified in such clause after receipt of such notice.

  If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of an Issuer) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least a majority in principal amount of the outstanding Notes by notice to the Issuers and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable, provided that so long as any Designated Senior Indebtedness of an Issuer shall be outstanding, such acceleration shall not be effective until the earlier to occur of (x) five Business Days following delivery of a written notice of such acceleration of the Notes to the Issuers and the holders of all such Designated Senior Indebtedness or each Representative

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thereof and (y) the acceleration of any such Designated Senior Indebtedness.
Upon the effectiveness of such a declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, if an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuers occurs and is continuing, the principal of and accrued interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

  Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the Notes because an Event of Default specified in clause (vii) above shall have occurred and be continuing, such declaration of acceleration of the Notes and such Event of Default and all consequences thereof (including any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, and be of no further effect, if within 30 days after such Event of Default arose (x) the Indebtedness that is the basis for such Event of Default has been discharged, or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (z) the default in respect of such Indebtedness that is the basis for such Event of Default has been cured.

  Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing,
(ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and
(v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

  The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, or premium (if any) or interest on, any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Issuers are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuers also are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event that would constitute certain Defaults, their status and what action the Issuers are taking or propose to take in respect thereof.

AMENDMENTS AND WAIVERS

  Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including in each case, consents obtained in connection with a tender offer or exchange offer for Notes). However, without the consent of each Holder of an outstanding Note affected, no amendment or waiver may (i)

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reduce the principal amount of Notes whose Holders must consent to an amendment or waiver, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note or change the date on which any Note may be redeemed as described under "--Optional Redemption" above, (v) make any Note payable in money other than that stated in the Note, (vi) make any change to the subordination provisions of the Indenture that adversely affects the rights of any Holder in any material respect, (vii) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes or (viii) make any change in the amendment or waiver provisions described in this sentence. In addition, without the consent of the Holders of 75% in principal amount of the Notes then outstanding, no amendment may release the Company or either Issuer from any of its obligations under its Note Guarantee, except in compliance with the terms thereof or of the Indenture.

  Without the consent of any Holder, the Company, the Issuers, the Trustee and (as applicable) any Subsidiary Guarantor may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor of the obligations of the Company or an Issuer under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add Guarantees with respect to the Notes, to secure the Notes, to confirm and evidence the release, termination or discharge of any Guarantee or Lien with respect to or securing the Notes when such release, termination or discharge is provided for under the Indenture, to add to the covenants of the Company or an Issuer for the benefit of the Noteholders or to surrender any right or power conferred upon the Company or an Issuer, to provide that any Indebtedness that becomes or will become an obligation of a Successor or a Note Guarantor pursuant to a transaction governed by the provisions described under "--Merger and Consolidation" (and that is not a Subordinated Obligation) is Senior Subordinated Indebtedness for purposes of the Indenture, to provide for or confirm the issuance of Additional Notes, to make any change that does not adversely affect the rights of any Holder, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA or otherwise. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding (which Senior Indebtedness has been previously designated in writing by the Company to the Trustee for this purpose) unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

  The consent of the Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver. Until an amendment or waiver becomes effective, a consent to it by a Noteholder is a continuing consent by such Noteholder and every subsequent Holder of all or part of the related Note. Any such Noteholder or subsequent holder may revoke such consent as to its Note by written notice to the Trustee or the Company, received thereby before the date on which the Company certifies to the Trustee that the Holders of the requisite principal amount of Notes have consented to such amendment or waiver. After an amendment or waiver under the Indenture becomes effective, the Company is required to mail to Noteholders a notice briefly describing such amendment or waiver. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment or waiver.

DEFEASANCE

  The Issuers at any time may concurrently (and not separately) terminate all the respective obligations of the Company and the Issuers under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those relating to the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Issuers at any time may concurrently (and not separately) terminate the respective obligations of the Company and the Issuers under certain covenants under the Indenture, including the covenants described under "-- Certain Covenants" and "--Change of Control," the operation of the default provisions relating to such covenants described under "--Defaults" above, the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under "--Defaults" above, and the limitations contained in clauses
(iii), (iv) and (v) under "--Merger and Consolidation" above ("covenant defeasance"). If the Issuers exercise their legal defeasance option or its covenant defeasance option, each Note Guarantor will be released from all its obligations with respect to its Note Guarantee.

  The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. If the Issuers exercise their legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (v) (as it relates to the covenants described under "--Certain Covenants" above), (vi), (vii),
(viii) (but only with
respect to events of bankruptcy, insolvency or reorganization of a Significant Subsidiary), (ix) or (x) under "--Defaults" above or because of the failure of the Company to comply with clause (iii), (iv) or (v) under "--Merger and Consolidation" above.

  Either defeasance option may be exercised to any redemption date or to the maturity date for the Notes. In order to exercise either defeasance option, the Issuers must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations, or a combination thereof, for the payment of principal of, and premium (if any) and interest on, the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law since the Issue Date).

SATISFACTION AND DISCHARGE

  The Indenture will be discharged and cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when
(i) either (a) all the Notes previously authenticated and delivered (other than certain lost, stolen or destroyed Notes, and certain Notes for which provision for payment was previously made and thereafter the funds have been released to the Issuers) have been delivered to the Trustee for cancellation or (b) all Notes not previously delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year or (z) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, (ii) the Issuers have irrevocably deposited or caused to be deposited with the Trustee money, U.S. Government Obligations, or a combination thereof, sufficient to pay and discharge the entire indebtedness on the Notes not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of deposit; (iii) the Issuers have paid or caused to be paid all other sums payable under the Indenture by the Issuers; and (iv) the Issuers have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each to the effect that all conditions precedent under the "Satisfaction and Discharge" section of the Indenture relating to the satisfaction and discharge of the Indenture have been complied with, provided that any such counsel may rely on any Officer's Certificate as to matters of fact (including as to compliance with the foregoing clauses (i), (ii) and (iii)).

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS AND STOCKHOLDERS

  No director, officer, employee, incorporator or stockholder of the Company, the Issuers, any Note Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of the Company, the Issuers or any Note Guarantor under the Indenture, the Notes or any Note Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Noteholder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

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

CONCERNING THE TRUSTEE

  State Street Bank and Trust Company is to be the Trustee under the Indenture and has been appointed by the Issuers as Registrar and Paying Agent with regard to the Notes.

  The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are set forth specifically in the Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

  The Indenture and the TIA will impose certain limitations on the rights of the Trustee, should it become a creditor of the Company, an Issuer or a Note Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest as described in the TIA, it must eliminate such conflict, apply to the SEC for permission to continue as Trustee with such conflict, or resign.

GOVERNING LAW

  The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any principles of conflict of laws to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

  "Additional Assets" means (i) any property or assets that replace the property or assets that are the subject of an Asset Disposition; (ii) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (iii) the Capital Stock of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iv) Capital Stock of any Person that at such time is a Restricted Subsidiary, acquired from a third party.

  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "all or substantially all" has the meaning given to such phrase in the Revised Model Business Corporation Act and commentary thereto.

  "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than Designated Equity Interests, or (in the case of a Foreign Subsidiary) to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction), other than (i) a disposition to the Company or any Restricted Subsidiary, (ii) a disposition in the ordinary course of business, (iii) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (iv) any Restricted Payment Transaction, (v) a disposition that is governed by the provisions described under "--Merger and Consolidation", (vi) any Financing Disposition,
(vii) any "fee in lieu" or other disposition of assets to any governmental authority or agency that continue in use by the Company or any Restricted

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Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee, (viii) any exchange of like property pursuant to Section 1031 (or any successor section) of the Code, (ix) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including any sale/leaseback transaction or asset securitization, (x) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, (xi) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary, (xii) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition, (xiii) a disposition of not more than 5% of the outstanding Capital Stock of a Foreign Subsidiary that has been approved by the Board of Directors or (xiv) any disposition or series of related dispositions for aggregate consideration not exceeding $1.0 million.

  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

  "Bank Indebtedness" means (i) any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of the Senior Credit Facility, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, either Issuer or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof and (ii) all Hedging Obligations arising in connection therewith to any party to the Senior Credit Facility (or any affiliate thereof).

  "Board of Directors" means the board of directors or other governing body of the Company or any committee thereof duly authorized to act on behalf of such board or governing body.

  "Borrowing Base" means the sum (determined as of the end of the most recently ended fiscal quarter for which consolidated financial statements of the Company are available) of (1) 60% of Inventory of the Company and its Restricted Subsidiaries and (2) 80% of Receivables of the Company and its Restricted Subsidiaries.

  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

  "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

  "Cash Equivalents" means any of the following: (a) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers' acceptances of (i) any lender under the Senior Credit Agreement or
(ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (c)

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

commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency) and (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended.

  "CDR" means Clayton, Dubilier & Rice, Inc.

  "CDR Fund V" means Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership, and any successor in interest thereto.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Company" means CDRJ Investments (Lux) S.A., a Luxembourg corporation, and any successor in interest thereto.

  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available to (ii) Consolidated Interest Expense for such four fiscal quarters (in each case, determined, for each fiscal quarter (or portion thereof) of the four fiscal quarters ending prior to the Issue Date, on a pro forma basis to give effect to the Acquisition as if it had occurred at the beginning of such four-quarter period); provided, that

    (1) if since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation),

    (2) if since the beginning of such period the Company or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness (each, a "Discharge") since the beginning of the period or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period,

    (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a "Sale"), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to (A) the Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Sale for such period (including through the assumption of such Indebtedness by another Person) plus (B) if the Capital Stock of

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

  any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale,

    (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a "Purchase"), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period, and

    (5) if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.

  For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

  "Consolidated EBITDA" means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital, (ii) Consolidated Interest Expense and any Receivables Fees, (iii) depreciation, amortization (including amortization of goodwill and intangibles and amortization and write-off of financing costs) and all other non-cash charges or non-cash losses, and (iv) any expenses or charges related to any Equity Offering, Investment or Indebtedness permitted by the Indenture (whether or not consummated or incurred).

  "Consolidated Interest Expense" means, for any period, (i) the total interest expense of the Company and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Company and its Restricted Subsidiaries, including any such interest expense consisting of (a) interest expense attributable to Capitalized Lease Obligations, (b) amortization of debt discount, (c) interest in respect of Indebtedness of any other Person that has been Guaranteed by the Company or any Restricted

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Subsidiary, but only to the extent that such interest is actually paid by the
Company or any Restricted Subsidiary, (d) non-cash interest expense, (e) the interest portion of any deferred payment obligation, and (f) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, plus (ii) Preferred Stock dividends paid in cash in respect of Disqualified Stock of the Company held by Persons other than the Company or a Restricted Subsidiary and minus (iii) to the extent otherwise included in such interest expense referred to in clause (i) above, Receivables Fees and amortization or write-off of financing costs, in each case under clauses (i) through (iii) as determined on a Consolidated basis in accordance with GAAP; provided, however, that gross interest expense shall be determined after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to Interest Rate Agreements.

  "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided, however, that there shall not be included in such Consolidated Net Income:

    (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in the net loss of such Person shall be included to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person,

    (ii) any net income (loss) of any Person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,

    (iii) any net income (loss) of any Restricted Subsidiary that is not an Issuer or a Subsidiary Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the Company by operation of the terms of such Restricted Subsidiary's charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the Notes or the Indenture and (z) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Noteholders than such restrictions in effect on the Issue
  Date), except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of the Company or any of its other Restricted Subsidiaries in such Restricted Subsidiary,

    (iv) any gain or loss realized upon the sale or other disposition of any asset of the Company or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors),

    (v) any item classified as an extraordinary, unusual or nonrecurring gain, loss or charge (including (a) any compensation expense for stock options that will be cashed out, converted, exchanged or otherwise retired in connection with the Acquisition, (b) any charge or expense incurred for employee bonuses in connection with the Acquisition, and (c) fees, expenses and charges associated with the Acquisition or any acquisition, merger or consolidation after the Issue Date),

    (vi) the cumulative effect of a change in accounting principles,

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

    (vii) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness,

    (viii) any unrealized gains or losses in respect of Currency Agreements,

    (ix) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person, and

    (x) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards.

  In the case of any unusual or nonrecurring gain, loss or charge not included in Consolidated Net Income pursuant to clause (v) above in any determination thereof, the Company will deliver an Officer's Certificate to the Trustee promptly after the date on which Consolidated Net Income is so determined, setting forth the nature and amount of such unusual or nonrecurring gain, loss or charge.

  "Consolidated Total Assets" means, as of any date of determination, the total assets shown on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith), provided that for purposes of paragraph (b) of the covenant described in "--Certain Covenants--Limitation on Indebtedness" and the definition of "Permitted Investments," Consolidated Total Assets shall not be less than $258.5 million. At December 31, 1997, on a pro forma basis giving effect to the Acquisition and the issuance of the Notes, Consolidated Total Assets was $258.5 million. See "Unaudited Pro Forma Combined Financial Statements."

  "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in any Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

  "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

  "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

  "Designated Equity Interests" means (i) directors' qualifying shares, or
(ii) in the case of a Foreign Subsidiary, Capital Stock required by law to be held by a Person other than the Company or any Restricted Subsidiary.

  "Designated Senior Indebtedness" with respect to a Person means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness of such Person that, at the date of determination, has an aggregate principal amount equal to or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10.0 million and is specifically designated by such Person in an agreement or instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

  "Disinterested Director" means, with respect to any Affiliate Transaction, a member of the Board of Directors having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors shall not be deemed to have such a financial interest in any Affiliate Transaction by reason of such member's holding Capital Stock of the Company or a Parent or any options, warrants or other rights in respect of such Capital Stock.

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

  "Disqualified Stock" means, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a "change of control," or any Asset Disposition) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,
(ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or
(iii) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a "change of control," or any Asset Disposition), in whole or in part, in each case on or prior to the final Stated Maturity of the Notes.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Excluded Contribution" means Net Cash Proceeds, or the fair value, as determined in good faith by the Board of Directors, of property or assets, received by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Subsidiary of the Company) of Capital Stock (other than Disqualified Stock) of the Company, in each case to the extent designated as an Excluded Contribution pursuant to an Officer's Certificate of the Company and not previously included in the calculation set forth in subparagraph (a)(3)(B)(x) of the covenant described under "--Certain Covenants--Limitation on Restricted Payments" for purposes of determining whether a Restricted Payment may be made.

  "Financing Disposition" means any sale, transfer, conveyance or other disposition of property or assets by the Company or any Subsidiary thereof to any Receivables Entity, or by any Receivables Subsidiary, in each case in connection with the Incurrence by a Receivables Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

  "Foreign Subsidiary" means (a) any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and (b) any Restricted Subsidiary of the Company that has no material assets other than securities of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such securities or Subsidiaries.

  "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date (for purposes of the definitions of the terms "Consolidated Coverage Ratio," "Consolidated EBITDA," "Consolidated Interest Expense," "Consolidated Net Income" and "Consolidated Total Assets," all defined terms in the Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as in effect from time to time (for all other purposes of the Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

  "Holder" or "Noteholder" means the Person in whose name a Note is registered in the Register.

  "Holding Company Expenses" means (i) costs (including all professional fees and expenses) incurred by a Parent to comply with its reporting obligations under federal or state laws or under the Indenture, including any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder, (ii) indemnification obligations of a Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person, (iii) other operational expenses of a Parent incurred in the ordinary course of business, and (iv) expenses incurred by a Parent in connection with any public offering of Capital Stock or Indebtedness (x) where the net proceeds of such offering are intended to be received by or contributed or loaned to the Company or a Restricted Subsidiary, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion of such offering so long as a Parent shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

  "Incur" means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

  "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

    (i) the principal of indebtedness of such Person for borrowed money,

    (ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

    (iii) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed),

    (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto,

    (v) all Capitalized Lease Obligations of such Person,

    (vi) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Company other than an Issuer or a Subsidiary Guarantor) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors or other governing body of the issuer of such Capital Stock),

    (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (B) the amount of such Indebtedness of such other Persons,

    (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person, and

    (ix) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in the Indenture, or otherwise shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

  "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is party or a beneficiary.

  "Inventory" means goods held for sale or lease by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

  "Investment" in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "--Certain Covenants--Limitation on Restricted Payments," (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer and (iii) in each case under clause (i) or (ii) above, fair market value shall be as determined in good faith by the Board of Directors. Guarantees shall not be deemed to be Investments. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company's option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided, however, that to the extent that the amount of Restricted Payments outstanding at any time is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to paragraph (a) of the covenant described under "--Certain Covenants--Limitation on Restricted Payments."

  "Investor" means CDR Fund V.

  "Issue Date" means the first date on which Notes are issued.

  "Jafra S.A. Subsidiary Guarantor" means each Restricted Subsidiary of Jafra S.A. that enters into a Subsidiary Guarantee.

  "JCI" means the U.S. Issuer.

  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

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

  "Management Advances" means (1) loans or advances made to directors, officers or employees of a Parent, the Company or any Restricted Subsidiary
(x) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (y) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility or
(z) in the ordinary course of business and (in the case of this clause (z)) not exceeding $2.5 million in the aggregate outstanding at any time, (2) promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors, (3) Management Guarantees or (4) other guarantees of borrowings by Management Investors in connection with the purchase of Management Stock, which guarantees are permitted under the covenant described under "--Certain Covenants--Limitation on Indebtedness."

  "Management Agreements" means, collectively, the Consulting Agreement and the Indemnification Agreement, each dated as of April 30, 1998, each between the Company and CD&R (and its permitted successors and assigns thereunder), as each may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the Indenture.

  "Management Guarantees" means guarantees (x) of up to an aggregate principal amount of $10.0 million of borrowings by Management Investors in connection with their purchase of Management Stock or (y) made on behalf of, or in respect of loans or advances made to directors, officers or employees of a Parent, the Company or any Restricted Subsidiary (1) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business and (in the case of this clause (2)) not exceeding $2.5 million in the aggregate outstanding at any time.

  "Management Investors" means the officers, directors, employees and other members of the management of a Parent, the Company or any of its Subsidiaries, or family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company or a Parent.

  "Management Stock" means Capital Stock of the Company or a Parent (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

  "Mergers" means the merger of Acquisition Co. with the California corporation then known as Jafra Cosmetics International, Inc., with JCI surviving, and the merger of Jafra S.A. with and into Grupo Jafra, with Jafra S.A. surviving.

  "Moody's" means Moody's Investors Service, Inc., and its successors.

  "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition (including as a consequence of any transfer of funds in connection with the application thereof in accordance with the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock"), (ii) all payments made, and all installment payments required to be made, on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition and (iv) any liabilities or obligations associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities relating to any indemnification obligations associated with such Asset Disposition.

  "Net Cash Proceeds," with respect to any issuance or sale of any securities of the Company or any Subsidiary by the Company or any Subsidiary, or any capital contribution, means the cash proceeds of such issuance, sale or contribution net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

  "Note Guarantee" means any of (i) the Guarantee of the Notes by the Company, the Guarantee of the Guaranteed JCI Obligations by Jafra S.A., the Guarantee of the Guaranteed Jafra Obligations by JCI and the Subsidiary Guarantees, to be entered into on the Issue Date as described under "--Note Guarantees," and
(ii) any Subsidiary Guarantee that may from time to time be entered into by a Restricted Subsidiary pursuant to the covenant described under "--Certain Covenants--Future Subsidiary Guarantors."

  "Note Guarantor" means any of the Company and its Restricted Subsidiaries that enters into a Note Guarantee.

  "Officer" means with respect to the Company, an Issuer or any other obligor upon the Notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary of such Person.

  "Officer's Certificate" means with respect to the Company, an Issuer or any other obligor upon the Notes, a certificate signed by one Officer of such Person.

  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, an Issuer or the Trustee.

  "Parent" means any Person of which the Company at any time is or becomes a Subsidiary after the Issue Date.

  "Permitted Holder" means any of the following: (i) any of the Investor, Management Investors, CDR and their respective Affiliates; (ii) any investment fund or vehicle managed, sponsored or advised by CDR; (iii) any limited or general partners of, or other investors in, any of the Investor and its Affiliates, or any such investment fund or vehicle; and (iv) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of a Parent or the Company.

  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in, or consisting of, any of the following:

    (i) a Restricted Subsidiary, the Company, or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

    (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

    (iii) Temporary Cash Investments or Cash Equivalents;

    (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

    (v) any securities or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Dispositions made in compliance with the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock";

    (vi) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

    (vii) Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;

    (viii) Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which obligations are Incurred in compliance with the covenant described under "--Certain Covenants--Limitation on Indebtedness";

    (ix) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of "Permitted Liens" or made in connection with Liens permitted under the covenant described under "--Certain Covenants-- Limitations on Liens";

    (x) any Investment in a joint venture or similar entity that is not a Restricted Subsidiary, or in any Related Business, in an aggregate amount outstanding at any time not to exceed 4% of Consolidated Total Assets;

    (xi) (1) Investments in any Receivables Subsidiary, or in connection with a Financing Disposition by or to any Receivables Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, or (2) any promissory note issued by the Company or a Parent to a Receivables Subsidiary; provided that if such Parent receives cash from the relevant Receivables Entity in exchange for such note, an equal cash amount is contributed by such Parent to the Company;

    (xii) bonds secured by assets leased to and operated by the Company or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction;

    (xiii) Notes;

    (xiv) any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock), or Capital Stock of a Parent, as consideration;

    (xv) Management Advances; and

    (xvi) other Investments in an aggregate amount outstanding at any time not to exceed 6% of Consolidated Total Assets.

  "Permitted Liens" means:

    (i) Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries, or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or a Subsidiary thereof, as the case may be, in accordance with GAAP;

    (ii) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days, or that are bonded or that are being contested in good faith and by appropriate proceedings;

    (iii) pledges, deposits or Liens in connection with workers' compensation, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

    (iv) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;

    (v) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

    (vi) Liens existing on, or provided for under written arrangements existing on, the Issue Date, or (in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on the Issue Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

    (vii) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

    (viii) Liens securing Hedging Obligations, Purchase Money Obligations or Capitalized Lease Obligations Incurred in compliance with the covenant described under "--Certain Covenants--Limitation on Indebtedness";

    (ix) Liens arising out of judgments, decrees, orders or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

    (x) leases, subleases, licenses or sublicenses to third parties;

    (xi) Liens securing (1) Indebtedness Incurred in compliance with clause
  (b)(i), (b)(iv), (b)(v), (b)(vii), (b)(viii)(E) or (b)(x) of the covenant described under "--Certain Covenants--Limitation on Indebtedness," or clause (b)(iii) thereof (other than Refinancing Indebtedness Incurred in respect of the Notes or Indebtedness described in paragraph (a) thereof),
  (2) Bank Indebtedness, (3) commercial bank Indebtedness, (4) Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor or an Issuer, (5) the Notes or (6) Indebtedness or other obligations of any Receivables Entity;

    (xii) Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Restricted Subsidiary acquires such property or assets); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

    (xiii) Liens on Capital Stock or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

    (xiv) any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; and

    (xv) Liens securing Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate.

  "Permitted Parent Payments" means loans, advances, dividends or distributions to a Parent or other payments by the Company or any Restricted Subsidiary (A) to permit such Parent to satisfy obligations under the Management Agreements or (B) to pay or permit such Parent to pay any Holding Company Expenses or any Related Taxes.

  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

  "Preferred Stock" as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

  "Purchase Money Obligations" means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

  "Receivable" means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, as determined in accordance with GAAP.

  "Receivables Entity" means (x) any Receivables Subsidiary or (y) any other Person that is engaged in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets.

  "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

  "Receivables Financing" means any financing of Receivables of the Company or any Restricted Subsidiary that have been transferred to a Receivables Entity in a Financing Disposition.

  "Receivables Subsidiary" means a Subsidiary of the Company that (a) is engaged solely in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and (b) is designated as a "Receivables Subsidiary" by the Board of Directors.

  "refinance" means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms "refinances," "refinanced" and "refinancing" as used for any purpose in the Indenture shall have a correlative meaning.

  "Refinancing Indebtedness" means Indebtedness that is Incurred to refinance any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in the Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that with respect to any Refinancing Indebtedness (other than Bank Indebtedness),
(i) if the Indebtedness being refinanced is a Subordinated Obligation, the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (ii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of
(x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness, and
(iii) Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor or an Issuer that refinances Indebtedness of the Company, an Issuer or a Subsidiary Guarantor that was Incurred by such Company, Issuer or Subsidiary Guarantor pursuant to paragraph (a) of the covenant described under "--Certain Covenants--Limitation on Indebtedness" or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

  "Related Business" means those businesses in which the Company or any of its Subsidiaries is engaged on the Issue Date, or that are related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof.

  "Related Taxes" means (x) any taxes, charges or assessments, including but not limited to sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state or local taxes measured by income and federal, state or local withholding imposed on payments made by a Parent), required to be paid by such Parent by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Company or any of its Subsidiaries), or being a holding company parent of the Company or having received Capital Stock of the Company as a capital contribution, or receiving dividends from or other distributions in respect of the Capital Stock of the Company, or having guaranteed any obligations of the Company or any Subsidiary thereof, or having made any payment in respect of any of the items for which the Company is permitted to make payments to such Parent pursuant to the covenant described under "--Certain Covenants --Limitation on Restricted Payments," or (y) any other U.S. or non-U.S. taxes measured by income for which such Parent is liable up to an amount not to exceed with respect to U.S. federal taxes the amount of any such taxes that the Company would have been required to pay on a separate company basis or on a consolidated basis if the Company had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code) of which it were the common parent, or with respect to non-U.S. taxes and U.S. state and local taxes, on a combined basis if the Company had filed a combined return on behalf of an affiliated group consisting only of the Company and its Subsidiaries.

  "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

  "Restricted Payment Transaction" means any Restricted Payment permitted pursuant to the covenant described under "--Certain Covenants--Limitation on Restricted Payments," any Permitted Payment, any Permitted Investment, or any transaction (other than Guarantees) specifically excluded from the definition of the term "Restricted Payment."

  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

  "SEC" means the Securities and Exchange Commission.

  "Secured Indebtedness" with respect to a Person means any Indebtedness of such Person secured by a Lien.

  "Senior Credit Agreement" means the credit agreement dated as of April 30, 1998, among the Company, the Issuers, the lenders named therein and Credit Suisse First Boston, as administrative agent, as such agreement may be assumed by any successor in interest, and as such agreement may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise).

  "Senior Credit Facility" means the collective reference to the Senior Credit Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or one or more other credit agreements, indentures (including the Indenture) or financing agreements or otherwise). Without limiting the generality of the foregoing, the term "Senior Credit Facility" shall include any agreement (i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

  "Senior Subordinated Indebtedness" with respect to either Issuer or any Note Guarantor means the Notes (in the case of such Issuer) or the Note Guarantee of such Person (in the case of such Note Guarantor) and any other Indebtedness of such Person that ranks pari passu with the Notes or such Note Guarantee, as the case may be.

  "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.

  "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

  "Subordinated Obligations" with respect to either Issuer or any Note Guarantor means any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the Notes (in the case of such Issuer) or to the Note Guarantee of such Person (in the case of such Note Guarantor), pursuant to a written agreement.

  "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

  "Subsidiary Guarantee" means any of (i) the Guarantees of the Guaranteed JCI Obligations by the U.S. Subsidiary Guarantors and the Guarantees of the Guaranteed Jafra Obligations by the Jafra S.A Subsidiary Guarantors, to be entered into on the Issue Date as described under "--Note Guarantees," and
(ii) any Guarantee in respect of the Notes that may from time to time be entered into by a Restricted Subsidiary pursuant to the covenant described under "--Certain Covenants--Future Subsidiary Guarantors."

  "Subsidiary Guarantor" means any Restricted Subsidiary that enters into a Subsidiary Guarantee.

  "Successor" shall have the meaning assigned thereto in clause (i) under "-- Merger and Consolidation."

  "Temporary Cash Investments" means any of the following: (i) any investment in (x) direct obligations of the United States of America or any agency or instrumentality thereof or obligations Guaranteed by the United States of America or any agency or instrumentality thereof or (y) direct obligations of any foreign country recognized by the United States of America rated at least "A" by S&P or "A-1" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (ii) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (x) any lender under the Senior Credit Agreement or (y) a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long term debt is rated at least "A" by S&P or "A-1" by Moody's (or, in either case, equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause
(ii) above, (iv) Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than the Company or any of its Subsidiaries) with a rating at the time as of which any Investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (v) Investments in securities maturing not more than one year after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (vi) Preferred Stock (other than of the Company or any of its Subsidiaries) having a rating of A or higher by S&P or A2 or higher by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (vii) investment funds investing 95% of their assets in securities of the type described in clauses (i)-(vii) above (which funds may also hold reasonable amounts of cash pending investment or distribution), (viii) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250 million (or the foreign currency equivalent thereof), or investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC, under the Investment Company Act of 1940, as amended and (ix) similar short-term investments approved by the Board of Directors in the ordinary course of business.

  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-7bbbb) as in effect on the Issue Date.

  "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

  "Transactions" means, collectively, the Acquisition, the Mergers, the initial equity investment by the Investor and (if applicable) one or more Management Investors, the offering and the issuance of the Notes, the initial borrowings under the Senior Credit Facility, and all other transactions relating to the Acquisition or the financing thereof.

  "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

  "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors in the manner provided below, and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under "--Certain Covenants--Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation either (x) the Company could incur at least $1.00 of additional Indebtedness under paragraph (a) in the covenant described under "--Certain Covenants--Limitation on Indebtedness" or (y) the Consolidated Coverage Ratio would be greater than it was immediately prior to giving effect to such designation. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Company's Board of Directors giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

  "U.S. Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

  "U.S. Subsidiary Guarantor" means any U.S. Subsidiary of JCI that enters into a Subsidiary Guarantee.

  "Voting Stock" of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

                                 TAXATION

  The following is a summary of the material Mexican, Luxembourg and U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes to purchasers of the Notes at original issue, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase, own or dispose of the Notes. This summary is based on the tax laws in force on the date of this Registration Statement, including the tax treaty between the United States and Mexico together with a related protocol thereto (the "U.S.-Mexico Treaty"), as well as regulations, rulings and decisions of the U.S. and regulations of Mexico available on or before such date and now in effect and does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than Mexico, Luxembourg and the United States. The Issuers and, by acquiring the Notes, the holders of Notes agree to treat $400 of each $1,000 principal amount of the Notes as indebtedness of Jafra S.A. and $600 of each $1,000 principal amount of the Notes as indebtedness of the U.S. Issuer for all U.S. federal, state and local and non-U.S. tax purposes.

  EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR AS TO THE MEXICAN, LUXEMBOURG, U.S. OR OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE EFFECT OF ANY FOREIGN, STATE OR LOCAL TAX LAWS, INCLUDING ANY APPLICABLE TAX TREATY. THERE CAN BE NO ASSURANCE THAT THE MEXICAN, LUXEMBOURG OR U.S. TAX AUTHORITIES WILL NOT TAKE POSITIONS THAT ARE CONTRARY TO THOSE CONSIDERED BELOW.

MEXICAN TAXATION

  The following is a summary of the material consequences under the Mexican Ley del Impuesto sobre la Renta (the "Mexican Income Tax Law") and rules and regulations issued thereunder, as currently in effect, of an investment in the Notes. This summary of certain Mexican tax considerations deals only with holders of Notes or of a beneficial interest therein that are not residents of Mexico for Mexican tax purposes and that do not conduct a trade or business through a permanent establishment or fixed base in Mexico (a "Non-Mexican Holder"). For purposes of Mexican taxation, an individual is a resident of Mexico if he has established his domicile in Mexico, unless he has resided in another country for more than 183 calendar days, whether consecutive or not, in any one calendar year and can demonstrate that he has become a resident of that other country for tax purposes, and a legal entity is a resident of Mexico if it has been incorporated under the laws of Mexico. A Mexican citizen is presumed to be a resident of Mexico for tax purposes unless such person can demonstrate otherwise. If a person has a permanent establishment or fixed base in Mexico, such permanent establishment or fixed base shall be required to pay taxes in Mexico on income attributable to such permanent establishment or fixed base in accordance with relevant tax provisions.

 Exchange Offer

  The exchange of Existing Notes for New Notes pursuant to the Exchange Offer will not be a taxable event for Mexican federal income tax purposes because the New Notes will not be considered to differ materially from the Existing Notes. As a result, there will be no material Mexican federal income tax consequences to a holder exchanging Existing Notes for the New Notes pursuant to the Exchange Offer.

 Taxation of Interest and Principal

  Under the Mexican Income Tax Law, payments of interest made by Jafra S.A. in respect of the Notes (including payments of principal in excess of the issue price of such Notes, which, under Mexican law, are deemed to be interest) to a Non-Mexican Holder generally will be subject to a Mexican withholding tax assessed at a rate of 15%, because the Notes are registered in the Special Section of the RNVI.

  Pursuant to the Mexican Income Tax Law, payments of interest made by Jafra S.A. in respect of the Notes to a Non-Mexican Holder will be subject to a reduced 4.9% Mexican withholding tax rate (the "Reduced Rate") until December 31, 1998 if the Notes are registered with the Special Section of the RNVI as set forth above and (i) the effective beneficiary of the interest is a Non-Mexican Holder who resides for tax purposes in a country which has entered into a treaty to avoid double taxation with Mexico; and (ii) the requirements for the application of the rates therein specified for this type of interest income are satisfied.

  Notwithstanding the foregoing, pursuant to Rule 3.32.9 (the "Reduced Rate Rule") issued by Secretaria de Hacienda y Credito Publico (the "Ministry of Finance") and expected to be effective through March 31, 1999, payments of interest with respect to the Notes made by Jafra S.A. to Non-Mexican Holders, regardless of the place of residence or the tax regime applicable to the Non-Mexican Holder recipient of the interest, will be subject to withholding taxes imposed at the Reduced Rate if (i) the Notes are registered with the Special Section of the RNVI and copies of approval of such registration are provided to the Ministry of Finance, (ii) Jafra S.A. timely files with the Ministry of Finance the original Offering Circular for the Notes and certain information relating to the issuance of the Notes after completion of the transactions contemplated by such Offering Circular, (iii) Jafra S.A. timely files with the Ministry of Finance on a quarterly basis, information relating to the amount and dates of interest payments made during each quarter and information representing that no party related to Jafra S.A. (as such terms are defined in the Reduced Rate Rule), directly or indirectly, is the effective beneficiary of five percent (5%) or more of the aggregate amount of each such interest payment, and (iv) Jafra S.A. maintains records that evidence compliance with
(i), (ii) and (iii) above. Jafra S.A. expects that such conditions will be met and, accordingly, expects to withhold Mexican tax from interest payments at the Reduced Rate during the effectiveness of such rule. The Reduced Rate Rule is effective for only one year and hence is subject to promulgation on an annual basis. There can be no assurance that the provisions set forth in the Reduced Rate Rule described above for the application of the Reduced Rate will be extended beyond March 1999. In the event that an equivalent rule does not become effective after such date, higher rates may apply, as described above.

  In addition, the rate of Mexican withholding tax may be reduced under an applicable tax treaty.

  Payments of interest by Jafra S.A. with respect to the Notes to non-Mexican pension or retirement funds will be exempt from Mexican withholding taxes, provided that any such fund (i) is the effective beneficiary of the income,
(ii) is duly incorporated pursuant to the laws of its country of origin (regardless of the type of organization), (iii) is exempt from the payment of income taxes in such country, (iv) is registered with the Ministry of Finance for that purpose and (v) if Mexican pension or retirement funds are reciprocally exempt from the payment of withholding taxes in the jurisdiction of incorporation of any such fund.

  Under existing Mexican law and regulations, a Non-Mexican Holder will not be subject to any Mexican taxes in respect of payments of principal made by Jafra S.A. with respect to the Notes.

  Interest and principal paid by the U.S. Issuer pursuant to the U.S. Issuer's Obligations to a Non-Mexican Holder will not be subject to Mexican taxes. In accordance with the Mexican Income Tax Law, interest payments made by any Note Guarantors which are residents of Mexico will be subject to Mexican withholding taxes pursuant to the rules set forth in this section. Interest payments made by a Note Guarantor in respect of the Notes also may be subject to Mexican withholding tax pursuant to the rules set forth herein, unless an applicable tax treaty provides otherwise.

 Additional Amounts

  Jafra S.A. and the Note Guarantors have agreed, subject to specified exceptions and limitations, to pay Additional Amounts to the holders of the Notes in respect of the Mexican withholding taxes mentioned above. See "Description of Notes--Additional Amounts."

  Holders or beneficial owners of Notes may be requested to provide certain information or documentation necessary to enable Jafra S.A. to establish the appropriate Mexican withholding tax rate applicable to such holders or beneficial owners. In the event that the specified information or documentation concerning the holder or beneficial owner, if requested, is not provided on a timely basis, the obligation of Jafra S.A. to pay Additional Amounts will be limited. See "Description of Notes--Additional Amounts."

 Taxation of Dispositions

  Capital gains resulting from the sale or other disposition of the Notes by a Non-Mexican Holder will not be subject to Mexican income or other taxes.

 Transfer and Other Taxes

  There are no Mexican stamp, registration, or similar taxes payable by a Non-Mexican Holder in connection with the purchase, ownership or disposition of the Notes. A Non-Mexican Holder will not be liable for Mexican estate, gift, inheritance or similar tax with respect to the Notes.

LUXEMBOURG TAXATION

  Under current law, no withholding or deduction is imposed in Luxembourg in respect of any payment in respect of the Notes to be made by Parent under the Parent Guarantee. Noteholders or holders of a beneficial interest in the Notes who are neither resident nor engaged in trade or business through a permanent establishment in Luxembourg will not be subject to taxes or duties in Luxembourg in respect of any payment in respect of the Notes to be made by Parent under the Parent Guarantee. No stamp, registration or similar taxes, duties or charges are payable under Luxembourg law in connection with the issue of the Parent Guarantee or in connection with any payment in respect of the Notes to be made by the Parent under the Parent Guarantee.

UNITED STATES FEDERAL INCOME TAXATION

  The following is a discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the Notes. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect or proposed on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion does not address the tax consequences to subsequent purchasers of Notes, and is limited to investors who hold the Notes as capital assets. Moreover, this discussion is for general information only, and does not address all of the tax consequences that may be relevant to particular investors in light of their personal circumstances, or to certain types of investors (such as certain financial institutions, insurance companies, tax-exempt entities, dealers in securities, persons who have acquired the Notes as part of a straddle, hedge, conversion transaction or other integrated investment or persons whose functional currency is not the U.S. Dollar).

  HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICABILITY OF ANY FEDERAL ESTATE OR GIFT TAX LAWS OR ANY STATE, LOCAL OR FOREIGN TAX LAWS.

 United States Taxation of US. Holders

  As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or of any political subdivision thereof,
(iii) a domestic partnership, (iv) an estate the income of which is includible in income for U.S. federal income and estate tax purposes regardless of its source or (v) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

  Exchange Offer. The exchange of an Existing Note by a U.S. Holder for a New Note will not constitute a taxable exchange of the Note. Accordingly, a U.S. Holder will not recognize taxable gain or loss upon receipt of a New Note, a U.S. Holder's holding period for a New Note will include the holding period for the Existing Note so exchanged and such holder's adjusted tax basis in a New Note will be the same as such holder's adjusted tax basis in the Existing Note so exchanged.

  Taxation of Interest and Additional Amounts. Subject to the discussion below under "Payments on Registration Default," in general, interest and Additional Amounts (without reduction for applicable withholding taxes) paid or payable on a Note or with respect to a Guarantee will be taxable to a U.S. Holder as ordinary interest income as received or accrued, in accordance with such holder's method of accounting for U.S. federal income tax purposes.

  Payments Upon Registration Default. Because the Notes provide for the payment of liquidated damages under the circumstances described above under "Exchange Offer; Registration Rights," the Notes could be subject to certain Treasury Regulations relating to debt instruments that provide for one or more contingent payments (the "Contingent Payment Regulations"). Under the Contingent Payment Regulations, however, a payment is not a contingent payment merely because of a contingency that, as of the issue date, is "remote." The Issuers intend to take the position that, for purposes of the Contingent Payment Regulations, the payment of such liquidated damages was a remote contingency as of the issue date. Accordingly, the Contingent Payment Regulations should not apply to the Notes unless payments are actually made upon a Registration Default, in which case, the rules described below would apply to such payments.

  If (a) the payment of such liquidated damages were not a remote contingency for purposes of the Contingent Payment Regulations or (b) payments were actually made upon a Registration Default, and such payments were to be treated as contingent payments payable on the occurrence of an "incidental contingency" under such regulations, then such payments would be includible in a U.S. Holder's gross income in the taxable year in which such payments were actually made, regardless of the tax accounting method used by such holder. If
(i) the payment of such liquidated damages were not a remote contingency for purposes of the Contingent Payment Regulations or (ii) payments were actually made upon a Registration Default, and such payments were not to be treated as contingent payments payable on the occurrence of an "incidental contingency" under such regulations, then (x) all payments (including any projected payments of such liquidated damages) on a Note in excess of its issue price would effectively be treated as original issue discount, and (y) in each taxable year, a holder would be required to include an allocable portion of such amounts in gross income on a constant yield basis whether or not the payment of such liquidated damages were fixed or determinable in the taxable year.

  Prospective acquirors should consult their tax advisors as to the tax considerations relating to debt instruments providing for payments such as the liquidated damages payable upon a Registration Default, particularly in connection with the possible application of the Contingent Payment Regulations.

  Foreign Tax Credit. Mexican taxes withheld (as described above under "Mexican Taxation") at the appropriate rate applicable to a U.S. Holder with respect to Jafra S.A.'s Obligations generally will be treated as foreign income taxes eligible for credit against such U.S. Holder's U.S. federal income tax liability, subject to generally applicable limitations and conditions, or, at the election of such U.S. Holder, for deduction in computing such U.S. Holder's taxable income but only for a year for which such U.S. Holder elects to do so with respect to all foreign income taxes. The Issuers believe that interest and Additional Amounts paid by Jafra S.A. in respect of Jafra S.A.'s Obligations and payments, if any, by a Note Guarantor of Jafra S.A.'s obligations will be treated as income from sources without the U.S. for foreign tax credit purposes. Such income generally will constitute "passive income" or, in the case of certain U.S. Holders, "financial services income" for U.S. foreign tax credit purposes unless the Mexican withholding tax rate applicable to the U.S. Holder is imposed at a rate of at least 5%, in which case such income generally will constitute "high withholding tax interest." The Issuers believe that interest paid by the U.S. Issuer in respect of the U.S. Issuer's Obligations will be treated as income from U.S. sources for foreign tax credit purposes.

  The calculation of foreign tax credits and, in the case of a U.S. Holder that elects to deduct foreign income taxes, the availability of deductions, involves the application of rules that depend on a U.S. Holder's particular circumstances. U.S. Holders should consult their own tax advisors regarding the availability of foreign tax credits in respect of Jafra S.A.'s Obligations and payments, if any, by Jafra S.A. in its capacity as Note Guarantor of the U.S. Issuer's Obligations.

  Sale, Exchange or Retirement of the Notes. Upon the sale, exchange, redemption, retirement at maturity or other disposition of a Note, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued interest, which will be taxable as ordinary income) and such holder's adjusted tax basis in the Note. Gain or loss recognized on the disposition of a Note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder's holding period for the Note is more than one year. Net capital losses are subject to certain limitations. The Issuers believe that separate determinations of amounts realized and basis with respect to the U.S. Issuer's Obligations and Jafra S.A.'s Obligations generally will not be necessary (unless one Issuer's obligations are redeemed separately from the other's).

  Backup Withholding and lnformation Reporting. In general, a U.S. Holder of a Note will be subject to backup withholding at the rate of 31% with respect to interest, principal and premium, if any, paid on a Note or under a Guarantee, unless the holder (a) is an entity (including corporations, tax-exempt organizations and certain qualified nominees) that is exempt from withholding and, when required, demonstrates this fact, or (b) provides the U.S. Issuer or Paying Agent with its Taxpayer Identification Number ("TIN") (which for an individual would be the holder's Social Security number), certifies that the TIN provided to the U.S. Issuer or Paying Agent is correct and that the holder has not been notified by the IRS that it is subject to backup withholding due to under reporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. In addition, such payments of principal, premium and interest to U.S. Holders that are not corporations, tax-exempt organizations or qualified nominees will generally be subject to information reporting requirements.

  Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

UNITED STATES TAXATION OF NON-US. HOLDERS

  Payment of Interest by U.S. Issuer. In general, interest paid (or accrued) in respect of the U.S. Issuer's Obligations to a beneficial owner of a Note that is not a U.S. Holder (a "Non-U.S. Holder") will not be subject to U.S. federal withholding tax, provided that (i)(a) the Non-U.S. Holder does not actually or constructively own

10% or more of the total combined voting power of all classes of stock of the U.S. Issuer entitled to vote within the meaning of Section 871(h)(3)(B) of the Code and the Treasury Regulations thereunder, (b) the Non-U.S. Holder is not a controlled foreign corporation that is related to the U.S. Issuer actually or constructively through stock ownership, (c) the Holder is not a bank whose receipt of interest from the U.S. Issuer on a Note is described in section 881(c)(3)(A) of the Code and (d) either (x) the beneficial owner of the Note, under penalties of perjury, provides the U.S. Issuer or its agent with the beneficial owner's name and address and certifies that it is not a U.S. Holder on Form W-8 (or a suitable substitute or successor form) or (y) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") holds the Note and certifies to the U.S. Issuer or its agent under penalties of perjury that such Form W-8 (or suitable substitute or successor form) has been received by it from the beneficial owner or qualifying intermediary and furnishes the payor a copy thereof; (ii) the Non-U.S. Holder is subject to U.S. federal income tax with respect to the Note on a net basis because payments received with respect to the Note are effectively connected with a U.S. trade or business of the Non-U.S. Holder and provides the U.S. Issuer with a properly executed IRS Form 4224 or successor form; or (iii) the Non-U.S. Holder is entitled to the benefits of

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


an income tax treaty under which the interest is exempt from United States withholding tax, and the Non-U.S. Holder or such holder's agent provides a properly executed IRS Form 1001 or successor form claiming the exemption. Payments of interest not exempt from U.S. federal withholding tax as described above will be subject to such withholding tax at the rate of 30% (subject to reduction under an applicable income tax treaty).

  Recently issued Treasury regulations (the "New Withholding Regulations") generally will be effective with respect to payments made after December 31, 1999, regardless of the issue date of the instrument with respect to which such payments are made. The New Withholding Regulations generally will not affect the certification rules described above, but will provide alternative methods for satisfying such requirements. The New Withholding Regulations also generally will require, in the case of Notes held by a foreign partnership, that (x) the certification described in the preceding paragraph be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information. A look-through rule will apply in the case of tiered partnerships. In addition, the New Withholding Regulations may require that a Non-U.S. Holder (including a foreign partnership or a partner thereof) obtain a taxpayer identification number and make certain certifications if interest in respect of a Note is not portfolio interest and the Non-U.S. Holder wishes to claim a reduced rate of withholding under an income tax treaty. Each Non-U.S. Holder should consult such holder's own tax advisor regarding the application to such holder of the New Withholding Regulations.

  Payment of Interest by Jafra S.A. In general, interest paid (or accrued) in respect of Jafra S.A.'s Obligations to a Non-U.S. Holder will not be subject to U.S. federal withholding tax.

  Sales, Exchange or Retirement of the Notes. A Non-U.S. Holder generally will not be subject to U.S. federal income tax (and generally no tax will be withheld) with respect to gain realized on the sale, exchange, redemption, retirement at maturity or other disposition of a Note, unless (i) the gain is effectively connected with a U.S. trade or business conducted by the Non-U.S. Holder or (ii) the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met.

  With respect to a Non-U.S. Holder subject to U.S. federal income tax as described in the preceding paragraph, an exchange of a Note for an Exchange Note should not constitute a taxable exchange of the Note. See "United States Taxation of U.S. Holders, Sale, Exchange or Retirement of the Notes."

  Effectively Connected lncome. If interest or gain on a Note held by a Non-U.S. Holder received with respect to the Note is effectively connected with a U.S. trade or business of the Non-U.S. Holder, although exempt from withholding tax, such income or gain will be subject to regular U.S. tax in the same manner as if it were a U.S. Holder. See "United States Taxation of U.S. Holder." In addition, if such U.S. Holder is a foreign corporation, it may also be subject to branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

  Backup Withholding and Reporting. Under current Treasury Regulations, backup withholding and information reporting on IRS Form 1099 do not apply to payments made by the U.S. Issuer or a Paying Agent to Non-U.S. Holders if the certification described under "United States Taxation of Non-U.S. Holders-- Payment of Interest on Notes" is received, provided that the payor does not have actual knowledge that the holder is a U.S. Holder. If any payments of principal, premium (if any) and interest are made to the beneficial owner of a Note by or through the foreign office of a foreign custodian, foreign nominee or other foreign agent of such beneficial owner, or if the foreign office of a foreign "broker" (as defined in applicable U.S. Treasury Regulations) pays the proceeds of the sale of a Note to the seller thereof, backup withholding and information reporting will not apply. Information reporting requirements (but not backup withholding) will apply, however, to any such payments by a foreign office of a broker that is, for U.S. federal income tax purposes, a U.S. person, or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or a "controlled foreign corporation" (generally, a foreign corporation controlled by U.S. shareholders) with respect to the United States, unless the broker has documentary evidence in its records that the holder is a Non-U.S. Holder and certain other conditions are met, or the holder otherwise establishes an exemption. Any such payments by a U.S. office of a custodian, nominee or agent or by a U.S. office of a broker are subject to both backup withholding at a rate of 31% and information reporting unless the holder certifies under penalties of perjury that it is a Non-U.S. Holder and the payor does not have actual knowledge that the beneficial owner is a United States person or otherwise establishes an exemption. The New Withholding Tax Regulations revise (substantially, in certain respects) the procedures that withholding agents and payees must follow to comply with, or to establish an exemption from, information reporting and backup withholding provisions for payments after December 31, 1999. Each Non-U.S. Holder should consult such holder's tax advisor regarding the application to such holder of the New Withholding Regulations.

  A Non-U.S. Holder may obtain a refund or a credit against such holder's U.S. federal income tax liability of any amounts withheld under the backup withholding rules, provided the required information is furnished to the IRS.

                         BOOK-ENTRY; DELIVERY AND FORM

  The New Notes will be issued in fully registered form without interest coupons. The Notes will be represented by one or more permanent global Notes in definitive, fully registered form without coupons (the "Global Security") and will be registered in the name of a nominee of DTC and deposited with the Trustee as custodian for DTC for credit to the respective accounts of the purchasers (or to such other accounts as they may direct).

  DTC has advised the Company that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a "banking organization" within the meaning of the New York Banking Law, (iii) a member of the Federal Reserve System, (iv) a "clearing corporation" within the meaning of the Uniform Commercial Code, and (v) a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

  The Company expects, pursuant to procedures established by DTC, that upon deposit of the Global Security, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Security to the accounts of persons who have accounts with such depositary. Such accounts initially will be designated by or on behalf of the Initial Purchasers. Ownership of beneficial interests in the Global Security will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). QIBs may hold their interests in the Global Security directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

  The Indenture will not provide for issuance of Notes in definitive form except in limited circumstances, described below under "--Certificated Notes." The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer the Notes or to pledge the Notes as collateral to persons in such states will be limited to such extent. For certain other restrictions on the transferability of the Notes, see "Transfer Restrictions."

  So long as DTC or its nominee is the registered owner or holder of the Global Security, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Notes represented by such Global Security for all purposes under the Indenture and the Notes. No beneficial owners of an interest in the Global Security will be able to transfer that interest except in accordance with the applicable procedures of DTC or Euroclear, in addition to those provided for under the Indenture. Beneficial owners of an interest in a Global Security will not be entitled to have Notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder. As a result, the ability of a person having a beneficial interest in Notes represented by a Global Security to pledge or transfer such interest to persons or entities that do not participate in DTC's system or otherwise to take action with respect to such interest, may be affected by lack of a physical certificate evidencing such interest.

  Accordingly, each holder owning a beneficial interest in a Global Security must rely on the procedures of DTC or Euroclear and, if such holder is not a participant or an indirect participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of Notes under the Indenture or such Global Security. The Company understands that under existing practice, in the event the Company requests any action of holders of Notes or a holder that is an owner of a beneficial interest in a Global Security requests any action of holders of Notes or a holder that is an owner of a beneficial interest in a Global Security desires to take any action that DTC as the holder of such Global Security, is entitled to take, DTC would authorize the participants to take such action and the participant would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders.

  Payments of the principal of, premium, if any, and interest on the Global Security will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Company, the Trustee, nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of such Global Security, as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

  Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.

  Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. Although DTC and its participants have agreed to the foregoing procedures to facilitate transfers of interests in the Global Security among participants, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

CERTIFICATED SECURITIES

  If (i) the Company notifies the Trustee in writing that DTC is no longer willing or able to act as a depository or DTC ceases to be registered as a clearing agency under the Exchange Act and the Company is unable to locate a qualified successor within 90 days, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture or (iii) upon the occurrence of certain other events, then, upon surrender by DTC of its Global Securities, definitive Notes in registered form without coupons will be issued, subject to certain certification requirements, to each person that DTC identifies as the beneficial owner of the Notes represented by the Global Security.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Existing Notes where such Existing Notes were acquired as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 90 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in
connection with any such resale. In addition, until        , 1998, all dealers
effecting transactions in the New Notes may be required to deliver a prospectus.

  The Issuers will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit or any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 90 days after the Expiration Date the Issuers will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuers have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Existing Notes) other than commissions or concessions of any broker-dealers and will indemnify the Holders of the Existing Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

  Credit Suisse First Boston, a Swiss Bank and an affiliate of Credit Suisse First Boston Corporation, is the administrative agent with respect to the Senior Credit Agreement. Credit Suisse First Boston Corporation provided certain financial advisory services to the Company in connection with the Acquisition and received customary compensation in connection therewith. In addition, Credit Suisse First Boston and its affiliates perform various investment banking and commercial banking services from time to time for Sponsor and its affiliates.

  Chase Securities Inc. is an affiliate of The Chase Manhattan Bank which is a lender to the Issuers under the Senior Credit Agreement and has provided loans to certain members of management in connection with their purchase of equity of Parent. In addition, Chase Securities Inc. and its affiliates perform various investment banking and commercial banking services from time to time for Sponsor and its affiliates, and an affiliate of Chase Securities Inc. is a limited partner of CD&R Fund V.

                                 LEGAL MATTERS

  The validity of the Notes and the Guarantees will be passed upon for the Issuers and the Note Guarantors by Debevoise & Plimpton, New York, New York and certain other matters will be passed upon for the Parent, Jafra S.A. and the Note Guarantors by Bonn & Schmitt, Luxembourg, and Ritch, Heather y Mueller, S.C., Mexico City, Mexico. Franci J. Blassberg, Esq., a member of Debevoise & Plimpton, is married to Joseph L. Rice, III, who is a shareholder of the general partner of CD&R Fund V.

                                    EXPERTS

  The audited combined financial statements of the Company and its subsidiaries as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 have been included herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

  The combined balance sheet of CDRJ Investments (Lux) S.A. as of April 28, 1998 included in this prospectus has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
Independent Auditors' Report..............................................  F-2
Combined Balance Sheets -- As of December 31, 1997 and 1996...............  F-3
Combined Statements of Operations -- For the years ended December 31,
 1997, 1996 and 1995......................................................  F-4
Combined Statements of Divisional Equity -- For the years ended December
 31, 1997, 1996 and 1995..................................................  F-5
Combined Statements of Cash Flows -- For the years ended December 31,
 1997, 1996 and 1995......................................................  F-6
Notes to Combined Financial Statements....................................  F-7
Independent Auditors' Report.............................................. F-20
Combined Balance Sheet -- CDRJ Investments (Lux) S.A. -- as of April 28,
 1998..................................................................... F-21
Notes to Combined Balance Sheet........................................... F-22
Unaudited:
  Consolidated Balance Sheet -- As of June 30, 1998....................... F-23
  Consolidated Statements of Operations for the periods ended June 30,
   1998, April 30, 1998 and June 30, 1997................................. F-24
  Consolidated Statements of Cash Flows for the periods ended June 30,
   1998, April 30, 1998 and June 30, 1997................................. F-25
  Notes to Consolidated Financial Statements.............................. F-26

                         INDEPENDENT AUDITORS' REPORT

The Stockholders and Board of Directors
Jafra Cosmetics International:

  We have audited the accompanying combined financial statements of Jafra Cosmetics International, as defined in note 1, as listed in the accompanying index. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Jafra Cosmetics International as of December 31, 1997 and 1996 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

February 27, 1998
Los Angeles, California

                  JAFRA COSMETICS INTERNATIONAL (PREDECESSOR)

                            COMBINED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996
                                 (IN THOUSANDS)

                                                               1997      1996
                                                             --------- --------
                           ASSETS
Current assets:
  Cash and cash equivalents................................. $  10,231 $  8,662
  Receivables, less allowance for doubtful accounts of
   $2,057 and
   $1,919, respectively.....................................    27,298   26,271
  Inventories (note 3)......................................    38,028   45,141
  Due from Gillette and other divisions (note 9)............    39,885   24,416
  Prepaid expenses and other current assets.................     3,197    2,540
  Prepaid income taxes (note 7).............................       --       814
                                                             --------- --------
    Total current assets....................................   118,639  107,844
Property, plant and equipment, at cost, net (note 4)........    43,682   41,795
Goodwill, less accumulated amortization.....................    10,269   10,591
Other assets................................................     2,660    4,231
                                                             --------- --------
                                                             $ 175,250 $164,461
                                                             ========= ========
             LIABILITIES AND DIVISIONAL EQUITY
Current liabilities:
  Short-term notes payable to bank (note 5)................. $   8,513 $    --
  Accounts payable and accrued liabilities (note 6).........    35,384   39,066
  Due to Gillette and other divisions (note 9)..............    45,440   41,046
  Deferred income taxes (note 7)............................       711    3,307
  Income taxes payable (note 7).............................     5,978      --
                                                             --------- --------
    Total current liabilities...............................    96,026   83,419
Other long-term liabilities.................................     1,920    2,401
                                                             --------- --------
    Total liabilities.......................................    97,946   85,820
                                                             --------- --------
Divisional equity...........................................    77,304   78,641
Commitments and contingencies (note 11)
                                                             --------- --------
                                                             $ 175,250 $164,461
                                                             ========= ========


            See accompanying notes to combined financial statements.

                  JAFRA COSMETICS INTERNATIONAL (PREDECESSOR)

                       COMBINED STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                 (IN THOUSANDS)

                                                   1997      1996      1995
                                                 --------  --------  --------
Net sales....................................... $229,524  $224,544  $218,431
Cost of sales...................................   59,129    58,216    54,310
                                                 --------  --------  --------
    Gross profit................................  170,395   166,328   164,121
Selling, general and administrative expenses
 (note 9).......................................  149,430   155,759   154,024
                                                 --------  --------  --------
    Income from operations......................   20,965    10,569    10,097
Other (expense) income:
  Exchange gain (loss)..........................      312        (7)   25,459
  Interest income, net (note 9).................      306       834     4,343
  Other expense, net............................   (1,318)   (1,383)     (982)
                                                 --------  --------  --------
    Income before income taxes and extraordinary
     credit.....................................   20,265    10,013    38,917
Income taxes (note 7)...........................    4,816     2,620     6,095
                                                 --------  --------  --------
    Income before extraordinary credit..........   15,449     7,393    32,822
Extraordinary credit, net of tax of $934--
 forgiveness of debt (note 9)                         --      2,646       --
                                                 --------  --------  --------
    Net income.................................. $ 15,449  $ 10,039  $ 32,822
                                                 ========  ========  ========


            See accompanying notes to combined financial statements.

                  JAFRA COSMETICS INTERNATIONAL (PREDECESSOR)

                    COMBINED STATEMENTS OF DIVISIONAL EQUITY

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                 (IN THOUSANDS)

                                                 CUMULATIVE
                                                   FOREIGN
                                      ADDITIONAL  CURRENCY               TOTAL
                              COMMON    PAID-    TRANSLATION RETAINED  DIVISIONAL
                               STOCK  IN CAPITAL ADJUSTMENT  EARNINGS    EQUITY
                              ------- ---------- ----------- --------  ----------
Balance at December 31,
 1994.......................  $46,853   $1,918    $ (7,613)  $83,774    $124,932
Net income..................      --       --          --     32,822      32,822
Dividends paid to Gillette..      --       --          --     (5,600)     (5,600)
Capital of new division
 included in combined group.      788      --          --        --          788
Translation adjustment......      --       --      (45,444)      --      (45,444)
Divestiture of an
 international division.....      --       --        1,237       --        1,237
                              -------   ------    --------   -------    --------
Balance at December 31,
 1995.......................   47,641    1,918     (51,820)  110,996     108,735
Net income..................      --       --          --     10,039      10,039
Dividends paid to Gillette..      --       --          --    (37,970)    (37,970)
Translation adjustment......      --       --       (2,163)      --       (2,163)
                              -------   ------    --------   -------    --------
Balance at December 31,
 1996.......................   47,641    1,918     (53,983)   83,065      78,641
Net income..................      --       --          --     15,449      15,449
Dividends paid to Gillette..      --       --          --    (18,355)    (18,355)
Capital of new division
 included in combined group.    1,926      --          --        --        1,926
Translation adjustment......      --       --         (357)      --         (357)
                              -------   ------    --------   -------    --------
Balance at December 31,
 1997.......................  $49,567   $1,918    $(54,340)  $80,159    $ 77,304
                              =======   ======    ========   =======    ========



            See accompanying notes to combined financial statements.

                  JAFRA COSMETICS INTERNATIONAL (PREDECESSOR)

                       COMBINED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                 (IN THOUSANDS)

                                                      1997     1996     1995
                                                    --------  -------  -------
Cash flows from operating activities:
 Net income.......................................  $ 15,449  $10,039  $32,822
 Adjustments to reconcile net income to net cash
  provided by operating activities:
   Loss (gain) on disposal of property and
    equipment.....................................      (126)   3,462      --
   Depreciation and amortization..................     4,361    3,317    2,761
   Changes in assets and liabilities:
   (Increase) decrease in:
     Receivables..................................    (1,027)  (3,733)   7,660
     Inventories..................................     7,113   (8,406)   4,151
     Prepaid expenses and other current assets....      (657)   1,011    2,304
     Other assets.................................     1,571      636      (22)
   Increase (decrease) in:
     Accounts payable and accrued liabilities.....    (3,682)    (976)  (7,364)
     Deferred income taxes........................    (2,596)  (9,253)  10,288
     Income taxes payable.........................     6,792    9,245  (25,287)
     Other long-term liabilities..................      (481)      66      154
                                                    --------  -------  -------
      Net cash provided by operating activities...    26,717    5,408   27,467
                                                    --------  -------  -------
Cash flows from investing activities:
 Proceeds from sale of property and equipment.....     3,132    5,805    6,428
 Purchases of property and equipment..............    (8,932) (10,313) (20,319)
                                                    --------  -------  -------
      Net cash used in investing activities.......    (5,800)  (4,508) (13,891)
                                                    --------  -------  -------
Cash flows from financing activities:
 Net proceeds from bank debt......................     8,513      --       --
 Capital contributions by Gillette................     1,926      --       788
 Dividends paid to Gillette.......................   (18,355) (37,970)  (5,600)
 Transactions with Gillette and other divisions...   (11,075)  40,365   (8,567)
                                                    --------  -------  -------
      Net cash (used in) provided by financing
       activities.................................   (18,991)   2,395  (13,379)
                                                    --------  -------  -------
Effect of exchange rate change on cash............      (357)  (2,163)     894
                                                    --------  -------  -------
      Net increase in cash and cash equivalents...     1,569    1,132    1,091
Cash and cash equivalents at beginning of year....     8,662    7,530    6,439
                                                    --------  -------  -------
Cash and cash equivalents at end of year..........  $ 10,231  $ 8,662  $ 7,530
                                                    ========  =======  =======
Supplemental disclosure of cash flow information:
 Cash paid during the year for:
   Interest.......................................  $  2,811  $ 3,657  $ 5,767
   Taxes..........................................  $  4,313  $   441  $ 4,157
                                                    --------  -------  -------

            See accompanying notes to combined financial statements.

                  JAFRA COSMETICS INTERNATIONAL (PREDECESSOR)

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                          DECEMBER 31, 1997 AND 1996
(1) BASIS OF PRESENTATION

  The combined financial statements of Jafra Cosmetics International (the "Company") include the following subsidiaries and divisions of The Gillette Company ("Gillette"): Jafra Cosmetics International, Inc., a California corporation; Jafra Cosmetics GmbH, a German company; Jafra Cosmetics International B.V., a Netherlands company; Jafra Cosmetics S.p.A., an Italian company; Jafra Cosmetics A.G., a Swiss company; Grupo Jafra, S.A. de C.V., a Mexican company, and its Subsidiaries, together with certain operating assets and the related operating profit of Gillette Braun used in the Jafra business in Mexico (the "Braun Assets"); the divested operations of the Company, principally in Portugal, Spain, Brazil and the United Kingdom (collectively the "Divested Markets"); the Jafra related operations of Gillette affiliates in Austria, Argentina, Colombia and Venezuela; and the assets related to the Jafra intellectual property, held by Gillette, that are used in the Jafra business.

  All interdivisional balances and transactions between the entities have been eliminated. Accounts of subsidiaries and operations outside the United States are included on the basis of fiscal years generally ending November 30. Accordingly, the accompanying combined financial statements include the accounts of these subsidiaries and operations for the twelve months ended November 30. No significant events occurred in the month of December of any of the fiscal years presented that would have a material impact upon the combined financial statements presented herein.

  The common stock of the Company primarily represents the stock of Jafra Cosmetics International, Inc., a California corporation. Given the combined group are all subsidiaries of Gillette, earnings per share data is omitted from the accompanying combined financial statements.

  The Company is a leading direct seller of high-quality skin and body care products, color cosmetics, fragrances, nutritional supplements and other personal care products. The Company's products are sold through a personalized direct selling system comprised of approximately 221,000 self-employed sales representatives operating worldwide. The Company is headquartered in Westlake Village, California and has major manufacturing operations in Westlake Village and in Naucalpan, Mexico.

  The accompanying combined financial statements were prepared in contemplation of the transaction between Gillette and a third party, effective April 30, 1998. Upon consummation of this transaction certain purchase accounting adjustments were made pursuant to generally accepted accounting principles. No such adjustments were made to the accompanying combined financial statements.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 CASH AND CASH EQUIVALENTS

  Cash and cash equivalents include cash, time deposits and all highly liquid debt instruments with an original maturity of three months or less.

 INVENTORIES

  Inventories are stated at the lower of cost, as determined by the first-in, first-out (FIFO) basis, or market.

 PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment are stated at cost. Depreciation of plant and equipment is provided over the estimated useful lives of the respective assets on the straight-line method. Estimated useful lives are 40 years for building and improvements and 3 to 10 years for machinery and equipment.

                  JAFRA COSMETICS INTERNATIONAL (PREDECESSOR)

  Maintenance and repairs, including cost of minor replacements, are charged to operations as incurred. Costs of additions and betterments are added to property and equipment accounts provided that such expenditures increase the useful life or the value of the asset.

 INTANGIBLE ASSETS

  Intangible assets principally consist of goodwill, which is amortized on the straight-line method, generally over a period of 37.5 years. The carrying amounts of intangible assets are assessed for impairment when income from operations from the applicable related business indicates that the carrying amounts of the assets may not be recoverable. No write-downs for impairment were recorded during the years ended December 31, 1997, 1996 and 1995.

 IMPAIRMENT OF LONG-LIVED ASSETS AND ASSETS HELD FOR SALE

  In March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The statement is effective for fiscal years beginning after December 15, 1995. The statement establishes accounting standards for the recognition and measurement of impairment of long-lived assets, certain identifiable intangibles and goodwill either to be held or disposed of. The Company adopted Statement No. 121 in 1996. The adoption did not have a material impact on the Company's financial position or results of operations.

  As part of an ongoing review of the valuation and amortization of intangible assets, management assesses the carrying value of the Company's intangible assets if facts and circumstances suggest that it may be impaired. If this review indicates that the intangibles will not be recoverable, as determined by an undiscounted operating cash flow analysis over the remaining amortization period, the carrying value of the Company's intangibles would be reduced to its estimated fair market value.

 FINANCIAL INSTRUMENTS

  The carrying amounts of cash, short-term investments, receivables, accounts payable and accrued liabilities, and loans payable approximate fair value because of the short-term maturities of these instruments. The carrying amounts of other long-term liabilities are based upon the present value of such liabilities. The carrying amounts of interdivisional accounts approximate fair value.

  The fair value of the Company's short-term debt instruments, which approximate the carrying values, are based upon the current rates offered to the Company for similar maturities.

 ADVERTISING

  Advertising costs are expensed as incurred. Total advertising expense aggregated $250,000, $348,000 and $409,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

 RESEARCH AND DEVELOPMENT

  Research and development costs are expensed as incurred. Total research and development expense aggregated $2,911,000, $3,319,000 and $3,098,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

 OTHER EXPENSES

  Included in other, net are credit card fees incurred of $904,000, $841,000 and $637,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

                  JAFRA COSMETICS INTERNATIONAL (PREDECESSOR)

 INCOME TAXES

  Income taxes are recorded using the asset and liability method whereby deferred tax assets and liabilities are recognized for the temporary differences between the financial statement carrying amounts and the tax bases of the Company's assets, liabilities and loss and tax credit carryforwards at income tax rates expected to be in effect when such amounts are realized or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.

 FOREIGN CURRENCY TRANSLATION

  All assets and liabilities of foreign subsidiaries and divisions are translated into U.S. dollars at fiscal year-end exchange rates. Income and expense items are translated at average exchange rates prevailing during the fiscal year. Where the U.S. dollar is the functional currency, translation adjustments are recorded in income.

 NEW ACCOUNTING STANDARDS

  In June 1997, the Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income" (SFAS 130), and Statement No. 131, "Disclosure about Segments of an Enterprise and Related Information" (SFAS
131). The Company is required to adopt these statements in fiscal year 1998. SFAS 130 establishes new standards for reporting and displaying comprehensive income and its components. SFAS 131 requires disclosure of certain information regarding operating segments, products and services, geographic areas of operations and major customers. Management has not yet determined whether the above statements will have a material impact on the Company's combined financial position, results of operations or cash flows.

 USE OF ESTIMATES

  The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions. These affect the reported amounts of assets, liabilities, revenues and expenses and the amount of any contingent assets or liabilities disclosed in the financial statements. Actual results could differ from the estimates made.

(3) INVENTORIES

  Inventories are summarized as follows at December 31, 1997 and 1996 (in thousands):

                                                                 1997    1996
                                                                ------- -------
      Raw materials and supplies............................... $ 8,439 $ 9,246
      Work in process..........................................     198   1,385
      Finished goods...........................................  29,391  34,510
                                                                ------- -------
                                                                $38,028 $45,141
                                                                ======= =======

                  JAFRA COSMETICS INTERNATIONAL (PREDECESSOR)

(4) PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment is summarized as follows at December 31, 1997 and 1996 (in thousands):

                                                               1997      1996
                                                              -------  --------
      Land................................................... $ 6,072  $  6,072
      Buildings..............................................  17,150    16,925
      Machinery and equipment................................  40,173    35,923
                                                              -------  --------
                                                               63,395    58,920
      Less accumulated depreciation.......................... (26,528)  (23,681)
                                                              -------  --------
                                                               36,867    35,239
      Land held for sale.....................................   6,815     6,556
                                                              -------  --------
                                                              $43,682  $ 41,795
                                                              =======  ========

(5) SHORT-TERM NOTES PAYABLE TO BANK

  Short-term notes payable to bank consist of three loans to foreign banks which are payable in foreign currencies and bear interest at rates ranging between 2.9% and 3.15%. All loans are due in fiscal year 1998.

(6) ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

  Accounts payable and accrued liabilities are summarized as follows at December 31, 1997 and 1996 (in thousands):

                                                                 1997    1996
                                                                ------- -------
      Accounts payable......................................... $12,688 $16,375
      Advertising and sales promotion..........................  12,608  11,748
      Payroll and payroll taxes................................   2,427   3,306
      State and local sales taxes..............................   1,455   1,318
      Miscellaneous............................................   6,206   6,319
                                                                ------- -------
                                                                $35,384 $39,066
                                                                ======= =======

(7) INCOME TAXES

  The Company's income is included in Gillette's consolidated U.S. income tax return. For financial reporting purposes, the Company has provided income taxes (benefit) on a separate-company basis. Income tax expense is summarized as follows (in thousands):

                                                      1997     1996     1995
                                                     -------  -------  -------
     Current:
       Federal...................................... $   222  $(1,095) $(1,388)
       Foreign:
         Mexico.....................................   4,717    3,391    7,743
         Western Europe.............................   1,938    1,954    1,584
         United Kingdom.............................     --       --       804
         Canada.....................................     854      --       --
         Other......................................     --       127      154
                                                     -------  -------  -------
                                                       7,731    4,377    8,897
       State........................................    (170)    (380)    (568)
                                                     -------  -------  -------
           Total current............................   7,561    3,997    8,329
     Deferred -- foreign -- Mexico..................  (2,745)    (443)  (2,234)
                                                     -------  -------  -------
                                                     $ 4,816  $ 3,554  $ 6,095
                                                     =======  =======  =======

                  JAFRA COSMETICS INTERNATIONAL (PREDECESSOR)

  Actual income tax rate differs from the "expected" tax rate (computed by applying the U.S. Federal corporate rate of 35% to income before income taxes) as follows:

                                                            1997   1996   1995
                                                            -----  -----  -----
     Statutory Federal tax rate............................  35.0%  35.0%  35.0%
     State taxes, net of Federal tax benefit...............    .1    (.7)   (.3)
     Reduction in valuation allowance......................  (2.5)  (2.1)   (.8)
     Effect of foreign operations.......................... (11.4) (10.9) (20.4)
     Other.................................................   2.6    4.8    2.2
                                                            -----  -----  -----
       Effective tax rate..................................  23.8%  26.1%  15.7%
                                                            =====  =====  =====

  The components of deferred tax assets and deferred tax liabilities are shown below (in thousands):

                                                              1997      1996
                                                             -------  --------
Deferred tax assets:
  Accounts receivable, principally due to allowance for
   doubtful accounts........................................ $   584  $    534
  Inventory, principally due to additional costs capitalized
   for tax purposes and accrued reserves....................   1,833     2,376
  Accrued liability relating to compensation-related ex-
   pense....................................................     299       291
  Advertising and sales promotion...........................   1,946     1,701
  Other accrued liabilities.................................     819       724
  Fixed assets, principally attributable to differences in
   depreciation methods.....................................   1,274     1,428
  Other.....................................................   1,319     1,220
                                                             -------  --------
    Total deferred tax assets...............................   8,074     8,274
  Less valuation allowance..................................    (965)   (1,524)
                                                             -------  --------
    Net deferred tax assets.................................   7,109     6,750
                                                             -------  --------
Deferred tax liabilities:
  Depreciation..............................................  (1,841)   (1,684)
  Inventory reserves........................................  (5,979)   (8,373)
                                                             -------  --------
    Total deferred tax liabilities..........................  (7,820)  (10,057)
                                                             -------  --------
    Net deferred tax liabilities............................ $  (711) $ (3,307)
                                                             =======  ========

  The Company records a valuation allowance on the deferred tax assets to reduce the total to an amount that management believes will ultimately be realized. The changes in the valuation allowance from 1996 to 1997 are due principally to changes in the recorded reserves against inventories in the United States. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that temporary differences and carryforwards are expected to be available to reduce taxable income.

(8) RETIREMENT BENEFITS

  The Company participates in The Gillette Company Retirement Plan (the Plan) which is a defined benefit pension plan covering substantially all of Gillette's domestic employees. Benefits are based on age, years of service and the level of compensation during the final years of employment. Gillette's funding policy is to contribute annually to the Plan the amount necessary to meet the minimum funding standards established by the Employee Retirement Income Security Act.

                  JAFRA COSMETICS INTERNATIONAL (PREDECESSOR)

  The components of Gillette's net pension expense for the Plan for the years ended December 31, 1997, 1996 and 1995 were as follows (in thousands):

                                                 1997       1996       1995
                                               ---------  ---------  ---------
   Service cost--benefits earned.............. $  29,892  $  28,828  $  24,185
   Interest cost on projected benefit
    obligation................................    60,245     55,731     53,440
   Actual return on Plan assets...............  (184,649)  (118,046)  (152,662)
   Net amortization and deferral..............   116,569     64,129    113,161
                                               ---------  ---------  ---------
     Pension expense.......................... $  22,057  $  30,642  $  38,124
                                               =========  =========  =========

  The Company's share of the above pension expense was $970,000, $1,223,000 and $1,250,000 in 1997, 1996 and 1995, respectively. The Company's share of pension expense is based on the Company's payroll covered by the Plan as a percentage of total payroll covered by the Plan.

  The funded status of the Plan is as follows (in thousands):

                                                    1997      1996      1995
                                                  --------  --------  ---------
   Vested benefits..............................  $693,835  $629,252  $ 601,462
   Nonvested benefits...........................    94,981    89,185     88,062
                                                  --------  --------  ---------
     Accumulated benefit obligation.............   788,816   718,437    689,524
   Benefit obligation related to future
    compensation levels.........................   170,642   160,792    147,752
                                                  --------  --------  ---------
     Projected benefit obligation...............   959,458   879,229    837,276
   Fair value of Plan assets, invested primarily
    in equities and debt securities.............   990,026   815,737    689,658
                                                  --------  --------  ---------
     Projected benefit obligation in excess of
      Plan assets...............................    30,568   (63,492)  (147,618)
   Unrecognized transition obligation...........     1,648     1,097        325
   Unrecognized prior service cost..............    11,478     7,750     17,720
   Unrecognized net loss........................     9,178    97,173    158,801
   Minimum liability adjustment.................   (25,459)  (25,828)   (23,352)
                                                  --------  --------  ---------
   Gillette's prepaid pension cost..............  $ 27,413  $ 16,700  $   5,876
                                                  ========  ========  =========


  The primary assumptions used in determining obligations of the Plan are as follows:

                                                               1997  1996  1995
                                                               ----  ----  ----
     Discount rate............................................ 7.00% 7.00% 6.75%
     Increase in compensation levels.......................... 5.00  5.00  5.00
     Long-term rate of return on assets....................... 9.00% 9.00% 9.00%
                                                               ====  ====  ====

  The Company also participates in Gillette's plans which provide certain health care and life insurance benefits to retired employees. Substantially all of the Company's employees become eligible for these benefits upon retirement. At the time of retirement, employees who elect to participate are required to pay some portion of such medical costs if hired before July 1, 1990, or all of such costs if hired after that date. Gillette's employee stock ownership plan (ESOP) was established to assist employees who retire after January 1, 1992 to finance their retiree medical costs.

                  JAFRA COSMETICS INTERNATIONAL (PREDECESSOR)

  The Company recognizes the cost of postretirement benefits other than pensions during employees' active working lives. The components of Gillette's net other postretirement benefit expense follow (in thousands):

                                                       1997     1996     1995
                                                      -------  -------  -------
     Interest cost................................... $17,008  $19,181  $23,376
     Service cost....................................   4,758    1,652      151
     Actual return on assets.........................  (6,010)  (3,543)  (3,360)
     Net amortization expense........................  (3,631)    (906)    (993)
                                                      -------  -------  -------
       Other postretirement benefit expense.......... $12,125  $16,384  $19,174
                                                      =======  =======  =======

  The Company's share of the above other postretirement benefit expense for 1997, 1996 and 1995 was $128, $205 and $306, respectively. The status of Gillette's plans and the amounts recognized in the balance sheets follow (in thousands):

                                                     1997      1996      1995
                                                   --------  --------  --------
     Retirees..................................... $162,739  $171,854  $182,179
     Fully eligible active employees..............   18,356    25,341    30,770
     Other active employees.......................   66,735    69,126    67,208
                                                   --------  --------  --------
       Accumulated postretirement benefit
        obligation................................  247,830   266,321   280,157
     Fair value of plan assets....................  (33,249)  (24,000)  (17,375)
     Unrecognized net gain........................   86,947    67,636    47,327
                                                   --------  --------  --------
     Gillette's accrued postretirement liability.. $301,528  $309,957  $310,109
                                                   ========  ========  ========

  The accumulated postretirement benefit obligation was determined using an assumed discount rate of 7.00%, 7.00% and 6.75% in 1997, 1996 and 1995, respectively. The assumed health care cost trend rate was 9%, 10% and 11% in 1997, 1996 and 1995, respectively, decreasing to 5% by the year 2001. A one percentage point increase in the trend rate would have increased Gillette's accumulated postretirement benefit obligation by 12% and interest and service cost by 14% in 1997.

  ESOP shares allocated to participants reduce Gillette obligations over the period of allocation. The account balance is assumed to have an annual yield of 12%. In addition, Gillette established a retiree health benefits account within its pension plan that will be used to partially fund health care benefits for future retirees.

  Certain of the Company's Germany employees participate in the Germany Plan, which is a defined benefit pension plan covering key employees. Benefits are based on age, years of service and the level of compensation during the final years of employment. The Company's funding policy is to contribute annually to the Germany Plan the amount necessary to meet the minimum funding standards. The total pension expense amounted to $140,000, $245,000 and $321,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

  Under Mexican Labor Laws, employees of Grupo Jafra, S.A. de C.V. and its Subsidiaries are entitled to a payment when they leave the Company if they have fifteen or more years of service. In addition, the Company makes government mandated employee profit sharing distributions equal to ten percent of the taxable income of the company in which they work.

  Certain key employees of the Company have been granted options to purchase stock of The Gillette Company. Gillette applies APB Opinion No. 25 and related Interpretations in accounting for these options. Accordingly, no compensation cost has been allocated to the Company. The fair value of each option granted by

                  JAFRA COSMETICS INTERNATIONAL (PREDECESSOR)

Gillette has been estimated on the date of the grant using the Black Scholes option pricing model, with the following assumptions used for grants in 1997, 1996 and 1995:

                                                               1997  1996  1995
                                                               ----  ----  ----
Risk-free interest rate.......................................  6.6%  6.5%  6.0%
Expected option life (in years)...............................  4.6   4.6   4.6
Expected volatility........................................... 19.2% 22.0% 22.4%
Expected dividend yield.......................................   .9%  1.2%  1.4%

  Had the Company recorded an allocated charge for the fair value of options granted consistent with FASB Statement 123, proforma net income would have been as follows (in thousands):

                                                         1997    1996    1995
                                                        ------- ------- -------
Net income, as reported................................ $15,449 $10,039 $32,822
Fair value of options granted..........................   2,800   1,800   1,100
                                                        ------- ------- -------
Pro forma net income................................... $12,649 $ 8,239 $31,722
                                                        ======= ======= =======

(9) RELATED PARTIES

  Certain expenses are charged by Gillette to the Company. Management believes the amounts and methods of allocation are reasonable and approximate actual services provided. The allocations are based principally upon a formula using the percentage of revenues of the Company to the total consolidated revenues of Gillette. Management performs regular reviews of the allocated costs and has determined that the cost of these reserves to the Company, as if it were a stand-alone entity, would be comparable to the costs allocated to it by Gillette. Such services include legal, trademark and patent support, internal audit, and other administrative costs. Total related net charges were $2,045,000, $2,495,000 and $2,550,000 in 1997, 1996 and 1995, respectively, and are included in selling, general and administrative expenses in the accompanying combined statements of operations.

  Jafra Cosmetics International, Inc. provides certain management services to Grupo Jafra, S.A. de C.V., an affiliated subsidiary of the Company, which are general and administrative in nature. Total related services amounted to $5,373,000, $3,933,000 and $3,613,000 in 1997, 1996 and 1995, respectively, and have been eliminated in the accompanying combined statements of operations.

  During 1997, Jafra Cosmetics International, Inc. wrote off approximately $3,200,000 of payables due from its affiliate in Canada, as a result of the decision to close the market in Canada. The division in Canada recorded this as a credit to earnings. Accordingly, these transactions offset in combination.

  Interest is charged and earned on affiliated payables and receivables at the LIBOR rate. The total related interest was $592,000, $41,000 and $2,890,000 in 1997, 1996 and 1995, respectively, and is included in interest, net in the accompanying combined statements of operations.

  The Company transferred $32,330,000, $20,058,000 and $17,894,000 of inventory to intercompanies and affiliates at prices covering materials, labor and overhead during 1997, 1996 and 1995, respectively.

  Extraordinary credit for the year ended December 31, 1996 represents the forgiveness of liabilities due to an affiliate of Gillette related to the divestiture of the Brazil market. The affiliated company was not a subsidiary of Gillette nor did it exercise control over the divested entity. All other assets and liabilities were liquidated with a nominal impact on the combined financial statements. The amount has been recorded net of the income tax effect of $934,000.

                  JAFRA COSMETICS INTERNATIONAL (PREDECESSOR)

  In addition, Gillette acts as a cash manager for the Company. As such, balances due to/from Gillette and other divisions consist of amounts related to this and the above transactions.

  In 1996, the Company decided to cease the development and installation of certain proprietary computer systems, including hardware, software, and related installation costs, due to the failure of the outside contractor to properly install and support the system. It was determined that the Company would never gain any benefit from these assets and that the net book value of the assets was not recoverable. A loss of $5.4 million was recorded representing the net book value of the related assets at the time of Management's decision. The related depreciation expense was minor as depreciation had not yet begun because the assets were not placed into service. This loss was included in selling, general and administrative expenses in the 1996 statement of operations. In 1997, the Company brought legal action against the outside contractor and recovered $2.3 million in damages. This amount was recorded and included in selling, general and administrative expenses in the 1997 statement of operations.

  Income from operations for the years ended December 31, 1997, 1996 and 1995 included net charges of $3,500,000, $700,000 and $9,600,000, respectively.


  In 1997, the net charge resulted from realignment programs in Italy and the South American markets. The Company paid severance and exit costs of $2.6 million. Additionally, decisions were made during 1997 to close the Hungary and Canada markets resulting in an estimated loss of $900,000 principally related to severance, closure (lease costs) and other exit costs. The net charge of $3.5 million was included in income from operations in 1997. The operations in Italy, South America, Hungary and Canada were such that impairment write downs were not necessary prior to their closure. The charges were recorded pursuant to EITF 94-3 which addresses accounting for restructuring charges. The Company concluded that the costs recorded within these charges were consistent with the guidelines of EITF 94-3.

  The 1996 net charge relates to similar reorganization programs whereby the Company paid additional severance, legal and exit payments to exit the Brazilian market of $2.4 million. Also during 1996, the Company sold a building in Mexico as a result of the decision to reorganize and consolidate the Mexican market. The gain on the sale of the building was $1.7 million, resulting in a net charge of $700,000 which was included in income from operations in 1996. No impairment of the related assets was recorded in these markets as the circumstances indicated that after these changes the continuing operations in Mexico were profitable and that the assets were recoverable. The operations in Brazil were such that impairment write downs were not necessary prior to the closure. The charges were recorded pursuant to EITF 94-3 which addresses accounting for restructuring charges. The Company concluded that the costs recorded within these charges were consistent with the guidelines of EITF 94-3.

  The 1995 net charge results from the Company's decision to reorganize and eliminate redundant functions in the markets within the United States, Italy, Holland, Germany, Spain and Brazil. The Company entered into several severance agreements with key executives in these markets and paid approximately $4.0 million related to these agreements. Additionally, the Company paid approximately $5.6 million related to the severance and related legal costs associated with the elimination of certain sales force employees. The total costs of $9.6 million were included in income from operations in 1995. No impairment of the related assets was recorded in these markets as the circumstances indicated that after these changes the operations were profitable and that the assets were recoverable. The charges were recorded pursuant to EITF 94-3 which addresses accounting for restructuring charges. The Company has concluded that the costs recorded within these charges were consistent with the guidelines of EITF 94-3.

                  JAFRA COSMETICS INTERNATIONAL (PREDECESSOR)

(10) FINANCIAL INFORMATION BY GEOGRAPHIC AREA

  The following financial information is provided by geographic area (in thousands):

                             WESTERN   LATIN                         TOTAL      UNITED
                             EUROPE   AMERICA  MEXICO    OTHER      FOREIGN     STATES      TOTAL
                             -------  -------  -------  -------     --------    -------    --------
   1997
   Net sales...............  $46,806  $14,204  $97,577  $   300     $158,887    $70,637    $229,524
                             =======  =======  =======  =======     ========    =======    ========
   Income (loss) from oper-
    ations.................  $   717  $(2,879) $16,363  $(1,366)(1) $ 12,835(1) $ 8,130(1) $ 20,965
                             =======  =======  =======  =======     ========    =======    ========
   Identifiable assets.....  $37,277  $10,727  $83,032  $ 4,462     $135,498    $55,510    $191,008
   Consolidating and com-
    bining adjustments.....   (1,104)     --      (731)     --        (1,835)   (13,923)    (15,758)
                             -------  -------  -------  -------     --------    -------    --------
     Identifiable assets...  $36,173  $10,727  $82,301  $ 4,462     $133,663    $41,587    $175,250
                             =======  =======  =======  =======     ========    =======    ========
   1996
   Net sales...............  $60,202  $11,012  $79,548  $ 1,188     $151,950    $72,594    $224,544
                             =======  =======  =======  =======     ========    =======    ========
   Income (loss) from oper-
    ations.................  $   687  $(1,874) $11,572  $  (978)    $  9,407    $ 1,162    $ 10,569
                             =======  =======  =======  =======     ========    =======    ========
   Identifiable assets.....  $29,346  $11,019  $82,843  $ 2,956     $126,164    $52,485    $178,649
   Consolidating and com-
    bining adjustments.....     (996)     --    (2,764)     --        (3,760)   (10,428)    (14,188)
                             -------  -------  -------  -------     --------    -------    --------
     Identifiable assets...  $28,350  $11,019  $80,079  $ 2,956     $122,404    $42,057    $164,461
                             =======  =======  =======  =======     ========    =======    ========
   1995
   Net sales...............  $59,815  $12,676  $76,246  $   918     $149,655    $68,776    $218,431
                             =======  =======  =======  =======     ========    =======    ========
   Income (loss) from oper-
    ations.................  $   724  $  (166) $12,249  $(1,225)    $ 11,582    $(1,026)   $ 10,556
   Consolidating and com-
    bining adjustments.....      552      --       --       (71)         481       (940)       (459)
                             -------  -------  -------  -------     --------    -------    --------
     Income (loss) from op-
      erations.............  $ 1,276  $  (166) $12,249  $(1,296)    $ 12,063    $(1,966)   $ 10,097
                             =======  =======  =======  =======     ========    =======    ========

  All material intercompany transactions have been eliminated.
(1) During 1997, Jafra Cosmetics International, Inc. (United States) wrote off approximately $3,200,000 of payables due from its affiliate in Canada (other), as a result of the decision to close the market in Canada. The division in Canada recorded this as a credit to earnings, accordingly, these transactions offset in combination. The effects of these transactions in the above table, however, have been eliminated from the separate segment presentation to reflect the income from operations exclusive of this transaction.

(11) COMMITMENTS AND CONTINGENCIES

  The Company leases office and warehouse facilities as well as manufacturing, transportation and data processing equipment under operating leases which expire at various dates through March 2004. Future minimum lease payments under noncancelable operating leases as of December 31, 1997 are (in thousands):

         1998............................................ $1,322
         1999............................................  1,030
         2000............................................    882
         2001............................................    878
         2002............................................    414
         Thereafter......................................    513
                                                          ------
                                                          $5,039
                                                          ======

  Certain of the aforementioned operating leases may be terminated upon transfer or sale of the Company (note 1).

  Rental expense amounted to $1,500,000, $1,800,000 and $1,800,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

                  JAFRA COSMETICS INTERNATIONAL (PREDECESSOR)

  The Company is subject to legal proceedings and claims arising out of its business. Management, after review and consultation with counsel, considers that any liability from such pending legal proceedings and claims would not materially affect the combined financial position, results of operations or liquidity of the Company.

(12) SUPPLEMENTAL INFORMATION

  The following combined condensed balance sheets, statements of operations, and statements of cash flows have been presented in contemplation of the transaction between Gillette and a third party, as described in Note 1. Such financial statements have been segregated between those entities that will guarantee the debt to be issued in connection with the transaction ("Guarantor entities"), and those entities that will not guarantee such debt ("Nonguarantor entities").

  Combining condensed statement of operations data for the years ended December 31, 1997, 1996 and 1995 is summarized as follows (in thousands):

                                                 YEAR ENDED DECEMBER 31, 1997
                          ----------------------------------------------------------------------------
                          JAFRA COSMETICS INTERNATIONAL,
                                     INC. (1)                  GUARANTOR
                          ---------------------------------      ENTITY       OTHER REGIONS
                          GUARANTOR   NONGUARANTOR  TOTAL     GRUPO JAFRA          AND         TOTAL
                           ENTITY       ENTITIES   COMBINED S.A. DE C.V. (2) ELIMINATIONS (5) COMBINED
                          ---------   ------------ -------- ---------------- ---------------- --------
Net sales...............   $70,637      $46,806    $117,443     $97,577          $14,504      $229,524
Cost of sales...........    18,519        9,638      28,157      27,124            3,848        59,129
                           -------      -------    --------     -------          -------      --------
 Gross profit...........    52,118       37,168      89,286      70,453           10,656       170,395
Selling, general and
 administrative
 expenses...............    43,988(4)    36,451      80,439      54,090           14,901(4)    149,430
                           -------      -------    --------     -------          -------      --------
 Income (loss) from
  operations............     8,130          717       8,847      16,363           (4,245)       20,965
Other (income) expense..     2,001          170       2,171         591           (2,062)          700
                           -------      -------    --------     -------          -------      --------
 Income (loss) before
  income taxes..........     6,129          547       6,676      15,772           (2,183)       20,265
Income taxes............        52        1,938       1,990       1,972              854         4,816
                           -------      -------    --------     -------          -------      --------
 Net income (loss)......   $ 6,077      $(1,391)   $  4,686     $13,800          $(3,037)     $ 15,449
                           =======      =======    ========     =======          =======      ========

                                                 YEAR ENDED DECEMBER 31, 1996
                          -----------------------------------------------------------------------------
                          JAFRA COSMETICS INTERNATIONAL,
                                     INC. (1)                   GUARANTOR
                          ---------------------------------       ENTITY       OTHER REGIONS
                          GUARANTOR   NONGUARANTOR  TOTAL      GRUPO JAFRA          AND         TOTAL
                           ENTITY       ENTITIES   COMBINED  S.A. DE C.V. (2) ELIMINATIONS (5) COMBINED
                          ---------   ------------ --------  ---------------- ---------------- --------
Net sales...............   $72,594      $60,202    $132,796      $79,548          $12,200      $224,544
Cost of sales...........    17,872       12,296      30,168       24,696            3,352        58,216
                           -------      -------    --------      -------          -------      --------
 Gross profit...........    54,722       47,906     102,628       54,852            8,848       166,328
Selling, general and
 administrative
 expenses...............    53,560(4)    47,219     100,779       43,280           11,700       155,759
                           -------      -------    --------      -------          -------      --------
 Income (loss) from
  operations............     1,162          687       1,849       11,572           (2,852)       10,569
Other (income) expense..     2,037          269       2,306       (2,014)             264           556
                           -------      -------    --------      -------          -------      --------
 Income (loss) before
  income taxes
  (benefit).............      (875)         418        (457)      13,586           (3,116)       10,013
Income taxes (benefit)..    (1,475)       1,954         479        2,948             (807)        2,620
                           -------      -------    --------      -------          -------      --------
 Income (loss) before
  extraordinary credit..       600       (1,536)       (936)      10,638           (2,309)        7,393
Extraordinary credit....       --           --          --           --             2,646         2,646
                           -------      -------    --------      -------          -------      --------
 Net income (loss)......   $   600      $(1,536)   $   (936)     $10,638          $   337      $ 10,039
                           =======      =======    ========      =======          =======      ========

                  JAFRA COSMETICS INTERNATIONAL (PREDECESSOR)

                                                YEAR ENDED DECEMBER 31, 1995
                          ---------------------------------------------------------------------------
                          JAFRA COSMETICS INTERNATIONAL,
                                     INC. (1)                 GUARANTOR
                          -------------------------------      ENTITY        OTHER REGIONS
                          GUARANTOR NONGUARANTOR  TOTAL      GRUPO JAFRA          AND         TOTAL
                           ENTITY     ENTITIES   COMBINED  S.A. DE C.V. (2) ELIMINATIONS (5) COMBINED
                          --------- ------------ --------  ---------------  ---------------- --------
Net sales...............   $68,776    $59,815    $128,591      $76,246          $13,594      $218,431
Cost of sales...........    20,539     13,736      34,275       19,698              337        54,310
                           -------    -------    --------      -------          -------      --------
 Gross profit...........    48,237     46,079      94,316       56,548           13,257       164,121
Selling, general and
 administrative
 expenses...............    49,263     45,355      94,618       44,299           15,107       154,024
                           -------    -------    --------      -------          -------      --------
 Income (loss) from
  operations............    (1,026)       724        (302)      12,249           (1,850)       10,097
Other (income) expense..     1,368        147       1,515      (28,562)(3)       (1,773)      (28,820)(3)
                           -------    -------    --------      -------          -------      --------
 Income (loss) before
  income taxes
  (benefit).............    (2,394)       577      (1,817)      40,811              (77)       38,917
Income taxes (benefit)..    (1,956)     1,584        (372)       5,509              958         6,095
                           -------    -------    --------      -------          -------      --------
 Net income (loss)......   $  (438)   $(1,007)   $ (1,445)     $35,302          $(1,035)     $ 32,822
                           =======    =======    ========      =======          =======      ========

  Combining condensed balance sheet data as of December 31, 1997 and 1996 is summarized as follows (in thousands):

                                                   AS OF DECEMBER 31, 1997
                          -------------------------------------------------------------------------
                          JAFRA COSMETICS INTERNATIONAL,
                                     INC. (1)                GUARANTOR
                          -------------------------------      ENTITY           OTHER
                          GUARANTOR NONGUARANTOR  TOTAL     GRUPO JAFRA      REGIONS AND    TOTAL
                           ENTITY     ENTITIES   COMBINED S.A. DE C.V. (2) ELIMINATIONS(5) COMBINED
                          --------- ------------ -------- ---------------- --------------- --------
Receivables.............   $ 4,090    $ 6,225    $10,315      $14,323          $2,660      $ 27,298
Inventories.............    17,452      8,635     26,087       10,329           1,612        38,028
Due from parent company.    14,192     17,457     31,649       14,270          (6,034)       39,885
Other current assets....     2,057      2,445      4,502        8,310             616        13,428
                           -------    -------    -------      -------          ------      --------
 Total current assets...    37,791     34,762     72,553       47,232          (1,146)      118,639
Property, plant and
 equipment..............    17,369      1,497     18,866       23,980             836        43,682
 Other assets...........       350      1,018      1,368       11,820            (259)       12,929
                           -------    -------    -------      -------          ------      --------
Total assets............   $55,510    $37,277    $92,787      $83,032          $ (569)     $175,250
                           =======    =======    =======      =======          ======      ========
Accounts payable and
 accrued expenses.......   $11,011    $ 6,471    $17,482      $15,461          $2,441      $ 35,384
Due to parent...........    14,621     21,418     36,039       13,347          (3,946)       45,440
Other current
 liabilities............     2,364     10,625     12,989        2,852            (639)       15,202
                           -------    -------    -------      -------          ------      --------
 Total current
  liabilities...........    27,996     38,514     66,510       31,660          (2,144)       96,026
Other liabilities.......       --       1,900      1,900          --               20         1,920
                           -------    -------    -------      -------          ------      --------
 Total liabilities......    27,996     40,414     68,410       31,660          (2,124)       97,946
Divisional equity.......    27,514     (3,137)    24,377       51,372           1,555        77,304
                           -------    -------    -------      -------          ------      --------
 Total liabilities and
  equity................   $55,510    $37,277    $92,787      $83,032          $ (569)     $175,250
                           =======    =======    =======      =======          ======      ========

                  JAFRA COSMETICS INTERNATIONAL (PREDECESSOR)

                                                  AS OF DECEMBER 31, 1996
                          ------------------------------------------------------------------------
                          JAFRA COSMETICS INTERNATIONAL,
                                      INC.(1)                GUARANTOR
                          -------------------------------     ENTITY           OTHER
                          GUARANTOR NONGUARANTOR  TOTAL     GRUPO JAFRA     REGIONS AND    TOTAL
                           ENTITY     ENTITIES   COMBINED S.A. DE C.V.(2) ELIMINATIONS(5) COMBINED
                          --------- ------------ -------- --------------- --------------- --------
Receivables.............   $ 4,136    $ 7,780    $11,916      $11,823         $2,532      $ 26,271
Inventories.............    16,536      8,891     25,427       13,332          6,382        45,141
Due from parent company.    12,259      6,531     18,790       12,096         (6,470)       24,416
Other current assets....     1,431      3,364      4,795        9,669         (2,448)       12,016
                           -------    -------    -------      -------         ------      --------
 Total current assets...    34,362     26,566     60,928       46,920             (4)      107,844
Property, plant and
 equipment..............    17,267      1,672     18,939       21,839          1,017        41,795
Other assets............       856      1,108      1,964       14,084         (1,226)       14,822
                           -------    -------    -------      -------         ------      --------
 Total assets...........   $52,485    $29,346    $81,831      $82,843         $ (213)     $164,461
                           =======    =======    =======      =======         ======      ========
Accounts payable and
 accrued expenses.......   $ 9,540    $ 8,252    $17,792      $19,008         $2,266      $ 39,066
Due to parent...........    18,416     15,918     34,334        7,622           (910)       41,046
Other current
 liabilities............        50      2,023      2,073        5,421         (4,187)        3,307
                           -------    -------    -------      -------         ------      --------
 Total current
  liabilities...........    28,006     26,193     54,199       32,051         (2,831)       83,419
Other liabilities.......       --       2,381      2,381          --              20         2,401
                           -------    -------    -------      -------         ------      --------
 Total liabilities......    28,006     28,574     56,580       32,051         (2,811)       85,820
Divisional equity.......    24,479        772     25,251       50,792          2,598        78,641
                           -------    -------    -------      -------         ------      --------
 Total liabilities and
  equity................   $52,485    $29,346    $81,831      $82,843         $ (213)     $164,461
                           =======    =======    =======      =======         ======      ========

  Combining condensed statement of cash flows data for the years ended December 31, 1997, 1996 and 1995 is summarized as follows (in thousands):

                                                YEAR ENDED DECEMBER 31, 1997
                         ----------------------------------------------------------------------------
                         JAFRA COSMETICS INTERNATIONAL,
                                    INC. (1)                  GUARANTOR
                         --------------------------------       ENTITY           OTHER
                         GUARANTOR  NONGUARANTOR  TOTAL      GRUPO JAFRA      REGIONS AND     TOTAL
                          ENTITY      ENTITIES   COMBINED  S.A. DE C.V. (2) ELIMINATIONS (5) COMBINED
                         ---------  ------------ --------  ---------------- ---------------- --------
Net cash provided by
 (used in) operating
 activities............. $ 13,467     $(4,031)   $ 9,436       $ 11,534         $  5,747     $ 26,717
Net cash provided by
 (used in) investing
 activities.............   (2,130)       (437)    (2,567)         4,162           (7,395)      (5,800)
Net cash provided by
 (used in) financing
 activities.............  (11,228)      4,347     (6,881)       (13,220)           1,110      (18,991)
Effect of exchange rate
 changes on cash........      158        (587)      (429)          (200)             272         (357)
Cash at beginning of
 period.................      492       2,021      2,513          5,182              967        8,662
                         --------     -------    -------       --------         --------     --------
Cash at end of period... $    759     $ 1,313    $ 2,072       $  7,458         $    701     $ 10,231
                         ========     =======    =======       ========         ========     ========
                                                YEAR ENDED DECEMBER 31, 1996
                         ----------------------------------------------------------------------------
                         JAFRA COSMETICS INTERNATIONAL,
                                    INC. (1)                  GUARANTOR
                         --------------------------------       ENTITY           OTHER
                         GUARANTOR  NONGUARANTOR  TOTAL      GRUPO JAFRA      REGIONS AND     TOTAL
                          ENTITY      ENTITIES   COMBINED  S.A. DE C.V. (2) ELIMINATIONS (5) COMBINED
                         ---------  ------------ --------  ---------------- ---------------- --------
Net cash provided by
 (used in) operating
 activities............. $  5,286     $(4,107)   $ 1,179       $  9,174         $ (4,945)    $  5,408
Net cash provided by
 (used in) investing
 activities.............   (3,787)       (309)    (4,096)        24,133          (24,545)      (4,508)
Net cash used in
 financing activities...   (1,007)      2,246      1,239        (30,000)          31,156        2,395
Effect of exchange rate
 changes on cash........      --         (488)      (488)           (90)          (1,585)      (2,163)
Cash at beginning of
 period.................      --        4,679      4,679          1,965              886        7,530
                         --------     -------    -------       --------         --------     --------
Cash at end of period... $    492     $ 2,021    $ 2,513       $  5,182         $    967     $  8,662
                         ========     =======    =======       ========         ========     ========

                  JAFRA COSMETICS INTERNATIONAL (PREDECESSOR)

                                                 YEAR ENDED DECEMBER 31, 1995
                          ---------------------------------------------------------------------------
                          JAFRA COSMETICS INTERNATIONAL,
                                     INC. (1)                 GUARANTOR
                          -------------------------------       ENTITY           OTHER
                          GUARANTOR NONGUARANTOR  TOTAL      GRUPO JAFRA      REGIONS AND     TOTAL
                           ENTITY     ENTITIES   COMBINED  S.A. DE C.V. (2) ELIMINATIONS (5) COMBINED
                          --------- ------------ --------  ---------------- ---------------- --------
Net cash provided by
 (used in) operating
 activities.............   $(3,689)   $ 4,846    $ 1,157       $ 32,529         $ (6,219)    $ 27,467
Net cash provided by
 (used in) investing
 activities.............    (3,647)      (863)    (4,510)       (30,514)          21,133      (13,891)
Net cash provided by
 (used in) financing
 activities.............     6,832     (2,927)     3,905            (76)         (17,208)     (13,379)
Effect of exchange rate
 changes on cash........         6        356        362            (32)             564          894
Cash at beginning of pe-
 riod...................       498      3,267      3,765             58            2,616        6,439
                           -------    -------    -------       --------         --------     --------
Cash at end of period...   $   --     $ 4,679    $ 4,679       $  1,965         $    886     $  7,530
                           =======    =======    =======       ========         ========     ========

--------
(1) The combined financial statements of Jafra Cosmetics International, Inc. include the accounts of the following subsidiaries of the Gillette
    Company: Jafra Cosmetics International, Inc., a California corporation (the Guarantor entity); Jafra Cosmetics GmbH, a German company; Jafra Cosmetic International B.V., a Netherlands company; Jafra Cosmetics S.p.A., an Italian company; Jafra Cosmetics A.G., a Swiss company; the Jafra related operations of a Gillette affiliate in Austria; and the assets related to the Jafra intellectual properties, held by the Gillette Company, that are used in the Jafra business (collectively, the Nonguarantor entities).

(2) The combined financial statements of Grupo Jafra, S.A. de C.V. include the accounts of Grupo Jafra, S.A. de C.V., a guarantor entity, and all of its subsidiaries together with certain operating assets and the related operating profit of Gillette Braun used in the Jafra business in Mexico and the assets related to the Jafra intellectual properties held by the Gillette Company.
(3) Includes foreign currency gains of $25,501.
(4) During 1997, Jafra Cosmetics International, Inc., the Guarantor entity, wrote off approximately $3,200,000 of payables due from its affiliate in Canada (Other), as a result of the decision to close the market in Canada. The division in Canada recorded this as a credit to earnings, accordingly, these transactions offset in combination. The effects of these transactions in the above table, however, have been eliminated from the above presentation to reflect the income from operations exclusive of this transaction.

(5) Includes the activity of certain Divested Markets and smaller markets in Austria, Argentina, Colombia and Venezuela. Also includes eliminations of certain intercompany transactions within the combined company.

(13) YEAR 2000

  The Company has developed plans to address the possible exposures related to the impact on its computer systems of the year 2000. Key financial, information and operational systems have been assessed and detailed plans have been developed to address systems modifications required by December 31, 1999. The financial impact of making the required systems changes is not expected to be material to the Company's combined financial position, results of operations or cash flows.

                         INDEPENDENT AUDITORS' REPORT

CDRJ Investments (Lux) S.A.

  We have audited the accompanying combined balance sheet of CDRJ Investments
(Lux) S.A. as of April 28, 1998. This combined balance sheet is the responsibility of CDRJ Investments (Lux) S.A.'s management. Our responsibility is to express an opinion on the combined balance sheet based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined balance sheet. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the combined balance sheet. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, such combined balance sheet presents fairly, in all material respects, the combined financial position of CDRJ Investments (Lux) S.A. as of April 28, 1998 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
New York, New York
August 25, 1998

                          CDRJ INVESTMENTS (LUX) S.A.

                             COMBINED BALANCE SHEET

                                 APRIL 28, 1998

ASSETS

Cash.................................................................. $243,798
                                                                       ========
STOCKHOLDER'S EQUITY
Common Stock, par value $2.00 per share; 20,000 shares authorized;
 20,000
 shares issued and outstanding........................................   40,000
Additional paid-in-capital............................................  203,798
                                                                       --------
  Total stockholder's equity.......................................... $243,798
                                                                       ========



               See accompanying notes to combined balance sheet.

                          CDRJ INVESTMENTS (LUX) S.A.

                        NOTES TO COMBINED BALANCE SHEET

                                APRIL 28, 1998

1. ORGANIZATION

  CDRJ Investments (Lux) S.A., a Luxembourg company (the "Parent"), its indirect wholly owned subsidiary, CDRJ Acquisition Corporation, a Delaware corporation (the "U.S. Issuer"), a related company, Jafra Cosmetics International, S.A. de C.V., a Mexican corporation ("Jafra S.A." together with the U.S. Issuer, the "Issuers") and certain other related companies were formed on behalf of Clayton, Dubilier & Rice Fund V Limited Partnership ("Fund V"), a Cayman Islands exempted limited partnership, managed by Clayton, Dubilier & Rice, Inc. ("CD&R"), and other investors to acquire (the "Acquisition") the worldwide Jafra cosmetics business (the "Jafra Business") from The Gillette Company ("Gillette").

2. PRINCIPLES OF COMBINATION

  The combined financial statements include the accounts of the Parent, its subsidiaries and other related companies which were formed by Fund V in connection with the Acquisition after the elimination of all intercompany account and transactions.

3. SUPPLEMENTAL INFORMATION

  The consolidating balance sheet data, as of April 28, 1998, has been aggregated by the Guarantor entities of the Notes (See Note 5), the U.S. Issuer and Jafra S.A. and the Nonguarantor entities. The Nonguarantor entities are the Parent's indirect European subsidiaries in Germany, the Netherlands, Switzerland, Italy and Austria and its indirect South American subsidiaries in Colombia, Argentina and Venezuela.

                                                        AS OF APRIL 28, 1998
                         ----------------------------------------------------------------------------------
                            CDRJ ACQUISITION CORP.       GUARANTOR
                         -----------------------------     JAFRA       GUARANTOR  NONGUARANTOR
                         GUARANTOR NONGUARANTOR          COSMETICS       CDRJ     SUBSIDIARIES
                          PARENT     EUROPEAN          INTERNATIONAL, INVESTMENTS     AND         TOTAL
                           ONLY    SUBSIDIARIES TOTAL   S.A. DE C.V.  (LUX) S.A.  ELIMINATIONS CONSOLIDATED
                         --------- ------------ ------ -------------- ----------- ------------ ------------
Cash....................   1,000      69,933    70,933      --            --        172,865      243,798
Liabilities.............     --          --        --       --            --            --           --
Stockholder's Equity....   1,000      69,933    70,933      --            --        172,865      243,798

4. STOCKHOLDERS' EQUITY

  Additional paid-in capital has been reduced by a $25,000 receivable from Fund V resulting from the initial capitalization of the Parent. The shareholders purchased 20,000 shares for $40,000 of which $15,000 was paid and $25,000 is receivable from the shareholders. In addition, the shareholder contributed $178,798, which has been included in additional paid in capital.

5. SUBSEQUENT EVENT--FINANCING

  On April 30, 1998, the U.S. Issuer and Jafra S.A. borrowed $140.0 million by issuing $100 million aggregate principal amount of 11 3/4% Subordinated Notes due 2008 (the "Notes") pursuant to an Indenture dated April 30, 1998 (the "Indenture") and $40 million under a Senior Credit Agreement.

  The Notes represent the several obligation of the U.S. Issuer and Jafra S.A. in the amount of $60 million and $40 million, respectively, with each participating on a pro rata basis upon redemption. The Notes mature in 2008 and bear a fixed interest rate of 11.75% payable semi-annually.

  Each Issuer has guaranteed the obligations under the Notes of the other on a senior subordinated basis, subject to a 30-day standstill period prior to enforcement of such guarantees. In addition, Parent has fully and unconditionally guaranteed the Notes on a senior subordinated basis. The U.S. Issuer currently has no U.S. subsidiaries. Each acquired or organized U.S. subsidiary of the U.S. Issuer will fully and unconditionally guarantee the Notes jointly and severally, on a senior subordinated basis. Each existing subsidiary of Jafra S.A. fully and unconditionally guarantees the Notes jointly and severally, on a senior subordinated basis, and each subsequently acquired or organized subsidiary of Jafra S.A. will fully and unconditionally guarantee the Notes jointly and severally, on a senior subordinated basis. The nonguarantor entities are the Parent's indirect European subsidiaries in Germany, Netherlands, Switzerland, Italy and Austria and its indirect South American subsidiaries in Colombia, Argentina and Venezuela.

  The Notes are unsecured and are generally non-callable for five years. Thereafter, the Notes will be callable at premiums declining to par in the eighth year. Prior to May 1, 2001, the issuers at their option may concurrently redeem the Notes on a pro rata basis in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes not exceeding the aggregate cash proceeds of one or more equity offerings, at a redemption price of 111.75% plus accrued interest. The Notes are required to be registered in a registered exchange offer under the Securities Act of 1933. Failure to exchange the existing Notes for Notes registered under the Securities Act of 1933 within approximately 270 days from the effective date of the Acquisition will cause an increase of up to 0.5% in the interest rate required to be paid by the Issuers.

  In addition, the Issuers entered into a Senior Credit Agreement that provides for senior secured credit facilities in an aggregate principal amount of $90 million, consisting of a multicurrency revolving credit facility of $65 million (the "Revolving Credit Facility") and a term loan facility of $25 million (the "Term Loan Facility"). Borrowings under the Term Loan Facility are payable in quarterly installments of principal and interest over 6 years. Borrowings under the Revolving Credit Facility mature on April 30, 2004. Borrowings under the Senior Credit Agreement bear interest at an annual rate of LIBOR plus a margin not to exceed 2.625% or an alternate base rate (the higher of the prime rate and the federal funds rate plus 1%, plus an applicable margin not to exceed 1.625%). The interest rate at April 30, 1998 was 8.34% per annum.

  Both the Indenture and the Senior Credit Agreement contain certain covenants which limit the Issuers' ability to incur additional indebtedness, pay cash dividends and make certain other payments and require the Issuers to maintain certain financial ratios including a minimum EBITDA to cash interest expense coverage ratio and a maximum debt to EBITDA ratio.

6. SUBSEQUENT EVENT--ACQUISITION (UNAUDITED)

  On April 30, 1998, the Parent acquired the Jafra Business, pursuant to which
(i) Jafra Cosmetics International, Inc. a California corporation, merged with the U.S. Issuer, with the U.S. Issuer as the surviving entity and assuming the name Jafra Cosmetics International, Inc. (ii) Jafra S.A. acquired all of the outstanding capital stock of Grupo Jafra, S.A. de C.V. which was then merged with and into Jafra S.A. (iii) indirect subsidiaries of the Parent purchased the stock of Gillette subsidiaries conducting the Jafra Business in Germany, Italy, the Netherlands and Switzerland; and (iv) indirect subsidiaries of the Parent acquired from various Gillette subsidiaries certain assets used in the Jafra Business in Austria, Argentina, Colombia and Venezuela. The Acquisition will be accounted for as a purchase business combination. The total purchase cost of $206.3 million (including approximately $6.3 million of transaction expenses) was funded by the issuance of the Parent's common stock for $78.9 million (certain members of management and Fund V have committed to invest an additional $1.1 million by September 22, 1998), the issuance of $100.0 million of Notes and borrowings of approximately $40.0 million under a Senior Credit Agreement.

                  CDRJ INVESTMENTS (LUX) S.A. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                         JUNE 30, 1998 (UNAUDITED)
                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                               ASSETS
Current assets:
  Cash and cash equivalents.......................................... $ 18,371
  Receivables, less allowance for doubtful accounts of $2,013........   18,962
  Inventories (Note 3)...............................................   38,637
  Prepaid taxes......................................................    6,865
  Prepaid expenses and other current assets..........................    5,841
                                                                      --------
    Total current assets.............................................   88,676
Property, plant and equipment, net (Note 4)..........................   56,179
Other assets:
  Goodwill, net (Note 5).............................................   62,452
  Trademarks, net (Note 5)...........................................   53,576
  Deferred financing fees and other (Notes 2 and 8)..................   16,404
                                                                      --------
    Total............................................................ $277,287
                                                                      ========
                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued liabilities (Note 6).................. $ 48,953
  Income taxes payable (Note 7)......................................    5,418
                                                                      --------
    Total current liabilities........................................   54,371
Long-term debt (Note 8):
  Revolving credit facility..........................................   15,000
  Term loan facility.................................................   25,000
  Senior subordinated notes..........................................  100,000
                                                                      --------
    Total long-term debt.............................................  140,000
  Deferred income taxes..............................................    3,407
  Other long-term liabilities........................................    1,316
                                                                      --------
    Total liabilities................................................  199,094
                                                                      --------
Commitments and contingencies (Note 9)
Stockholders' equity:
Common stock, par value $2.00; authorized, 1,020,000 shares; issued
 and outstanding, 789,503 shares.....................................    1,579
  Additional paid-in capital.........................................   77,371
  Accumulated deficit................................................     (581)
  Cumulative foreign currency translation............................     (176)
                                                                      --------
    Total stockholders' equity.......................................   78,193
                                                                      --------
    Total............................................................ $277,287
                                                                      ========

          See accompanying notes to consolidated financial statements.

                  CDRJ INVESTMENTS (LUX) S.A. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                           (UNAUDITED) (IN THOUSANDS)

                                            PREDECESSOR
                                       ----------------------
                            TWO MONTHS FOUR MONTHS
                              ENDED       ENDED    SIX MONTHS
                             JUNE 30,   APRIL 30,  ENDED JUNE
                               1998       1998      30, 1997
                            ---------- ----------- ----------
Net sales.................   $41,008     $77,282    $110,166
Cost of sales.............    11,792      20,322      28,148
                             -------     -------    --------
Gross profit..............    29,216      56,960      82,018
Selling, general and
 administrative expenses..    25,593      51,519      73,587
                             -------     -------    --------
Income from operations....     3,623       5,441       8,431
Other (expense) income:
  Exchange gain (loss)....    (1,297)      1,376          99
  Interest, net (Note 8)..    (2,707)         78          80
  Other, net..............       157         104           1
                             -------     -------    --------
Income (loss) before
 income taxes.............      (224)      6,999       8,611
Provision for income taxes
 (Note 7).................       357       2,899       2,070
                             -------     -------    --------
Net income (loss).........   $  (581)    $ 4,100    $  6,541
                             =======     =======    ========


          See accompanying notes to consolidated financial statements

                  CDRJ INVESTMENTS (LUX) S.A. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                           (UNAUDITED) (IN THOUSANDS)

                                                                 PREDECESSOR
                                                              ------------------
                                                      TWO       FOUR      SIX
                                                     MONTHS    MONTHS    MONTHS
                                                     ENDED      ENDED    ENDED
                                                    JUNE 30,  APRIL 30, JUNE 30,
                                                      1998      1998      1997
                                                    --------  --------- --------
Cash flows from operating activities:
  Net income (loss)................................ $   (581)  $ 4,100  $ 6,541
  Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:
    Depreciation and amortization..................    1,283     1,363    1,404
    Deferred income taxes..........................   (1,113)    3,211    2,784
    Change in assets and liabilities:
    (Increase) decrease in:
      Receivables..................................    1,392    (2,063)  (8,831)
      Inventories..................................      766      (512)   4,628
      Prepaid expenses and other current assets....   (6,139)   (7,457)  (4,800)
      Other assets.................................   (1,326)    3,948    1,109
    Increase (decrease) in:
      Accounts payable and accrued liabilities.....    8,526    (7,144)   3,287
      Income taxes payable.........................    5,419    (3,083)    (682)
      Other long-term liabilities..................      (37)     (408)    (287)
                                                    --------   -------  -------
        Net cash provided by (used in) operating
         activities................................    8,190    (8,045)   5,153
Cash flows from investing activities:
  Purchase of Jafra Business, net of cash received
   of $2,339....................................... (184,732)
  Withholding taxes on purchase price..............  (12,929)
  Purchases of marketable securities...............                (97)
  Proceeds from sale of property and equipment.....              5,900      299
  Purchases of property and equipment..............     (464)   (3,213)  (3,712)
                                                    --------   -------  -------
        Net cash provided by (used in) investing
         activities................................ (198,125)    2,590   (3,413)
Cash flows from financing activities:
  Dividends paid to Gillette.......................            (20,990)  (3,270)
  Capital contributions by Gillette................             31,735      500
  Transactions with Gillette and other divisions...            (19,524)   5,307
  Proceeds from issuance of subordinated debt......  100,000
  Proceeds from revolving credit facility..........   15,000
  Proceeds from term loan..........................   25,000
  Contribution of equity...........................   78,722
  Acquisition and financing fees...................  (10,468)
                                                    --------   -------  -------
        Net cash provided by (used in) financing
         activities................................  208,254    (8,779)   2,537
Effect of exchange rate changes on cash............     (176)     (333)  (1,389)
Effect of accounting calendar change on cash (Note
 1)................................................              6,276
                                                    --------   -------  -------
Net (increase) decrease in cash and cash
 equivalents.......................................   18,143    (8,291)   2,888
Cash and cash equivalents at beginning of period...      228    10,231    8,662
                                                    --------   -------  -------
Cash and cash equivalents at end of period......... $ 18,371   $ 1,940  $11,550
                                                    ========   =======  =======
Supplemental disclosure of cash flow information...
  Cash paid during the year for:
    Interest....................................... $     97   $   501  $   541
    Taxes..........................................              4,135    1,154


          See accompanying notes to consolidated financial statements.

                 CDRJ INVESTMENTS (LUX) S.A. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. BASIS OF PRESENTATION

  CDRJ Investments (Lux) S.A., a Luxembourg societe anonyme (the "Parent"), CDRJ Acquisition Corporation (to be renamed Jafra Cosmetics International, Inc.), a Delaware corporation ("JCI"), Jafra Cosmetics International, S.A. de C.V. a sociedad anonima de capital variable organized under the laws of the United Mexican States ("Jafra S.A.") and certain other subsidiaries of the Parent were organized by Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership managed by Clayton, Dubilier & Rice, Inc. ("CD&R") to acquire (the "Acquisition") the worldwide Jafra Cosmetics business (the "Jafra Business") of The Gillette Company ("Gillette"). JCI and Jafra S.A. are indirect, wholly owned subsidiaries of the Parent. The Parent and its subsidiaries are collectively referred to as the "Company". On April 30, 1998 pursuant to an acquisition agreement (the "Acquisition Agreement") between the Parent, certain of its subsidiaries and Gillette, (i) Jafra Cosmetics International Inc., a California corporation merged with JCI, with JCI as the surviving entity, (ii) Jafra S.A. acquired the stock of Grupo Jafra, S.A. de C.V., a Mexican Company ("Grupo Jafra"), which merged with and into Jafra S.A. following the consummation of the acquisition, with Jafra S.A. as the surviving entity, (iii) indirect subsidiaries of the Parent purchased the stock of Gillette subsidiaries conducting the Jafra Business in Germany, Italy, the Netherlands and Switzerland; and (iv) indirect subsidiaries of the Parent acquired from various Gillette subsidiaries certain assets used in the Jafra Business in Austria, Argentina, Colombia and Venezuela. The Predecessor's financial statements include the divested operations principally in Portugal, Spain, Brazil and the United Kingdom; however, Parent did not acquire these divested operations as part of the Jafra Business.

  The purchase price for the Jafra Business of approximately $206.3 million includes $200 million in cash, and an estimated $6.3 million of direct costs. The $200 million cash purchase price includes $2.4 million of cash received, $12.9 million of accrued withholding taxes to be paid by the Company on behalf of Gillette subsequent to the closing date of the Acquisition and the remaining $184.7 million paid directly to Gillette in cash. The Acquisition has been accounted for under the purchase method of accounting. Accordingly, the purchase price has been allocated to the assets and liabilities acquired based upon estimates of their respective fair values at the date of acquisition based on valuations and other studies that have not yet been finalized. A preliminary allocation of the purchase price has been made to major categories of assets and liabilities based on Company estimates. The actual allocation of purchase cost and the resulting effect on income from operations may differ significantly from the preliminary amounts included herein. Although the final allocation has not yet been determined, the following sets forth certain preliminary allocations (amounts in thousands):

Net tangible assets acquired............................................ $ 75,590
Allocation of excess purchase price:
  Property, plant and equipment.........................................   18,420
  Deferred income tax liability.........................................     (647)
  Accrual of restructuring/rationalization costs........................   (4,000)
  Other assets..........................................................      423
  Trademarks............................................................   53,800
  Goodwill..............................................................   62,714
                                                                         --------
    Total............................................................... $206,300
                                                                         ========

  Pursuant to the Acquisition Agreement, the purchase price paid by the Parent for the Jafra Business is to be adjusted by the difference, if any, between the adjusted net book value (as defined) of the Jafra Business as of the closing date, and the adjusted net book value as of September 30, 1997. On June 22, 1998, Gillette sent to the Parent a notice requesting an additional payment of approximately $6.9 million (net of a receivable from Gillette of $5.0 million). On July 10, 1998, the Parent delivered a notice disputing certain items, and requested

                 CDRJ INVESTMENTS (LUX) S.A. AND SUBSIDIARIES

                                  (UNAUDITED)

payment of $5.0 million from Gillette. Under the terms of the Acquisition Agreement, the parties are required to submit their dispute over the purchase price adjustment to arbitration if such dispute cannot be resolved. The Parent and Gillette are continuing to discuss the resolution of this matter. Although management cannot predict the outcome of the purchase price adjustment dispute at this time, management does not believe that the resolution of such dispute will have a material adverse effect on the Company's business, financial condition or results of operations. Accordingly, the impact of the dispute has not been reflected in the estimate of the cost of the Acquisition. The amount of the additional payment, if any, to Gillette will be allocated as an increase to goodwill.

  In conjunction with the Acquisition, the Company recorded a $4 million accrual for restructuring and rationalization costs. Management is currently planning the closure of certain distribution facilities and related termination of certain employees. No amounts were charged against this accrual through June 30, 1998 and the amount of the accrual has not been adjusted subsequent to the closing date of the Acquisition.

  The accompanying consolidated financial statements as of and for the two months ended June 30, 1998 reflect the operations of the Parent and its subsidiaries. The accompanying combined financial statements for the four months ended April 30, 1998 and the six months ended June 30, 1997, reflect the operations of the Jafra Business prior to the Acquisition and are referred to as the "Predecessor" operations. Because of the debt financing incurred in connection with the Acquisition, the exclusion of certain assets and liabilities not acquired and the adjustments made to allocate the excess of the aggregate purchase price over the historical value of the net assets acquired, the accompanying financial statements of the Parent and its subsidiaries are not directly comparable to those of the Predecessor.

  The accompanying financial statements for the six months ended June 30, 1997 include the operating results of the Predecessor's foreign subsidiaries for the six months ended May 31, 1997. Beginning January 1, 1998, the reporting period for the foreign operations was changed from a fiscal year ending November 30 to a calendar year ending December 31. The results of operations for the period December 1, 1997 through December 31, were as follows (in thousands):

      Net sales......................................................... $ 9,619
      Gross profit......................................................   7,201
      Loss from operations..............................................     727
      Income taxes......................................................     470
      Net loss..........................................................   1,197

  The following unaudited pro forma information gives effect to certain adjustments including depreciation expense, elimination of a non-recurring charge to cost of goods sold, amortization of goodwill, trademarks and deferred financing costs, CD&R management fees, executive compensation, insurance expense, interest expense on acquisition debt, and the related income tax effect of the foregoing adjustments as if the transaction had occurred at the beginning of the periods presented (in thousands).

                                                           SIX MONTHS SIX MONTHS
                                                             ENDED      ENDED
                                                            JUNE 30,   JUNE 30,
                                                              1998       1997
                                                           ---------- ----------
      Net sales...........................................  $118,290   $110,166
      Net loss............................................  $   (781)  $ (1,909)

                 CDRJ INVESTMENTS (LUX) S.A. AND SUBSIDIARIES

                                  (UNAUDITED)

  The pro forma information presented above does not purport to represent what the Company's actual results of operations would have been had the transaction occurred as of the beginning of the periods presented and is not intended to be a projection of future results or trends.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  INTERIM FINANCIAL STATEMENTS--The interim consolidated financial data for the two months ended June 30, 1998, the four months ended April 30, 1998, and the six months ended June 30, 1997 is unaudited. This information reflects all adjustments, consisting of normal recurring adjustments, that in the opinion of management, are necessary to present fairly the financial position and results of operations of the Company for the periods indicated. Results of operations for the interim periods are not necessarily indicative of the results of operations for the full year. The interim financial statement should be read in conjunction with the audited financial statements presented for the years ended December 31, 1997, 1996, and 1995.

  DEFERRED FINANCING COSTS--In connection with the acquisition of the Jafra Business, the Company incurred approximately $13.7 million of fees and expenses related to the Senior Subordinated Notes Offering, the Revolving Credit Facility and the Term Loan Facility (see Note 8). Such costs are being amortized on a basis that approximates the interest method over the expected terms of the debt.

  NEW ACCOUNTING STANDARDS--In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosure about Segments of an Enterprise and Related Information." The Company is required to adopt this statement as of December 31, 1998. SFAS No. 131 requires disclosure of certain information regarding operating segments, products and services, geographic areas of operations and major customers. The Company has not analyzed the impact of adopting this statement.

  In February 1998, the FASB issued SFAS No. 132, "Employers Disclosures about Pensions and Other Post Retirement Benefits." SFAS No. 132 requires disclosure of certain information regarding pensions and other post retirement benefits. The effect of adopting this statement will not be material to the Company's consolidated financial statements.

  In March 1998, the AICPA's Accounting Standards Executive Committee ("AcSEC") issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed for Internal Use." SOP 98-1 provides guidance on the capitalization of software for internal use. Effective as of January 1, 1998, the Company adopted the SOP, which had no material impact on the Company's financial statements.

  In April 1998, AcSEC issued SOP 98-5, "Reporting on the Cost of Start-Up Activities." SOP 98-5 requires that all the costs of start-up activities, including organizational costs, be expensed as incurred. The Company adopted SOP 98-5 effective as of May 1, 1998. The effects of adopting this SOP was not material to the Company's financial statements.

  In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement will be effective January 1, 2000. The Company has not yet analyzed the impact of adopting the statement.

                 CDRJ INVESTMENTS (LUX) S.A. AND SUBSIDIARIES

                                  (UNAUDITED)


In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes new standards for reporting and displaying comprehensive income, its components and accumulated balances. A reconciliation of net income as reported and comprehensive income for the periods presented is as follows (amounts in thousands):

                                                              PREDECESSOR
                                                         ----------------------
                                              TWO MONTHS FOUR MONTHS
                                                ENDED       ENDED    SIX MONTHS
                                               JUNE 30,   APRIL 30,  ENDED JUNE
                                                 1998       1998      30, 1997
                                              ---------- ----------- ----------
      Net income (loss) as reported .........   $ (581)    $4,100     $ 6,541
      Foreign currency translation adjust-
       ment..................................     (176)      (333)     (1,389)
                                                ------     ------     -------
      Comprehensive income (loss) ...........   $ (757)    $3,767     $ 5,152
                                                ======     ======     =======

3. INVENTORIES

  Inventories consist of the following at June 30, 1998 (amounts in thousands):

      Raw materials and supplies....................................... $ 9,418
      Work in process..................................................      16
      Finished goods...................................................  29,203
                                                                        -------
      Total inventories................................................ $38,637
                                                                        =======

4. PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment consist of the following at June 30, 1998 (amounts in thousands):

      Land............................................................ $ 20,126
      Buildings.......................................................   15,774
      Machinery and equipment.........................................   21,078
                                                                       --------
                                                                         56,978
      Less accumulated depreciation...................................      799
                                                                       --------
      Property, plant and equipment, net.............................. $ 56,179
                                                                       ========

5. OTHER ASSETS

  Amounts included in goodwill and trademarks result from the Company's acquisition of the Jafra Business from Gillette. Such amounts are being amortized over their estimated useful lives of 40 years. Accumulated amortization of goodwill and trademarks at June 30, 1998 was $261,000 and $223,000, respectively.

                 CDRJ INVESTMENTS (LUX) S.A. AND SUBSIDIARIES

                                  (UNAUDITED)


6. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

  Accounts payable and accrued liabilities consist of the following at June 30, 1998 (amounts in thousands):

      Accounts payable................................................ $ 24,295
      Advertising and sales promotion.................................   11,038
      Accrued restructuring/rationalization costs.....................    4,000
      Accrued Interest................................................    2,443
      Payroll and payroll taxes.......................................    1,828
      State and local sales taxes.....................................    1,422
      Miscellaneous...................................................    3,927
                                                                       --------
                                                                       $ 48,953
                                                                       ========

  The accrual for restructing/rationalization costs represents non-recurring charges the Company estimates that it will incur prior to April 30, 1999 to rationalize certain distribution and administrative functions.


7. INCOME TAXES

  The actual income tax rate differs from the "expected" tax rate (computed by applying the U.S. federal corporate rate of 35% to income before taxes) for the two months ended June 30, 1998 principally as a result of valuation allowances applied to losses of the JCI and certain foreign subsidiaries and non-deductible goodwill in certain foreign subsidiaries (principally Mexico).

8. LONG TERM DEBT

  On April 30, 1998, JCI and Jafra S.A. (collectively, the "Issuers") borrowed $140.0 million by issuing $100 million aggregate principal amount of 11 3/4% Subordinated Notes due 2008 (the "Notes") pursuant to an Indenture dated April 30, 1998 (the "Indenture") and $40 million under a Senior Credit Agreement.

  The Notes represent the several obligation of JCI and Jafra S.A. in the amount of $60 million and $40 million, respectively, with each participating on a pro rata basis upon redemption. The Notes mature in 2008 and bear a fixed interest rate of 11.75% payable semi-annually.

  Each Issuer has guaranteed the obligations under the Notes of the other on a senior subordinated basis, subject to a 30-day standstill period prior to enforcement of such guarantees. In addition, Parent has fully and unconditionally guaranteed the Notes on a senior subordinated basis. JCI currently has no U.S. subsidiaries. Each acquired or organized U.S. subsidiary of JCI will fully and unconditionally guarantee the Notes jointly and severally, on a senior subordinated basis. Each existing subsidiary of Jafra S.A. fully and unconditionally guarantees the Notes jointly and severally, on a senior subordinated basis, and each subsequently acquired or organized subsidiary of Jafra S.A. will fully and unconditionally guarantee the Notes jointly and severally, on a senior subordinated basis. The nonguarantor entities are the Parent's indirect European subsidiaries in Germany, Netherlands, Switzerland, Italy and Austria and its indirect South American subsidiaries in Columbia, Argentina and Venezuela.

  The Notes are unsecured and are generally non-callable for five years. Thereafter, the Notes will be callable at premiums declining to par in the eighth year. Prior to May 1, 2001, the Issuers at their option may concurrently redeem the Notes on a pro rata basis in an aggregate principal amount equal to up to 35% of the original

                 CDRJ INVESTMENTS (LUX) S.A. AND SUBSIDIARIES

                                  (UNAUDITED)

aggregate principal amount of the Notes not exceeding the aggregate cash proceeds of one or more equity offerings, at a redemption price of 111.75% plus accrued interest. The Notes are required to be registered in a registered exchange offer under the Securities Act of 1933. Failure to exchange the existing Notes for Notes registered under the Securities Act of 1933 within approximately 270 days from the effective date of the Acquisition will cause an increase of up to 0.5% in the interest rate required to be paid by the Issuers.

  In addition, the Issuers entered into a Senior Credit Agreement that provides for senior secured credit facilities in an aggregate principal amount of $90 million, consisting of a multicurrency revolving credit facility of $65 million (the "Revolving Credit Facility") and a term loan facility of $25 million (the "Term Loan Facility"). Borrowings under the Term Loan Facility are payable in quarterly installments of principal and interest over 6 years. Borrowings under the Revolving Credit Facility mature on April 30, 2004. Borrowings under the Senior Credit Agreement bear interest at an annual rate of LIBOR plus a margin not to exceed 2.625% or an alternate base rate (the higher of the prime rate and the federal funds rate plus 1%, plus an applicable margin not to exceed 1.625%). The interest rate at April 30, 1998 was 8.34% per annum.

  Both the Indenture and the Senior Credit Agreement contain certain covenants which limit the Issuer's ability to incur additional indebtedness, pay cash dividends and make certain other payments and require the Issuers to maintain certain financial ratios including a minimum EBITDA to cash interest expense coverage ratio and a maximum debt to EBITDA ratio.


9. COMMITMENTS AND CONTINGENCIES

  The Company is involved form time to time in routine legal matters incidental to its business. The Company believes that the resolution of such matters will not have a material adverse effect on the Company's business, financial condition or results of operation.

10. MANAGEMENT INCENTIVE ARRANGEMENTS

  The Company has adopted a stock incentive plan (the "Stock Incentive Plan"), providing for the sale to members of senior management an aggregate of 52,734 shares of common stock of the Parent and the issuance of options to purchase up to 105,468 additional shares of common stock. As of June 30, 1998, 19,903 shares have been sold subject to the Stock Incentive Plan. The purchase price of such shares was $100 per share, which represents the fair market value of each share based on the aggregate equity value of Parent upon consummation of the Acquisition.

  A portion of the cash purchase price of the shares acquired by members of management was financed by loans from the Chase Manhattan Bank on market terms. To help members of management obtain such terms for such financing, the Company fully and unconditionally guaranteed up to 75% of the purchase price for the shares of Parent common stock purchase by each such member of management.

  In connection with the purchase of common stock of the Parent, each senior executive officer is expected to be granted options to purchase two additional shares of common stock for each share purchased at not less than the fair market value at the date of grant. Options covering one-half of the shares are expected to vest in three equal installments on the first three anniversaries of the date of grant, subject to the senior executive's continued employment. The remaining options covering 50% of the shares vest on the ninth anniversary of such senior executive officer's employment if such executive is employed on such date. Such options may vest at an earlier date if the Company achieves certain annual and/or cumulative EBITDA targets that are expected to be specified in the agreements pursuant to which such options are granted.

                 CDRJ INVESTMENTS (LUX) S.A. AND SUBSIDIARIES

                                  (UNAUDITED)

  In addition, certain senior executive officers have employment agreements which provide for annual bonuses if the Company achieves the performance goals established under its annual incentive plan for executives.

11. TRANSACTIONS WITH AFFILIATES

  CD&R received a fee of $2.7 million, which was recorded as a direct acquisition cost, for providing services related to the structuring, implementation and consummation of the acquisition of the Jafra Business, in addition to the reimbursement of out-of-pocket expenses. Pursuant to a consulting agreement entered into following the acquisition, until the 10th anniversary of the acquisition or the date on which CD&R Fund V no longer has an investment in the Company, CD&R will receive an annual fee of $500,000 (and reimbursement of out-of-pocket expenses) for providing advisory, management consulting and monitoring services to the Company. In addition, certain officers and directors of CD&R or its affiliates serve as directors of the Company.

  In April of 1998, the Company sold land in Mexico to Gillette with a book value of approximately $6 million for $12 million. The excess of the sales price over the book value of the land, net of taxes, was recorded as a contribution of capital from Gillette to the Company. Prior to the Closing Date of the Acquisition, intercompany accounts receivable and accounts payable between Jafra entities and Gillette were forgiven, and as such were accounted for as direct reductions from (additions to) equity, respectively.

12. SUPPLEMENTAL INFORMATION

  The consolidating financial statement data, as of June 30, 1998, and for the two months ended June 30, 1998 has been aggregated by the Guarantor entities, JCI and Jafra S.A. and the Nonguarantor entities. Prior to the Acquisition, JCI and Jafra S.A. were Jafra Cosmetics International, Inc., a California corporation, and Grupo Jafra, respectively, as defined below. The Nonguarantor entities are the Parent's indirect European subsidiaries in Germany, Holland, Switzerland, Italy and Austria and its indirect South American subsidiaries in Colombia, Argentina and Venezuela.

  The combined financial statements of the Predecessor for the four months ended April 30, 1998, and the six months ended June 30, 1997 include the accounts of the following subsidiaries of Gillette: Jafra Cosmetics International, Inc., a California corporation (the Guarantor entity); Jafra Cosmetics GmbH, a German company; Jafra Cosmetic International B.V., a Netherlands company; Jafra Cosmetics S.p.A., an Italian company; Jafra Cosmetics A.G., a Swiss company; the Jafra related operations of a Gillette affiliate in Austria; and the assets related to the Jafra intellectual properties, held by Gillette, that are used in the Jafra business (collectively, the Nonguarantor entities). Additionally, the combined financial statements of Grupo Jafra include the accounts of Grupo Jafra and all of its subsidiaries together with certain operating assets and the related operating profit of Gillette Braun used in the Jafra business in Mexico and the assets related to the Jafra intellectual properties held by Gillette. Prior to the Acquisition, Jafra's operations in Argentina, Venezuela and Colombia were not separate subsidiaries of the Company, but rather divisions of Gillette subsidiaries that also conducted operations unrelated to the Jafra business. As such, for the four months ended April 30, 1998 and June 30, 1997, the results of operations and cash flows of the Jafra business in these countries are presented in the column denoted "Other Regions and Eliminations."

                  CDRJ INVESTMENTS (LUX) S.A. AND SUBSIDIARIES

                                  (UNAUDITED)

                                           TWO MONTHS ENDED JUNE 30, 1998
                         --------------------------------------------------------------------
                             GUARANTOR ENTITIES                        OTHER
                         ----------------------------  NONGUARANTOR REGIONS AND     TOTAL
                           JCI    JAFRA S.A.   TOTAL     ENTITIES   ELIMINATIONS CONSOLIDATED
                         -------  ----------- -------  ------------ ------------ ------------
Net sales............... $12,962    $18,951   $31,913    $ 9,095                   $ 41,008
Cost of sales...........   3,433      6,058     9,491      2,301                     11,792
                         -------    -------   -------    -------       ------      --------
Gross profit............   9,529     12,893    22,422      6,794           --        29,216
Selling, general and
 administrative
 expenses...............   8,990      8,641    17,631      7,962                     25,593
                         -------    -------   -------    -------       ------      --------
Income (loss) from
 operations.............     539      4,252     4,791     (1,168)          --         3,623
Other (income) expense..   1,017      3,287     4,304       (457)                     3,847
                         -------    -------   -------    -------       ------      --------
Income (loss) before
 income taxes...........    (478)       965       487       (711)          --          (224)
Income taxes............      --        357       357         --                        357
                         -------    -------   -------    -------       ------      --------
Net income (loss)....... $  (478)   $   608   $   130    $  (711)      $   --      $   (581)
                         =======    =======   =======    =======       ======      ========
                                          FOUR MONTHS ENDED APRIL 30, 1998
                         --------------------------------------------------------------------
                             GUARANTOR ENTITIES                        OTHER
                         ----------------------------  NONGUARANTOR REGIONS AND     TOTAL
                           JCI    GRUPO JAFRA  TOTAL     ENTITIES   ELIMINATIONS   COMBINED
                         -------  ----------- -------  ------------ ------------ ------------
Net sales............... $23,611    $35,722   $59,333    $13,047       $4,902      $ 77,282
Cost of sales...........   6,415      9,984    16,399      2,962          961        20,322
                         -------    -------   -------    -------       ------      --------
Gross profit............  17,196     25,738    42,934     10,085        3,941        56,960
Selling, general and
 administrative
 expenses...............  16,783     20,201    36,984     10,743        3,792        51,519
                         -------    -------   -------    -------       ------      --------
Income (loss) from
 operations.............     413      5,537     5,950       (658)         149         5,441
Other (income) expense..     864     (2,791)   (1,927)       353           16        (1,558)
                         -------    -------   -------    -------       ------      --------
Income (loss) before
 income taxes...........    (451)     8,328     7,877     (1,011)         133         6,999
Income taxes ...........       1      2,524     2,525        374           --         2,899
                         -------    -------   -------    -------       ------      --------
Net income (loss)....... $  (452)   $ 5,804   $ 5,352    $(1,385)      $  133      $  4,100
                         =======    =======   =======    =======       ======      ========
                                           SIX MONTHS ENDED JUNE 30, 1997
                         --------------------------------------------------------------------
                             GUARANTOR ENTITIES                        OTHER
                         ----------------------------  NONGUARANTOR REGIONS AND     TOTAL
                           JCI    GRUPO JAFRA  TOTAL     ENTITIES   ELIMINATIONS   COMBINED
                         -------  ----------- -------  ------------ ------------ ------------
Net sales............... $35,236    $44,934   $80,170    $23,853       $6,143      $110,166
Cost of sales...........   9,756     11,903    21,659      4,990        1,499        28,148
                         -------    -------   -------    -------       ------      --------
Gross profit............  25,480     33,031    58,511     18,863        4,644        82,018
Selling, general and
 administrative
 expenses...............  22,401     26,151    48,552     19,557        5,478        73,587
                         -------    -------   -------    -------       ------      --------
Income (loss) from
 operations.............   3,079      6,880     9,959       (694)        (834)        8,431
Other (income) expense..    (387)       112      (275)        95           --          (180)
                         -------    -------   -------    -------       ------      --------
Income (loss) before
 income taxes...........   3,466      6,768    10,234       (789)        (834)        8,611
Income taxes ...........     267      1,033     1,300        770           --         2,070
                         -------    -------   -------    -------       ------      --------
Net income (loss)....... $ 3,199    $ 5,735   $ 8,934    $(1,559)      $ (834)     $  6,541
                         =======    =======   =======    =======       ======      ========

                  CDRJ INVESTMENTS (LUX) S.A. AND SUBSIDIARIES

                                  (UNAUDITED)


                                                  AS OF JUNE 30, 1998
                          ----------------------------------------------------------------------
                               GUARANTOR ENTITIES
                          ------------------------------  NONGUARANTOR                 TOTAL
                            JCI     JAFRA S.A.   TOTAL      ENTITIES   ELIMINATIONS CONSOLIDATED
                          --------  ---------- ---------  ------------ ------------ ------------
ASSETS
Current assets:
 Receivables............  $  2,466   $ 10,876  $  13,342    $  5,620    $      --    $  18,962
 Inventories............    16,428     13,642     30,070       8,567           --       38,637
 Other current assets...    23,912     15,403     39,315      34,349      (42,587)      31,077
                          --------   --------  ---------    --------    ---------    ---------
 Total current assets...    42,806     39,921     82,727      48,536      (42,587)      88,676
Property, plant and
 equipment..............    25,650     27,143     52,793       3,386                    56,179
Other assets:
 Goodwill, net..........    34,518     21,493     56,011       6,441                    62,452
 Trademarks.............    20,912     26,888     47,800       5,776                    53,576
 Other..................    17,159      1,270     18,429         987       (3,012)      16,404
                          --------   --------  ---------    --------    ---------    ---------
 Total..................  $141,045   $116,715  $ 257,760    $ 65,126    $ (45,599)   $ 277,287
                          ========   ========  =========    ========    =========    =========
                                                  AS OF JUNE 30, 1998
                          ----------------------------------------------------------------------
                               GUARANTOR ENTITIES
                          ------------------------------  NONGUARANTOR                 TOTAL
                            JCI     JAFRA S.A.   TOTAL      ENTITIES   ELIMINATIONS CONSOLIDATED
                          --------  ---------- ---------  ------------ ------------ ------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
 Accounts payable and
  accrued expenses......  $ 22,335   $ 19,434  $  41,769    $  7,960    $    (776)   $  48,953
 Other current
  liabilties............     2,628        531      3,159      29,916      (27,657)       5,418
                          --------   --------  ---------    --------    ---------    ---------
 Total current
  liabilities...........    24,963     19,965     44,928      37,876      (28,433)      54,371
Total long term debt....    80,000     60,000    140,000      12,500      (12,500)     140,000
Other liabilities.......        --         --         --       1,055        3,668        4,723
                          --------   --------  ---------    --------    ---------    ---------
Total liabilities.......   104,963     79,965    184,928      51,431      (37,265)     199,094
Stockholders' equity....    36,082     36,750     72,832      13,695       (8,334)      78,193
                          --------   --------  ---------    --------    ---------    ---------
Total...................  $141,045   $116,715  $ 257,760    $ 65,126    $ (45,599)   $ 277,287
                          ========   ========  =========    ========    =========    =========
                                             TWO MONTHS ENDED JUNE 30, 1998
                          ----------------------------------------------------------------------
                               GUARANTOR ENTITIES
                          ------------------------------  NONGUARANTOR                 TOTAL
                            JCI     JAFRA S.A.   TOTAL      ENTITIES   ELIMINATIONS CONSOLIDATED
                            ---     ----------   -----    ------------ ------------ ------------
Net cash provided by
 (used in)
 Operating Activities...  $    246   $  6,032  $   6,278    $  1,912          --     $   8,190
 Investing Activities...   (83,832)   (90,556)  (174,388)    (23,737)         --      (198,125)
 Financing Activities...    89,422     92,247    181,669      26,585          --       208,254
Effect of Exchange rate
 changes on cash........       --         --         --         (176)         --          (176)
Cash at beginning of pe-
 riod...................       --         --         --          228          --           228
                          --------   --------  ---------    --------    ---------    ---------
Cash at end of period...  $  5,836   $  7,723  $  13,559    $  4,812          --     $  18,371
                          ========   ========  =========    ========    =========    =========

                  CDRJ INVESTMENTS (LUX) S.A. AND SUBSIDIARIES

                                  (UNAUDITED)


                                        FOUR MONTHS ENDED APRIL 30, 1998
                          ---------------------------------------------------------------
                                                                       OTHER
                              GUARANTOR ENTITIES                      REGIONS
                          ---------------------------  NONGUARANTOR     AND       TOTAL
                           JCI    GRUPO JAFRA  TOTAL     ENTITIES   ELIMINATIONS COMBINED
                           ---    -----------  -----   ------------ ------------ --------
Net cash provided by
 (used in)
 Operating Activities...  $1,361    $(7,425)  $(6,064)   $(7,860)     $ 5,879    $(8,045)
 Investing Activities...    (528)       546        18       (242)       2,814      2,590
 Financing Activities...  (1,138)    (6,232)   (7,370)     7,276       (8,685)    (8,779)
Effect of Exchange rate
 changes on cash........     --        (181)     (181)       364         (516)      (333)
Effect of Accounting
 Calendar change on
 cash...................     --       6,358     6,358        (82)         --       6,276
Cash at beginning of pe-
 riod...................     759      7,458     8,217      1,370          644     10,231
                          ------    -------   -------    -------      -------    -------
Cash at end of period...  $  454    $   524   $   978    $   826      $   136    $ 1,940
                          ======    =======   =======    =======      =======    =======
                                         SIX MONTHS ENDED JUNE 30, 1997
                          ---------------------------------------------------------------
                                                                       OTHER
                              GUARANTOR ENTITIES                      REGIONS
                          ---------------------------  NONGUARANTOR     AND       TOTAL
                           JCI    GRUPO JAFRA  TOTAL     ENTITIES   ELIMINATIONS COMBINED
                           ---    -----------  -----   ------------ ------------ --------
Net cash provided by
 (used in)
 Operating Activities...  $6,696    $   (37)  $ 6,659    $(3,058)     $ 1,552    $ 5,153
 Investing Activities...    (378)    (3,083)   (3,461)       (15)          63     (3,413)
 Financing Activities...  (6,507)    10,635     4,128         24       (1,615)     2,537
Effect of Exchange rate
 changes on cash........      --        (78)      (78)    (1,311)          --     (1,389)
Cash at beginning of pe-
 riod...................     841      2,101     2,942      5,182          538      8,662
                          ------    -------   -------    -------      -------    -------
Cash at end of period...  $  652    $ 9,538   $10,190    $   822      $   538    $11,550
                          ======    =======   =======    =======      =======    =======

-------------------------------------------------------------------------------

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                ---------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................    v
Prospectus Summary........................................................    1
Risk Factors..............................................................   16
Use of Proceeds...........................................................   26
Capitalization............................................................   27
Unaudited Pro Forma Combined Statements of Operations ....................   28
Unaudited Pro Forma Combined Statement of Operations......................   29
Selected Historical Combined Financial Data...............................   35
Management's Discussion And Analysis of Financial Condition And Results of
 Operations...............................................................   37
Business..................................................................   46
Management................................................................   58
Ownership of Capital Stock................................................   62
The Transactions..........................................................   63
Certain Relationships and Related Transactions............................   64
Description of the Senior Credit Agreement................................   65
The Exchange Offer........................................................   67
Registration Rights.......................................................   74
Description of Notes......................................................   76
Taxation..................................................................  119
Book-entry; Delivery and Form.............................................  125
Plan of Distribution......................................................  128
Legal Matters.............................................................  128
Experts...................................................................  129
Index to Financial Statements.............................................  F-1

                                ---------------
UNTIL    , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE NEW NOTES, WHETHER
OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                         JAFRA COSMETICS INTERNATIONAL

                               Offer to Exchange

                    11 3/4% Senior Subordinated Notes
                           due 2008, which have been
                             registered under the
                            Securities Act of 1933
                          as amended, for any and all
                          outstanding 11 3/4% Senior
                         Subordinated Notes due 2008.

                                ---------------
                                  PROSPECTUS
                                ---------------


                                      , 1998

-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

INDEMNIFICATION OF DIRECTORS AND OFFICERS OF PARENT

  Under the laws of Luxembourg, members of the board of a societe anonyme, such as Parent, do not in principle incur any personal liability for the debts and obligations of the company. Directors are however liable for damages caused through their fault. Article 59 of the August 15, 1915 Luxembourg law on commercial companies, for instance, provides that Directors are responsible to the company, in accordance with the general provisions of Luxembourg law, for the execution of the mandate for which they have been appointed and for the faults committed during their management. They are jointly and severally liable either to the company or to third parties for all damages resulting from infringements of the law or of the company's articles. They shall be discharged from this liability for infringements in which they did not take part, only if no fault is imputable to them and if they denounce the infringements to the next general meeting of the shareholders after the date at which they became aware thereof. The members of the board of directors may be discharged from their liability by the company's shareholders, but such dischargement remains strictly internal to the company. Directors may not be discharged from their obligations towards third parties. Furthermore, in the event of bankruptcy of the company, according to article 495-1 of the Luxembourg Commercial Code, the Luxembourg court may hold the company's directors liable to reimburse any indebtedness of the bankrupt company, whenever the company's assets are not sufficient and the director's serious and wrongful offences have led to the bankruptcy of the company. Under article 495 of the Luxembourg Commercial Code, Directors may be declared personally bankrupt if (i) they abusively pursued, for their interest, a nonprofitable business which resulted in the company becoming insolvent or (ii) they disposed of corporate assets in the same manner as if those had been their own personal assets or (iii) they carried out business on behalf of the company for their personal interest.

  Article 11 of the Statuts coordonnes of Parent provides for the indemnification of officers and directors of Parent as follows:

  The corporation shall indemnify any director, any member of any committee designated by the board of directors and any fonde de pouvoir and his or her heirs, executors and administrators, against expenses (including attorneys' fees) judgments and fines in connection with any action, suit or proceeding or appeal therefrom, to which he or she may be made a party by reason of his or her being or having been a director or a member of any committee designated by the board of directors or a fonde de pouvoir of the corporation, or, at the request of the corporation, of any other corporation partnership, joint venture, trust or other enterprise in which the corporation holds a direct or indirect ownership interest or of which the corporation is a direct or indirect creditor and by which he or she is not entitled to be indemnified, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; and in the event of a settlement, such indemnification shall be provided for all expenses incurred and amounts paid in connection with such settlement unless the corporation is advised by its legal counsel that the person to be indemnified did not meet the above-indicated standard of conduct; except that in the case of an action or suit brought by the corporation against such a director, committee member or fonde de pouvoir to procure a judgment in favor of the corporation (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) notwithstanding any other provisions hereof, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Luxembourg Courts or the courts in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs and expenses as the Luxembourg Court or such other court may deem legal and proper.

  The corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, committee member or fonde de pouvoir of the corporation, or is or was serving at the request of the corporation in any equivalent position in any such other corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire board of directors.

  If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each such director, committee member or fonde de pouvoir and may indemnify each employee or agent of the corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

  Subject to the appliable provisions of Luxembourg law and in particular
Section 59 of the Luxembourg Law on Commercial Companies, no director, committee member or fonde de pouvoir of the corporation shall be liable to the corporation or its stockholders for his actions or omissions when performing his duties as a director, committee member or fonde de pouvoir, provided that nothing contained in these Articles of Incorporation shall eliminate or limit the liability of a director, committee member or fonde de pouvoir (i) for any breach of his duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involves intentional misconduct or a knowing violation of the law, or (iii) for any transaction from which the director derived an improper personal benefit.

INDEMNIFICATION OF DIRECTORS AND OFFICERS OF U.S. ISSUER

  Section 145 of the Delaware Corporation Law, as amended, provides in regards to indemnification of directors and officers as follows:

    "145 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.--(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

    (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

    (e) Expenses (including attorney's fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

    (f) The indemnification and advancement of expenses provided by, or granted pursuant to the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

    (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

    (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

    (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

    (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

  The Certificate of Incorporation and Article VI of the By-Laws of the U.S. Issuer authorize indemnification of officers and directors to the full extent permitted under Delaware law, including a provision eliminating (except under certain enumerated circumstances) the liability of directors for duty of care violations.

  The indemnification provided for the Delaware General Corporation Law is not exclusive of any other rights of indemnification, and a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the Delaware General Corporation Law.

INDEMNIFICATION OF DIRECTORS AND OFFICERS OF JAFRA S.A.

  Under Mexican law, when a duly appointed officer acts within the scope of his or her authority, the corporation will respond to affected third parties for any liabilities or expenses resulting from the performance of the duties any such officer absent negligence or misconduct of the relevant officer.

  Articles 35 through 42 of Jafra S.A.'s by-laws (estatutos sociales) provide as follows:

    THIRTY FIVE. Indemnity. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve at the request of the Company as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Company, or is or was serving or has agreed to serve at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Company to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the corresponding court shall deem proper.

    The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    THIRTY SIX. Successful Defense. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article Thirty Five hereof or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    THIRTY SEVEN. Determination That Indemnification Is Proper. Any indemnification of a director or officer of the Company under Article Thirty Five hereof (unless ordered by a court) shall be made by the Company unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Article Thirty Five hereof. Any indemnification of an employee or agent of the Company under Article Thirty Five hereof (unless ordered by a court) may be made by the Company upon a determination that indemnification of the employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Article Thirty Five hereof. Any such determination shall be made
  (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

    THIRTY EIGHT. Payment of Expenses. Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Company's counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the Company is a party to such action, suit or proceeding.

    THIRTY NINE. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Company under Articles Thirty Five and Thirty Six, or advance of costs, charges and expenses to a director or officer under Article Thirty Eight hereof, shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Company that the director or officer is entitled to indemnification pursuant to this Article is required, and the Company fails to respond within sixty days to a written request for indemnity, the Company shall be deemed to have approved such request. If the Company denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Company. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Article Thirty Eight where the required undertaking, if any, has been received by the Company) that the claimant has not met the standard of conduct set forth in Article Thirty Five hereof, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Article Thirty Five hereof, nor the fact that there has been an actual determination by the Company (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

    FORTY. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Company and each director, officer, employee and agent who serves in any such capacity at any time while these provisions are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such director, officer, employee or agent.

    The indemnification contemplated in these by-laws shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    FORTY ONE. Insurance. The Company shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of these by-laws, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

    FORTY TWO. Severability. If this chapter of these by-laws or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Company as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of these by-laws that shall not have been invalidated and to the fullest extent permitted by applicable law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) LIST OF EXHIBITS

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------
  3.1    Articles of Association (Statuts Coordonnes) of CDRJ Investments (Lux)
         S.A., as restated on September 29, 1998.
  3.2    Certificate of Incorporation of CDRJ Acquisition Corporation, dated
         March 31, 1998.*
  3.3    Certificate of Merger of Jafra Cosmetics International, Inc. into CDRJ
         Acquisition Corporation, dated April 30, 1998.*
  3.4    Amended and Restated By-laws of Jafra Cosmetics International, Inc.
         (formerly CDRJ Acquisition Corporation), as adopted on July 21, 1998.*
  3.5    Deed of Incorporation (acta constitutiva), including all amendments thereto, and current by-laws (estatutos sociales) of Jafra Cosmetics
         International, S.A. de C.V., together with a unofficial summary thereof in English.*
  3.6    Deed of Incorporation (acta constitutiva), including all amendments thereto, and current by-laws (estatutos sociales) of Consultoria
         Jafra, S.A. de C.V., together with a unofficial summary thereof in
         English.
  3.7    Deed of Incorporation (acta constitutiva), including all amendments thereto, and current by-laws (estatutos sociales) of Dirsamex, S.A. de
         C.V., together with a unofficial summary thereof in English.

--------

* Previously filed

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------
  3.8    Deed of Incorporation (acta constitutiva), including all amendments thereto, and current by-laws (estatutos sociales) of Distribuidora
         Venus, S.A. de C.V., together with a unofficial summary thereof in
         English.
  3.9    Deed of Incorporation (acta constitutiva), including all amendments thereto, and current by-laws (estatutos sociales) of Jafra Cosmetics
         S. de R.L. de C.V., together with a unofficial summary thereof in
         English.
  3.10   Deed of Incorporation (acta constitutiva), including all amendments thereto, and current by-laws (estatutos sociales) of Qualifax, S.A. de
         C.V., together with a unofficial summary thereof in English.
  3.11   Deed of Incorporation (acta constitutiva), including all amendments thereto, and current by-laws (estatutos sociales) of Reday, S.A. de
         C.V., together with a unofficial summary thereof in English.
  4.1    Indenture, dated April 30, 1998, among CDRJ Acquisition Corporation,
         Jafra Cosmetics International, S.A. de C.V., CDRJ Investments (Lux)
         S.A., and State Street Bank and Trust Company.*
  4.2    First Supplemental Indenture, dated April 30, 1998, among Consultoria
         Jafra, S.A. de C.V., Distribuidora Venus, S.A. de C.V., Dirsamex, S.A.
         de C.V., Reday, S.A. de C.V., Qualifax S.A. de C.V., and Jafra
         Cosmetics S.R.L., CDRJ Acquisition Corporation and Jafra Cosmetics
         International, S.A. de C.V. and State Street Bank and Trust Company.*
  4.3    Purchase Agreement, dated April 28, 1998, between Credit Suisse First
         Boston Corporation, Chase Securities Inc., CDRJ Acquisition
         Corporation, Jafra Cosmetics International, S.A. de C.V., and CDRJ
         Investments (Lux) S.A.*
  4.4    Purchase Agreement Amendment, dated April 30, 1998, executed on behalf of each of Reday, S.A. de C.V., Distribuidora Venus, S.A. de C.V.,
         Dirsamex, S.A. de C.V., Qualifax, S.A. de C.V., Jafra Cosmetics,
         S.R.L., Consultoria Jafra, S.A. de C.V., Credit Suisse First Boston
         Corporation, and Chase Securities Inc.*
  4.5    Registration Rights Agreement, dated April 30, 1998, among CDRJ
         Acquisition Corporation, Jafra Cosmetics International, Inc., Jafra
         Cosmetics International, S.A. de C.V., CDRJ Investments (Lux) S.A.,
         Reday, S.A. de C.V., Distribuidora, S.A. de C.V., Dirsamex, S.A. de
         C.V., Qualifax, S.A. de C.V., Jafra Cosmetics, S.A. de C.V.,
         Consultoria Jafra, S.A. de C.V., and Credit Suisse First Boston
         Corporation.*
  4.6    Credit Agreement, dated April 30, 1998, among CDRJ Acquisition
         Corporation, Jafra Cosmetics International, S.A. de C.V., CDRJ
         Investments (Lux) S.A., as Guarantor and Parent of the Borrowers, the
         Lenders named therein and Credit Suisse First Boston, as
         Administrative Agent.*
  4.7    Amendment No. 1 to the Credit Agreement, dated August 26, 1998.*
  4.8    Indemnity, Subrogation and Contribution Agreement, dated April 30,
         1998, among Jafra Cosmetics International, S.A. de C.V. ("JCISA"), each Subsidiary of JCSI listed on Schedule I thereto and Credit Suisse
         First Boston.*
  4.9    JCI Guarantee Agreement, dated April 30, 1998, between CDRJ
         Acquisition Corporation and Credit Suisse First Boston.*
  4.10   JCISA Guarantee Agreement, dated April 30, 1998, between Jafra
         Cosmetics International, S.A. de C.V. and Credit Suisse First Boston.*
  4.11   JCISA Subsidiary Guarantee Agreement, dated April 30, 1998, among each of the subsidiaries of Jafra Cosmetics International, S.A de C.V.
         listed on Schedule I thereto, and Credit Suisse First Boston.*
  4.12   Parent Guarantee Agreement, dated April 30, 1998, between CDRJ
         Investments (Lux) S.A. and Credit Suisse First Boston.*

--------

* Previously filed

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------
   4.13  Pledge Agreement, dated April 30, 1998 among CDRJ Investments (Lux)
         S.A., CDRJ North Atlantic Sarl, CDRJ Latin America Holding Company
         B.V., Latin Cosmetics Holdings B.V., Regional Cosmetics Holding B.V.,
         Southern Cosmetics Holdings B.V., and CDRJ Mexico Holding Company
         B.V., CDRJ Acquisition Corporation, Jafra Cosmetics International,
         S.A. de C.V. and Credit Suisse First Boston.*
   4.14  Security Agreement, dated April 30, 1998, among CDRJ Acquisition
         Corporation ("JCI"), each subsidiary of JCI listed on Schedule I thereto and Credit Suisse First Boston.*
   4.15  Deed of Trust, with Assignment of Leases and Rents, Fixture Filing and
         Security Agreement, dated April 30, 1998, by Jafra Cosmetics
         International, Inc. to TitleServ Agency of New York City, Inc., as
         trustee for the Benefit of Credit Suisse First Boston.*
   4.16  Acknowledgment of Obligations and Mortgage, dated April 30, 1998, granted by Reday, S.A. de C.V. in favor of Credit Suisse First Boston, together with an unofficial English translation thereof.*
   4.17  Notarial Deed of Pledge, dated April 30, 1998, with respect to the pledge to Credit Suisse First Boston of (i) 24 ordinary shares of the capital stock of CDRJ Europe Holding Company B.V. by Jafra Cosmetics
         International, Inc., and (ii) 40 ordinary shares of the capital stock of CDRJ Latin America Holding B.V. by CDRJ North Atlantic (Lux) Sarl.*
   4.18  Form of 11 3/4% Senior Subordinated Note Due 2008 (Existing Note)
         (contained in Exhibit 4.1)*.
   4.19  Form of 11 3/4% Senior Subordinated Note Due 2008 (New Note)
         (contained in Exhibit 4.1)*.
   5.1   Opinion of Debevoise & Plimpton.
   5.2   Opinion of Ritch, Heather Y Mueller, S.C.
   5.3   Opinion of Bonn & Schmitt
  10.1   Indemnification Agreement, dated April 30, 1998, among CDRJ
         Investments (Lux) S.A., CDRJ Acquisition Corporation, Jafra Cosmetics
         International, S.A. de C.V., Clayton, Dubilier & Rice, Inc., Clayton,
         Dubilier & Rice Fund V Limited Partnership.*
  10.2   Consulting Agreement, dated April 30, 1998, by and among CDRJ
         Investments (Lux) S.A., Jafra Cosmetics International, Inc. and Jafra
         Cosmetics, S.A. de C.V., and Clayton, Dubilier & Rice, Inc.
  10.3   Form of Employment Agreement for Messrs. Clark, Rubio, Mason, Guirao
         and Barrios.*
  10.4   Amended and Restated Jafra Cosmetics International, Inc. Stock
         Incentive Plan, as adopted September 3, 1998.
  10.5   CDRJ Investments (Lux) S.A. Form of Management Stock Option Agreement.
  10.6   Amended and Restated Stock Purchase Warrant, dated as of September 30,
         1998, by and between CDRJ Investments (Lux) S.A. and Jafra Cosmetic
         International Inc.
  10.7   Registration and Participation Agreement, dated April 30, 1998, among
         CDRJ Investments (Lux) S.A. and Clayton, Dubilier & Rice Fund V
         Limited Partnership and the other parties thereto.*
  10.8   CDRJ Investments (Lux) S.A. Form of Management Stock Subscription
         Agreement
  10.9   CDRJ Investments (Lux) S.A. Form of Individual Investor Stock
         Subscription Agreement
  12.1   Statements re: computation of ratios.*
  21.1   Subsidiaries of the registrant.*
  23.1   Consent of Deloitte & Touche LLP.
  23.2   Consent of KPMG Peat Marwick LLP.
  23.3   Consent of Debevoise & Plimpton (contained in Exhibit 5.1).
  23.4   Consent of Ritch, Heather Y Mueller, S.C. (contained in Exhibit 5.2)
  23.5   Consent of Bonn & Schmitt (contained in Exhibit 5.3)
  25.1   Statement of Eligibility and Qualification Under the Trust Indenture
         Act of 1939 (Form T-1) of State Street Bank and Trust Company.*
  27.1   Financial Data Schedule.*
  99.1   Form of Letter of Transmittal.
  99.2   Form of Notice of Guaranteed Delivery.
  99.3   Form of Exchange Agreement among Jafra Cosmetics International, Inc.,
         Jafra Cosmetics International, S.A. de C.V. and State Street Bank and
         Trust Company.
  99.4   Instruction to Registered Holder and/or Book Entry Transfer
         Participant from Beneficial Owner for Tender of 11 3/4% Senior
         Subordinated Notes Due 2008 for registered 11 3/4% Senior Subordinated
         Notes Due 2008.

--------

* Previously filed.

(B) FINANCIAL STATEMENT SCHEDULES.

  Financial statement schedules of the Company for which provision is made in the applicable accounting regulations of the Commissions are set forth below.

               JAFRA COSMETICS INTERNATIONAL (PREDECESSOR)

              SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

           FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                              (IN THOUSANDS)

                                        ADDITIONS
                                  ---------------------
                       BALANCE AT CHARGED TO CHARGED TO                BALANCE
                       BEGINNING  COSTS AND    OTHER    DEDUCTIONS --  AT END
     DESCRIPTION       OF PERIOD   EXPENSES   ACCOUNTS   RECOVERIES   OF PERIOD
     -----------       ---------- ---------- ---------- ------------- ---------
Accounts Receivable:
 1997.................   1,919       158        --            20        2,057
 1996.................   1,749       260        --            90        1,919
 1995.................   1,842        85        --           178        1,749
Inventories:
 1997.................   2,314       240        --           926        1,628
 1996.................   2,280        34        --           --         2,314
 1995.................   2,024       256        --           --         2,280


ITEM 22. UNDERTAKINGS.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  The undersigned registrant herby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF WESTLAKE VILLAGE, STATE OF CALIFORNIA, ON OCTOBER 27, 1998.

                                         CDRJ Investments (Lux) S.A.

                                                 /s/ Ronald B. Clark
                                         By: _____________________________
                                           Name: Ronald B. Clark

                                           Title: Chief Executive Officer of
                                                the Advisory Committee and
                                                Director

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

          SIGNATURES                   TITLE            DATE

      /s/ Ronald B. Clark         Chief Executive          October 27,
------------------------------------   Officer of the           1998
        RONALD B. CLARK             Advisory Committee
                                   and Director
                                       (Principal
                                       executive officer)

        /s/ James Brill           Chief Financial          October 27,
------------------------------------   Officer of the           1998
          JAMES BRILL               Advisory Committee
                                   (Principal
                                       financial officer,
                                       Principal
                                       accounting
                                       officer)

    /s/ Ralph S. Mason, III       Secretary and            October 27,
------------------------------------   Executive Vice           1998
      RALPH S. MASON, III           President of the
                                   Advisory Committee
                                       (Representative in
                                       the U.S.)

     /s/ Donald J. Gogel*         Director             October 27,
------------------------------------                            1998
        DONALD J. GOGEL

   /s/ Steven D. Goldstein*       Director             October 27,
------------------------------------                            1998
      STEVEN D. GOLDSTEIN

           SIGNATURES                    TITLE            DATE

     /s/ Thomas E. Ireland*         Director             October 27,
-------------------------------------                             1998
       THOMAS E. IRELAND

      /s/ David A. Novak*           Director             October 27,
-------------------------------------                             1998
         DAVID A. NOVAK

       /s/ Paul Orfalea*            Director             October 27,
-------------------------------------                             1998
          PAUL ORFALEA

         /s/ Ann Reese*             Director             October 27,
-------------------------------------                             1998
           ANN REESE

      /s/ Edward H. Rensi*          Director             October 27,
-------------------------------------                             1998
        EDWARD H. RENSI

       /s/ Gonzalo Rubio*           Director             October 27,
-------------------------------------                             1998
         GONZALO RUBIO

   /s/ Christopher Sinclair*        Director             October 27,
-------------------------------------                             1998
      CHRISTOPHER SINCLAIR

     /s/ Kenneth D. Taylor*         Director             October 27,
-------------------------------------
       KENNETH D. TAYLOR

                                                             October 27,
     /s/ Ralph S. Mason, III                                   1998
*By_____________________________
       RALPH S. MASON, III
         ATTORNEY-IN-FACT

                                SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF WESTLAKE VILLAGE, STATE OF CALIFORNIA ON OCTOBER 27, 1998.

                                          Jafra Cosmetics International, Inc.

                                                 /s/ Ronald B. Clark
                                          By: ____________________________
                                            Name: Ronald B. Clark

                                            Title: Chief Executive Officer and
                                                 Director

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

           SIGNATURES                   TITLE             DATE

      /s/ Ronald B. Clark          Chief Executive           October 27,
-------------------------------------   Officer and               1998
        RONALD B. CLARK              Director (Principal
                                    executive officer)

        /s/ James Brill            Chief Financial           October 27,
-------------------------------------   Officer (Principal        1998
          JAMES BRILL                financial officer,
                                    Principal
                                        accounting officer)

      /s/ Donald J. Gogel*         Director              October 27,
-------------------------------------                             1998
        DONALD J. GOGEL

    /s/ Steven D. Goldstein*       Director              October 27,
-------------------------------------                             1998
      STEVEN D. GOLDSTEIN

     /s/ Thomas E. Ireland*        Director              October 27,
-------------------------------------                             1998
       THOMAS E. IRELAND

      /s/ David A. Novak*          Director              October 27,
-------------------------------------                             1998
         DAVID A. NOVAK

           SIGNATURES                    TITLE            DATE

       /s/ Paul Orfalea*            Director             October 27,
-------------------------------------                             1998
          PAUL ORFALEA

         /s/ Ann Reese*             Director             October 27,
-------------------------------------                             1998
           ANN REESE

      /s/ Edward H. Rensi*          Director             October 27,
-------------------------------------                             1998
        EDWARD H. RENSI

       /s/ Gonzalo Rubio*           Director             October 27,
-------------------------------------                             1998
         GONZALO RUBIO

   /s/ Christopher Sinclair*        Director             October 27,
-------------------------------------                             1998
      CHRISTOPHER SINCLAIR

     /s/ Kenneth D. Taylor*         Director             October 27,
-------------------------------------                             1998
       KENNETH D. TAYLOR

     /s/ Ralph S. Mason, III
*By:____________________________
      RALPH S. MASON, III
      ATTORNEY-IN-FACT

                                SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF WESTLAKE VILLAGE, STATE OF CALIFORNIA, ON OCTOBER 27, 1998.

                                          Jafra Cosmetics International, S.A.
                                           de C.V.

                                                 /s/ Ronald B. Clark
                                          By: ____________________________
                                            Name: Ronald B. Clark

                                            Title: Chief Executive Officer and
                                                 Director

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

           SIGNATURES                   TITLE             DATE

      /s/ Ronald B. Clark          Chief Executive           October 27,
-------------------------------------   Officer and               1998
        RONALD B. CLARK              Director (Principal
                                    executive officer)

        /s/ James Brill            Chief Financial           October 27,
-------------------------------------   Officer (Principal        1998
          JAMES BRILL                financial officer,
                                    Principal
                                        accounting officer)

    /s/ Ralph S. Mason, III        Executive Vice            October 27,
-------------------------------------   President                 1998
      RALPH S. MASON, III            (Representative in
                                    the U.S.)

      /s/ Donald J. Gogel*         Director              October 27,
-------------------------------------                             1998
        DONALD J. GOGEL

    /s/ Steven D. Goldstein*       Director              October 27,
-------------------------------------                             1998
      STEVEN D. GOLDSTEIN

           SIGNATURES                    TITLE            DATE

     /s/ Thomas E. Ireland*         Director             October 27,
-------------------------------------                             1998
       THOMAS E. IRELAND

      /s/ David A. Novak*           Director             October 27,
-------------------------------------                             1998
         DAVID A. NOVAK

       /s/ Paul Orfalea*            Director             October 27,
-------------------------------------                             1998
          PAUL ORFALEA

         /s/ Ann Reese*             Director             October 27,
-------------------------------------                             1998
           ANN REESE

      /s/ Edward H. Rensi*          Director             October 27,
-------------------------------------                             1998
        EDWARD H. RENSI

       /s/ Gonzalo Rubio*           Director             October 27,
-------------------------------------                             1998
         GONZALO RUBIO

   /s/ Christopher Sinclair*        Director             October 27,
-------------------------------------                             1998
      CHRISTOPHER SINCLAIR

     /s/ Kenneth D. Taylor*         Director             October 27,
-------------------------------------                             1998
       KENNETH D. TAYLOR

  *By: /s/ Ralph S. Mason, III                               October 27,
-------------------------------------                             1998
      RALPH S. MASON, III
        ATTORNEY-IN-FACT

                                SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF WESTLAKE VILLAGE, STATE OF CALIFORNIA, ON OCTOBER 27, 1998.

                                         Consultoria Jafra, S.A. de C.V.

                                                 /s/ Ronald B. Clark
                                         By: _____________________________
                                           Name: Ronald B. Clark
                                           Title: Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

          SIGNATURES                   TITLE            DATE

      /s/ Ronald B. Clark         Chief Executive          October 27,
------------------------------------   Officer (Principal       1998
        RONALD B. CLARK             executive officer)


        /s/ James Brill           Chief Financial          October 27,
------------------------------------   Officer (Principal       1998
          JAMES BRILL               financial officer,
                                   Principal
                                       accounting
                                       officer)

    /s/ Ralph S. Mason, III       Executive Vice           October 27,
------------------------------------   President                1998
      RALPH S. MASON, III           (Representative in
                                   the U.S.)

       /s/ Alberto Mena*          Director             October 27,
------------------------------------                            1998
         ALBERTO MENA

/s/ Marta Cecilia Echeverri Correa*   Director             October 27,
------------------------------------                        1998


MARTA CECILIA ECHEVERRI CORREA

                                                           October 27,
    /s/ Ralph S. Mason, III                                  1998
*By: __________________________
      RALPH S. MASON, III
       ATTORNEY-IN-FACT

                                SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF WESTLAKE VILLAGE, STATE OF CALIFORNIA, ON OCTOBER 27, 1998.

                                         Dirsamex, S.A. de C.V.

                                                 /s/ Ronald B. Clark
                                         By: _____________________________
                                           Name: Ronald B. Clark
                                           Title: Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

          SIGNATURES                   TITLE            DATE

      /s/ Ronald B. Clark         Chief Executive          October 27, 1998
------------------------------------   Officer (Principal executive officer)
        RONALD B. CLARK


        /s/ James Brill           Chief Financial          October 27,
------------------------------------   Officer (Principal       1998
          JAMES BRILL               financial officer,
                                   Principal
                                       accounting
                                       officer)

    /s/ Ralph S. Mason, III       Executive Vice           October 27,
------------------------------------   President                1998
      RALPH S. MASON, III           (Representative in
                                   the U.S.)

       /s/ Alberto Mena*          Director             October 27,
------------------------------------                            1998
         ALBERTO MENA

/s/ Marta Cecilia Echeverri Correa*   Director             October 27,
------------------------------------                        1998
MARTA CECILIA ECHEVERRI CORREA

    /s/ Ralph S. Mason, III                                October 27,
*By: __________________________                              1998
      RALPH S. MASON, III
       ATTORNEY-IN-FACT

                                SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF WESTLAKE VILLAGE, STATE OF CALIFORNIA, ON OCTOBER 27, 1998.

                                          Distribuidora Venus, S.A. de C.V.

                                                 /s/ Ronald B. Clark
                                          By: ____________________________
                                            Name: Ronald B. Clark
                                            Title: Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

           SIGNATURES                   TITLE             DATE

      /s/ Ronald B. Clark          Chief Executive           October 27,
-------------------------------------   Officer (Principal        1998
        RONALD B. CLARK              executive officer)


        /s/ James Brill            Chief Financial           October 27,
-------------------------------------   Officer (Principal        1998
          JAMES BRILL                financial officer,
                                    Principal
                                        acccounting
                                        officer)

    /s/ Ralph S. Mason, III        Executive Vice            October 27,
-------------------------------------   President                 1998
      RALPH S. MASON, III            (Representative in
                                    the U.S.)

       /s/ Alberto Mena*           Director              October 27,
-------------------------------------                             1998
          ALBERTO MENA

 /s/ Marta Cecilia Echeverri Correa*   Director              October 27,
-------------------------------------                         1998
 MARTA CECILIA ECHEVERRI CORREA

     /s/ Ralph S. Mason, III                                 October 27,
*By:____________________________                               1998
      RALPH S. MASON, III
      ATTORNEY-IN-FACT

                                SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF WESTLAKE VILLAGE, STATE OF CALIFORNIA, ON OCTOBER 27, 1998.

                                          JAFRA COSMETICS S. de R. L. de C.V.

                                                 /s/ Ronald B. Clark
                                          By: ____________________________
                                            Name: Ronald B. Clark
                                            Title: Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

           SIGNATURES                    TITLE            DATE

      /s/ Ronald B. Clark           Chief Executive          October 27,
-------------------------------------    Officer (Principal       1998
        RONALD B. CLARK               executive officer)


        /s/ James Brill             Chief Financial          October 27,
-------------------------------------    Officer (Principal       1998
          JAMES BRILL                 financial officer,
                                     Principal
                                         accounting officer)

    /s/ Ralph S. Mason, III         Executive Vice           October 27,
-------------------------------------    President                1998
      RALPH S. MASON, III             (Representative in
                                     the U.S.)

       /s/ Alberto Mena*            Director             October 27,
-------------------------------------                             1998
          ALBERTO MENA


 /s/ Marta Cecilia Echeverri Correa*    Director             October 27,
-------------------------------------                         1998
 MARTA CECILIA ECHEVERRI CORREA

*By: /s/ Ralph S. Mason, III
  -----------------------------------
         RALPH S. MASON, III                                  October 27,
         ATTORNEY-IN-FACT                                         1998

                                SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF WESTLAKE VILLAGE, STATE OF CALIFORNIA, ON OCTOBER 27, 1998.

                                          Qualifax, S.A. de C.V.

                                                 /s/ Ronald B. Clark
                                          By: ____________________________
                                            Name: Ronald B. Clark
                                            Title: Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

           SIGNATURE                    TITLE             DATE

      /s/ Ronald B. Clark          Chief Executive           October 27,
-------------------------------------   Officer (Principal        1998
        RONALD B. CLARK              executive officer)


        /s/ James Brill            Chief Financial           October 27,
-------------------------------------   Officer (Principal        1998
          JAMES BRILL                financial officer,
                                    Principal
                                        accounting officer)

    /s/ Ralph S. Mason, III        Executive Vice            October 27,
-------------------------------------   President                 1998
      RALPH S. MASON, III            (Representative in
                                    the U.S.)

       /s/ Alberto Mena*           Director              October 27,
-------------------------------------                             1998
          ALBERTO MENA


 /s/ Marta Cecilia Echeverri Correa*   Director              October 27,
-------------------------------------                         1998
 MARTA CECILIA ECHEVERRI CORREA

    /s/ Ralph S. Mason, III                                  October 27,
*By: ___________________________                               1998
      RALPH S. MASON, III
        ATTORNEY-IN-FACT

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF WESTLAKE VILLAGE, STATE OF CALIFORNIA, ON OCTOBER 27, 1998.

                                         Reday, S.A. de C.V.

                                                   /s/ Ronald B. Clark
                                         By: __________________________________
                                           Name: Ronald B. Clark
                                           Title:Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                       TITLE                 DATE

        /s/ Ronald B. Clark           Chief Executive
------------------------------------   Officer (Principal      October 27,
          RONALD B. CLARK              executive officer)       1998

          /s/ James Brill
------------------------------------  Chief Financial          October 27,
            JAMES BRILL                Officer (Principal       1998
                                       financial officer,
                                       Principal
                                       accounting
                                       officer)

      /s/ Ralph S. Mason, III
------------------------------------  Executive Vice           October 27,
        RALPH S. MASON, III            President                1998
                                       (Representative in
                                       the U.S.)

                                      Director
       /s/ Alberto Mena*                                       October 27,
------------------------------------                            1998
            ALBERTO MENA

                                      Director
/s/ Marta Cecilia Echeverri Correa*                            October 27,
------------------------------------                            1998
   MARTA CECILIA ECHEVERRI CORREA


                                                               October 27,
    /s/ Ralph S. Mason, III                                     1998
*By: __________________________
      RALPH S. MASON, III
       ATTORNEY-IN-FACT

                                 EXHIBITS

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------
  3.1    Articles of Association (Statuts Coordonnes) of CDRJ Investments (Lux)
         S.A., as restated on September 29, 1998.
  3.2    Certificate of Incorporation of CDRJ Acquisition Corporation, dated
         March 31, 1998.*
  3.3    Certificate of Merger of Jafra Cosmetics International, Inc. into CDRJ
         Acquisition Corporation, dated April 30, 1998.*
  3.4    Amended and Restated By-laws of Jafra Cosmetics International, Inc.
         (formerly CDRJ Acquisition Corporation), as adopted on July 21, 1998.*
  3.5    Deed of Incorporation (acta constitutiva), including all amendments thereto, and current by-laws (estatutos sociales) of Jafra Cosmetics
         International, S.A. de C.V., together with a unofficial summary thereof in English.*
  3.6    Deed of Incorporation (acta constitutiva), including all amendments thereto, and current by-laws (estatutos sociales) of Consultoria
         Jafra, S.A. de C.V., together with a unofficial summary thereof in
         English.
  3.7    Deed of Incorporation (acta constitutiva), including all amendments thereto, and current by-laws (estatutos sociales) of Dirsamex, S.A. de
         C.V., together with a unofficial summary thereof in English.
  3.8    Deed of Incorporation (acta constitutiva), including all amendments thereto, and current by-laws (estatutos sociales) of Distribuidora
         Venus, S.A. de C.V., together with a unofficial summary thereof in
         English.
  3.9    Deed of Incorporation (acta constitutiva), including all amendments thereto, and current by-laws (estatutos sociales) of Jafra Cosmetics
         S. de R.L. de C.V., together with a unofficial summary thereof in
         English.
  3.10   Deed of Incorporation (acta constitutiva), including all amendments thereto, and current by-laws (estatutos sociales) of Qualifax, S.A. de
         C.V., together with a unofficial summary thereof in English.
  3.11   Deed of Incorporation (acta constitutiva), including all amendments thereto, and current by-laws (estatutos sociales) of Reday, S.A. de
         C.V., together with a unofficial summary thereof in English.
  4.1    Indenture, dated April 30, 1998, among CDRJ Acquisition Corporation,
         Jafra Cosmetics International, S.A. de C.V., CDRJ Investments (Lux)
         S.A., and State Street Bank and Trust Company.*
  4.2    First Supplemental Indenture, dated April 30, 1998, among Consultoria
         Jafra, S.A. de C.V., Distribuidora Venus, S.A. de C.V., Dirsamex, S.A.
         de C.V., Reday, S.A. de C.V., Qualifax S.A. de C.V., and Jafra
         Cosmetics S.R.L., CDRJ Acquisition Corporation and Jafra Cosmetics
         International, S.A. de C.V. and State Street Bank and Trust Company.*
  4.3    Purchase Agreement, dated April 28, 1998, between Credit Suisse First
         Boston Corporation, Chase Securities Inc., CDRJ Acquisition
         Corporation, Jafra Cosmetics International, S.A. de C.V., and CDRJ
         Investments (Lux) S.A.*
  4.4    Purchase Agreement Amendment, dated April 30, 1998, executed on behalf of each of Reday, S.A. de C.V., Distribuidora Venus, S.A. de C.V.,
         Dirsamex, S.A. de C.V., Qualifax, S.A. de C.V., Jafra Cosmetics,
         S.R.L., Consultoria Jafra, S.A. de C.V., Credit Suisse First Boston
         Corporation, and Chase Securities Inc.*

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------
  4.5    Registration Rights Agreement, dated April 30, 1998, among CDRJ
         Acquisition Corporation, Jafra Cosmetics International, Inc., Jafra
         Cosmetics International, S.A. de C.V., CDRJ Investments (Lux) S.A.,
         Reday, S.A. de C.V., Distribuidora, S.A. de C.V., Dirsamex, S.A. de
         C.V., Qualifax, S.A. de C.V., Jafra Cosmetics, S.A. de C.V.,
         Consultoria Jafra, S.A. de C.V., and Credit Suisse First Boston
         Corporation.*
  4.6    Credit Agreement, dated April 30, 1998, among CDRJ Acquisition
         Corporation, Jafra Cosmetics International, S.A. de C.V., CDRJ
         Investments (Lux) S.A., as Guarantor and Parent of the Borrowers, the
         Lenders named therein and Credit Suisse First Boston, as
         Administrative Agent.*
  4.7    Amendment No. 1 to the Credit Agreement, dated August 26, 1998.*
  4.8    Indemnity, Subrogation and Contribution Agreement, dated April 30,
         1998, among Jafra Cosmetics International, S.A. de C.V. ("JCISA"), each Subsidiary of JCSI listed on Schedule I thereto and Credit Suisse
         First Boston.*
  4.9    JCI Guarantee Agreement, dated April 30, 1998, between CDRJ
         Acquisition Corporation and Credit Suisse First Boston.*
  4.10   JCISA Guarantee Agreement, dated April 30, 1998, between Jafra
         Cosmetics International, S.A. de C.V. and Credit Suisse First Boston.*
  4.11   JCISA Subsidiary Guarantee Agreement, dated April 30, 1998, among each of the subsidiaries of Jafra Cosmetics International, S.A de C.V.
         listed on Schedule I thereto, and Credit Suisse First Boston.*
  4.12   Parent Guarantee Agreement, dated April 30, 1998, between CDRJ
         Investments (Lux) S.A. and Credit Suisse First Boston.*
  4.13   Pledge Agreement, dated April 30, 1998 among CDRJ Investments (Lux)
         S.A., CDRJ North Atlantic Sarl, CDRJ Latin America Holding Company
         B.V., Latin Cosmetics Holdings B.V., Regional Cosmetics Holding B.V.,
         Southern Cosmetics Holdings B.V., and CDRJ Mexico Holding Company
         B.V., CDRJ Acquisition Corporation, Jafra Cosmetics International,
         S.A. de C.V. and Credit Suisse First Boston.*
  4.14   Security Agreement, dated April 30, 1998, among CDRJ Acquisition
         Corporation ("JCI"), each subsidiary of JCI listed on Schedule I thereto and Credit Suisse First Boston.*
  4.15   Deed of Trust, with Assignment of Leases and Rents, Fixture Filing and
         Security Agreement, dated April 30, 1998, by Jafra Cosmetics
         International, Inc. to TitleServ Agency of New York City, Inc., as
         trustee for the Benefit of Credit Suisse First Boston.*
  4.16   Acknowledgment of Obligations and Mortgage, dated April 30, 1998, granted by Reday, S.A. de C.V. in favor of Credit Suisse First Boston, together with an unofficial English translation thereof.*
  4.17   Notarial Deed of Pledge, dated April 30, 1998, with respect to the pledge to Credit Suisse First Boston of (i) 24 ordinary shares of the capital stock of CDRJ Europe Holding Company B.V. by Jafra Cosmetics
         International, Inc., and (ii) 40 ordinary shares of the capital stock of CDRJ Latin America Holding B.V. by CDRJ North Atlantic (Lux) Sarl.*
  4.18   Form of 11 3/4% Senior Subordinated Note Due 2008 (Existing Note)
         (contained in Exhibit 4.1)*.
  4.19   Form of 11 3/4% Senior Subordinated Note Due 2008 (New Note)
         (contained in Exhibit 4.1)*.
  5.1    Opinion of Debevoise & Plimpton.
  5.2    Opinion of Ritch, Heather Y Mueller, S.C.
  5.3    Opinion of Bonn & Schmitt.

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------
  10.1   Indemnification Agreement, dated April 30, 1998, among CDRJ
         Investments (Lux) S.A., CDRJ Acquisition Corporation, Jafra Cosmetics
         International, S.A. de C.V., Clayton, Dubilier & Rice, Inc., Clayton,
         Dubilier & Rice Fund V Limited Partnership.*
  10.2   Consulting Agreement, dated April 30, 1998, by and among CDRJ
         Investments (Lux) S.A., Jafra Cosmetics International, Inc. and Jafra
         Cosmetics, S.A. de C.V., and Clayton, Dubilier & Rice, Inc.*
  10.3   Form of Employment Agreement for Messrs. Clark, Rubio, Mason, Guirao
         and Barrios.*

  10.4   Amended and Restated Jafra Cosmetics International, Inc. Stock
         Incentive Plan, as adopted September 3, 1998.
  10.5   CDRJ Investments (Lux) S.A. Form of Management Stock Option Agreement.
  10.6 Amended and Restated Stock Purchase Warrant, dated September 30, 1998, by and between CDRJ Investments (Lux) S.A. and Jafra Cosmetics
         International, Inc.
  10.7   Registration and Participation Agreement, dated April 30, 1998, among
         CDRJ Investments (Lux) S.A. and Clayton, Dubilier & Rice Fund V
         Limited Partnership and the other parties thereto.*
  10.8   CDRJ Investments (Lux) S.A. Form of Management Stock Subscription
         Agreement.
  10.9   CDRJ Investments (Lux) S.A. Form of Individual Investor Stock
         Subscription Agreement.
  12.1   Statements re: computation of ratios.*
  21.1   Subsidiaries of the registrant.*
  23.1   Consent of Deloitte & Touche LLP.
  23.2   Consent of KPMG Peat Marwick LLP.
  23.3   Consent of Debevoise & Plimpton (contained in Exhibit 5.1).
  23.4   Consent of Ritch, Heather Y Mueller, S.C. (contained in Exhibit 5.2)
  23.5   Consent of Bonn & Schmitt (contained in Exhibit 5.3)
  25.1   Statement of Eligibility and Qualification Under the Trust Indenture
         Act of 1939 (Form T-1) of State Street Bank and Trust Company.*
  27.1   Financial Data Schedule.*
  99.1   Form of Letter of Transmittal.
  99.2   Form of Notice of Guaranteed Delivery.
  99.3   Form of Exchange Agreement among Jafra Cosmetics International, Inc.,
         Jafra Cosmetics International, S.A. de C.V. and State Street Bank and
         Trust Company.
  99.4   Instruction to Registered Holder and/or Book Entry Transfer
         Participant from Beneficial Owner for Tender of 11 3/4% Senior
         Subordinated Notes Due 2008 for registered 11 3/4% Senior Subordinated
         Notes Due 2008.

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*Previously filed